    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1997


                                                      REGISTRATION NO. 333-17677

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

             U.S. CAN CORPORATION                       UNITED STATES CAN COMPANY
(Exact name of registrant as specified in its (Exact name of registrant as specified in its
                   charter)                                      charter)

                  06-1094196                                    06-1145011
     (I.R.S. Employer Identification No.)          (I.R.S. Employer Identification No.)

                   DELAWARE                                      DELAWARE
(State or other jurisdiction of incorporation (State or other jurisdiction of incorporation
               or organization)                              or organization)

              900 COMMERCE DRIVE                            900 COMMERCE DRIVE
          OAK BROOK, ILLINOIS 60521                     OAK BROOK, ILLINOIS 60521
                (630) 571-2500                                (630) 571-2500
 (Address, including zip code, and telephone   (Address, including zip code, and telephone
                   number,                                       number,
   including area code, of the Registrant's      including area code, of the Registrant's
         principal executive offices)                  principal executive offices)

                            ------------------------
                               TIMOTHY W. STONICH
                              U.S. CAN CORPORATION
                           UNITED STATES CAN COMPANY
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60521
                                 (630) 571-2500
                   (Name, address and the telephone number of
                    agent for service in the United States)
                            ------------------------

                                   Copies to:

          Lawrence R. Samuels, Esq.                        David A. Katz, Esq.
                Ross & Hardies                        Wachtell, Lipton, Rosen & Katz
          150 North Michigan Avenue                        51 West 52nd Street
           Chicago, Illinois 60610                       New York, New York 10019
                (312) 558-1000                                (212) 403-1000

                            ------------------------

          Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [ ]
                            ------------------------


A Registration Fee of $83,333 was previously paid with the filing of this Registration Statement on December 11, 1996.



     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS-REFERENCE SHEET
                     PURSUANT TO ITEM 501 OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

                 ITEM NUMBER AND CAPTION                               LOCATION IN THE PROSPECTUS
----------------------------------------------------------    --------------------------------------------
A.    Information About the Transaction
      1. Forepart of Registration Statement and Outside       Front Cover Page of the Registration
      Front Cover Page of the Prospectus..................    Statement; Outside Front Cover Page of the
                                                              Prospectus
      2. Inside Front and Outside Back Cover                  Inside Front Cover Page of the Prospectus;
          Pages of the Prospectus.........................    Outside Back Cover Page of the Prospectus
      3. Risk Factors, Ratio of Earnings to Fixed Charges     Summary; Risk Factors; Business; Selected
      and Other Information...............................    Consolidated Historical Data
      4. Terms of the Transaction.........................    Summary; Risk Factors; The Exchange Offer;
                                                              Certain Federal Income Tax Consequences of
                                                              the Exchange Offer; Description of Exchange
                                                              Notes; Exchange Offer; Registration Rights
      5. Pro Forma Financial Information..................    Capitalization; Unaudited Pro Forma
                                                              Condensed Combined Statements of Operations
      6. Material Contracts with the Company Being            *
         Acquired.........................................
      7. Additional Information Required for Reoffering by    *
         Persons and Parties Deemed to be Underwriters....
      8. Interest of Named Experts and Counsel............    Legal Matters; Experts
      9. Disclosure of Commission Position on                 *
      Indemnification for Securities Act Liabilities......
B.    Information About the Registrant
      10. Information with Respect to S-3 Registrants.....    Available Information; Summary; Risk
                                                              Factors; Capitalization; Selected
                                                              Consolidated Historical Data; Management's
                                                              Discussion and Analysis of Financial
                                                              Condition and Results of Operations;
                                                              Business; Management; Certain Transactions;
                                                              Principal Stockholders; Financial Statements
      11. Incorporation of Certain Information by             Information Incorporated by Reference
          Reference.......................................
      12. Information With Respect to S-2 or S-3              *
          Registrants.....................................
      13. Incorporation of Certain Information by             *
          Reference.......................................
      14. Information With Respect to Registrants Other
      Than S-3 or S-2 Registrants.........................
C.    Information About the Company Being Acquired
      15. Information With Respect to S-3 Companies.......    *
      16. Information with Respect to S-2 or S-3              *
          Companies.......................................
      17. Information With Respect to Companies Other Than    *
          S-3 or S-2 Companies............................

                 ITEM NUMBER AND CAPTION                               LOCATION IN THE PROSPECTUS
----------------------------------------------------------    --------------------------------------------
D.    Voting and Management Information
      18. Information if Proxies, Consents or                 *
      Authorizations are to be Solicited..................
      19. Information if Proxies, Consents or                 Management; The Exchange Offer; Certain
      Authorizations are not to be Solicited, or in an        Transactions
          Exchange Offer..................................

---------------
* Item is omitted because response is negative or item is inapplicable.

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of an aggregate principal amount of $275,000,000 of 10 1/8% Series B Senior Subordinated Notes due 2006 of U.S. Can Corporation (the "Exchange Notes") that may be exchanged for equal principal amounts of U.S. Can Corporation's outstanding 10 1/8% Senior Subordinated Notes due 2006 (the "Exchange Offer"). This Registration Statement also covers the registration of the Exchange Notes for resale by Salomon Brothers Inc in market-making transactions. The complete Prospectus relating to the Exchange Offer (the "Prospectus") follows immediately after this Explanatory Note. Following the Prospectus are certain pages relating solely to such market-making transactions, including alternate front and back cover pages, a section entitled "Risk Factors -- Trading Market for Exchange Notes" to be used in lieu of the section of the Prospectus entitled "Risk Factors -- Lack of Public Market for the Exchange Notes," a new section entitled "Use of Proceeds" and an alternate section entitled "Plan of Distribution." In addition, the prospectus in which these pages are to be included (the "Market-Making Prospectus") will not include the following captions (or the information set forth thereunder) included in the Prospectus: "Summary -- The Note Offering" and "-- The Exchange Offer," "Risk Factors -- Exchange Offer Procedures" and "-- Restrictions on Transfer," "The Exchange Offer," and "Certain Federal Income Tax Consequences of the Exchange Offer." Further, information in the following sections of the Prospectus shall not be set forth in the Market-Making Prospectus but shall be incorporated by reference to reports and other documents filed by the Registrants pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended: "Selected Consolidated Historical Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Transactions," "Description of Capital Stock," and the Financial Statements included in the Prospectus. All other sections of the Prospectus will be included in the Market-Making Prospectus.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or other jurisdiction.


                 SUBJECT TO COMPLETION, DATED JANUARY 27, 1997

OFFER TO EXCHANGE

ALL OUTSTANDING

10 1/8% SENIOR SUBORDINATED NOTES DUE 2006
($275,000,000 PRINCIPAL AMOUNT OUTSTANDING)
FOR

SERIES B 10 1/8% SENIOR SUBORDINATED NOTES DUE 2006
($275,000,000 PRINCIPAL AMOUNT)
OF

U.S. CAN CORPORATION                                                 US CAN LOGO

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

                 TIME, ON FEBRUARY    , 1997, UNLESS EXTENDED.



U.S. Can Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $275,000,000 of its Series B 10 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes") for an equal principal amount of its outstanding 10 1/8% Senior Subordinated Notes due 2006 (the "Notes"), in integral multiples of $1,000. The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis by United States Can Company, a Delaware corporation which is a wholly owned subsidiary of the Company (the "Guarantor"). The Exchange Notes will be senior subordinated unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to this offer, except that (i) the offering and sale of the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of Exchange Notes generally will not be entitled to certain rights of holders under a Registration Rights Agreement of the Company dated as of October 17, 1996 (the "Registration Rights Agreement"). See "Exchange Offer; Registration Rights." The Notes have been, and the Exchange Notes will be, issued under the indenture (the "Indenture") dated as of October 17, 1996, among the Company, the Guarantor and Harris Trust and Savings Bank, as trustee (the "Trustee"). See "Description of Exchange Notes." There will be no proceeds to the Company from this offering; however, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses.



The Exchange Notes will be general, unsecured obligations of the Company, and will be subordinated to all Senior Indebtedness of the Company (as defined on page 116 of this Prospectus). Senior Indebtedness means all Indebtedness of the Company unless the instrument creating or evidencing the debt provides that such obligations are not superior in right of payment to the Notes or Exchange Notes, excluding: obligations of the Company to any Subsidiary; any liability for federal, state, local or other taxes; accounts payable or other liabilities to trade creditors arising in the ordinary course of business; any obligations with respect to any Capital Stock; and any Indebtedness incurred in violation of the Indenture. The Exchange Notes will rank pari passu with all Senior Subordinated Indebtedness of the Company (as defined on page 116 of this Prospectus). Senior Subordinated Indebtedness means the Notes (to the extent not exchanged pursuant hereto), the Exchange Notes and any other indebtedness of the Company that specifically provides that it is to rank pari passu with the Notes or the Exchange Notes and is not subordinated to any indebtedness of the Company which is not Senior Indebtedness. The Exchange Notes will rank senior in right of payment to all other subordinated indebtedness of the Company, if any, other than Senior Indebtedness and Senior Subordinated Indebtedness. The Company is a holding company that derives all of its operating income and cash flow from the Guarantor. The Exchange Notes will be fully and unconditionally guaranteed (the "Subsidiary Guaranties") on an unsecured, senior subordinated basis by each Domestic Restricted Subsidiary (as defined), including the Guarantor (collectively, the "Subsidiary Guarantors"). As of the date hereof, the Guarantor is the sole Subsidiary Guarantor. The Subsidiary Guaranties will be subordinated to all Senior Indebtedness of the Subsidiary Guarantors and will rank pari passu with all Senior Subordinated Indebtedness of the Subsidiary Guarantors (as defined on page 116 of this Prospectus), if any, of the Subsidiary Guarantors. In addition, the Guarantor is a borrower under the Senior Credit Agreement (as defined) (which includes the Revolving Credit Facility and the Term Loan) (both as defined), which ranks senior to the Subsidiary Guaranties and is effectively senior to the Exchange Notes and the Notes. The obligations under the Senior Credit Agreement are secured by the accounts receivable and the inventory of the Guarantor. See "Description of Exchange Notes" and "Description of Certain Indebtedness."



The claims of holders of the Exchange Notes will be effectively subordinated to the Senior Indebtedness of the Company and the Guarantor which, on a consolidated basis, as of September 29, 1996, as adjusted (giving effect to the issuance of the Notes and the Exchange Notes) was $84.9 million, and such claims will be effectively subordinated to all indebtedness and other liabilities (including trade payables, deferred taxes and accrued liabilities but excluding the Subsidiary Guaranties) of the subsidiaries of the Company that are not Subsidiary Guarantors. Such indebtedness and other liabilities of such subsidiaries on an adjusted basis (giving effect to the issuance of the Notes and the Exchange Notes) aggregated

                                             (Cover text continued on next page)
                            ------------------------


SEE "RISK FACTORS," COMMENCING ON PAGE 21, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER NOTES IN THE EXCHANGE OFFER.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is January   , 1997.

(cover text continued from previous page)



approximately $40.0 million as of September 29, 1996. See "Capitalization." The Notes are not currently, and the Exchange Notes upon issuance are not expected to be, senior in priority to any outstanding indebtedness of the Company or its subsidiaries. The Indenture limits the ability of the Company and the Restricted Subsidiaries to incur additional indebtedness, including Senior Indebtedness and Indebtedness that will rank pari passu with the Exchange Notes and the Notes. The Company has no current plan or intention to incur any indebtedness to which the Notes or the Exchange Notes would be senior in priority. The Notes and the Exchange Notes rank pari passu with one another. There is currently no other Senior Subordinated Indebtedness of the Company which ranks pari passu with the Exchange Notes other than that amount which would remain outstanding as Notes in the event less than all of the Notes are exchanged in the Exchange Offer for the Exchange Notes.



     The Company will accept for exchange any and all validly tendered Notes on
or prior to 5:00 p.m. New York City time, on February   , 1997, unless the
Exchange Offer is extended (the "Expiration Date"). The Company does not intend to extend the Exchange Offer beyond March 16, 1997, in any event. Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. Harris Trust and Savings Bank will act as Exchange Agent (in such capacity, the "Exchange Agent") in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Notes being tendered for exchange, but is otherwise subject to certain customary conditions.


     The Notes were sold by the Company on October 17, 1996 (the "Offering") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Notes were subsequently resold to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to a limited number of institutional accredited investors in a manner exempt from registration under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

     The Exchange Notes will bear interest from October 17, 1996, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date (as defined herein) to which interest on such Notes has been paid), at a rate equal to 10 1/8% per annum. Interest on the Exchange Notes will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1997. The Exchange Notes are redeemable at the option of the Company in whole or in part at any time on or after October 15, 2001 in each case at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Summary -- Summary of Terms of Exchange Notes."


     Upon the occurrence of a Change of Control (as defined on page 106 of this Prospectus), each holder of Exchange Notes may require the Company to repurchase all or a portion of such holder's Exchange Notes at 101% of the aggregate principal amount of the Exchange Notes, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange Notes."


     The Exchange Offer is being made in reliance on certain no-action positions that have been published by the staff of the Securities and Exchange Commission (the "Commission") which require each tendering noteholder to represent that it is acquiring the Exchange Notes in the ordinary course of its business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of

                                             (cover text continued on next page)

(cover text continued from previous page)


the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     There has not previously been any public market for the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that an active market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition, and other factors. Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Lack of Public Market for the Exchange Notes."

     ANY NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT ANY NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF AND THE COMPANY WILL HAVE FULFILLED ONE OF ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. HOLDERS OF NOTES WHO DO NOT TENDER THEIR NOTES GENERALLY WILL NOT HAVE ANY FURTHER REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE. SEE "THE EXCHANGE OFFER -- CONSEQUENCES OF FAILURE TO EXCHANGE."

     The Exchange Notes issued pursuant to this Exchange Offer generally will be issued in the form of Global Exchange Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for the Exchange Notes in certificated form. After the initial issuance of the Global Exchange Notes, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Notes only on the terms set forth in the Indenture. See "Description of Exchange Notes -- Book-Entry, Delivery and Form."
                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL APRIL   , 1997 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company or the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Such documents and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. The Company makes its filings with the Commission electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov.

     The Guarantor is not currently subject to the informational requirements of the Exchange Act but voluntarily files reports and other information pursuant to the Exchange Act, due to covenants contained in an indenture for the 13 1/2% Notes (as defined). As a result of the offering of the Exchange Notes, the Guarantor will become subject to the informational requirements of the Exchange Act. The Company will fulfill the Guarantor's obligations with respect to such requirements by including information regarding the Guarantor in the periodic reports of the Company. In addition, the Company will send to each holder of Exchange Notes copies of annual reports and quarterly or financial reports of the Company containing the information required to be filed under the Exchange Act if furnished by it to stockholders generally.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Notes and the Exchange Notes. The Company has agreed that, even if it is not required under the Exchange Act to furnish such information to the Commission, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 of the Exchange Act to the Trustee and the holders of the Notes or Exchange Notes as if it were subject to such periodic reporting requirements.

     In addition, the Company has agreed that, for so long as any of the Notes remain outstanding, it will make available, upon request, to any seller of such Notes the information specified in Rule 144(d)(4) under the Securities Act, unless the Company and the Guarantor are then subject to Section 13 or 15(d) of the Exchange Act.

                     INFORMATION INCORPORATED BY REFERENCE


     The following documents filed by the Company and/or the Guarantor with the Commission (file nos. 0-21314 and 33-43734, respectively) are incorporated by reference into this Prospectus:


      1. The Annual Report on Form 10-K of the Company, as amended, for the fiscal year ended December 31, 1995.

      2. The Joint Quarterly Report on Form 10-Q of the Company and the Guarantor for the fiscal quarter ended March 31, 1996.

      3. The Joint Quarterly Report on Form 10-Q of the Company and the Guarantor for the fiscal quarter ended June 30, 1996.

      4. The Joint Quarterly Report on Form 10-Q of the Company and the Guarantor for the fiscal quarter ended September 29, 1996.

      5. The Company's proxy statement in connection with the Company's 1996 Annual Meeting of Stockholders held on April 25, 1996.


      6. Report on Form 8-K filed by the Company and the Guarantor on May 14, 1996, as amended by the Report on Form 8-K/A-1 filed by the Company and the Guarantor on June 26, 1996.



      7. Report on Form 8-K filed by the Company and the Guarantor on August 9, 1996, as amended by the Report on Form 8-K/A-1 filed by the Company and the Guarantor on October 2, 1996.



      8. Report on Form 8-K filed by the Company and the Guarantor on September 26, 1996, as amended by the Report on Form 8-K/A-1 filed by the Company and the Guarantor on October 2, 1996.



      9. Report on Form 11-K filed by the Company and the Guarantor on May 31, 1996.


     All documents, if any, filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DEFINED HEREWITH. THE COMPANY HEREBY UNDERTAKES TO PROVIDE SUCH DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF THE NOTES, UPON WRITTEN OR ORAL REQUEST FROM SUCH PERSON TO U.S. CAN CORPORATION, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS, 60521, TELEPHONE (630) 571-2500, ATTENTION: CORPORATE SECRETARY.

     The Company's common stock, par value $.01 ("Common Stock") is traded on The New York Stock Exchange Inc. (the "Exchange"). Information and reports concerning the Company are filed with the Exchange and are available for inspection at the Listed Securities Library, 20 Broad Street, 7th floor, New York, NY 10005, telephone (212) 656-5060.
                            ------------------------

                    INCLUSION OF FORWARD-LOOKING INFORMATION

     CERTAIN STATEMENTS UNDER THE CAPTIONS "SUMMARY", "BUSINESS" AND "RISK FACTORS", AND ELSEWHERE IN THIS PROSPECTUS, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A(i)(1) OF THE SECURITIES ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, THE
FOLLOWING: GENERAL ECONOMIC AND BUSINESS AND MARKET CONDITIONS, CHANGES IN PRODUCT DEMAND, CHANGES IN COMPETITION, THE ABILITY OF THE COMPANY TO INTEGRATE ACQUISITIONS OR COMPLETE FUTURE ACQUISITIONS, INTEREST RATE FLUCTUATIONS, CURRENCY FLUCTUATIONS, DEPENDENCE ON RAW MATERIAL PRODUCERS, DEPENDENCE ON AND AVAILABILITY OF QUALIFIED PERSONNEL, CHANGES IN OR FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS INCLUDING ENVIRONMENTAL LAWS, ABILITY TO OBTAIN ADEQUATE FINANCING IN THE FUTURE AND OTHER FACTORS INDICATED IN THIS PROSPECTUS. SEE "RISK FACTORS." THESE IMPORTANT FACTORS MAY ALSO CAUSE THE FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY IN THIS PROSPECTUS, INCLUDING BUT NOT LIMITED TO THOSE CONTAINED UNDER THE CAPTIONS "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," TO BE MATERIALLY DIFFERENT FROM ACTUAL RESULTS ACHIEVED BY THE COMPANY. IN LIGHT OF THESE AND OTHER UNCERTAINTIES, THE INCLUSION OF A FORWARD-LOOKING STATEMENT HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY THAT THE COMPANY'S PLANS AND OBJECTIVES WILL BE ACHIEVED.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, and notes thereto, appearing elsewhere in this Prospectus. Prospective investors should carefully consider the factors set forth under "Risk Factors." Where indicated, some disclosure contained in this Prospectus is presented on a pro forma basis, as if the Company's acquisitions of three related plastic manufacturers, CPI Plastics, Inc., CP Ohio, Inc. and CP Illinois, Inc., (collectively the "CPI Group") and a portion of the Crown Cork & Seal Company, Inc.'s ("Crown") European aerosol can businesses ("USC Europe") completed in August 1996 and September 1996, respectively, (collectively, the "Acquisitions") occurred on the first day of the applicable period. References in this Prospectus to the "Company" shall mean U.S. Can Corporation and its sole direct subsidiary, United States Can Company, and United States Can Company's subsidiaries, collectively, unless the context otherwise requires; references to "U.S. Can" shall mean solely United States Can Company, and unless the context otherwise requires does not include any of its subsidiaries (all of which are foreign and relate to the operations of USC Europe); references to "Notes" shall mean the 10 1/8% Senior Subordinated Notes due 2006; and references to "Exchange Notes" shall mean the Series B 10 1/8% Senior Subordinated Notes due 2006 being offered for exchange pursuant to this Prospectus. Capitalized terms not defined in the Summary have the meanings given them elsewhere in this Prospectus. The references in this Prospectus to market positions or market share are based on information derived from annual reports, trade publications and management estimates which the Company's management believes to be reliable. The financial information presented below includes operating results expressed in terms of EBITDA, which represents net income before interest expense, income taxes, depreciation and amortization, and other net income or net expenses. EBITDA information is included as supplemental information herein because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA is not intended to represent, and should not be considered more meaningful than or an alternative to measures of, performance determined in accordance with generally accepted accounting principles.

                                  THE COMPANY

     The Company is a leading manufacturer of steel containers for personal care products and household, automotive, paint and industrial supplies, with four major product groups: (i) aerosol; (ii) paint and general line; (iii) metal services; and (iv) custom and specialty. The Company believes it currently has the number one or two market share in each of these product groups. The Company manufactures an expansive line of aerosol containers for consumer and household products in the United States and Europe. In paint and general line, U.S. Can produces metal and plastic, round and oblong containers, pails and drums for paints, coatings and industrial products. U.S. Can provides metal services including secondary steel, shearing, slitting, coating, and lithography of tin mill products for customers inside and outside of the container industry. U.S. Can manufactures a wide variety of custom and specialty tins, decorative containers and products. See "Business -- Products."

     Management believes the Company's leadership positions in its various products are due to a number of competitive advantages, including breadth of available specifications, highly efficient and technologically advanced manufacturing facilities, strategically located manufacturing facilities and reputation for quality and service. The Company is a supplier to numerous large consumer products manufacturers in the United States and Europe, including The Sherwin-Williams Company ("Sherwin-Williams"), S.C. Johnson & Son, Inc., The Gillette Company ("Gillette"), The Glidden Company ("Glidden"), The Procter & Gamble Company ("Procter & Gamble"), Reckitt & Coleman, Inc. ("Reckitt & Coleman"), Henkel Kommanditgeselschaft ("Henkel") and Elida Gibbs Faberge, a division of Unilever PLC ("Unilever"). See "Business -- Customers and Sales Force."

     The Company was formed in 1983 through the purchase of the Sherwin-Williams Container Corporation by an investor group led by William J. Smith, the Company's Chairman, President and Chief Executive Officer. Since its formation, the Company has pursued a strategy to become the leader in the general packaging (non-food or beverage) segment of the metal container industry. As a part of this strategy, the Company has completed twenty-two acquisitions, and has invested significant non-acquisition capital to broaden its product lines, reach geographically diverse markets, reduce manufacturing costs and enhance product quality. These investments have allowed the Company to provide customers with a wide range of products and services while maintaining standards of the highest quality. The Company's net sales have grown from $124 million in 1984 to over $690 million for the twelve months ended September 29, 1996, a compound annual growth rate of 16%. The Company's most recent acquisitions include the purchase of USC Europe from Crown, completed in September 1996, and the purchase of the CPI Group, completed in August 1996. Giving effect to the Acquisitions, net sales for the twelve months ended September 29, 1996, would have been over $830 million on a pro forma basis. See "Business -- Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Acquisitions."


     The Company's principal executive offices are located at 900 Commerce Drive, Oak Brook, Illinois, 60521 and its telephone number is (630) 571-2500.


                                    PRODUCTS
Aerosol

     Aerosol containers account for the largest portion of the Company's sales. Aerosol containers are used to package personal care, household, automotive, paint and various other products, and are sold to virtually all of the major United States consumer products companies. Management estimates that U.S. Can holds the number one position in the United States, on a unit volume basis, in aerosol containers, accounting for approximately 50.1% of all aerosol containers sold in the United States during 1995. Aerosol containers accounted for approximately 47.7% of U.S. Can's sales for the nine-month period ended September 29, 1996.

     On September 11, 1996, the Company completed the acquisition of the five aerosol can businesses comprising USC Europe from Crown for $52.8 million and assumption of net indebtedness of $5.8 million (collectively, the "USC Europe Acquisition"). This acquisition included manufacturing operations in the United Kingdom, France, Spain and Germany and the aerosol can manufacturing equipment and assets from a Crown facility in Italy. USC Europe produced approximately 24% of all European steel aerosol cans sold in 1995, and, as a group, constituted the second largest manufacturer of steel aerosol cans in Europe. The Company's agreement with Crown to purchase USC Europe contains a non-competition provision which materially restricts Crown's ability to compete for USC Europe's customers prior to September 11, 1997. See "Business -- Competition."


     Separately, the Company announced the development of a new aerosol container manufacturing facility in the United Kingdom, in part, to service a long-term purchase commitment from Gillette. In October 1996, U.S. Can received written confirmation of Gillette's intention to purchase certain annual unit volumes of aerosol cans from U.S. Can, including U.S. Can's European operations, through 1998, with the option to extend for an additional period, subject to price adjustment for actual volumes purchased. U.K. Can, Ltd. has entered into a long-term lease agreement, with an option to purchase the facility for a nominal price at the end of the lease, for a 320,000 square foot facility in Merthyr Tydfil, Wales for the establishment of a new manufacturing facility there. It is not U.S. Can's policy to have any plant devoted exclusively to one customer and management plans to service other customers from this facility. Prior to this long-term commitment, neither U.S. Can nor USC Europe supplied Gillette in Europe. The facility will be located in the Dragon Parc industrial development area in Merthyr Tydfil, Wales. The Company expects to have manufacturing capability at that location in mid-1997. See "Business -- Customers and Sales Force" and " -- Recent Property Developments".

Paint and General Line


     Paint and general line containers, which include containers such as round cans for paint and coatings, oblong cans for products such as turpentine and charcoal lighter, and pails and other containers for industrial and consumer products, accounted for the second largest portion of the Company's sales, approximately 28.8%, for the nine-month period ended September 29, 1996. Management estimates that U.S. Can is second in market share in the United States, on a unit volume basis, in steel round and general line containers. U.S. Can produced approximately 41.5% of all steel round and general line containers sold in the United States during the nine-month period ending September 29, 1996. In September 1996, U.S. Can entered into a container supply agreement with a major coatings customer. Under this agreement, this customer purchases round containers for its plants in several locations throughout the United States. This customer has agreed to purchase certain estimated quantities of round containers per contract year. This agreement extends until March, 2001, subject to termination for material breach by either party. Under this agreement, prices and volumes may be adjusted due to changes in certain raw materials cost, certain competitive offers and/or availability of new types of containers. U.S. Can has established a paint and general line manufacturing facility in the Dallas, Texas area to accommodate the increased demand of this customer. Other customers are also being serviced from this plant. See "Business -- Recent Property Developments" and "-- Customers and Sales Force." U.S. Can's largest customers for its paint and general line containers include Sherwin-Williams and Glidden.


     U.S. Can has expanded into plastic container manufacturing to offer its customers a wider choice of packaging options. In 1995, U.S. Can purchased Plastite Corporation ("Plastite"), whose proprietary product line of plastic containers makes U.S. Can the nation's largest producer of plastic paint cans for customers such as PPG Industries, Inc. In August 1996, U.S. Can acquired the CPI Group for approximately $15.1 million, expanding U.S. Can's plastic container line and customer base. As a result of these acquisitions, U.S. Can now produces molded drums, pails and other plastic containers and products, and has added new customers, including Olin Corporation ("Olin"), maker of swimming pool chemicals, petrochemical producers Amoco Corp., Valvoline International, Inc., and Texaco, Inc., and other well known companies, such as United States Gypsum Co. ("U.S. Gypsum"), whose products utilize plastic packaging.

Metal Services

     U.S. Can's metal services operations provide secondary steel, as well as shearing, slitting, coating and lithography of tin mill products. U.S. Can operates full-service metal decorating and metal services facilities, serving a variety of customers outside the packaging industry such as the Ross Products Division of Abbott Laboratories, as well as companies within the container and packaging industry, such as Silgan Containers Corp. and Ball Corporation. Recently, U.S. Can more than doubled its metal services business, on a pro forma basis, through the acquisition, for $14.9 million, of the metal services division ("AMS") of Alltrista Corporation ("Alltrista"), which had 1995 sales of approximately $88 million. For the nine-month period ended September 29, 1996, metal services accounted for 13.0% of U.S. Can's sales, and management believes U.S. Can is now the domestic market leader in providing metal services to third-party customers.

Custom and Specialty

     U.S. Can manufactures a variety of specialized custom and specialty products including functional and decorative containers, tins, caps, closures, metal housewares, custom steel and collectible items, serving such customers as Wyeth Laboratories Inc., Keebler Co., Inc., and Wal-Mart Stores, Inc. U.S. Can significantly expanded its presence in the custom and specialty products market in 1994 with the acquisitions of Steeltin Can Corporation ("Steeltin") and Ellisco Inc. ("Ellisco"). The Company is also expanding its production of high-end promotional containers such as specialized tins for the cosmetics and retail accessory markets. In addition, the Company has the manufacturing capability to produce a large variety of custom steel containers. In 1996, custom and specialty has seen a significant expansion in the highly customized promotional container market and is working to expand its licensed product operations. These businesses had sales of approximately $56 million or 10.0% of the Company's sales for the nine-month period ended September 29, 1996.

                               COMPANY STRENGTHS

     Since its formation, the Company has pursued a strategy to become the leader in the general packaging segment of the metal container industry. Management believes that the Company's leading positions are primarily due to the following competitive advantages:

          Market Leadership. The Company is a market leader in each of its products. Domestically, the Company holds a number one position in the aerosol container market and a number two position in the paint and general line market. In Europe, the Company is the second largest producer of steel aerosol cans. Furthermore, management believes that the Company is the leader in providing metal services to third parties and in the manufacture of a wide range of custom and specialty products. See "Business
     -- Aerosol", "-- Paint and General Line", "-- Metal Services" and
     "-- Custom and Specialty."

          Quality Products and Customer Service. The Company's reputation for quality and its attention to customer service allow it to continue to meet the needs of its existing customers and attract new ones. The Company believes that its products provide a competitive advantage by meeting or exceeding customer expectations for aesthetics, reliability and durability. In addition, the Company's wide range of products and strategically located manufacturing facilities further enhance the Company's ability to fulfill the requirements of many of the leading consumer and industrial products companies in the United States and Europe. See "Business -- Products."

          Highly Efficient Manufacturing Operations. Since 1983, U.S. Can has invested heavily in non-acquisition related capital improvements. As a result, U.S. Can has what management believes to be some of the newest and most technologically advanced facilities in the industry, enabling it to achieve a high level of manufacturing efficiency, low rates of defects and spoilage and reduced unit costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Historical" and "-- After the Offering and Exchange Offer."

          Leading Corporate Customers. The Company's customers include numerous leading manufacturers of consumer products in the United States. The Company is continually strengthening its relationship with the leading consumers of containers by working closely to develop long-term supply arrangements such as the recently negotiated supply arrangement with Gillette for aerosol cans. See "Business -- Customers and Sales Force."

          Successful Acquisitions. Since its formation in 1983, the Company has completed twenty-two acquisitions. The Company's management has consistently been able to improve the operating margins of acquired businesses through consolidation, operating synergies, cost reduction and increased manufacturing efficiency. These acquisitions have strengthened and expanded the Company's product lines and geographical presence and enabled it to serve the needs of an expanding list of customers. See "Business -- Acquisitions."

                               BUSINESS STRATEGY

     Management believes that further growth of the Company will be achieved by building on its market leadership, continuing to reduce manufacturing costs while increasing efficiencies and making selective acquisitions. As part of its strategy, the Company will continue to provide quality products and excellent service to the leading consumer and industrial products companies in the United States and Europe. These customers require packaging that provides reliability with excellent aesthetic characteristics at a competitive cost. In addition, by broadening its product offerings, the Company can serve businesses that have not historically been customers. The Company can also compete more effectively by reducing manufacturing costs and enhancing operating efficiencies through investments in capital equipment and technology. Management believes that the strategic deployment of capital enables the Company to improve its overall profitability by increasing its ability to take advantage of the economies of scale inherent in the manufacture of containers. In addition, the Company will attempt to continue to improve the operating margins of its business through the integration of recent acquisitions in the United States and Europe. While the Company has historically aggressively sought acquisitions to implement its growth strategies, these objectives have largely been met with the consummation of the Acquisitions in 1996. However, the Company plans to continue to evaluate and selectively pursue acquisitions which it believes are strategically important to meeting its customers needs, attracting new customers, adding new products, complementing its existing business and expanding its geographic reach. This strategy should allow the Company to better serve its existing clients, attract new customers and take advantage of the overall consolidation taking place in the general packaging industry.

                              RECENT DEVELOPMENTS


     On January 2, 1997, U.S. Can acquired certain assets from Owens-Illinois Closure Inc. ("O-I") for cash consideration of $10 million, which is subject to adjustment based upon the actual value of the inventory acquired and potential contingent payments of up to $1.5 million based upon realization of certain new business which O-I was bidding for. The assets acquired by U.S. Can include machinery, equipment, inventory and raw materials of O-I's Erie, Pennsylvania metal business. O-I will operate these lines for up to one-year, pending relocation into one or more of U.S. Can's plants. U.S. Can and O-I also entered into a one-year supply agreement whereby O-I will supply all of U.S. Can's requirements of liner material for the unishell closures manufactured on the Erie metal lines.



     On December 20, 1996, U.K. Can, Ltd. entered into (and U.S. Can guaranteed) a $30 million credit agreement with General Electric Capital Corporation, to finance the capitalized cost of land, building and equipment comprising the Merthyr Tydfil, Wales aerosol can production facility. This credit facility is secured by the real and personal property of U.S. Can's Merthyr Tydfil operation.



     The Company executed a lease on December 18, 1996 for a building in Voghera, Italy for the relocation of aerosol can manufacturing assets from a Crown facility in Italy. The Company has taken partial occupancy of the building and anticipates that the full transfer of manufacturing capability to this location will occur during the first quarter of 1997. See "Business -- Recent Property Developments."


     In connection with its development of a new aerosol container manufacturing facility in the United Kingdom, the Company has entered into a long term lease agreement with an option to purchase the site, dated October 25, 1996, for a property and building in the Dragon Parc industrial development area in Merthyr Tydfil, Wales. See "Business -- Recent Property Developments."


     On October 17, 1996, the Company issued $275 million principal amount of Notes due 2006 in a private placement. Net proceeds from the issuance of the Notes, which are the subject of this Exchange Offer, were $268.1 million and were used to pay down amounts under the Credit Agreement ($158.4 million) with $109.7 million being placed in an escrow account and used on January 15, 1997 to redeem the $100 million principal amount of 13 1/2% Senior Subordinated Notes due 2002 of the Guarantor (the "13 1/2% Notes") and to pay all remaining interest on the 13 1/2% Notes.

                               THE NOTE OFFERING

The Notes..................  The Notes were sold by the Company in the Offering on October 17, 1996, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act.


Registration Rights
  Agreement................  In connection with the Offering, the Company entered into the Registration Rights Agreement, which granted holders of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which, except for limited instances involving the Initial Purchasers or Holders who are not eligible to participate in the Exchange Offer, terminate upon the consummation of the Exchange Offer. See "Exchange Offer; Registration Rights".


                               THE EXCHANGE OFFER

Securities Offered.........  $275,000,000 aggregate principal amount of Series B
                             10 1/8% Senior Subordinated Notes due October 15, 2006.

The Exchange Offer.........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $275,000,000 aggregate principal amount of Notes are outstanding. The Company will issue the Exchange Notes to Holders (as defined) on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                             Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Failure to comply with such require-ments in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.

                             In any State where the Exchange Offer does not fall under a statutory exemption to such State's Blue Sky laws, the Company has filed the appropriate registrations and notices, and has made the appropriate requests, to permit the Exchange Offer to be made in such State.


Expiration Date............  5:00 p.m., New York City time, on February   ,
                             1997, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. The Company presently intends that the Exchange Offer will not be extended beyond March
                             16, 1997, in any event.


Interest on the Exchange
Notes and the Notes........  The Exchange Notes will bear interest from October
                             17, 1996, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date (as defined below in the Summary of Terms of Exchange Notes) to which interest on such Notes has been paid). Accordingly, Holders of Notes that are accepted for exchange will not receive interest on the Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date.

Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for
  Tendering Notes..........  Each Holder of Notes wishing to accept the Exchange
                             Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange Agent at the address set forth in the Letter of Transmittal. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Notes, tendering Holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Notes who wish to tender their Notes and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Withdrawals of Tenders."

Acceptance of Notes and
  Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Federal Income Tax
  Consequences.............  The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange Notes. See "Certain Federal Income Tax Consequences of the Exchange Offer."


Effect on Holders of
Notes......................  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes, except for limited instances involving the Initial Purchasers and Holders that are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise. See "Exchange Offer; Registration Rights". Such Holders will continue to hold the untendered Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.


Exchange Agent.............  Harris Trust and Savings Bank

                       SUMMARY OF TERMS OF EXCHANGE NOTES


     The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of Exchange Notes, except for limited instances involving the Initial Purchasers and Holders that are not eligible to participate in the Exchange Offer, will not be entitled to further registration rights under the Registration Rights Agreement, which rights will be satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."


Exchange Notes.............  $275,000,000 in aggregate principal amount of
                             Series B 10 1/8% Senior Subordinated Notes due
                             2006.

Maturity...................  October 15, 2006.

Interest Payment Dates.....  April 15 and October 15, commencing April 15, 1997.

Subsidiary Guaranties......  The Exchange Notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Subsidiary Guarantors under the Subsidiary Guaranties. As of the Issue Date (as defined), the Guarantor, the Company's only Domestic Restricted Subsidiary, is the only Subsidiary Guarantor.


Subordination of Exchange
  Notes and Subsidiary
  Guaranties...............  The Exchange Notes and the Subsidiary Guaranties
                             will be general unsecured senior subordinated obligations of the Company and the Subsidiary Guarantors, respectively. The Exchange Notes and the Subsidiary Guaranties will be subordinated in right of payment to the prior payment in full of all present and future Senior Indebtedness, pari passu with all present and future Senior Subordinated Indebtedness and senior to all present and future subordinated indebtedness of the Company, or the Subsidiary Guarantors, as applicable. As of September 29, 1996, after giving effect to the Offering and the application of the net proceeds therefrom (including redemption of the 13 1/2% Notes) and the Exchange Offer (i) U.S. Can Corporation would have had no outstanding Senior Indebtedness or Senior Subordinated Indebtedness (excluding the Exchange Notes and the Notes), (ii) Senior Indebtedness of the Guarantor would have been approximately $84.9 million, (iii) the Guarantor would have no Senior Subordinated Indebtedness (excluding the Subsidiary Guaranties),
                             (iv) secured indebtedness of the Company and the Guarantor would have been approximately $84.9 million, and (v) all liabilities and indebtedness of the Guarantor (excluding the Subsidiary Guaranties) would have been approximately $224.7 million.


Sinking Fund...............  None.

Optional Redemption........  The Exchange Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, after October 15, 2001, on at least 30 but not more than 60 days prior notice, at the redemption prices set forth herein plus accrued and unpaid interest, if any, through the redemption date.

Change of Control..........  Upon a Change of Control (as defined), each holder of Exchange Notes will have the right to require the Company to repurchase all or part of such holder's Exchange Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Company's obligation to repurchase the Exchange Notes is guaranteed on a senior subordinated basis by the Subsidiary Guarantors.

Certain Covenants..........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined) to (i) incur additional Indebtedness, (ii) pay dividends or make other distributions with respect to Capital Stock (as defined) of the Company, (iii) sell assets of the Company or its Restricted Subsidiaries, or (iv) restrict the ability of any Restricted Subsidiary to pay dividends or make any other distributions in respect of its Capital Stock. In addition, the Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiary Guarantors to (a) incur Indebtedness which is senior to or ranks pari passu with the Exchange Notes or the Subsidiary Guaranties, as the case may be, (b) create certain liens, or (c) enter into certain mergers and consolidations.


Escrow Account.............  In connection with the issuance of the Notes, the
                             Company deposited approximately $109.7 million in a segregated account in escrow (the "Escrow Account"). The Escrow Agent (as defined) invested the funds deposited in the Escrow Account in U.S. Government Obligations (as defined) and disbursed such funds from the Escrow Account, on January 15, 1997, in order to provide for the redemption of the 13 1/2% Notes. Notice of the Required Redemption was given to the Trustee on November 25, 1996 pursuant to the provisions of the indenture under which the 13 1/2% Notes were issued. Amounts in the Escrow Account accrued interest to the Company's benefit. The 13 1/2% Notes were redeemed on January 15, 1997. Amounts remaining in the Escrow Account following redemption of the 13 1/2% Notes were paid to the Company.



Exchange Offer;
  Registration Rights......  In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if certain holders of the Notes are not eligible to participate in, or do not receive the benefit of, the Exchange Offer, the Registration Rights Agreement provides that the Company and the Guarantor will use all reasonable efforts to cause to become effective a shelf registration statement with respect to the resale of the Notes and to keep such shelf registration statement effective until three years after the Issue Date or such shorter period ending when all the Notes have been sold thereunder. The interest rate on the Notes is subject to increase under certain circumstances if the Company and the Guarantor are not in compliance with their obligations under the Registration Rights Agreement. See "Exchange Offer; Registration Rights."


     For additional information regarding the Exchange Notes (including defined terms) see "Description of Exchange Notes."

                                  RISK FACTORS


     See "Risk Factors," which begins on page 21, for a discussion of certain factors that should be considered by prospective investors, as well as the other information set forth in this Prospectus, before investing in the Exchange Notes.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

     Set forth below is certain summary consolidated historical financial data of the Company for the three years ended December 31, 1995 which has been audited, and for the nine-month periods ended October 1, 1995 and September 29, 1996 and as of September 29, 1996, and certain pro forma financial data for certain of such dates and periods which has not been audited. The pro forma financial data gives effect to the transactions referenced in notes (f) and (g) below, is unaudited, does not reflect actual numbers and is not necessarily indicative of future results or what results would have been had the transactions actually been consummated at the indicated dates. The summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the Unaudited Pro Forma Condensed Consolidated Statements of Operations, related notes and other financial information included elsewhere in this Prospectus. See "Index to Financial Statements."


                                                                                  FOR THE NINE MONTHS ENDED
                                             FOR THE YEAR ENDED DECEMBER 31,     ---------------------------
                                             --------------------------------    OCTOBER 1,    SEPTEMBER 29,
                                               1993        1994        1995         1995           1996
                                             --------    --------    --------    ----------    -------------
                                                         (000'S OMITTED, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Net sales................................  $455,127    $563,153    $626,485     $474,387       $ 538,316
  Cost of sales............................   392,652     481,676     555,478      419,072         470,745
                                             --------    --------    --------     --------        --------
      Gross income.........................    62,475      81,477      71,007       55,315          67,571
  Selling, general and administrative
    expenses...............................    20,270      24,798      27,369       20,590          21,103
  Overhead reduction provision(a)..........        --          --       8,000           --              --
                                             --------    --------    --------     --------        --------
      Operating income.....................    42,205      56,679      35,638       34,725          46,468
  Interest expense on borrowings...........    19,576      21,829      24,513       18,388          19,513
  Amortization of deferred financing
    costs..................................     1,052       1,307       1,543        1,135           1,132
  Consolidation expense(b).................       622         463         327          245              --
  Other expense............................       648       1,117       1,708        1,216           1,483
                                             --------    --------    --------     --------        --------
      Income before income taxes, minority
         interest and extraordinary item...    20,307      31,963       7,547       13,741          24,340
  Provision for income taxes...............     8,775      13,393       3,608        5,939          10,352
                                             --------    --------    --------     --------        --------
      Income before minority interest and
         extraordinary item................    11,532      18,570       3,939        7,802          13,988
  Minority interest(c).....................      (608)         --          --           --              --
                                             --------    --------    --------     --------        --------
      Income before extraordinary item.....    10,924      18,570       3,939        7,802          13,988
  Extraordinary item -- loss from early
    extinguishment of debt, net of income
    taxes..................................    (3,402)         --          --           --              --
                                             --------    --------    --------     --------        --------
      Net income...........................  $  7,522    $ 18,570    $  3,939     $  7,802       $  13,988
                                             ========    ========    ========     ========        ========
OTHER DATA:
  Capital expenditures.....................  $ 22,010    $ 32,516    $ 31,379     $ 24,382       $  23,400
  EBITDA(d)................................    58,492      76,925      68,625       53,659          68,697
  Net cash from operating activities.......    29,860      44,300      24,792       10,847           2,797
  Net cash from investing activities.......   (28,557)    (88,488)    (64,157)     (52,887)       (101,628)
  Net cash from financing activities.......  $ (1,346)   $ 44,283    $ 39,378     $ 42,074       $ 102,635
  Ratio of earnings to fixed charges(e)....      1.90x       2.25x       1.26x        1.64x           2.08x
PRO FORMA OPERATING DATA(F):
  Net sales................................                          $774,942                    $ 644,678
  Gross income.............................                            89,414                       80,364
  Operating income.........................                            44,563                       53,007
  Interest expense on borrowings...........                            33,818                       26,363
  Income before extraordinary item.........                             3,472                       13,212
  EBITDA(d)................................                          $ 84,684                    $  77,852
  Ratio of earnings to fixed charges(e)....                              1.18x                        1.77x


                                               (See footnotes on following page)

                                                                                 AS OF SEPTEMBER 29,
                                                                                       1996(G)
                                                                               ------------------------
                                                                                ACTUAL        PRO FORMA
                                                                               --------       ---------
                                                                               (000'S OMITTED)
BALANCE SHEET DATA:
  Current assets............................................................   $235,826       $235,826
  Total assets..............................................................    624,156        629,036
  Current liabilities.......................................................    144,834        138,583
  Total debt (including current maturities).................................    350,152        366,759
  Total stockholders' equity................................................     96,872         91,396

-------------------------
(a) The Company recorded a pretax charge of approximately $8.0 million in the fourth quarter of 1995 related to actions taken to reduce overhead and to eliminate redundant manufacturing capacity. See Note 7 of the "Notes to Consolidated Financial Statements."

(b) Annual consolidation expense charges to income represent interest costs related to the reserves established for plant closings and are based on U.S. Can's incremental borrowing rate at the time the discounted reserves were established.

(c) Minority interest represents participation of the former holder of U.S. Can's Class 1 Preferred Stock, by virtue of its accretion right, in the earnings of U.S. Can. All remaining shares of Class 1 Preferred Stock were redeemed in connection with the Company's initial public equity offering in March 1993.

(d) Earnings before overhead reduction provision, interest expense, income taxes, depreciation and amortization ("EBITDA") is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA excludes the effects of minority interests and extraordinary items. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. Accordingly, EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA, as reflected above, is not the same as "EBIDTA" as defined in the Indenture for the Exchange Notes. See "Description of Exchange Notes."

(e) The ratio of earnings to fixed charges is expressed as the ratio of fixed charges plus income before income taxes, minority interest and extraordinary item to fixed charges. Fixed charges include interest on borrowings, amortization of deferred financing costs, consolidation expense, and the interest portion of rent expense.


(f) The pro forma operating data reflect the Acquisitions, the Offering and the application of the net proceeds thereof to retire certain indebtedness of the Company (including the 13 1/2% Notes) and the Exchange Offer as if such transactions occurred on January 1, 1995. See "Summary -- Recent Developments" and the Unaudited Condensed Consolidated Statements of Operations and related notes thereto included elsewhere in this Prospectus. Upon the depositing of approximately $109.7 million of the proceeds from the Offering into the Escrow Account (which amount included sufficient funds to complete the redemption (after considering interest income on such amounts)), the Company deemed the 13- 1/2% Notes to be extinguished and therefore recorded an after-tax extraordinary charge of $5.5 million in October 1996. The $9.1 million pre-tax charge represents the difference between the amount deposited in the Escrow Account and the carrying value of the 13- 1/2% Notes, related accrued interest and related unamortized deferred financing costs. The 13- 1/2% Notes were actually redeemed on January 15, 1997.


(g) The pro forma balance sheet data reflect the Offering and the application of the net proceeds thereof to retire certain indebtedness of the Company (including the 13 1/2% Notes) and the Exchange Offer as if such transactions occurred on September 29, 1996. See "Summary -- Recent Developments" and "Capitalization."

                                                                                                     TOTAL
                                            CURRENT       TOTAL        CURRENT        TOTAL      STOCKHOLDERS'
                                            ASSETS       ASSETS      LIABILITIES      DEBT          EQUITY
                                           ---------    ---------    -----------    ---------    -------------
     Actual as of September 29, 1996.....  $ 235,826    $ 624,156     $  144,834    $ 350,152       $96,872
     Net Offering proceeds...............    268,125      275,000             --      275,000            --
     Paydown bank debt...................   (158,393)    (158,393)            --     (158,393)           --
     Retire 13 1/2% Notes................   (109,732)    (112,577)        (7,101)    (100,000)       (5,476)
     Accrue other debt offering costs....         --          850            850           --            --
                                           ---------    ---------      ---------    ---------       -------
     Pro forma as of September 29,
       1996..............................  $ 235,826    $ 629,036     $  138,583    $ 366,759       $91,396
                                           =========    =========      =========    =========       =======

                                  RISK FACTORS

     Prospective investors should consider carefully the specific factors set forth below, as well as the other information set forth elsewhere in this Prospectus before investing in the Exchange Notes.

LEVERAGED FINANCIAL POSITION; DEBT SERVICE OBLIGATIONS

     The Company is highly leveraged. On a pro forma basis after giving effect to the Offering and the application of the proceeds thereof (including the redemption of the 13 1/2% Notes) and the Exchange Offer, as of September 29, 1996, the Company's total debt would have been approximately $366.8 million and stockholders' equity would have been $91.4 million.


     The Company will require substantial operating cash flow to fund future payments of principal and interest on its indebtedness, ongoing working capital needs and capital expenditures. Cash flow from operations for the twelve months ended September 29, 1996, as adjusted for interest payments of $25.4 million during that period, was approximately $42.2 million. On a pro forma basis after giving effect to the Offering and the application of the proceeds thereof (including the redemption of the 13 1/2% Notes) and the Exchange Offer, and assuming current interest rates, principal and interest requirements (net of related income tax benefits and excluding such amounts due under the Revolving Credit Facility) are expected to be approximately $40.1 million in 1997, $44.0 million in 1998, $25.6 million in 1999 and $20.5 million in 2000. Using cash flow from operations for the twelve-month period ended September 29, 1996 (as adjusted for interest payments during that period) as a benchmark, assuming no increase or decrease in that cash flow from operations and based on the assumptions set forth above, the Company's cash flow from operations at the level generated during this period would approximate or exceed principal and interest (net of income taxes) requirements (excluding for the Revolving Credit Facility) for the years 1997 through 2000.



     While the borrowings under the Revolving Credit Facility have and would be expected to continue to fluctuate over any annual period, based on the average borrowings for the twelve months ended September 29, 1996, on a pro forma basis after giving effect to the Offering and the application of a portion of the proceeds to repay outstanding indebtedness under the Revolving Credit Facility and based on current interest rates, annual after-tax interest payments as disclosed above would increase by approximately $4.5 million. All amounts outstanding under the Revolving Credit Facility are due in April 1998.


     U.S. Can's revolving line of credit (the "Revolving Credit Facility"), issued under the Credit Agreement, dated April 29, 1994, as amended, (the "Senior Credit Agreement"), among U.S. Can, Bank of America Illinois, as successor Agent, and the lenders named therein (collectively, the "Senior Lenders"), matures in April 1998. Following a mandatory decrease in the revolving credit commitment amount pursuant to the terms of the Senior Credit Agreement, and a voluntary decrease, requested by U.S. Can, both occurring on October 18, 1996, the total revolving credit commitment amount under the Revolving Credit Facility is $95 million as of the date of this Prospectus. U.S. Can may, subject to restrictions imposed by its existing indebtedness, incur additional indebtedness to finance expansion of its business through acquisitions and investments in other companies. See "Description of Certain Indebtedness -- Senior Credit Agreement."

     The Company's leverage has important consequences to Holders of the Exchange Notes and the Notes, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, or general corporate purposes may be impaired; (ii) a portion of the Company's cash flow from operations must be dedicated to the payment of the principal of and interest on its existing indebtedness; (iii) certain of the Company's borrowings, principally those of U.S. Can under the Senior Credit Agreement, are at variable rates of interest, which may make the Company vulnerable to increases in interest rates; and (iv) the terms of certain of the Company's indebtedness permit its creditors to accelerate payments upon certain events of default or a change of control of U.S. Can or the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rates" for a discussion of the effect of changes in interest rates. As of September 29, 1996, on a pro forma basis after giving effect to the Offering and the application of the proceeds therefrom (including redemption of the 13 1/2% Notes) and the Exchange Offer, 12.8% of the aggregate borrowings of the Company and its subsidiaries would have been floating rate obligations and 87.2% of the Company's borrowings would have been fixed rate obligations, with a range of interest rates from 3.7% to 10.4% per annum.

SUBORDINATION OF EXCHANGE NOTES AND THE SUBSIDIARY GUARANTIES; ASSET ENCUMBRANCE; HOLDING COMPANY STRUCTURE


     The Exchange Notes will be subordinated in right of payment to all present and future Senior Indebtedness of the Company, including the principal, premium (if any) and interest with respect to Senior Indebtedness. The Exchange Notes will rank pari passu with all present and future Senior Subordinated Indebtedness of the Company including the Notes, if any, and will rank senior to all other subordinated indebtedness of the Company. In addition, the Subsidiary Guaranties will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors (as defined), will rank pari passu with all existing and future Senior Subordinated Indebtedness of the Subsidiary Guarantors and will rank senior to all other subordinated indebtedness of the Subsidiary Guarantors. The Company and the Subsidiary Guarantors are limited in their ability to incur additional Senior Indebtedness pursuant to the provisions in the Indenture. The Company and the Subsidiary Guarantors are also limited in their ability to dispose of assets or otherwise transfer assets pursuant to the Indenture to any person other than a Restricted Subsidiary or a wholly-owned subsidiary. As of September 29, 1996, on a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom (including the redemption of the 13 1/2% Notes) and the Exchange Offer, the Company and the Guarantor would have had approximately $84.9 million of Senior Indebtedness outstanding. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company and the Guarantor will be available to pay obligations of the Exchange Notes only after all Senior Indebtedness of the Company and the Guarantor has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Exchange Notes. The holders of any indebtedness of the Company's subsidiaries other than the Subsidiary Guarantors will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any general unsecured obligations of the Company, including the Exchange Notes. See "Description of Exchange Notes -- Subordination of Exchange Notes," "-- Subordination of Subsidiary Guaranties" and "-- Subsidiary Guaranty."



     The Exchange Notes are also unsecured and will be effectively subordinated to any secured Indebtedness (as defined) of the Company and the Guarantor, which on a pro forma basis as of September 29, 1996, represented all of the Senior Indebtedness of the Company and the Guarantor, of $84.9 million, as more fully described above. As of the date of this Prospectus, secured Indebtedness outstanding under the Senior Credit Agreement is secured by liens on the accounts receivable and inventory of the Guarantor. The ability of the Guarantor to comply with the provisions of the Senior Credit Agreement may be affected by events beyond either the Guarantor's or the Company's control. The breach of any such provisions could result in a default under the Senior Credit Agreement, in which case, depending on the actions taken by the Senior Lenders or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Revolving Credit Facility, together with accrued interest, to be due and payable, and the Company and the Guarantor could be prohibited from making payments of interest and principal on the Exchange Notes until the default is cured or all Senior Indebtedness is paid or satisfied in full. If the Guarantor were unable to repay such borrowings, such Senior Lenders could proceed against the collateral, which constitutes substantially all of the assets of the Company. If the indebtedness under the Revolving Credit Facility were to be accelerated, there can be no assurance that the assets of the Guarantor would be sufficient to repay in full such indebtedness and pay dividends to the Company in an amount sufficient to allow the Company to satisfy its obligations under the Exchange Notes and pay the other indebtedness of the Guarantor, including the Subsidiary Guaranties. See "Description of Certain Indebtedness -- Senior Credit Agreement" and "Description of Exchange
Notes -- Subordination of Exchange Notes" and "-- Subsidiary Guaranty."

     The Company is a holding company which derives all of its operating income from the Guarantor, its sole direct subsidiary and the only Subsidiary Guarantor as of the date of this Prospectus. The Holders of the Exchange Notes will have no direct claim against the Subsidiary Guarantors other than the claim created by the Subsidiary Guaranties, which may be subject to legal challenge in the event of the bankruptcy of the subsidiary. See "-- Fraudulent Conveyance." If such a challenge were upheld, the Subsidiary Guaranties would be invalidated and unenforceable. To the extent that the Subsidiary Guaranties are not enforceable, the rights of Holders of the Exchange Notes to participate in any distribution of assets of the Subsidiary Guarantors upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of the Subsidiary Guarantors. Even if the Subsidiary Guaranties were not subject to a legal challenge, the Subsidiary Guaranties would be subject to the prior claim of secured creditors of the Subsidiary Guarantor, if any. The Company must rely on dividends and other payments from U.S. Can to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. The Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting certain distributions and transfers, including dividends to the Company. However, the ability of U.S. Can to pay dividends to the Company and make other payments may be subject to certain statutory, contractual and other restrictions including, specifically, negative covenants in U.S. Can's Senior Credit Agreement which limit its ability to pay dividends depending on U.S. Can's financial condition as well as restrictions which would arise as a result of legal limitations and economic and business constraints on the amount of cash flow generated by U.S. Can which would then be available to distribute to the Company in the form of dividends. See "Description of Certain Indebtedness."


COMPLIANCE WITH RESTRICTIVE COVENANTS


     The Senior Credit Agreement, the indenture under which the 13 1/2% Notes were issued and the Indenture impose financial and other restrictions on the Company and U.S. Can, including limitations on the incurrence of additional Indebtedness, on investments and limitations on the sale of assets. The Senior Credit Agreement also requires U.S. Can to make periodic payments of interest and outstanding principal, including from the proceeds of certain asset sales. The Senior Credit Agreement also requires U.S. Can to maintain certain financial ratios, including interest coverage and leverage ratios, and to maintain a minimum level of consolidated cash flow. There can be no assurance that these requirements will be met in the future. If they are not, the Senior Lenders under the Senior Credit Agreement would be entitled to declare the indebtedness thereunder immediately due and payable. Additionally, in the event of any material default by U.S. Can under the Senior Credit Agreement, a material default would similarly be deemed to occur under the terms of the Exchange Notes and the Notes. Upon the occurrence of a material default under the Indenture, an Event of Default (as defined on page 102 of this Prospectus) may be declared and principal and interest may be declared to be immediately due and payable. Additionally, the Trustee may pursue any available remedy to collect payment of principal and interest on the Securities or to enforce performance of any provision of the Indenture. See "Description of Certain Indebtedness" and "Description of Exchange Notes -- Events of Default."


FRAUDULENT CONVEYANCE

     If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to determine under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring indebtedness, including the Exchange Notes and the Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Exchange Notes and the Notes, subordinate the Exchange Notes and the Notes to other indebtedness of the Company or take other action detrimental to the Holders of the Exchange Notes and the Notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Exchange Notes and the Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate indebtedness, including the Exchange Notes and the Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Offering and the Exchange Offer, the Company is, as of the date of this Prospectus, (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Offering and the Exchange Offer, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due.

     In addition, the Subsidiary Guaranties may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranties could also be subject to the claim that, since the Subsidiary Guaranties were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantor), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value of fair consideration. A court could void the Subsidiary Guarantors' obligation under the Subsidiary Guaranties, subordinate the Subsidiary Guaranties to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the Holders of the Notes. See "Description of Certain Indebtedness" and "Description of Exchange Notes."

RISK RELATING TO BUSINESS INTEGRATION IN EUROPE AND OTHER ACQUISITIONS

     Europe is a new geographic market for the Company and one in which the Company has no prior business experience. The Company faces challenges and business integration issues with USC Europe as it does with domestic acquisitions. Although qualified and trained personnel are employed by USC Europe, there can be no assurance that USC Europe will be able to retain such employees or hire suitable replacements in the event they should leave the employ of USC Europe. The lack of European business experience coupled with the possible loss of senior European managers or the inability of the Company's current managers to effectively manage the additional responsibilities of a European operation could have a material adverse impact on USC Europe's future performance. See "Business -- Labor" and "--Acquisitions."

     While the Company believes it has been successful in integrating the acquisitions it has made in the past, there can be no assurance that either recent domestic acquisitions such as AMS and the CPI Group or the international acquisition of USC Europe, or any future acquisitions, will be integrated as successfully. See "Business -- Acquisitions."

FOREIGN CURRENCY FLUCTUATIONS

     To the extent that the Company obtains financing in United States dollars (such as the Exchange Notes and the Notes) and receives revenues and incurs expenses in the development, construction and operation of USC Europe in local currencies, the Company will encounter currency exchange rate risks. While the Company may consider entering into transactions to hedge the risk of exchange rate fluctuations, there can be no assurance that the Company will engage in such transactions, or if the Company decides to engage in such transactions, that they will be successful and that shifts in the currency exchange rates will not have an adverse effect on the Company's financial condition or its ability to repay principal or interest on the Exchange Notes and the Notes. The Indenture may, in certain circumstances, limit the exchange rate hedging transactions into which the Company or any Restricted

Subsidiary may enter. See "Description of Exchange Notes -- Certain Covenants -- Limitation on Indebtedness."

CUSTOMER RELATIONSHIPS

     The Company is currently establishing a new manufacturing facility in the United Kingdom at an initial investment of approximately $20 million to be invested over the next two to three years. Additionally, approximately $8.5 million has been spent to acquire a building and property in the United Kingdom to house the new facility. The plant represents an expansion into the European market based on the receipt of a letter of intent from Gillette to enter into a multi-year container purchase relationship for supply to Gillette's North Atlantic Group. The loss of Gillette as a customer or a decrease in the demand for Gillette's products which are packaged in the Company's containers could result in a significant loss of expected revenues related to the new facility and a reduction in the value of the Company's substantial investment in the facility. See "Business -- Customers and Sales Force" and "-- Recent Property Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Historical" and "-- After the Offering and Exchange Offer."

COMPETITION

     The general packaging segment of the metal container industry, the Company's primary business, is very competitive. The Company's ability to compete may be affected negatively by the fact that some of the Company's competitors have greater financial resources than the Company. The principal methods of competition in the general packaging industry are price, quality and service. Price competition in the industry is vigorous and limits the Company's ability to increase prices. While capital investments have permitted the Company to reduce costs through operating efficiencies, thereby improving profitability, there can be no assurance that the Company will be able to continue to improve profit margins in the future in this manner. The Company's products also face competition from aluminum, glass and plastic containers. Reduction in the cost of raw materials in any of these industries could make the Company's products more expensive in relation to these products and thus less competitive. It is not generally the practice in the industry for customers to enter into long-term contracts which require customers to purchase a specified number of containers. Consequently, the Company faces greater competitive risk than might otherwise be the case.

     In connection with the acquisition of USC Europe, the Company's purchase agreement with Crown contains a non-competition period provision (the "Non-Compete"). For one year from September 11, 1996, Crown is prohibited from selling aerosol cans to customers who were, prior to the purchase of USC Europe by the Company, served by USC Europe. Excepted from this Non-Compete are customers who, with the approval of the Commission of European Communities and in good faith, decline to purchase aerosol cans from USC Europe. In addition, Crown may sell aerosol cans to customers of USC Europe, but only to the extent that Crown's sales do not lessen the volume of business historically supplied to such customers by USC Europe. There can be no assurance that the Company will continue to supply such customers or that it will successfully compete for such business following the expiration of the Non-Compete, or that customers will not, in good faith, refuse to purchase products from USC Europe during the term of the Non-Compete. See "Business--Competition."

ENVIRONMENTAL MATTERS

United States

     A variety of propellants are used in the Company's principal product, aerosol cans. These propellants include hydrofluorocarbons, compressed gases (for example, carbon dioxide and nitrous oxide), and volatile organic compounds such as propane, butane and isobutane (individually, "VOC" and collectively "VOCs"). The United States Environmental Protection Agency (the "EPA") has been empowered, since November 1995, to control or prohibit any activity which results in emissions of VOCs from consumer and commercial products. The EPA asserts that VOC emissions can contribute to the formation of lower atmosphere ozone (a component of smog) under certain conditions. Similarly, the European Union ("EU") issued regulations in 1994 that established a phased-in schedule for limiting the production, sale, and use of certain ozone-depleting "regulated substances," including chlorofluorocarbons, hydrofluorocarbons, halons and other halogenous products. Four of the states with the most severe lower atmosphere ozone problems, California, New York, Texas and Massachusetts, have issued regulations to require a phased-in reduction in the use of VOCs in aerosol products, and other jurisdictions are considering similar laws or regulations. Such EU, federal, state and local regulations have caused consumer product manufacturers (the Company's customers) to reformulate either their products, the propellants used therein or both. Management has been informed by customers that reformulation of both products and propellants is possible, and, in fact, many of the Company's customers have successfully formulated their products to meet the relevant standards in California and New York. The Company expects that its European customers will similarly begin to reformulate their products, the propellants used therein or both, as the Company's major customers serve both U.S. and the European markets. However, there can be no assurance that all customers will be able to effect such reformulation in either products or propellants with satisfactory results. If it is not possible for them to do so, the viability of aerosol cans as delivery containers for consumer products could be seriously jeopardized and the Company could be materially adversely affected.



     The processes involved in the lithography and certain aspects of the manufacture of steel containers have historically involved the use and handling of materials now classified as hazardous substances under various laws. These laws, which include the Comprehensive Environmental Response, Compensation and Liability Act or 1980, as amended, may expose owners and operators of facilities involved in lithography and the manufacture of steel containers to potential liability for the cost to clean up or remedy any environmental contamination resulting from such substances relating to those businesses from or on their facilities. It is possible that the Company's insurance coverage may extend to certain environmental liabilities, but the Company has not been able to estimate such coverage due to the complexity and uncertainty inherent in such an estimate. In addition, the Company has obtained indemnities against certain liabilities in connection with its recent acquisitions. However, the statements related to environmental liabilities made by the Company in this Prospectus are made without regard to any potential insurance recovery or recovery of amounts from indemnitors.



     The Company understands that the groundwater in San Leandro, California (formerly a site of one of the Company's can assembly facilities) is contaminated at shallow and intermediate depths, and that the area of concern partially extends to the groundwater below the facility formerly owned by the Company. The California Regional Water Quality Control Board originally examined contamination issues involving the site but did not, in 1989-91, require any remediation. The Company did expend approximately $375,000 in voluntary ground remediation of a potential contamination site on this property at that time. The California Department of Toxic Substances Control ("CDTSC") identified regional groundwater contamination concerns for this area and has been trying to define and delineate the areas of possible contamination and the sources of the contamination on a regional basis. In late April 1996, the CDTSC issued to certain of the past and present owners of this facility, including U.S. Can, an order directing such owners to conduct remediation activities at this site; however, no specific form of remediation was indicated. Representatives of the Company met with the CDTSC in response to the order and agreed to undertake additional site assessment work with the purpose of producing a site characterization to determine with greater focus the nature of the contamination. In January 1997, the Company received results from on-site investigations conducted by an independent environmental consultant. Those results indicated that, while no evidence of soil contamination in the studied areas was found, there is a substantial probability that soil beneath one area of the facility has had an impact on site groundwater. Additionally, groundwater in the vicinity has been impacted by contaminants which appear to be migrating on-site from upgradient sources. Recently, the Company received a notice from the CDTSC requiring that it deliver a site characterization report on the site sampling and investigative results no later than February 3, 1997. The San Leandro facility was closed in 1989 and was sold, except for a related parcel of land, in 1994. The remaining parcel was sold in 1995. In connection with the sale, the Company agreed to indemnify the purchaser against any environmental claims related to the Company's ownership of the property. There can be no assurance that the Company will not incur material costs and expenses in connection with the CDTSC order.

Europe

     The USC Europe Acquisition includes five aerosol can-making operations located in the United Kingdom, France, Spain and Germany and can-making equipment and assets in Italy. The Company has retained an independent environmental consultant to perform an initial environmental inventory and Crown has provided disclosure on environmental matters relating to each plant and site. In connection with this acquisition, no subsurface sampling was performed to identify possible contamination. Several of the facilities have been operating at their locations for more than ten years and, according to a survey conducted by an independent environmental consultant, it is likely there have been releases of hazardous substances at these locations in the past. The operations in Southall, UK and Schwedt, Germany are in historically industrialized areas, and there is potential for area-wide contamination involving adjacent sites. The Company lacks an operating knowledge of these facilities and there can be no assurance that there are not significant environmental liabilities unknown to the Company.


     The Company's facilities and operations in Europe are subject to a wide variety of jurisdictional environmental laws and regulations including those related to air emissions, waste water discharge and chemical and hazardous waste management and disposal ("Environmental Laws"). For a discussion of European regulation of aerosol propellants in consumer products, see "Environmental Matters -- United States" on the previous page. These Environmental Laws differ among the various countries in which the USC Europe operations are located. Based on its review of the initial environmental audit performed by an independent environmental consultant and the environmental disclosure provided by Crown, the Company believes the operations of USC Europe are in substantial compliance, or are in the process of being brought into substantial compliance, with the applicable Environmental Laws of the various countries. However, the countries involved, including Spain (which is currently seeking entrance into the European Common Market), are, on the whole, moving towards a uniform application of environmental regulations and compliance procedures, and there can be no assurance that USC Europe's activities will continue to be in substantial compliance with such regulations and procedures in the future.


RELIANCE ON TIN-PLATED STEEL

     Tin-plated steel accounted for approximately 87.8% of the Company's total raw material purchases during the first nine months of 1996. Negotiations with the Company's domestic tin-plated steel suppliers occur once per year. At that time, the prices for tin-plated steel are set for the next year. There are no limits on the increases negotiated each year, but due to the competitive nature of the steel industry and the volume of tin-plated steel purchased by the Company in the United States, the Company has historically negotiated raw materials price increases which are lower than those publicly announced by its suppliers. However, no assurance can be given that the Company will continue to be able to do so in the future. For 1997, the Company's domestic tin-plated steel suppliers have announced a price increase of 2 3/4%. See "Business -- Raw Materials."

     With respect to the USC Europe operations, the Company has only limited prior purchasing history with its tin plate suppliers. No assurance can be given that USC Europe will be able to continue to purchase its tin plate requirements from such existing sources at reasonable prices.

     Many of U.S. Can's multi-year supply agreements with its customers permit it to pass through announced price increases in steel costs. If the Company is unable to pass through any future steel price increases to its customers under these agreements, or negotiate USC Europe supply contracts in the same manner, and if the Company is unable to reduce its costs in other ways, such increases could have an adverse impact on the Company's operating results.

CHANGE OF CONTROL


     Upon a Change of Control (as defined on page 106 of this Prospectus), each Holder of the Exchange Notes or Notes will have the right to require the Company to repurchase all or any part of such Holder's Exchange Notes or Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. However, the occurrence of a Change of Control would constitute a default under the Senior Credit Agreement which would prohibit the purchase of the Exchange Notes by the Company in the event of a Change of Control unless and until such time as U.S. Can's (as Guarantor) indebtedness under the Senior Credit Agreement was repaid in full. The Company's failure to purchase the Exchange Notes or Notes would result in a default under the Indenture and under the Senior Credit Agreement (which, if accelerated, would also constitute an Event of Default as defined under the Indenture). Upon the declaration of an Event of Default, the outstanding principal and interest on the Exchange Notes and Notes may be declared immediately due and payable. A Change of Control would have adverse consequences for the Company and the Holders of the Exchange Notes and Notes because there can be no assurance that the Company and the Guarantor would have sufficient financial resources available to satisfy all of their obligations under the Senior Credit Agreement and the Exchange Notes or Notes. See "Description of Indebtedness -- Senior Credit Agreement" and "Description of Exchange Notes -- Change of Control." Clause (d) of the definition of "Change of Control" under "Description of Exchange Notes" includes a sale, lease, exchange or other transfer of "all or substantially all" of the assets of the Company to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of Exchange Notes or Notes to require the Company to repurchase such Exchange Notes or Notes as a result of a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain. Subject to the covenants described in "Description of Exchange Notes", the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. See "Description of Exchange Notes -- Change of Control."



LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES


     The Notes are currently owned by a relatively small number of beneficial owners. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the Exchange Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     The Exchange Notes will constitute a new issue of securities for which there is currently no active trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Company without compliance with the registration and prospectus delivery requirements of the Securities Act, the Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. The Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed under the Exchange Act. See "Exchange Offer; Registration Rights." Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes, or, in the case of non-tendering Holders of Notes, the trading market for the Notes following the Registered Exchange Offer. If no trading market develops or is maintained, Holders of Exchange Notes may experience difficulty in reselling Exchange Notes or may be unable to sell them.

     The liquidity of, and trading market for, the Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

     For a more detailed description of certain of the Company's outstanding indebtedness and loan covenants related thereto which could limit the Company's flexibility, see "Description of Certain Indebtedness."

EXCHANGE OFFER PROCEDURES


     Issuance of the Exchange Notes in exchange for Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, Holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate as to any non-tendering Note holder eligible to participate in the Exchange Offer with only the limited exceptions pertaining to Initial Purchasers or Holders who were not eligible to participate in the Exchange Offer for whom rights for a subsequent shelf registration statement of a post-effective amendment to this Registration Statement will remain. In addition, any Holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-marking activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."


RESTRICTIONS ON TRANSFER

     The Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A under the Securities Act and to a limited number of other institutional "accredited investors" (as defined in Rule 501(a), (1), (2), (3) or (7) under the Securities Act). As a result, the Notes may not be reoffered or resold by purchasers except pursuant to an effective registration statement under the Securities Act, or pursuant to an applicable exemption from such registration, and the Notes are legended to restrict transfer as aforesaid. Each Holder (other than any Holder who is an affiliate or promoter of the Company) who duly exchanges Notes for Exchange Notes in the Exchange Offer will receive Exchange Notes that are freely transferable under the Securities Act. Holders of Notes who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each Holder of Notes accepting the Exchange Offer will be deemed to have represented, by its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If existing Commission interpretations permitting free transferability of the Exchange Notes following the Exchange Offer are changed prior to consummation of the Exchange Offer, the Company will use its best efforts to register the Notes for resale under the Securities Act. See "Summary -- The Exchange Offer" and "Exchange Offer; Registration Rights."

     The Notes currently may be sold pursuant to the restrictions set forth in Rule 144A under the Securities Act or pursuant to another available exemption under the Securities Act without registration under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Notes could be adversely affected.

LIMITATION ON SUITS BY HOLDERS OF EXCHANGE NOTES



     The Indenture under which the Notes were issued includes negative covenants which restrict the ability of a Holder of the Notes, or ultimately the Exchange Notes, to bring an action against the Company or a Subsidiary Guarantor. Thus, a Holder would not be able to seek a remedy under the Indenture, even in the case of an Event of Default, where these procedures and limitations were not otherwise followed. Specifically, a Holder may not pursue any remedy with respect to the Indenture or the Exchange Notes unless: (i) such Holder gives to the Trustee written notice stating that an Event of Default is continuing; (ii) the Holders of at least 25% in aggregate principal amount of the Notes and Exchange Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in aggregate principal amount of the Notes and Exchange Notes do not give the Trustee a direction inconsistent with the request during such 60-day period. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. See "Description of Exchange Notes -- Limitation on Suits."



EXCHANGE NOTES HELD IN GLOBAL FORM



     Notes held in book-entry form will be exchanged for Exchange Notes represented by a single global certificate evidencing such Exchange Note (the "Global Exchange Note") which will be registered in the name of the Depository Trust Company or its nominee (the "Depository"). Holders will receive a credit on the records of the Depository evidencing that Holder's ownership interest in the Global Exchange Note (the "Beneficial Owner"). Ownership of beneficial interest in such, Global Exchange Note will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the Depository. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Exchange Notes.



     So long as the Depository, or its nominee, is the registered owner of a Global Exchange Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Exchange Note represented by such Global Exchange Note for all purposes under the Indenture. Except as provided below, beneficial owners in a Global Exchange Note will not be entitled to have the Exchange Notes represented by such Global Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Holder owning a beneficial interest in a Global Exchange Note must rely on the procedures of the Securities Depository.

                               THE EXCHANGE OFFER

     The following discussion sets forth or summarizes what the Company believes to be the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer (including the Indenture, the Registration Rights Agreement and the Escrow Agreement), copies of which are filed as exhibits to the Registration Statement on Form S-4 of which this Prospectus is a part and to the Company's and the Guarantor's quarterly report on Form 10-Q filed with the Commission on November 13, 1996, and are incorporated herein by reference.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Notes were sold by the Company on October 17, 1996, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act. In connection with the Note Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that promptly following the Issue Date the Company and the Guarantor (i) file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects (other than transfer restrictions) to the Notes (which obligation has been satisfied by the filing of the Registration Statement of which this Prospectus is a part), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Notes the opportunity to exchange their Notes for a like principal amount of Exchange Notes, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most Holders of Notes will elect to exchange such Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

     Holders of Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1.

     The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
February      , 1997, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The Company does not presently intend to extend the Exchange Offer beyond March 16, 1997, in any event.


     To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business day period.


     If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective a resale shelf registration for the Notes within the time periods set forth herein, liquidated damages over and above the stated interest rate of 0.50% per annum for the first ninety (90) days, and increasing thereafter by 0.25% per annum at the end of each subsequent 90-day period (but in no event exceeding 2.00% per annum) will accrue and be payable on the Notes either temporarily or permanently. See "Exchange Offer; Registration Rights."


     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON EXCHANGE NOTES

     The Exchange Notes will bear interest from October 17, 1996, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date to which interest on such Notes has been paid). Accordingly, holders of Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Notes at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date. Interest on the Exchange Notes will be payable semiannually on each April 15 and October 15, commencing on April 15, 1997.

PROCEDURES FOR TENDERING

     Only a Holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the DTC may make book-entry delivery of the Notes by causing the DTC to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the DTC's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, a Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the DTC does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the DTC to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

          (a) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (b) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "-- Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to 10 business days if the Exchange Offer would otherwise expire during such five to 10 business-day period.

EXCHANGE AGENT

     Harris Trust and Savings Bank will act as Exchange Agent for the Exchange Offer with respect to the Notes.

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

BY HAND:                                        BY OVERNIGHT COURIER:
Harris Trust and Savings Bank                   Harris Trust and Savings Bank
Receive Window                                  77 Water Street, 4th Floor
77 Water Street, 5th Floor                      New York, NY 10005
New York, NY 10005
BY MAIL:                                        BY FACSIMILE:
Harris Trust and Savings Bank                   Harris Trust and Savings Bank
Wall Street Station                             (212) 701-7636
P.O. Box 1023                                   (212) 701-7640
New York, NY 10268-1023                         Confirm by Telephone
                                                (212) 701-7663

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail by the Exchange Agent who will be paid a reasonable and customary fee for its solicitation services. However, additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of the Company and its affiliates and by persons so engaged by the Exchange Agent.

     The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Notes, which is the aggregate principal amount of the Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered Holder, (ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder or such other person incurring liability under the Securities Act for which such Holder or such other person is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder and such other person that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder and such other person understand and acknowledge that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder or such other person without registration under the Securities Act or an exemption therefrom.

CONSEQUENCES OF FAILURE TO EXCHANGE


     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes, except for certain instances involving the Initial Purchasers or Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for Exchange Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.


     The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other jurisdiction. See "Risk Factors -- Restrictions on Transfer."

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.

     In any state where the Exchange Offer does not fall under a statutory exemption to the blue sky rules, the Company has filed the appropriate registrations and notices, and has made the appropriate requests, to permit the Exchange Offer to be made in such State.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a Note should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for United States federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Notes exchanged therefor.

     See also "Certain Federal Income Tax Considerations."

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of September 29, 1996, on an actual basis and on a pro forma basis giving effect to the Offering and the application of the net proceeds thereof (including redemption of the 13 1/2% Notes) and the Exchange Offer (assuming that all Notes are exchanged for Exchange Notes). See "Summary -- Recent Developments." This table should be read in conjunction with the Company's audited Consolidated Financial Statements and the Notes thereto and the Company's Unaudited Interim Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus. See "Index to Financial Statements."

                                                                        ACTUAL      PRO FORMA
                                                                       --------     ---------
                                                                       (000'S OMITTED)
Current maturities of long-term debt and short-term debt.............  $ 17,946     $  17,946
                                                                       --------      --------
Long-term debt:
  Senior Debt:
     Revolving Credit Facility(a)....................................    98,100         7,014
     Acquisition Facility(a).........................................    67,307            --
     Term Loan.......................................................    18,250        18,250
     Secured equipment notes.........................................     8,453         8,453
     Industrial revenue bonds........................................     7,500         7,500
     Capital lease obligations.......................................    31,220        31,220
     Mortgages and other.............................................     1,376         1,376
  Subordinated debt:
     Notes(b)........................................................        --            --
     Exchange Notes..................................................        --       275,000
     13 1/2% Notes(a)................................................   100,000            --
                                                                       --------      --------
          Total long-term debt.......................................   332,206       348,813
                                                                       --------      --------
Stockholders' equity:
  Common stock, 12,902 shares issued.................................       129           129
  Paid-in capital, net of treasury common stock and unearned
     restricted stock................................................   102,599       102,599
  Retained deficit(c)................................................    (5,856)      (11,332)
                                                                       --------      --------
          Total stockholders' equity.................................    96,872        91,396
                                                                       --------      --------
          Total capitalization.......................................  $447,024     $ 458,155
                                                                       ========      ========

---------------
(a) Upon the October 17, 1996, completion of the Offering, the Company used the $268.1 million of net proceeds from such offering (i) to pay off the balance outstanding under the Acquisition Facility, (ii) to establish the Escrow Account and (iii) to pay down the outstanding balance under the Revolving Credit Facility.

(b) Assumes that all Notes will be exchanged for a like amount of Exchange Notes in the Exchange Offer.


(c) The increase in pro forma retained deficit reflects the after tax effect of the extraordinary charge which the Company recorded on October 17, 1996, the date of consummation of the Offering. Upon the depositing $109.7 million of the proceeds from the Offering into the Escrow Account (which amount included sufficient funds to complete the redemption (after considering interest income on such amounts)), the Company deemed the 13 1/2% Notes to be extinguished. The $9.1 million pre-tax charge represents the difference between the amount deposited in the Escrow Account and the carrying value of the 13 1/2% Notes, related accrued interest and related unamortized deferred financing costs.

                     SELECTED CONSOLIDATED HISTORICAL DATA

     Set forth below is selected summary historical consolidated financial data of the Company as of and for the five years ended December 31, 1995 which has been audited, and as of and for the nine-month periods ended October 1, 1995 and September 29, 1996 which is unaudited. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company and related notes and other financial information included elsewhere in this Prospectus. See "Index to Financial Statements."


                                                                                                             FOR THE
                                                                                                        NINE MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,              --------------------------
                                             ----------------------------------------------------   OCTOBER 1,   SEPTEMBER 29,
                                               1991       1992       1993       1994       1995        1995          1996
                                             --------   --------   --------   --------   --------   ----------   -------------
                                                                  (000'S OMITTED, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net sales..................................  $351,178   $396,604   $455,127   $563,153   $626,485   $  474,387    $   538,316
Cost of sales..............................   307,030    346,193    392,652    481,676    555,478      419,072        470,745
                                             --------   --------   --------   --------   --------     --------       --------
    Gross income...........................    44,148     50,411     62,475     81,477     71,007       55,315         67,571
Selling, general and administrative
  expenses.................................    20,996     19,671     20,270     24,798     27,369       20,590         21,103
Overhead reduction provision(a)............        --         --         --         --      8,000           --             --
                                             --------   --------   --------   --------   --------     --------       --------
    Operating income.......................    23,152     30,740     42,205     56,679     35,638       34,725         46,468
Interest expense on borrowings.............    17,250     21,940     19,576     21,829     24,513       18,388         19,513
Amortization of deferred financing costs...       960        962      1,052      1,307      1,543        1,135          1,132
Consolidation expense(b)...................     1,433        887        622        463        327          245             --
Other expense..............................       648        648        648      1,117      1,708        1,216          1,483
                                             --------   --------   --------   --------   --------     --------       --------
    Income before income taxes, minority
      interest, extraordinary item and
      cumulative effect of accounting
      change...............................     2,861      6,303     20,307     31,963      7,547       13,741         24,340
Provision for income taxes.................     1,716      3,056      8,775     13,393      3,608        5,939         10,352
                                             --------   --------   --------   --------   --------     --------       --------
    Income before minority interest,
      extraordinary item and cumulative
      effect of accounting change..........     1,145      3,247     11,532     18,570      3,939        7,802         13,988
Minority interest(c).......................    (5,937)    (2,825)      (608)        --         --           --             --
                                             --------   --------   --------   --------   --------     --------       --------
    Income (loss) before extraordinary item
      and cumulative effect of accounting
      change...............................    (4,792)       422     10,924     18,570      3,939        7,802         13,988
Extraordinary item-loss from early
  extinguishment of debt, net of income
  taxes....................................    (5,244)        --     (3,402)        --         --           --             --
Cumulative effect of accounting change, net
  of income taxes(d).......................        --    (12,537)        --         --         --           --             --
                                             --------   --------   --------   --------   --------     --------       --------
    Net income (loss)......................  $(10,036)  $(12,115)  $  7,522   $ 18,570   $  3,939   $    7,802    $    13,988
                                             ========   ========   ========   ========   ========     ========       ========
PRIMARY PER SHARE DATA(E):
Income (loss) before extraordinary item and
  cumulative effect of accounting change...  $  (1.37)  $  (0.15)  $   1.16   $   1.73   $   0.31   $     0.61    $      1.07
Extraordinary item.........................     (1.22)        --      (0.37)        --         --           --             --
Cumulative effect of accounting change.....        --      (2.83)        --         --         --           --             --
                                             --------   --------   --------   --------   --------     --------       --------
Net income (loss)..........................  $  (2.59)  $  (2.98)  $   0.79   $   1.73   $   0.31   $     0.61    $      1.07
                                             ========   ========   ========   ========   ========     ========       ========
Weighted average shares outstanding
  (000's)..................................     4,287      4,428      9,212     10,714     12,839       12,833         13,070
OTHER DATA:
Capital expenditures.......................  $ 13,775   $ 17,185   $ 22,010   $ 32,516   $ 31,379   $   24,382    $    23,400
EBITDA(f)..................................  $ 36,957   $ 46,371   $ 58,492   $ 76,925   $ 68,625   $   53,659    $    68,697
Net cash from operating activities.........  $ 18,961   $ 30,270     29,860     44,300     24,792       10,847          2,797
Net cash from investing activities.........  $(13,368)  $(46,104)   (28,557)   (88,488)   (64,157)     (52,887)      (101,628)
Net cash from financing activities.........  $   (362)  $ 10,424     (1,346)    44,283     39,378       42,074        102,635
Ratio of earnings to fixed charges(g)......      1.14x      1.26x      1.90x      2.25x      1.26x        1.64x          2.08x

                                                                                                         AS OF
                                                     AS OF DECEMBER 31,                       ---------------------------
                                  --------------------------------------------------------    OCTOBER 1,    SEPTEMBER 29,
                                    1991        1992        1993        1994        1995         1995           1996
                                  --------    --------    --------    --------    --------    ----------    -------------
                                                                      (000'S OMITTED)
BALANCE SHEET DATA:
Current assets..................  $ 76,004    $ 84,609    $ 99,551    $134,279    $147,185     $144,166       $ 235,826
Total assets....................   243,411     280,184     306,588     400,724     455,436      449,665         624,156
Current liabilities.............    41,210      58,139      70,171      95,475      98,237       91,447         144,834
Total debt (including current
  maturities)...................   192,900     202,668     182,822     200,646     244,576      246,685         350,152
Total stockholders' equity
  (deficit)(h)..................   (31,903)    (44,000)     18,509      74,910      81,827       85,187          96,872

-------------------------
(a) The Company recorded a pretax charge of approximately $8.0 million in the fourth quarter of 1995 related to actions taken to reduce overhead and to eliminate redundant manufacturing capacity. See Note 7 of the "Notes to Consolidated Financial Statements."

(b) Annual consolidation expense charges to income represent interest costs related to the reserves established for plant closings and are based on U.S. Can's incremental borrowing rate at the time the discounted reserves were established.

(c) Minority interest represents participation of the former holder of U.S. Can's Class 1 Preferred Stock, by virtue of its accretion right, in the earnings of U.S. Can. All remaining shares of Class 1 Preferred Stock were redeemed in connection with the Company's initial public equity offering in March 1993.

(d) Effective January 1, 1992, the Company changed its method of accounting for postretirement benefits, other than pension, and its method of accounting for income taxes. The accounting change for such postretirement benefits resulted in a net non-cash charge of $12.5 million and decreased operating income in 1992 by $1.2 million. The accounting change for income taxes was immaterial in amount.

(e) Primary net income per common share amounts are computed by dividing net income applicable to common stock (computed as net income less dividends earned during the period on the Company's preferred stock and accretion on the Company's redeemable warrants, such stock and warrants outstanding only through March 1993) by the weighted average common shares and common equivalent shares outstanding during the periods. Such average shares include common shares outstanding and common shares subject to outstanding dilutive stock options and stock purchase warrants. All shares issued in 1992 were treated as outstanding for all reported periods. In 1995, 1994 and 1993, common equivalent shares had a dilutive effect primarily from the assumed exercise of certain outstanding stock options. See Note 8 on the "Notes to Consolidated Financial Statements."

(f) Earnings before overhead reduction provision, interest expense, income taxes, depreciation and amortization ("EBITDA") is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA excludes the effects of minority interests and extraordinary items. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. Accordingly, EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA, as reflected above, is not the same as "EBIDTA" as defined in the Indenture for the Exchange Notes. See "Description of Exchange Notes."

(g) The ratio of earnings to fixed charges is expressed as the ratio of fixed charges plus income before income taxes, minority interest, extraordinary item and cumulative effect of accounting change to fixed charges. Fixed charges include interest on borrowings, amortization of deferred financing costs, consolidation expense, and the interest portion of rent expense.

(h) The significant increases in stockholders' equity in 1993 and 1994 were primarily due to the Company's initial public equity offering in March 1993 and the Company's equity offering in November 1994, which resulted in net increases of $48.6 million and $34.2 million, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     In March 1993, the Company completed an initial public offering (the "IPO") of Common Stock and contributed the net proceeds of $48.6 million to the capital of U.S. Can. The net proceeds were used by U.S. Can to redeem preferred stock, prepay outstanding debt and pay a prepayment penalty and other fees related to that debt. In conjunction with the IPO, certain warrants, preferred stock, debt and stock options of the Company were exercised, converted or exchanged for shares of Common Stock. In November 1994, the Company completed a second public offering of Common Stock and contributed the net proceeds of $34.2 million to the capital of U.S. Can. The net proceeds were used by U.S. Can to prepay a portion of the outstanding balance of its revolving line of credit.

     Since 1993, the Company has made a number of acquisitions. In 1993, the Company acquired certain assets of Olsher Metals Processing Corporation ("Olsher") and Spencer Container Inc. ("Spencer"). In 1994, the Company acquired the stock of Steeltin and the assets of two affiliated companies, Eastern Metal Decorating, Inc. ("EMD") and Eastern Container Company, Inc. ("ECC") (Steeltin, EMD and ECC collectively referred to hereinafter as "Steeltin"); assets from Midwest Can Company ("Midwest"); the stock of Ellisco; the stock of Rollason Engineering & Manufacturing, Inc. ("Rollason"); the assets of a lithography plant from Ball Corporation; and the metal packaging operations of Grafco Industries Limited Partnership ("Grafco"). In 1995, the Company acquired the stock of Plastite, Hunter Container Corporation ("Hunter") and Metal Litho International and the assets of a related partnership ("MLI"), as well as certain assets of Prospect Industries Corporation ("Prospect"). In April 1996, the Company acquired the assets of AMS. The stock of the CPI Group and the stock and assets of USC Europe were acquired in August 1996 and September 1996, respectively. See "-- Acquisitions" and "Business -- Acquisitions."

     In connection with the USC Europe Acquisition, consummated on September 11, 1996, Crown provided to the Company audited balance sheets and income statements for USC Europe for the years 1993 through 1995. However, the various entities which constitute USC Europe historically have been organized in a manner that does not permit consolidation or combining of individual capital accounts, and the financing and cash management for the various entities were centralized with Crown or CMB in a manner that did not permit identification of cash flows at the USC Europe level prior to the USC Europe Acquisition. Consequently, the Company is unable to provide historical statements of cash flows and historical statements of changes in stockholder's equity for USC Europe for the periods prior to the USC Europe Acquisition, and therefore the Company cannot meet the requirements of Rules 3-02 and 3-04 of Regulation S-X to file statements of cash flows and statements of changes in stockholder's equity for USC Europe. The staff of the Commission, in a letter dated September 19, 1996, has indicated that so long as the Company presents financial information concerning USC Europe consisting of combined statements of financial position and combined statements of operations prepared in conformity with United States Generally Accepted Accounting Principles ("GAAP") for all periods specified by Rules 3-02 and 3-05 of Regulation S-X, the staff of the Commission will not object to the Company's presentation of financial data regarding USC Europe. However, the Commission staff has stated that, in light of the significance of USC Europe to the Company, narrative discussion of the operating cash flow characteristics of USC Europe, quantified to the extent practicable, should be provided. The Commission staff also stated that historical investing and financing transactions that would be material to a shareholder's understanding of the operations of USC Europe should also be disclosed and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company should include discussion of the reasonably likely effects of the acquisition of USC Europe on the Company's cash flows, liquidity, capital resources and results of operations. For information with respect to these matters, see "-- Liquidity and Capital Resources -- Historical."

     The financial statements for USC Europe supplied by Crown and included in this Prospectus have been prepared in accordance with international accounting principles issued by the International Accounting Standards Committee. These principles, as applied to the USC Europe combined financial statements included as part of this Prospectus, do not differ materially from GAAP with the exception of certain disclosure requirements. Such combined financial statements are not intended to be a complete presentation of USC Europe's financial position or cash flows. See "Index to Financial Statements."

RESULTS OF OPERATIONS

  Nine-Month Period Ended September 29, 1996 vs. Nine-Month Period Ended October 1, 1995

Net Sales

     Net sales for the nine-month period ended September 29, 1996 totaled $538.3 million, an increase of 13.5% over the corresponding period in 1995. Sales gains for the year-to-date period reflect volume gained through acquisitions (approximately $25.7 million) as well as volume growth in substantially all of the Company's products. The Company has realized additional sales as a result of the MLI, Plastite, Hunter and Prospect acquisitions in 1995 and the AMS and CPI Group acquisitions in 1996.

Gross Income

     Gross income of $67.6 million for the first nine months of 1996 was $12.3 million, or 22.2%, higher than gross income for the first nine months of 1995. The AMS and CPI Group acquisitions and higher margins on certain products contributed to this increase. Gross margin increased to 12.6% of net sales in the first nine months of 1996 from 11.7% of net sales in the first nine months of 1995 despite a significant advance purchase of steel in late 1994 which resulted in the Company not realizing the full impact of the 1995 steel price increase in the first quarter of 1995. Volume gains with stable costs contributed to improved performance.

Operating Income

     The Company's operating income of $46.5 million for the first nine months of 1996 was $11.7 million, or 33.8%, higher than operating income for the first nine months of 1995. Income was favorably impacted by increased sales, improved margins and the effect of an overhead reduction program begun in late 1995. Operating income as a percent of net sales was 8.6% for the first nine months of 1996 as compared to 7.3% for the first nine months of 1995. The Company experienced a slight increase in selling, general and administrative expenses period to period. However, these expenses as a percent of net sales decreased from 4.3% of net sales in the first nine months of 1995 to 3.9% of net sales in the first nine months of 1996. Increased diversification into metal services, plastics and Europe is expected to temporarily restrain margin growth until those new operations are assimilated into the Company.

Interest and Other Expenses

     Interest expense on borrowings increased by approximately $1.1 million in the first nine months of 1996 as compared to the first nine months of 1995. The increase is a result of increased borrowing, primarily to finance the Company's acquisitions. Amortization of deferred financing costs and other expense remained flat in the first nine months of 1996 as compared to the first nine months of 1995.

Net Income

     Due to the factors discussed above, net income was $14.0 million, up 79.3%, in the first nine months of 1996. Primary earnings per share were $1.07 for the first nine months of 1996, compared to $0.61 per share in the first nine months of 1995. Weighted average shares outstanding increased slightly from period to period.

  Year Ended December 31, 1995, as Compared to Year Ended December 31, 1994

Net Sales

     Net sales for the year ended December 31, 1995, totaled $626.5 million, an increase of 11.2% over net sales in 1994. The 1994 acquisition of Ellisco and acquisitions completed in 1995 were the primary factors contributing to the sales growth. Increased volume in metal services also contributed to the sales growth. 1995 sales of aerosol containers were down slightly, while sales of round and general line containers increased slightly, compared to 1994. The Company believes the weak demand in its core product lines was due to summer weather conditions unfavorable for outdoor activities and painting and due to inventory adjustments by major retailers which use the Company's products. The Company experienced some increased demand in aerosol and round paint containers in the fourth quarter of 1995 but demand did not return fully to more traditional levels until December.

Gross Income

     Gross income for 1995 was $71.0 million, 12.9% lower than gross income in 1994. Weak second half demand for aerosol, round and general line containers resulted in underutilization of manufacturing capacity. This underutilization and lower than anticipated income contributions from certain 1995 acquisitions contributed to the decrease in gross income. Competitive pressures in the face of weak demand precluded the Company from fully recovering cost increases with corresponding increases in selling prices. Gross margin decreased from 14.5% of net sales in 1994 to 11.3% of net sales in 1995.

Operating Income

     During the fourth quarter of 1995, the Company recorded an $8.0 million pretax charge for a plant consolidation and overhead reduction program. The primary components of the charge include costs associated with severance packages and the cessation of manufacturing at the Saddle Brook, New Jersey facility. Selling, general and administrative expenses increased by $2.6 million in 1995, as compared to 1994, due to acquisitions and the costs associated with the terminated Massilly, S.A. ("Massilly") investment. This provision, the increase in selling, general and administrative expenses and the factors described above resulted in operating income of $35.6 million for 1995, compared to $56.7 million in 1994. Operating income before the overhead reduction provision was $43.6 million. Selling, general and administrative expenses, as a percentage of net sales, were 4.4% for both 1995 and 1994.

Interest and Other Expenses

     Interest expense on borrowings increased by $2.7 million in 1995, as compared to 1994. The increase is a result of increased borrowing primarily to finance the Ellisco acquisition in 1994 and the MLI, Plastite, Prospect and Hunter acquisitions in 1995, net of the effect of using the net proceeds from the Company's public offering of Common Stock in 1994 to reduce debt. Amortization of deferred financing costs and other expense also increased in 1995. The increase was primarily a result of new borrowings and goodwill amortization related to acquisitions.

Net Income


     As a result of the factors discussed above, the Company recorded net income of $3.9 million ($0.31 per share) in 1995, compared to $18.6 million ($1.73 per share) in 1994. Net income was adversely affected by $4.8 million ($0.38 per share) as a result of the overhead reduction provision.


  Year Ended December 31, 1994, as Compared to Year Ended December 31, 1993

Net Sales

     Net sales for the year ended December 31, 1994, totaled $563.2 million, an increase of 23.7% over 1993 net sales. Increased unit volumes in aerosol containers, round and general line, metal services and custom and specialty products were the principal factors contributing to the sales growth. The increase in volume for the period was attributable in significant part to the acquisitions of Steeltin and Ellisco, both of which were completed in the first quarter of 1994. The acquisition of Olsher in May 1993 also contributed to this increase in volume.

Gross Income

     Gross income in 1994 was $81.5 million, 30.4% higher than gross income for the prior year. The aforementioned increased unit volumes, resulting primarily from acquisitions, modest price increases on certain products and operating efficiencies resulting from ongoing capital expenditure programs, were major factors that contributed to the increase in gross income. The increase was partially offset by a $0.5 million charge for an early-retirement program offered to certain employees. Gross margin increased to 14.5% from 13.7% year-to-year due to modest price increases on certain products and operating efficiencies.

Operating Income

     Operating income of $56.7 million for the year ended December 31, 1994 was $14.5 million, or 34.3%, greater than operating income for the year ended December 31, 1993. Operating income as a percent of net sales was 10.1% for 1994 as compared to 9.3% for 1993. Selling, general and administrative expenses increased in absolute terms in 1994 as compared to 1993 due, in part, to the acquisitions of Steeltin, Ellisco and Rollason. However, these expenses as a percentage of net sales declined from 4.5% of net sales in 1993 to 4.4% of net sales in 1994 due to the fixed nature of a majority of the Company's selling, general and administrative expenses.

Interest and Other Expenses

     Interest expense on borrowings increased by $2.3 million in 1994 from 1993. The increase is a result of increased borrowing in 1994 primarily to facilitate the Steeltin and Ellisco acquisitions, net of the effects of the use of proceeds from the Company's public offering of Common Stock in 1994 to reduce debt. Amortization of deferred financing costs and other expense increased in 1994 as compared to 1993. The increase is primarily a result of new borrowings and goodwill amortization related to the Steeltin and Ellisco acquisitions.

Income Before Minority Interest and Extraordinary Item

     Income before minority interest and extraordinary item increased to $18.6 million (3.3% of net sales) for 1994 from $11.5 million (2.5% of net sales) for 1993. Increased unit volumes from acquisitions and operating efficiencies resulting from the Company's ongoing capital expenditure programs contributed to income gains.

Net Income

     The Company had net income of $18.6 million in 1994 compared to net income of $7.5 million in 1993. Increased net sales, better profitability due to operating efficiencies, the absence of a charge for minority interest and the absence of costs related to the early extinguishment of debt in 1994 contributed to the increase in net income. In 1993, as a result of the retirement of the Company's 12% senior term notes, certain prepayment penalties and deferred financing costs were expensed as an extraordinary loss. This charge equaled $3.4 million on an after-tax basis. The results for 1993 also reflected $0.6 million of the minority interest of the holders of U.S. Can's Class 1 Preferred Stock par value $.01 per share (the "Class 1 Preferred Stock"). All remaining shares of U.S. Can's Class 1 Preferred Stock were redeemed, and earned but unpaid dividends thereon were paid, in March 1993 with a portion of the proceeds of the IPO.

LIQUIDITY AND CAPITAL RESOURCES

Historical

     During the last three fiscal years and for the nine months ended September 29, 1996, the Company has met its liquidity needs primarily through internally generated cash flows, borrowings under its credit lines and proceeds of securities offerings. Principal liquidity needs have included operations, repayment of indebtedness and related interest, redemption of preferred stock, capital expenditures and acquisitions. The Company entered into the sale of the Notes on October 17, 1996 in order to replace the 13- 1/2% Notes with lower-interest debt, in order to retire the temporary financing obtained in connection with several acquisitions in 1996, including the USC Europe Acquisition, and in order to make a change to the Company's capital structure to shift to a longer-term, fixed rate financing structure from shorter term, variable rate bank financing.



     From 1991 to 1994, the Company improved its cash flow from operations through increased unit volumes, improved operating efficiencies, control of selling, general and administrative costs and careful management of inventory and receivables. Cash flow in 1995 was negatively impacted by higher material costs, competitive pricing, weak demand in major markets and retail inventory adjustments. The Company actively manages its working capital as both inventories and receivables increase due to increased sales. The USC Europe Acquisition will have an adverse impact on consolidated inventory turns and receivable days outstanding due to business practices in Europe.


     In April 1994, U.S. Can entered into the Senior Credit Agreement providing a $130 million line of credit, consisting of the $95 million Revolving Credit Facility and a $35 million senior term loan (the "Term Loan"). The Senior Credit Agreement replaced the former $65 million revolving credit facility as well as two supplemental credit facilities, and initial borrowings under the Senior Credit Agreement were used to repay those facilities. Funds available under the Senior Credit Agreement have been used for working capital and other general corporate purposes, including acquisitions. Obligations under the Senior Credit Agreement are secured by U.S. Can's inventories and accounts receivable, and the Term Loan is also secured by a mortgage on United States Can Company's Elgin, Illinois plant and certain equipment located at that plant.

     In early April 1996, the Senior Lenders provided a temporary $10 million increase in the Revolving Credit Facility due to seasonal inventory requirements. In late April 1996, the Senior Lenders provided an additional temporary $20 million increase in the Revolving Credit Facility to fund the acquisition of AMS. In July 1996, the Senior Lenders provided the Company with an additional line of credit (the "Acquisition Facility") to fund certain permitted acquisitions, including the Acquisitions. In connection with the USC Europe Acquisition, the Company pledged 65% of the stock of the European subsidiaries pursuant to the amended terms of the Senior Credit Agreement. All of the supplemental facilities, including the Acquisition Facility, were terminated on October 17, 1996, the closing date of the Offering described below. See "Description of Certain Indebtedness."

     Under the terms of the Senior Credit Agreement, $11 million of the term loan had been repaid as of October 31, 1996. As of September 29, 1996, U.S. Can had borrowings of $191.4 million outstanding under the Senior Credit Agreement, $11.7 million in letters of credit had been issued pursuant thereto, and $15.2 million of unused credit (excluding unused credit under the Acquisition Facility) remained available thereunder. As of November 7, 1996, following the termination of the supplemental facilities, U.S. Can had borrowings of $34.0 million outstanding under the Senior Credit Agreement, $11.7 million in letters of credit had been issued pursuant thereto, and $73.3 million of unused credit remained available thereunder.

     On October 17, 1996, U.S. Can Corporation sold $275 million principal amount of Notes in a private placement. Of the $268.1 million net proceeds to the Company from the Offering, (i) approximately $109.7 million was deposited in an escrow account to be employed solely for the purpose of redeeming the Company's outstanding 13 1/2% Notes on or immediately after January 15, 1997, the first date for optional redemption thereof by the Company, and for paying all remaining interest thereon; (ii) approximately $67.3 million of the net proceeds were used to repay all outstanding indebtedness under the Acquisition Facility; and (iii) approximately $91.1 million of the net proceeds were used to repay a portion of the Revolving Credit Facility.

     The Company's capital expenditures for the nine months ended September 29, 1996 were $23.4 million, and totaled $31.4 million in 1995, $32.5 million in 1994 and $22.0 million in 1993. In each case, these capital expenditures included investments in new can production lines, paint can line enhancements, advanced lithography technology and computer integrated manufacturing, to increase manufacturing capacity, reduce changeover times and improve productivity. The Company has also invested capital in plant expansions and the installation of state-of-the-art end-making presses and automated packaging equipment.

     USC Europe has met its liquidity needs since January 1995 principally through internally generated cash flows or advances from its previous owners. Working capital increased to $25.1 million as of June 30, 1996 from $24.4 million and $15.0 million as of December 31, 1995 and 1994, respectively. Net income plus non-cash depreciation and amortization charges and less the change in working capital amounted to $4.5 million and ($0.5 million) for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. Based on information provided to the Company by Crown, capital expenditures for USC Europe were approximately $4.6 million, $8.5 million and $4.8 million for the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994, respectively. Indebtedness of USC Europe decreased from $12.6 million as of December 31, 1994 to $10.8 million as of December 31, 1995 and $8.9 million as of June 30, 1996. Changes to Crown's net investment in USC Europe, excluding the effect of net income on such investment, was an increase of $11.2 million during the year ended December 31, 1995 and a decrease of $2.2 million during the six months ended June 30, 1996. Based on USC Europe's performance in the six months ended June 30, 1996, the Company expects that USC Europe will increase the Company's consolidated cash flows, enhance its liquidity and improve consolidated results of operations.

After the Offering and Exchange Offer

     After giving effect to the Offering and the application of the net proceeds therefrom (including redemption of the 13 1/2% Notes) and the Exchange Offer, the Company's total debt as of September 29, 1996 would have been approximately $366.8 million, and scheduled principal payments (excluding principal payments due under the Revolving Credit Facility) would have been approximately $4.6 million for the nine-months ended September 29, 1996, and $20.2 million, $25.3 million, $7.5 million and $2.8 million for the years 1997, 1998, 1999 and 2000, respectively. All amounts outstanding under the Revolving Credit Facility are required to be repaid in 1998. Management believes that, through the Offering and the Exchange Offer, the Company has and will improve its capital structure and increase its ability to finance its capital requirements. Management believes these transactions have and will improve the Company's capital structure, and, as a result, the Company will be able to commit greater resources to its capital programs and reduce financing costs, thereby improving its cash flow.


     On a pro forma basis after giving effect to the Acquisitions, the Offering and the application of the net proceeds therefrom (including the redemption of the 13 1/2% Notes) and the Exchange Offer, interest expense on borrowings, net income and earnings per share for the nine months ended September 29, 1996 would have been $26.4 million, $13.2 million and $1.01, respectively. These pro forma amounts represent an increase of $2.6 million, a decrease of $1.7 million and a decrease of $0.13, respectively, from the pro forma amounts after giving effect only to the Acquisitions and an increase of $6.9 million, a decrease of $0.8 million and a decrease of $0.06, respectively, from historical amounts. The Company expects that the increase in borrowings to finance the Acquisitions and the refinancing of certain borrowings in conjunction with the Offering and the Exchange Offer will increase annual after-tax interest expense by approximately $4.5 million.


     In 1996, the Company expects to spend $40 to $45 million on capital expenditures, including those in Europe. The Company expects to spend approximately $300 million on capital expenditures during the five years commencing in 1997 in roughly equal annual amounts. The Company expects to make capital expenditures principally for improvements in the productivity and quality of lithography operations, continued technological enhancement of existing equipment, automation of existing processes, computer-integrated manufacturing techniques, quality and service improvements, facility expansion, and, if necessary to meet demand, additional can-making capacity. For the new facility in the United Kingdom, the Company will invest $20 million over the next two to three years establishing a state-of-the-art manufacturing operation. The Company's capital investments have historically yielded reduced operating costs and improved the Company's profit margins, and management believes that it will be able to reduce operating costs and improve profit margins through future capital investments. Management believes that cash flow from operations, amounts available under its senior credit facilities and proceeds from equipment financings should provide sufficient funds for this five-year capital expenditure program. The Indenture restricts the ability of the Company to incur indebtedness to use for capital expenditures.

     Following completion of the Offering and the application of the net proceeds thereof management believes that cash flow from operations, amounts available under its revolving lines of credit and proceeds from equipment financings should provide sufficient funds to meet short-term and long-term capital expenditure and debt amortization requirements, and other cash needs in the ordinary course of business. The Company believes it will be able to refinance the Revolving Credit Facility on or prior to maturity. If future strategic acquisition opportunities arise, the Company would expect to finance them though some combination of cash, stock and/or debt financing.

ACQUISITIONS


     In January 1994, U.S. Can acquired the stock of Steeltin and assets of two related companies. Steeltin was subsequently merged into U.S. Can. The total cost of this transaction was approximately $19.1 million in cash, plus the assumption of approximately $1.6 million of debt. In March 1994, U.S. Can acquired the stock of Ellisco from CSS Industries, Inc. and certain minority shareholders for approximately $32.2 million. Ellisco was merged into U.S. Can.



     In the first quarter of 1995, U.S. Can acquired the stock of MLI and the stock of Plastite for an aggregate amount of approximately $17.4 million in cash, plus the assumption of debt and certain future contingent payments. Both MLI and Plastite were subsequently merged into U.S. Can. In April 1995, U.S. Can acquired certain assets from Prospect for approximately $8.8 million, and, in May 1995, U.S. Can acquired the stock of Hunter for approximately $4.0 million, plus the assumption of certain debt. Hunter was subsequently merged into U.S. Can.



     In April 1996, U.S. Can completed the acquisition of assets of AMS from Alltrista for a purchase price of approximately $14.9 million. Subsequent to the purchase of the AMS assets, U.S. Can negotiated for the purchase of additional assets, including inventory and supplies from Alltrista. In June, 1996, U.S. Can purchased such additional assets from AMS for a total of approximately $8 million on an installment basis with the final payment of $2.2 million being paid on October 25, 1996 using borrowings made by U.S. Can under the Revolving Credit Facility.



     In August 1996, U.S. Can completed the acquisition of all of the outstanding stock of the CPI Group for approximately $15.1 million subject to potential future contingent payments which payments are not to exceed $1 million. Potential contingent payments are equal to 50% of the amount, if any, by which an amount representing adjusted gross profit of the CPI Group in 1996 and 1997 exceeds such amount for the year 1995. Subsequent to the acquisition, the CPI Group companies were merged into U.S. Can.


     The Company completed the USC Europe Acquisition on September 11, 1996. USC Europe has aerosol can businesses located in the United Kingdom, France, Spain and Germany, as well as certain aerosol can-making equipment in Italy. The purchase price included $52.8 million in cash and the assumption of net indebtedness totaling $5.8 million, subject to a post-closing adjustment for changes in working capital between April 30, 1996 and the closing of the USC Europe Acquisition on September 11, 1996.

     The Company may, subject to restrictions imposed by certain existing indebtedness, incur additional indebtedness to finance expansion of its presence in the packaging industry through acquisitions and investments in other companies. For a description of such restrictions, see "Description of Certain Indebtedness" and "Description of Exchange Notes." Management believes the operating efficiencies resulting from the Company's capital expenditure program will generate additional cash which may be used to finance acquisitions, investments and new business initiatives.

ENVIRONMENTAL MATTERS

     The Company's domestic and foreign operations are subject to extensive governmental regulatory requirements relating to environmental protection. As part of its compliance effort, management has commissioned outside technical consultants to work in concert with the Company's internal environmental group to implement a company-wide environmental auditing program. Based on the 1995 audit results and reports prepared in connection with the AMS acquisition and the subsequent CPI Group and USC Europe acquisitions, management believes that the Company's current operations are in substantial compliance with applicable environmental laws and regulations, the violation of which could have a material adverse effect on the Company. The Company is in the process of integrating USC Europe into its environmental management system and will be evaluating its ongoing compliance responsibilities during this process. There can be no assurance, however, that currently unknown matters, new laws and regulations or stricter interpretations of existing laws and regulations will not materially affect the Company's business or operations in the future.

     The Company has made, and expects to continue to make, significant capital expenditures to upgrade its facilities in accordance with current and pending environmental regulations. Most notably, the Company has undertaken an approximately $5.7 million program (of which $3.9 million had been spent as of September 29, 1996) to upgrade its lithography centers to comply with scheduled Clean Air Act requirements in the United States. In the United Kingdom, a thermal oxidizer has been ordered and will be installed at USC Europe Southall facility in Middlesex, England at an estimated cost of approximately $800,000 to comply with air emissions regulations there.

     As of September 29, 1996, the Company's reserves for future ascertainable costs of environmental remediation in the United States were approximately $360,000. Management does not believe that such costs, if any, in excess of the reserve will have a material adverse affect on the Company's results of operations or financial condition. In making this assessment, the Company considered all information available to it including its and other companies' reported prior experience in dealing with such matters, data released by the EPA and reports by independent environmental consultants regarding certain matters. In estimating the ascertainable costs of environmental remediation, management has not taken into account (i) any potential insurance recovery or (ii) indemnification rights to which it may be entitled. In conjunction with its acquisitions, the Company routinely obtains indemnification for environmental matters from the sellers. Such indemnification is typically subject to varying "baskets" or deductibles and maximum limitations and is ultimately subject to the credit-worthiness of the indemnitor.


     With respect to the USC Europe facilities, no subsurface sampling has been performed to identify possible contamination. Several of the facilities have been operating at their locations for more than ten years and according to a survey conducted by an independent environmental consultant it is likely that there have been releases of hazardous substances at these locations in the past. The Company lacks an operating knowledge of these facilities and there can be no assurance that there are not significant environmental liabilities unknown to the Company. However, management has been advised by an independent environmental consultant familiar with United Kingdom and German law and policy with respect to remediation requirements, that the local authorities are unlikely to propose or enforce stringent remediation requirements which would affect the commercial viability of either the German or the British facilities given their location in heavily industrialized areas. Moreover, the Company has been indemnified by Crown as to environmental conditions at these sites. Management believes that any future requirement to remediate these sites will not have a material adverse effect on the Company's financial condition or results of operations.


     In June 1996, the Company completed the purchase of three facilities from Alltrista. Substantial soil and groundwater contamination has been identified beneath the former Alltrista facility in Chicago, Illinois caused by underground storage tank releases. Prior to the purchase by the Company, Alltrista had proposed a risk assessment to the Illinois Environmental Protection Agency (the "IEPA") to obtain a determination that no remediation is required. The IEPA has not responded to that request. In evaluating the site the Company has identified additional sub-surface issues which were not included in the risk assessment. In the acquisition agreement between the Company and Alltrista, Alltrista agreed to indemnify the Company for costs of remediation either required to be performed by law or reasonably required to market and sell the property at or near its appraised value, as well as compliance costs that relate back to Alltrista's operation of AMS.


     In 1995, the Company acquired the stock of the Hunter Corporation based in Vernalis, California and entered into a lease of the facility with Norman Hunter, the former stockholder. Significant groundwater contamination involving chlorinated solvents has been identified beneath the facility. Mr. Hunter has been performing investigations of the contamination and has agreed to indemnify the Company for required remediation up to an amount representing the full purchase price paid to Mr. Hunter. While management believes Mr. Hunter will finance and complete any necessary remediation at the Vernalis facility, there can be no assurance that the Company will not incur costs or liability in connection with such remediation; however, based on information available as of the date of this Prospectus, management does not believe that aggregate remediation costs or other liability in connection with the possible contamination at this site would have a material adverse effect on the Company's financial condition or results of operations.



     As a result of its acquisition of the stock of the CPI Group, the Company is operating a leased plastics molding facility in Newnan, Georgia. Prior to its acquisition by the Company, CPI Plastics Inc. entered into a Consent Order with the Georgia Department of Environmental Protection to operate a groundwater remediation system at the Newnan site. The former stockholders of CPI Plastics Inc. have retained liability for remediation and monitoring of the groundwater contamination and agreed to indemnify the Company with respect thereto. While management believes that such former stockholders will finance and complete any necessary remediation and monitoring at the Newnan facility, there can be no assurances that the Company will not incur costs or liability in connection with such remediation; however, based on information available as of the date of this Prospectus, management does not believe that aggregate remediation costs or other liability in connection with the possible contamination at this site would have a material adverse effect on the Company's financial condition or results of operations.



     The Company understands that the groundwater in San Leandro, California (formerly a site of one of the Company's can assembly facilities) is contaminated at shallow and intermediate depths, and that the area of concern partially extends to the groundwater below the facility formerly owned by the Company. The California Regional Water Quality Control Board originally examined contamination issues involving the site but did not, in 1989-91, require any remediation. The Company did expend approximately $375,000 in voluntary ground remediation of a potential contamination site on this property at that time. The California Department of Toxic Substances Control ("CDTSC") identified regional groundwater contamination concerns for this area and has been trying to define and delineate the areas of possible contamination and the sources of the contamination on a regional basis. In late April 1996, the CDTSC issued to certain of the past and present owners of this facility, including U.S. Can, an order directing such owners to conduct remediation activities at this site; however, no specific form of remediation was indicated. Representatives of the Company met with the CDTSC in response to the order and agreed to undertake additional site assessment work with the purpose of producing a site characterization to determine with greater focus the nature of the contamination. In January 1997, the Company received results from on-site investigations conducted by an independent environmental consultant. Those results indicated that, while no evidence of soil contamination in the studied areas was found, there is a substantial probability that soil beneath one area of the facility has had an impact on site groundwater. Additionally, groundwater in the vicinity has been impacted by contaminants which appear to be migrating on-site from upgradient sources. Recently, the Company received a notice from the CDTSC requiring that they deliver a site characterization report on the site sampling and investigative results no later than February 3, 1997. The San Leandro facility was closed in 1989 and was sold, except for a related parcel of land, in 1994. The remaining parcel was sold in 1995. In connection with the sale, the Company agreed to indemnify the purchaser against any environmental claims related to the Company's ownership of the property. There can be no assurance that the Company will not incur material costs and expenses in connection with the CDTSC order.


     In connection with a 1993 asset purchase, the Company entered into an Administrative Consent Order ("ACO") with the New Jersey Department of Environmental Protection ("NJDEP"). The ACO requires U.S. Can to investigate and remediate certain environmental concerns at the Saddle Brook, New Jersey facility. As provided in the ACO, U.S. Can is entitled to reimbursement for the cost of such activities on a quarterly basis from an escrow account into which $3 million was deposited by U.S. Can as part of its purchase price for the assets. The ACO limits U.S. Can's liability under New Jersey environmental laws in this respect to the $3 million deposited in the escrow account. This limitation does not, however, limit U.S. Can's liability for clean-up costs resulting from its own activities in the event of a sale, or other transfer of control, of U.S. Can or the facility. However, in 1995, the NJDEP approved the closure of the manufacturing facility based on the remediation performed pursuant to the ACO. The Company recently submitted its closure plan to the NJDEP documenting that the clean-up is complete, and is awaiting the NJDEP's approval of the closure. The costs incurred to achieve the closure described in the plan were substantially less than the $3 million in escrow.

     As a potentially responsible party ("PRP") at the Galaxy-Spectron Superfund site in Elkton, Maryland, the Company is legally responsible, jointly and severally with the other members of the PRP group, for the cost of remediation of this site. The Company and other PRPs have entered into certain liability-sharing agreements, the terms of which have been approved by the EPA. The Company represents approximately 0.1% of the total known volume at the site. Pursuant to these agreements and the Company's liability allocation, the Company expects that its share of the remaining remediation costs will be de minimis. In September 1995, U.S. Can and more than 600 other PRPs received a special Notice for Negotiations for Remedial Investigation/Feasibly Study ("RI/FS") from the EPA. This notice sets a period for PRPs to negotiate a consent agreement with the EPA to conduct the RI/FS for determining the final remedy at the Spectron Superfund site. On November 21, 1995, the Company responded to this Special Notice by submitting a form supplied by the PRP Group stating that the Company would be interested in participating in a settlement as a de minimis settlor. The Company has not received any response to this submittal.

     The Company recently received a General Notice of Liability letter dated November 14, 1996 from the EPA regarding the Malvern TCE Superfund Site (Chemclene Corporation) located in Malvern, Pennsylvania. This notice was addressed to management at Ellisco Industries, the stock of which was purchased by the Company in March 1994. The letter alleges that Ellisco is one of a number of PRPs at the site. The Company acquired the stock of Ellisco in 1994 and as of the date of this Prospectus, the Company is evaluating information regarding the site to determine the extent, if any, of its liability.

     On November 18, 1996 the Company became aware of a notice of General Liability letter issued by the New Jersey Department of Environmental Protection dated November 22, 1995 identifying the Company as a Potentially Responsible Party under the New Jersey Spill Compensation and Control Act with respect to a release of hazardous materials at the Barone Barrel & Drum Company in Paterson, New Jersey. These documents indicate that the state has incurred approximately $300,000 in costs to remove hazardous materials from this site. These documents also indicate the appropriate party in interest to have received this notice was Jersey Steel Drum Corporation which may be related to Prospect Industries Corporation. The Company purchased the assets of Prospect Industries Corporation in April 1995. Prospect Industries is one of a number of PRPs and at the time of this Prospectus, the Company is evaluating information regarding the site to determine the extent, if any, of its liability.


     On August 30, 1996, the Company received a General Notice of Potential Liability from the EPA regarding the Master Metals, Inc. site in Cleveland, Ohio. The letter alleges that the Company is a PRP in that it generated hazardous materials disposed at the site. The Company is one of a number of PRPs and, as of the date of this Prospectus, it is evaluating information regarding the site to determine the extent, if any, of its liability. Based on information available as of the date of this Prospectus, management does not believe that aggregate remediation costs or other liability in connection with the possible contamination at this site would have a material adverse effect on the Company's financial condition or results of operations.


     A portion of U.S. Can's facility at Burns Harbor, Indiana is regulated as a treatment, storage or disposal facility ("TSDF") under the Federal Resource Conservation and Recovery Act. The Company installed a soil vapor extraction and air sparging system to remediate soil and groundwater contamination in order to complete the closure of the TSDF in accordance with a closure plan approved by the Indiana Department of Environmental Management. Management estimates that total future monitoring activities will cost approximately $125,000 which will be expended over a five-year period.

     With respect to each of the matters discussed above, there can be no assurance that the Company will not be required to pay environmental compliance costs or to incur liabilities that may be material in amount. Based on information available as of the date of this Prospectus, management does not believe that aggregate remediation costs or other liability in connection with the possible contamination at these sites would have a material adverse effect on the Company's financial condition or results of operations. Further, although at this time there are no environmental compliance costs which Management believes to be material there can be no assurance that the Company will not be required to pay environmental compliance costs or to incur liabilities that may be material in amount due to matters which arise in the future or matters which are not known to the Company as of the date of this Prospectus.


LITIGATION

     On February 28, 1995, Continental Holdings Inc. ("CHI"), an affiliate of Peter Kiewit Sons', Inc. ("Kiewit"), filed a Complaint against U.S. Can and others in the United States District Court, District of New Jersey, asserting claims based upon alleged indemnity and reimbursement obligations of U.S. Can to Kiewit, as successor interest to Continental Can Company, USA, Inc. ("CCC"), arising from the 1987 acquisition by U.S. Can of the general packaging business of CCC. These alleged obligations relate to environmental liabilities, reimbursable insurance deductibles and reinsurance amounts, and certain personal injury claims and employment discrimination claims. The Complaint includes counts for breach of contract, declaratory judgment, indemnification and contribution, certain statutory remedies, state environmental law remedies and unjust enrichment. CHI seeks unspecified compensatory damages, consequential and incidental damages, interest, attorneys' fees and costs of litigation, equitable relief, environmental response costs, and restitution. No aggregate dollar amount of damages is specified in the Complaint. However, in an initial discovery disclosure served on U.S. Can, CHI alleged that its damages to the date of such disclosure were approximately $4.4 million. U.S. Can has filed an Answer to the Complaint, asserted affirmative defenses, and made counterclaims against CHI seeing reimbursement for expenses and accruals relating to postretirement medical and life insurance benefits for former employees of CCC, and expenses incurred as a result of CCC's breach of its contractual indemnification obligation to U.S Can. The case has been transferred to the United Stares District Court for the Northern District of Illinois. U.S. Can believes it has meritorious defenses to all of CHI's claims.

     For a discussion of the San Leandro, California remediation order, the Master Metals, Inc. site in Cleveland, Ohio, the Malvern TCE Superfund Site in Malvern, PA, and the Barone Barrel & Drum Company site in Newark, NJ, see
"-- Environmental Matters."

     The Company is involved in various other environmental and legal actions and administrative proceedings. Management is of the opinion that their outcome will not have a material effect on the Company's financial position or results of operations.

SEASONALITY

     The Company's business on the whole is not affected to any significant degree by seasonal variations, although quarterly sales and earnings tend to be slightly stronger starting in early spring (second quarter) and extending through late summer (third quarter). Aerosol sales tend not to fluctuate during the year, with only relatively minor spring and summer increases related to household products and insect repellents. Paint sales tend to be stronger in spring and early summer due to the favorable weather conditions. Portions of the custom and specialty products line tend to vary seasonally, because holiday sales result in improvement late in the year.

INTEREST RATES

     Management does not believe that interest rate fluctuations have a material effect on the Company's results of operations and financial condition. As of September 29, 1996, 58.5% of the Company's borrowings were floating rate obligations. To the extent that there is a rise in interest rates on the floating rate obligations, the Company's future reported results of operations could be adversely affected. There are numerous methods available to the Company, including, but not limited to, interest rate caps and swaps, to mitigate the effect of significant movements in interest rates. Management regularly monitors interest rate movements and the costs associated with interest rate protection and intends, if appropriate, to utilize one or more of these methods in the future. In the past, management has adopted strategies to increase the Company's floating-rate exposure to benefit from declining rates. Currently, the Company holds no interest rate swaps or other derivative financial instruments but, in an effort to try to protect against the effects of changes in currency rates, resulting from conducting business in various European currencies, the Company may enter into currency hedging transactions in the future. The Indenture may, in certain circumstances, limit the Company's ability to enter into such currency hedging transactions. See "Description of Exchange Notes -- Certain Covenants -- Limitation on Indebtedness."

NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued in March 1995, and is to be adopted by the Company in 1996 retroactively effective to January 1, 1996. This new pronouncement establishes standards on when to review long-lived assets and certain identifiable intangible assets for impairment and how to measure that impairment. Management has not determined the impact, if any, that adoption of this standard will have on the Company's financial position or results of operations but does not expect the impact to be material.

     SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995, and is to be adopted by the Company in 1996. This new pronouncement establishes financial accounting and reporting standards for stock-based employee compensation plans and requires a fair value based method to determine the compensation cost of such plans. Management has determined that the Company will not adopt the accounting method prescribed by the new standard, but will, as allowed by the standard, only provide supplemental pro forma disclosure of the effect of such adoption in its 1996, and future, annual financial statement footnotes.

INFLATION


     Historically, the Company has not always been able to immediately offset increases in tin plate prices with price increases on the Company's products. However, in most years, a combination of factors has permitted the Company to improve its profitability notwithstanding these conditions. The Company's capital spending programs and manufacturing process upgrades have increased operating efficiencies and thereby reduced the Company's unit cost of production. In addition, historically, the Company has been able to negotiate lower price increases than those announced by its major suppliers. See
"Business -- Raw Materials." The operating efficiencies and reduced unit cost of production which have been achieved through the Company's capital spending programs have mitigated the impact of inflation on the Company's cost structure. In 1995, higher material costs were one of the factors contributing to the Company's reported earnings. Management does not believe inflation will have a material adverse impact on the Company in the next several quarters.


CUSTOMER RELATIONSHIPS/AEROSOL CONTAINERS

     Aerosol containers accounted for 47.7% of the Company's sales for the nine months ended September 29, 1996. A significant reduction in the number of aerosol containers used by the Company's customers could have a material adverse effect on the Company and, in particular, its European operations which are comprised solely of aerosol manufacturing facilities. See "Risk
Factors -- Environmental Matters."

     The Company's plan to establish a manufacturing facility in Merthyr Tydfil in the United Kingdom at an initial investment of approximately $20 million over the next two to three years was begun on the strength of an agreement on the material terms of a long-term supply arrangement with Gillette. The loss of Gillette as a customer or a material reduction in the benefits to the Company expected under this arrangement would have an adverse impact on the profitability of that facility and the Company's ability to recoup the start-up costs of establishing the facility.

     The Company's relationships with its customers are critical to its business. A significant portion of the Company's annual net sales is attributable to repeat customers. The loss of a significant number of such customers could have a material adverse effect on the Company.

                                    BUSINESS

     The Company is a leading manufacturer of steel containers for personal care, household, automotive, paint and industrial products in the United States and, following the USC Europe Acquisition, holds a strong second place in the European steel aerosol market, accounting for approximately 24% of all steel aerosol containers sold in Europe. The Company manufactures a wide variety of aerosol containers, round and general line cans for paints and coatings, other general line containers such as pails and drums, and a large variety of custom and specialty products. The Company also manufactures a number of plastic paint cans, pails, and drums, expanding customer packaging options and reaching new markets.

     The Company conducts its principal business operations in the general packaging (non-food and non-beverage) segment of the metal container industry. The Company's aerosol cans, round and general line cans and custom and specialty and other containers are sold to many well-known consumer products manufacturers in the United States and Europe, including Sherwin-Williams, S.C. Johnson & Son, Inc., Gillette, Glidden, Procter & Gamble, Reckitt & Coleman and Henkel. These customers are among the largest customers of the Company. Additionally, the Company has expanded its operations in the plastic container market (2.1% of sales in 1995 and 6.6% of sales through the nine month period ended September 29, 1996) and has expanded its metal services.

     The Company's business consists of four major product groups: (i) aerosol cans, (ii) paint and general line containers, (iii) metal services, and (iv) custom and specialty products. The following table sets forth the percentage of sales contributed by each of these groups for the first six months of 1996 and each of the last two fiscal years:

                                                                   FIRST
                                                                   NINE
                                                                  MONTHS
                                                                  OF 1996     1995     1994
                                                                  -------     ----     ----
    Aerosol.....................................................    47.7%     50.8%    56.6%
    Paint and general line (including plastic)..................    28.8      28.2     28.7
    Metal services..............................................    13.0      10.0      5.3
    Custom and specialty products, and other....................    10.5      11.0      9.4

AEROSOL

     The Company is the leader in sales of aerosol containers in the United States, accounting for nearly one out of every two aerosol cans sold domestically. Aerosol containers represent the Company's largest product line. Aerosol containers are used to package personal care, household, automotive, paint and various other products and are sold to virtually all of the major United States consumer products companies, including Gillette, S.C. Johnson & Son, Inc., Procter & Gamble, Reckitt & Coleman and Henkel. The Company offers a wide range of aerosol containers in order to meet its customers' requirements, including stylized necked-in aerosol containers and barrier pack cans used for products such as shaving gel.

     The Company recently completed the acquisition of USC Europe, which is made up of the former operations of several aerosol can businesses previously owned by Crown. In 1995, USC Europe accounted for 24% of the European steel aerosol market and, if run as a stand-alone operation, would have comprised the second largest aerosol producer in Europe, behind only the merged operations of Crown and its affiliate, CarnaudMetalbox, S.A. ("CMB"). USC Europe's manufacturing facilities are located at Southall and Tredegar in the United Kingdom, Laon in France, Schwedt in Germany and Reus in Spain. Assets purchased for aerosol can-making are currently located at Crown's plant in Voghera outside of Milan, Italy but will be moved to another location (recently identified by the Company within Voghera) through a staged transition that provides for the needed aerosol production in the interim. The Company has also begun the development of a site in the United Kingdom for a new aerosol container manufacturing facility as a result of receiving a letter of intent for a long-term purchase commitment by Gillette. See "-- Recent Property Developments."

PAINT AND GENERAL LINE

     The Company's paint and general line products consist of containers such as round cans for paint and coatings, oblong cans for turpentine and charcoal lighter and pails and other containers for industrial and consumer products. Among U.S. Can's largest customers for its paint and general line containers are Sherwin-Williams and Glidden. In August 1996, after reaching agreement on the material terms of a long-term supply arrangement with one of its major paint and coatings customers, the Company completed the acquisition of a site in the Dallas, Texas area and is establishing a new paint and general line manufacturing plant. See "-- Customers and Sales Force." This Texas facility will initially produce gallon round paint cans for the coatings industry. In the future, if circumstances warrant, the Company may expand this facility to include other container manufacturing. See "-- Properties."

     Management estimates that U.S. Can holds the number two position in the United States, on a unit volume basis, in paint and general line containers, which accounted for approximately 28.8% of the Company's sales for the nine-month period ended September 29, 1996. U.S. Can's products accounted for approximately 41.5% of all steel round and general line containers sold in the United States during the same period.

     The Company has expanded into plastic container manufacturing to offer its customers a wider choice of packaging options. The Company is the nation's largest producer of plastic paint cans, supplying such customers as PPG Industries Inc. In August 1996, U.S. Can completed its acquisition of the CPI Group, which manufactures molded drums and pails along with various other plastic containers. The Plastite and CPI Group acquisitions have enabled the Company to serve significant new customers including Olin Corporation, maker of swimming pool chemicals, and petro-chemical producers such as Amoco Corp., Valvoline International, Inc. and Texaco Inc. whose products utilize plastic packaging. Additionally, through this expansion into plastic containers, other well known companies such as United States Gypsum Co. which uses plastic packaging for its spackling joint compound, were added as new customers of the Company. Management believes U.S. Can's plastics capability provides the opportunity to serve existing customers with a wider product line and to attract a broader customer base by expanding the packaging options the Company can offer.

METAL SERVICES

     Management believes that the Company is the leading supplier of metal coating and decorating to third party customers in the United States. The Company's metal services operations also provide secondary steel and other tin mill services for customers inside and outside of the container business. The Company operates full service metal decorating and service facilities serving a variety of customers including Ross Laboratories, Houston Foods Co., and Golden Harvest, as well as companies within the container and packaging industry, including Silgan Containers Corp., Ball Corporation and White Cap, Inc. Revenues from metal services accounted for approximately 10.0% of sales in 1995 and approximately 13.0% of sales through the first nine months of 1996. The Company provides customers with the advantages of quality lithography, large press size, substantial experience in metal coating and lithography coupled with operational advantages, including total capacity and convenient geographic positioning that allow the Company to be sensitive to delivery costs and time constraints. Recently, the Company increased its shearing, slitting, coating and lithography capacity through the acquisition of AMS, which more than doubled the Company's pro forma sales in metal services.

     The metal services business consists of metal decorating and tin mill services. In metal decorating, metal services competes with a few smaller metal decorating firms and the lithography operations of the other major can companies. The tin mill service center market is fragmented and shared by a large number of firms. Management believes the Company's investment in lithography capacity and technology, reputation for quality, experience in metal decorating, and strategically located plants provide the Company with significant advantages relative to its competitors.

CUSTOM AND SPECIALTY

     The Company significantly increased its presence in the custom and specialty products market in 1994 and has expanded its product lines to include a wide array of functional and decorative containers and tins, caps and closures, and metal housewares and collectible items, serving such customers as Wyeth Laboratories, Keebler Co. Inc. and Wal-Mart Stores, Inc. Included in this line are hermetic containers and slipcover tins of both three-piece and seamless construction, manufactured in round and off-round configurations; standard and custom closures, fitments, and stampings; and metal trading cards, posters, serving trays, canister sets, dust pans and waste baskets. The Company has recently secured contracts for promotional containers in the cosmetic and retail accessory markets including the metal packaging for Liz Claiborne Inc.'s new Curve Perfume. The Company will also produce the specialized metal tins to be used as packaging for Fossil, Inc.'s new line of accessories. The Company's management expects continued growth in the highly customized, value-added segment of packaging products and also expects to expand its operations in licensed products, building on the current licensed lines of collectibles that includes Norman Rockwell and The Saturday Evening Post. The Company believes it offers the industry's widest range of this type of product, enabling it to compete as a full service metal decoration and specialty products provider within an industry with a large number of manufacturers none of whom competes across its entire product spectrum with the Company. Competition is based principally on quality, service, geographical proximity to customers and price. The Company believes it has the ability to compete favorably in each aspect of its custom and specialty business.

     In 1996, custom and specialty products have seen a significant expansion in the highly customized promotional container market and growth in its licensed product operations. These businesses contributed sales of approximately $56 million or 10.0% of sales of the Company for the nine month period ended September 29, 1996.

ENGINEERING CENTER

     The Company acquired the Orlando Machine Engineering Center ("OMEC") from Rollason in 1994. OMEC manufactures the full line of Callahan manufacturing machinery and a variety of other new can manufacturing equipment ranging from small bench model seamers to large production presses, as well as specialized equipment such as water testers, and compound lining machines. OMEC also offers a wide range of value-added, rebuilt can-making machinery, including feeders, slitters, flangers, seamers, liners, presses and scroll shears.

     OMEC has an extensive overhaul capacity. This capacity permits OMEC to offer rebuilt equipment ranging from individual presses to complete can lines.

     OMEC utilizes the latest in computer-controlled technology to design and build high quality tool and die sets for the can industry. OMEC also provides technical support to the can manufacturing industry, and is a leading supplier of quality spare parts for the full Callahan line, for Bruderer and Bliss presses, Angelous seamers and many other major names. OMEC's engineering department is geared to develop a wide variety of new equipment from customer-supplied samples or specifications.

     OMEC's extensive capabilities allow U.S. Can to perform in-house overhaul, repair and engineering support services formerly contracted to outside machine shops.

BUSINESS STRATEGY

     Management believes that further growth of the Company will be achieved by building on its market leadership, continuing to reduce manufacturing costs while increasing efficiencies, and making selective acquisitions. As part of its strategy, the Company intends to continue to provide quality products and excellent service to the leading consumer and industrial products companies in the United States and Europe. These customers require packaging that provides reliability with excellent aesthetic characteristics at a competitive cost. In addition, by broadening its product offerings and expanding its geographic presence, the Company can serve businesses that have not historically been customers and can more cost effectively serve additional locations of existing clients. The Company can also compete more effectively by reducing manufacturing costs and enhancing operating efficiencies through investments in capital equipment and technology. Management believes that the strategic deployment of capital enables the Company to improve its overall profitability by leveraging the economics of scale inherent in the manufacture of containers. The Company intends to continue to improve the operating margins of its business through the integration of recent acquisitions in the United States and Europe. While the Company has historically aggressively sought acquisitions to implement its growth strategies, these objectives have largely been met with the consummation of the Acquisitions in 1996. However, the Company plans to continue to evaluate and selectively pursue acquisitions which it believes are strategically important to meeting its customers needs, attracting new customers, adding new products, complementing its existing business and expanding its geographic reach. This strategy should allow the Company to better serve its existing clients, attract new customers and take advantage of the overall consolidation in the general packaging industry.



     As part of its commitment to capital investment in technology, the Company has made and expects to continue to make significant capital expenditures to upgrade its facilities in accordance with current and pending environmental regulations. Approximately 7% of the Company's capital budget is environmentally related. A program dedicating approximately $5.7 million to upgrade the Company's lithography centers to comply with scheduled Clean Air Act requirements has been undertaken, of which $3.9 million was already spent as of September 29, 1996. In the United Kingdom, at the Company's Southall facility, a thermal oxidizer has been ordered and will be installed at an estimated cost of approximately $800,000 to comply with air emissions regulations there. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters."


ACQUISITIONS

     The Company was formed in 1983 through the purchase of the container division of Sherwin-Williams by an investor group led by William J. Smith, the Company's Chairman, President and Chief Executive Officer. Strategic acquisitions were key to the Company's historic growth strategy. The Company more than doubled its sales in its first four years by acquiring the aerosol and paint and general line manufacturing facilities of Southern Can Company and the general packaging business of CCC.

     Since 1983, the Company has completed a total of twenty-two acquisitions. Initially the Company's acquisition strategy focused on aerosol and paint and general line can making operations. More recently, growth has focused on expanding into related products and line extensions as well as new market areas. These acquisitions have strengthened and expanded the Company's product lines and geographical presence and have enabled it to serve the needs of an expanding list of major customers. The Company's management has consistently been able to improve the operating margins of acquired businesses through consolidation, operating synergies, cost reduction and increased manufacturing efficiency.

     For a discussion of the Company's intentions with respect to future acquisitions, see "-- Business Strategy."


     The following table lists the Company's acquisitions since 1983 all of which were purchased by the Company's United States operating entity, U.S. Can:



YEAR COMPLETED    BUSINESS OR ASSETS ACQUIRED             PRODUCT LINES           PURCHASE PRICE
--------------  -------------------------------       ---------------------       --------------
1985.....       #  Southern Can Company               Aerosol                     $ 32.0 million(1)
1986.....       *  General Can Company -- Alsip       Paint and General Line      $  0.4 million
1987.....       #  CCC General Packaging              Aerosol/Paint and           $ 65.0 million(2)
                   Business                           General Line
1988.....       *  General Can                        Custom and Specialty        $  1.1 million
1992.....       *  ANC -- Sparrows Point              Metal Services              $  7.3 million
1992.....       *  Fein Container Corporation         Paint and General Line      $  7.0 million


YEAR COMPLETED    BUSINESS OR ASSETS ACQUIRED         PRODUCT LINES       PURCHASE PRICE
--------------  -------------------------------   ---------------------   --------------
1992.....       *  ANC -- General Packaging       Aerosol/Paint and       $ 14.7 million
                                                  General Line
1993.....       *  Olsher Metals Processing       Metal Services          $  8.8 million(1)
                   Corporation
1993.....       *  Spencer Containers, Inc.       Custom and Specialty    $  0.1 million
1994.....       @ Steeltin Can Corporation        Custom and              $ 20.7 million(1)
                                                  Specialty/Metal
                                                  Services/Paint and
                                                  General Line
1994.....       *  Alsip facility from Ball       Metal Services          $  4.6 million
                   Corporation
1994.....       *  Midwest Can Company            Oblong Containers       $  0.5 million
1994.....       #  Ellisco, Inc.                  Custom and              $ 32.2 million
                                                  Specialty/Metal
                                                  Services
1994.....       #  Rollason Engineering and       Packaging Industry      $  1.4 million(3)
                   Manufacturing, Inc.            Equipment
                                                  Overhaul/Repair
1994.....       *  Grafco Industries, L.P.        Custom and Specialty    $  1.1 million
1995.....       #  Metal Litho International      Metal Services          $ 14.3 million(1)
1995.....       *  Prospect Industries            Paint and General       $  8.8 million
                Corporation                       Line
1995.....       #  Hunter Container Corporation   Custom and Specialty    $  6.5 million(1)
1995.....       #  Plastite Corporation           Plastics                $  7.3 million(4)
1996.....       @ Alltrista Metal Services        Metal Services          $ 14.9 million(5)
                Division
1996.....       #  CPI Group                      Plastics                $ 15.1 million(6)
1996.....       @ USC Europe                      Aerosol                 $ 52.8 million(7)
1997.....       *  Owens-Illinois Closures,       Custom and Specialty    $ 10.0 million(8)
                Inc.


------------------------


*    Indicates acquisition of assets of the business by U.S. Can.


# Indicates acquisition of stock of the entity. In all cases of stock acquisitions, except USC Europe, the entities were subsequently merged into the purchasing entity U.S. Can. USC Europe which is comprised of individual operating entities in each country (United Kingdom, France, Germany, Spain and Italy), is operated as a group of wholly-owned direct and indirect subsidiaries of U.S. Can.


@ Indicates acquisition of stock of an entity together with additional or subsequent asset acquisition by U.S. Can.

(1)  Included assumption of debt in conjunction with acquisition.
(2)  Included $55.0 million face amount of Class 1 Preferred Stock of the
     Company.
(3) Included $1.0 million in the Company's Common Stock and assumption of debt in conjunction with acquisition.
(4)  Plus future contingencies not to exceed $2.5 million in the aggregate.
(5) In a related transaction, U.S. Can purchased inventory from Alltrista for approximately $8.0 million which is being paid for on an installment basis.
(6)  Plus future contingencies not to exceed $1.0 million in the aggregate.
(7) Included assumption of $5.8 million in net indebtedness and subject to a post-closing adjustment for changes in working capital from April 30, 1996 to September 11, 1996, the closing date of the USC Europe Acquisition.

(8) Subject to a post-closing adjustment for inventory acquired plus future contingencies not to exceed $1.5 million in the aggregate.


PRODUCTS

     Management believes that U.S. Can offers the widest range of aerosol, round, general line and specialty metal containers in the general packaging industry in the United States. U.S. Can is the leader in all of the major aerosol categories, including personal care, household, automotive and spray paint containers.

     The operations of USC Europe accounted for production of 530 million of the
2.2 billion steel aerosol cans produced in Europe in 1994. These aerosol cans covered the five most popular diameters in the

European market: 45, 49, 52, 57 and 65 millimeter cans. These diameters, supplemented by various heights, enable USC Europe to offer customers a full range of cost efficient sizes.

     The Company emphasizes quality and breadth of product line in marketing its aerosol containers. Full-color, quality lithographed containers are available in a wide range of styles and sizes. The Company's necked-in containers (aerosol cans where the plastic cap is flush with the metal exterior of the can) offer a distinctive look preferred by consumers and provide other advantages in form and function. In barrier packaging (which involves separating the product from the can's propellant), the Company provides marketers with piston and bag-in-can containers.

     The Company's round paint cans, oblong containers, pails and specialty containers are provided in the industry's widest choice of sizes, ranging from one-quarter pint to six and one-half gallons, and features a variety of inside linings. Also included in the Company's general line are a wide range of open-top and AccuPor(R) metal cans used primarily for automotive products. Additionally, with the acquisition of Plastite in 1995, the Company has become the leader in the production of plastic paint cans, manufacturing plastic gallon round cans and two sizes of plastic pails. The CPI Group acquisition has expanded the Company's plastic product line to include molded drums and pails along with various other plastic containers and products, including products used in the agricultural and farming industries.

     The Company's custom and specialty products line consists of a wide array of functional and decorative containers, tins, caps and closures, and metal housewares and collectible items. Included in this line are hermetic containers and slipcover tins of both three-piece and seamless construction, manufactured in round and off-round configurations; standard and custom closures, fitments, and stampings; and metal trading cards, posters, serving trays, canister sets, dust pans and waste baskets. The Company has recently secured significant contracts for promotional containers in the cosmetic and retail accessory markets. These products signal an expansion of the custom and specialty products into areas not traditionally supplied by the metal packaging industry, such as perfume and jewelry. The Company also expects to expand its operations in licensed products, building on the current licensed lines of collectibles. The Company believes it offers the industry's widest range of related products within this product grouping.

CUSTOMERS AND SALES FORCE

     As of September 1, 1996, in the United States, the Company had approximately 8,000 customers for its products, as compared to approximately 6,600 and 6,500 customers as of December 31, 1995 and 1994 respectively. The Company's 10 largest customers accounted for approximately 32.4% of sales for the first nine months of 1996, and 33.3% and 35.1% of sales in 1995 and 1994, respectively. No customer accounted for more than 10% of the Company's sales for the first nine months of 1996, or in 1995 or 1994. Sales to Sherwin-Williams and its affiliates amounted to approximately 12% of sales in 1993. Sales to Olin Corporation accounted for 30.6% of the sales of the CPI group for the first nine months of 1996.


     The Company supplies containers for leading producers of personal care, household, automotive, paint and industrial products, many of whom have been customers of the Company or its predecessor companies for decades. Set forth below is a representative sampling of the Company's customers and products it supplies to them as follows; however, the sales to certain of these customers are not significant:



                     COMPANY                                   PRODUCTS
    -----------------------------------------  -----------------------------------------
    AEROSOL (UNITED STATES)
      Alberto-Culver Company.................  Alberto VO5, Consort, Static Guard
      Cheeseborough-Pond's Co................  Rave, Aqua-Net, Brut
      CPC International Inc..................  Niagara
      Dial Corp..............................  Breck, Magic Sizing, Dial Antiperspirant,
                                               Renuzit

                     COMPANY                                   PRODUCTS
    -----------------------------------------  -----------------------------------------
      Diversified Brands.....................  Krylon, Dupli-Color
      DowBrands Inc..........................  Spray 'N Wash, Dow Oven Cleaner, Dow
                                               Bathroom Cleaner
      Faultless Company......................  Faultless Spray Starch
      Gillette...............................  Right Guard, Foamy, White Rain, The Dry
                                               Look, Series Shave Cream/Gel
      Helene Curtis, Inc.....................  Degree, Suave, Finesse, Salon Selectives
      Leeming/Pacquin, Inc...................  Barbasol, Pure Silk
      Procter & Gamble.......................  Noxema, Sure, Secret, Old Spice
      Reckitt & Coleman......................  Wizard Dry Breezes, Lysol, Easy On
                                               Starch, Easy Off Oven Cleaner
      S.C. Johnson & Son, Inc................  Raid, Edge, Glade, Pledge, Off!,
                                               Skintimate
      Sherwin-Williams.......................  Spray-on Paint
    AEROSOL (EUROPE)
      Boots Company..........................  Antiperspirant, Ocean Blue Shaving Foam
      Helene Curtis, Inc.....................  Salon Selectives
      Henkel.................................  Various Personal Care Products
      Holt Lloyd.............................  Duplicolor, Halfords
      Kanebo.................................  Hairspray
      L'Oreal S.A............................  Studio Ultra Fixing Spray
      Menken Dairy...........................  Whip cream
      NLN....................................  Arbre Vert products
      Reckitt & Coleman......................  Woolite, Mr. Sheen, Wizzard
      Revlon.................................  Hairspray
      Sara Lee Corporation...................  Williams Shaving Cream
      Tetrosyl...............................  Carplan, Duco
      3M.....................................  Spraymonat
      Unilever...............................  Various personal care products
      WD40 Co................................  WD40
    PAINT AND GENERAL LINE
      Amoco Corp.............................  Various petroleum products
      Behr Process Co........................  Behr Paint
      Duron Paint............................  Duron Paint
      E.I. du Pont de Nemours & Company......  Various du Pont products
      Glidden................................  Spread Satin, Spread Lustre
      Kikkoman Company.......................  Vegetable oils, soy sauce, teriyaki sauce
      Olin Corporation.......................  Pool chemicals
      PPG Industries, Inc....................  Olympic Stain, Pittsburgh Paint, Lucite
      Porter Paint Co........................  Porter Paint
      Sherwin-Williams.......................  SuperPaint, Dutch Boy, Weatherbeater
      Texaco Inc.............................  Petroleum products
      The Thompson/Minwax Company............  Thompson's Water Seal, Minwax
      U.S. Gypsum............................  Drywall compound, spackle
      Valvoline International, Inc...........  Various petroleum products
      Wm Barr & Co. Inc......................  Solvent, coatings, chemicals
    CUSTOM AND SPECIALTY
      Borden Inc.............................  Prince Sauce lids
      Cherrydale Farms Inc...................  Decorative tins
      CUI Inc................................  Metal collector cards
      European Coffee Classics Inc...........  Melitta Coffee containers
      Huls America Inc.......................  Fuel additive containers

                     COMPANY                                   PRODUCTS
    -----------------------------------------  -----------------------------------------
      Keebler Co., Inc.......................  Cracker tins
      Springwater Cookies....................  Cookie tins
      Target Stores..........................  Various home & seasonal decorative products
      Wal-Mart Stores, Inc...................  Various home & seasonal decorative products
    METAL SERVICES
      Golden Harvest.........................  Lithographed metal for popcorn tins
      Houston Foods..........................  Lithographed metal for popcorn tins
      Ross Labs..............................  Coated metal for baby formula cans
      Silgan Containers Corp.................  Lithographed metal for food cans
      White Cap Inc..........................  Lithographed metal for metal closures, lids


     In accordance with industry practice, the Company enters into both one-year and multi-year supply agreements with its major customers. These agreements specify the number of containers a customer will purchase (or the mechanism for determining such number), pricing, volume discounts (if any) and, in the case of many of the Company's multi-year supply agreements, a provision permitting the Company to pass through announced price increases in certain raw material costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Inflation." In September, 1996, U.S. Can entered into a container supply agreement with a major coatings customer. Under this agreement, this customer purchases round containers for its plants in several locations throughout the United States. This customer has agreed to purchase certain estimated quantities of round containers per contract year. This agreement extends until March, 2001, subject to termination for material breach by either party. Under this agreement, prices and volumes may be adjusted due to changes in certain raw materials cost, certain competitive offers and/or availability of new types of containers. U.S. Can has established a paint and general line manufacturing facility in the Dallas, Texas area to accommodate the increased demand of this customer. Other customers are also being serviced from this plant. See "-- Recent Property Developments." The Company has also received a multi-year commitment from Gillette to purchase necked-in aerosol cans for Gillette's North Atlantic Group. In October 1996, U.S. Can received written confirmation of Gillette's intention to purchase certain annual unit volumes of aerosol cans from U.S. Can, including U.S. Can's European operations, through 1998, with the option to extend for an additional period, subject to price adjustment for actual volumes purchased. U.K. Can Limited has entered into a long-term lease agreement with an option to purchase the facility for a nominal price at the end of the lease for a 320,000 square foot facility in Merthyr Tydfil, Wales for the establishment of a new manufacturing facility there. It is not U.S. Can's policy to have any plant devoted exclusively to one customer and management plans to service other customers from this facility. See "-- Recent Property Developments." In metal services, in connection with the acquisition of AMS, the Company entered into a long-term agreement to supply tin plate to Alltrista's home canning business from the Company's metal services facilities in Chicago.



     In the United States, U.S. Can markets its products primarily through a sales force comprised of inside and outside sales representatives. Beginning in 1994, the sales force was reorganized to reflect the Company's increased presence in Metal Services and Custom and Specialty Products. The sales force is comprised of five groups -- the Aerosol Sales group, the Paint and General Line Sales group, the Metal Services Sales group, the Custom and Specialty Sales group and the OMEC sales group. In total, as of June 30, 1996, the Company had 66 outside sales representatives and 55 inside sales representatives working in the domestic market. In Europe, USC Europe has an experienced force in all five countries. The Company has eight inside sales representatives and 6 outside sales representatives working in Europe. Management believes that this experienced sales force with extensive customer relationships is a significant competitive advantage.

RAW MATERIALS

     The Company's principal raw materials are tin-plated steel ("tin plate") and coatings and inks used to print its customers' designs and logos onto the tin plate. U.S. Can purchases tin plate principally from domestic steel manufacturers, with a minor portion purchased from Asian and European mills. Both U.S. Can and USC Europe primarily rely on local mills to satisfy their plants' tin plate requirements, but may also buy metal from other suppliers. Tin plate accounted for approximately 85% of U.S. Can's total raw material purchases in 1995. Periodically, U.S. Can's major suppliers announce increases in prices for tin plate and in September 1996 they announced an increase of 2 3/4% in the price for the tin plated steel, effective January 5, 1997. Historically, U.S. Can has been able to negotiate lower price increases than those announced by its major suppliers. However, there can be no assurance that U.S. Can will be successful in negotiating lower price increases with respect to future price increases. Many of U.S. Can's multi-year supply agreements with its customers permit it to pass through announced price increases in certain raw material costs. However, historically, U.S. Can has not always been able to offset immediately increases in tin plate prices with price increases on its products. See "-- Customers and Sales Force" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Inflation."

     The Company believes that adequate quantities of tin plate will continue to be available from steel manufacturers. The individual suppliers of raw materials accounting for more than 10% of the total steel used by U.S. Can in the first half of 1996 were United States Steel Corporation, LTV Corporation and Weirton Steel Corporation. The percentage of total raw materials supplied to U.S. Can by each of these suppliers ranged from approximately 23% to approximately 35% for the nine month period ended September 29, 1996.

     Periodically, USC Europe's major suppliers have announced price increases for tin plate. Historically, Crown and CMB have on occasion been able to negotiate lower price increases and/or later effective dates than those announced by their major suppliers. However, there can be no assurance that USC Europe will be successful in negotiating lower price increases or later effective dates with respect to future price increases, if any. Although supply agreements with customers often permit USC Europe to pass on announced raw material cost increases in form of higher prices, USC Europe has not always been able to offset fully increases in tin plate prices.

     The Company has not historically entered into written supply contracts with steel makers and believes that other can manufacturers follow the same practice. The Company allocates its purchases among steel makers on the basis of price and performance, and uses a structured quality and service rating system which monitors each supplier's performance on a quarterly basis. Typically, the Company reaches an oral agreement with each of its domestic tin plate suppliers on the volume of the Company's purchases and pricing once per calendar year, based on good faith estimates. Pricing is subject to renegotiation if the steel maker's raw material costs increase or decrease. In the last five years, the annual steel price agreements have not been renegotiated for any reason. Agreements with foreign steel makers are substantially similar. See, "Risk Factors -- Reliance on Tin-Plated Steel."

     The Company's second largest raw material expense is for coatings and inks, which are used to print designs and logos onto the tin plate prior to assembly. Coatings and inks accounted for approximately 9% of U.S. Can's raw material costs in fiscal year 1995 and are purchased from domestic suppliers. Based on the ready availability of these materials in the past and the number of manufacturers which continue to make these products, management does not anticipate any lack of availability of coatings and inks in the foreseeable future.

     The Company's plastic products are produced from two main types of resin, which is a petroleum or natural gas product. High density polyethylene resin is used to make pails, drums and agricultural products. 100% post-consumer use recycled polyethylene or polypropolene resin is used in the production of the Plastite line of paint cans. The price of resin fluctuates significantly and management believes that it is industry standard practice, as well as the Company's contractual obligation in many of its supply agreements, to pass on increases and decreases in resin prices to the customer.

LABOR

     As of July 31, 1996, in the United States, the Company employed approximately 4,106 salaried and hourly employees. At that date, there were a total of 2,635 employees who were members of various labor unions, including the United Steelworkers of America ("USWA"), the International Association of Machinists ("IAM"), Local 810 Steel, Metals, Alloys and Hardware Fabricators and Warehousemen (affiliated with the International Brotherhood of Teamsters ("Teamsters")), the Sheet Metal Workers of America ("SMWA"), Graphic Communications International Union ("GCIU"), International Leather Goods, Plastic, Novelty and Service Workers Union, and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO ("IUE"). Unionized employees constitute approximately 64% of the Company's total workforce. Currently, the Company is engaged in negotiations at its Newnan, Georgia, plant with the International Leather Goods, Plastics, Novelty and Service Workers Union, Local No. 359 regarding the labor agreement for approximately 95 employees which expired on September 15, 1996. The Company is also scheduling negotiations at its Midwest Litho Center in Alsip, Illinois, regarding the agreement with the GCIU which involves approximately 20 employees. Early next year, negotiations will be scheduled with the USWA at its Chicago Metal Services plant in Illinois regarding the agreement covering about 100 employees which expires March 21, 1997.

     The Company's labor agreement with a local unit of the GCIU covering approximately 83 employees at the Trenton, New Jersey Litho Center was renewed for a three-year period effective March, 1996. The labor agreement with the USWA covering approximately 100 employees at the Columbiana, Ohio, plant was renewed for three years in April. In June, 1995 U.S. Can reached a four-year agreement with a local USWA unit of 310 employees at its Tallapoosa, Georgia, manufacturing facility. A four-year agreement was also reached with the SMWA in October, 1995 covering approximately 146 employees at the Company's Horsham, Pennsylvania facility. Also in October 1995, an initial three-year agreement covering approximately 42 employees at the Morrow, Georgia plant was reached with the USWA. Recently, the Company also negotiated a four-year agreement for approximately 135 employees represented by the IUE at the North Brunswick, New Jersey operation.

     USC Europe employed approximately 650 people at the end of 1995. The Company believes that its workforce is skilled and committed, as demonstrated over the last five years by increasing productivity and very limited work stoppage due to labor disputes. In line with common European practices, all plants are unionized, although union membership is declining at Laon and Reus. The management of the Company believes that labor relations are excellent at all plants. Each of USC Europe's plants is managed by an experienced management team, comprising in most cases a general manager, plant manager, sales manager and finance manager.

     In the United States, the Company has followed a labor strategy designed to enhance its flexibility and productivity through constructive relations with its employees and collective bargaining units. Elements of this strategy have included implementation of flexible staff schedules, plant-level profit sharing plans and plants staffed entirely by salaried workers. Management believes the 401(k) plan first negotiated at U.S. Can's Elgin, Illinois plant is unique in the packaging industry and provides incentives for local performance, while reducing the Company's exposure to defined benefit plan costs traditionally bargained for by unions. In 1993, the Company expanded this 401(k) plan to include U.S. Can's Horsham, Pennsylvania, Green Bay, Wisconsin, and Sparrows Point, Maryland, manufacturing facilities. In 1994, the USWA local bargaining unit of the Burns Harbor, Indiana plant and the IAM local bargaining unit of the Danville, Illinois plant were also added to the 401(k) plan. In 1995 the USWA bargaining unit in Tallapoosa, Georgia and the IUE unit at North Brunswick, New Jersey were also included in the 401(k) plan.

     Management believes the Company and its employees have benefited from dealing directly with local unions in order to tailor their contracts to local employee issues. In the future, management intends to negotiate separately with the unions at acquired plants to reach individual site contracts with the respective local unions. This policy has the effect of staggering renewal negotiations with the various bargaining units. Management believes the Company's relations with its employees and their collective bargaining units are generally good, as evidenced by the fact that the Company has had only two work stoppages in its history: a five-day work stoppage at the Horsham, Pennsylvania facility in November, 1992, and a one-day work stoppage at the now-closed San Leandro, California facility in June, 1988.

COMPETITION

     The principal methods of competition in the general packaging industry are price, quality and service. The Company believes that it competes favorably in each of these areas. See "Risk Factors -- Competition." Price competition in the industry is vigorous and limits the Company's ability to increase prices. Generally, customers of all general line containers are demanding more consistent product availability with shorter lead times. Because aerosol cans are used for personal care, household and other packaged products, and because they are pressurized, aerosol cans are more sensitive to quality, can decoration and other consumer-oriented features than paint and general line containers.

     Competition has increased in the general packaging industry as a result of mature markets, customer consolidations and consolidation within the container industry. In steel aerosol containers, U.S. Can competes primarily with Crown and Ball Corporation both of whom are large and have greater financial resources than the Company. USC Europe competes in the steel aerosol market with the combined Crown and CMB operations (subject to the terms of a one-year Non-Compete, summarized below), the German container manufacturer Schmalbach-Lubeca/Continental Can Europe, the German aerosol manufacturer Staehl and a group of other smaller regional producers. Domestically, U.S. Can also competes with Advanced Monobloc and two other smaller firms which manufacture aluminum aerosol containers. In Europe USC Europe competes with aluminum aerosol container manufacturers Alusuisse-Lonza Holding AG/Boxal and Pechiney International, S.A./Cebal.


     The USC Europe acquisition by the Company represented the sale by Crown of various aerosol operations in Europe which sale was mandated by the stipulation of the European Economic Communities European Merger Task Force in connection with Crown's merger with CarnaudMetalbox. The mandate provides various conditions to the terms of the sale by Crown, including limitations on competition for customers of the various aerosol operations. Thus, in compliance with the terms of the stipulation, the terms of the Company's agreement with Crown to purchase USC Europe include a Non-Compete. For one year, Crown is prohibited from selling aerosol cans to customers who were, prior to the purchase, served by USC Europe. Excepted from this Non-Compete are customers who, with the approval of the Commission of European Communities and in good faith, decline to purchase aerosol cans from USC Europe. Crown may compete for customers of USC Europe, but only to the extent that such competition does not lessen the volume of products historically purchased from USC Europe by such customers.


     In paint and general line, the Company competes primarily with Brockway Standard Inc. and one smaller, private firm. The Company's products also face competition from aluminum, glass and plastic containers. In 1995, the Company entered the plastic container line through the acquisition of Plastite. In 1996, the Company expanded its plastics operations by acquiring the CPI Group.

     Because shipping costs associated with the delivery of cans from outside North America would add a major additional component of cost, the industry has historically had relatively little competition from offshore manufacturers. Management believes that this condition is unlikely to change in the foreseeable future.

     Custom and specialty products compete with a large number of container manufacturers and closure suppliers; it does not compete across its entire product spectrum with any single company. Competition is based principally on price, quality and service, geographical proximity to customers, production capability, with varying degrees of intensity according to the specific product category. The Company believes it has the ability to compete favorably in each aspect of the custom and specialty business as market conditions may require.

     Metal services divides its business into metal decorating and tin mill services. In metal decorating, metal services competes with a few smaller metal decorating firms and the litho operations of the other major can companies. The tin mill service center market is fragmented and shared by a large number of firms. Management believes the Company's investment in litho capacity and technology, reputation for quality, experience in metal decorating, and strategically located plants provide the Company with significant advantages relative to its competitors.

PROPERTIES


     The Company has thirty-nine manufacturing facilities located domestically in twelve states and in five countries abroad, many of which are strategically positioned near principal customers and suppliers. In Europe, USC Europe has production locations in the five largest regional markets, including the United Kingdom, France, Spain, Italy and Germany. Management believes that, due to the substantial transportation costs involved in shipping empty cans over long distances, its large number of facilities and their strategic locations near customers are a major competitive advantages. The following table sets forth certain information with respect to these plants as of December 31, 1996.

        LOCATION                SIZE           STATUS                    FUNCTION
-------------------------  ---------------     -------     -------------------------------------
UNITED STATES
Elgin, IL................  481,346 sq. ft.     Owned       Manufacture and assembly of a full
                                                           range of aerosol cans, round gallons
                                                           and oblong cans of all sizes.
Chicago, IL..............  266,269 sq. ft.     Owned       Steel slitting and shearing, coating
                                                           and lithography.
Tallapoosa, GA...........  228,080 sq. ft.     Owned       Manufacture and assembly of a full
                                                           range of aerosol cans and round
                                                           gallons.
Commerce, CA.............  215,860 sq. ft.     Leased      Manufacture and assembly of aerosol
                                                           cans, oblong cans and round quarts
                                                           and gallons.
Sparrows Point, MD.......  211,670 sq. ft.     Leased      Steel shearing, coating and
                                                           lithography.
Glen Dale, WV(2).........  210,000 sq. ft.     Owned       Manufacture of metal caps and
                                                           closures.
Burns Harbor, IN.........  180,000 sq. ft.     Leased      Steel shearing, coating and
                                                           lithography.
Hubbard, OH..............  174,970 sq. ft.     Owned       Manufacture and assembly of a full
                                                           range of round and General line cans.
Baltimore, MD............  150,000 sq. ft.     Leased      Assembly of round cans.
Horsham, PA..............  132,000 sq. ft.     Owned       Assembly of aerosol cans and
                                                           manufacture of ends.
Racine, WI...............  130,000 sq. ft.     Owned       Assembly of aerosol cans.
Brookfield, OH...........  129,900 sq. ft.     Leased      Steel slitting, shearing and
                                                           processing.
Green Bay, WI............  127,000 sq. ft.     Leased      Assembly of aerosol cans.
Columbiana, OH...........  121,000 sq. ft.     Leased      Manufacture of custom and specialty
                                                           products.
Morrow, GA...............  110,160 sq. ft.     Leased      Manufacture of plastic containers.
Baltimore, MD............  110,000 sq. ft.     Owned       Assembly of specialty cans.
Weirton, WV..............  108,000 sq. ft.     Leased      Steel shearing, coating and
                                                           lithography.
North Brunswick, NJ......  106,326 sq. ft.     Leased      Manufacture and assembly of pails.
Danville, IL(3)..........  100,000 sq. ft.     Owned       Assembly of aerosol cans and
                                                           manufacture of ends.
Wheeling, WV(4)..........  100,000 sq. ft.     Leased      Manufacture of metal caps and
                                                           closures.
Trenton, NJ..............   98,700 sq. ft.     Leased      Steel shearing, coating and
                                                           lithography.
Newnan, GA...............   95,000 sq. ft.     Leased      Manufacture plastic pails and farming
                                                           products.
Fern Park, FL............   90,081 sq. ft.     Leased      Manufacture and overhaul of packaging
                                                           equipment and parts.
Alsip, IL................   90,000 sq. ft.     Owned       Steel shearing, coating and
                                                           lithography.
Dallas, TX...............   86,000 sq. ft.     Owned       Manufacture of paint and general line
                                                           cans.
Alsip, IL................   64,349 sq. ft.     Leased      Assembly of round flat-top and screw-
                                                           neck cans of all sizes.
Warren, OH...............   58,000 sq. ft.     Leased      Coating and lithography.
Alliance, OH.............   52,000 sq. ft.     Leased      Manufacture plastic pails and farming
                                                           products.
Baltimore, MD............   45,000 sq. ft.     Leased      Manufacture of specialty tins and
                                                           components.
New Castle, PA...........   22,750 sq. ft.     Owned       Coating and lithography.
Jerseyville, IL..........   24,000 sq. ft.     Leased      Manufacture plastic pails and farming
                                                           products.
Vernalis, CA.............   24,000 sq. ft.     Leased      Manufacture of specialty metal
                                                           containers.

        LOCATION                SIZE           STATUS                    FUNCTION
-------------------------  ---------------     -------     -------------------------------------
Tallapoosa, GA...........   21,400 sq. ft.     Owned       Sporri Development Center; assembly
                                                           of a variety of specialty cans,
                                                           including small-size aerosol cans.
EUROPE
Merthyr Tydfil, UK.......  320,000 sq. ft.     Leased(5)   Manufacture and assembly of aerosol
                                                           cans.
Southall, UK.............  253,000 sq. ft.     Owned       Manufacture and assembly of aerosol
                                                           cans.
Laon, France.............  220,000 sq. ft.     Leased      Manufacture and assembly of aerosol
                                                           cans.
Reus, Spain..............  182,250 sq. ft.     Owned       Manufacture and assembly of aerosol
                                                           cans.
Tredegar, UK.............   90,350 sq. ft.     Owned       Steel shearing and coating
                                                           operations.
Schwedt, Germany.........   35,500 sq. ft.     Leased      Manufacture and assembly of aerosol
                                                           cans.
Voghera, Italy(5)........   45,200 sq. ft.     Lease       Manufacture and assembly of aerosol
                                               Pending     cans.


---------------


(1) Purchased August 16, 1996; expected date of manufacturing capability is mid-1997.


(2) Subject to a mortgage in favor of The First National Bank of Danville.


(3) Purchased July 31, 1996; expected date of manufacturing capability is January, 1997.


(4) The property at Merthyr Tydfil is subject to a 999 year lease with a pre-paid option to buy which becomes exercisable in January 2007. Up to that time, the Landlord may require the Company to purchase the property for a payment of 1L British Sterling.


(5) Lease executed on December 18, 1996. Partial occupancy was taken January 15, 1997 with full occupancy expected during the first quarter of 1997.



     Currently, the Company's facility under construction at Merthyr Tydfil is subject to a pledge of the leasehold interests and personal property located thereon to secure amounts outstanding under a credit agreement entered into with General Electric Capital Corporation on December 20, 1996. The Company's facility in Laon, France is subject to a pledge of the leasehold interests pursuant to a lease financing arrangement with Sogaibail, S.A.


     In addition to its manufacturing facilities, the Company owns approximately 22 acres of undeveloped land in Raeford, North Carolina; leases 37,734 square feet of office space in Oak Brook, Illinois to house its corporate headquarters; leases approximately 102,400 square feet of office and warehouse space in Baltimore, Maryland to house a custom and specialty sales office and distribution center; and leases approximately 58,200 square feet of office and warehouse space in Saddle Brook, New Jersey to house East Coast aerosol and paint and general line sales and a general line distribution center. An additional building in Saddle Brook which formerly housed manufacturing operations is awaiting disposition by the Company which is evaluating its options. The Company owns a 118,000 square-foot building in Philadelphia, Pennsylvania which is currently leased to a tenant. The Company also owns a 145,000 square foot building in Baltimore, Maryland and a 68,000 square foot building in Trussville, Alabama which are for sale.

     With the exception of Italy, where aerosol can making equipment will need to be relocated from the Crown plant in Voghera to a new local site, management believes the Company's facilities are adequate for its present needs and that its properties are generally in good condition, well-maintained and suitable for their intended use. All of the manufacturing plants described in the table above are operating in regular service with one or more shifts per day. The Company continuously evaluates the composition of its various manufacturing facilities in light of current and expected market conditions and demand. While no plans currently exist to further consolidate plant operations, such actions may be deemed appropriate in the future.

RECENT PROPERTY DEVELOPMENTS


     On January 2, 1997 the Company acquired certain assets from O-I which include machinery, equipment, inventory and raw materials of O-I's Erie, Pennsylvania metal business. O-I will operate these lines for up to one year, pending relocation into one or more of U.S. Can's plants.



     On December 18, 1996, the Company entered into a lease of certain property, a building and improvements in Voghera, Italy, to transfer the aerosol can manufacturing operations currently housed in Crown's facility in Voghera. The Company took partial occupancy of the building on January 15, 1997 and anticipates that full transfer of manufacturing capability to the new facility will occur during the first quarter of 1997.



     The Company executed a long-term lease agreement, with an option to purchase the site, for a 320,000 square foot building in Dragon Parc industrial development area in Merthyr Tydfil, Wales in the United Kingdom for the establishment of an aerosol can manufacturing facility on November 29, 1996. The facility will be used to house the Company's aerosol operations to supply the requirements of Gillette to service its long-term purchase commitment and to supply other aerosol can customers in Europe.



     On August 16, 1996, the Company completed its acquisition of a site in the Dallas, Texas area for the establishment of a paint and general line manufacturing plant. The decision to expand manufacturing capabilities in the Southwest followed the Company's agreement with one of its major coating customers on the material terms of a long-term supply arrangement. As of September 30, 1996, the Company and this customer entered into a definitive long-term supply agreement. See "-- Customers and Sales Force." This Texas facility will initially produce gallon round paint cans for the coatings industry. In the future, if circumstances warrant, the Company may expand this facility to include production of certain of its other products.


     On July 31, 1996, the Company completed its acquisition of a facility in Glen Dale, West Virginia for the transfer of its manufacturing operations currently located at a leased facility in Wheeling, West Virginia. The facility will initially be used to house the operations transferred from the facility in Wheeling, which manufactures caps and closures. In the future, the Company may expand this facility to include additional manufacturing capabilities for the production of specialty products.

LEGAL PROCEEDINGS AND REGULATORY MATTERS

     The Company is involved in a number of legal proceedings arising in the ordinary course of business. Management does not believe that these proceedings will have a material adverse effect on the business or financial condition of the Company either individually or in the aggregate.


     On February 28, 1995, CHI, an affiliate of Kiewit, filed a Complaint against U.S. Can and others in the United States District Court, District of New Jersey, asserting claims based upon alleged indemnity obligations of U.S. Can to Kiewit, as successor in interest to CCC, arising from the 1987 acquisition by U.S. Can of the general packaging business of CCC. These alleged indemnity obligations relate to environmental liabilities, reimbursable insurance deductibles and reinsurance amounts, and certain personal injury and employment discrimination claims. The Complaint includes counts for breach of contract, declaratory judgment, indemnification and contribution, certain statutory remedies, state environmental law remedies and unjust enrichment. CHI seeks unspecified compensatory damages, consequential and incidental damages, interest, attorneys' fees and costs of litigation, equitable relief, environmental response costs, and restitution. No aggregate dollar amount of damages is specified in the Complaint. However, in an initial discovery disclosure served on U.S. Can, CHI alleged that its damages to the date of such disclosure were approximately $4.4 million. U.S. Can has filed an Answer to the Complaint, asserted affirmative defenses and made counterclaims against CHI seeking reimbursement for expenses and accruals relating to postretirement medical and life insurance benefits for former employees of CCC, and expenses incurred as a result of CCC's breach of its contractual indemnification obligations to U.S. Can. The case has been transferred to the United States District Court for the Northern District of Illinois. U.S. Can believes it has meritorious defenses to all of CHI's claims. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Litigation".


     CarnaudMetalbox Aerosols, S.A., part of USC Europe, now owned by the Company, is subject to two potentially material claims. Each of these claims are covered by an indemnification agreement with Crown should any uninsured portion of such claims exceed one million French francs (or approximately $200,000). One claim involves a lawsuit filed in Federal District Court in Texas for unstated monetary damages for injuries allegedly incurred in connection with the explosion of a can of hair spray allegedly produced by CarnaudMetalbox Aerosols, S.A. The second claim involves a notification from a customer of a complaint alleging defective aerosol cans which were manufactured by CarnaudMetalbox Aerosols, S.A. No information is available to establish the magnitude of any legal claim should the customer institute legal action.


     The NLRB has issued a decision finding the Company in violation of certain sections of the National Labor Relations Act as a result of the Company's closure of certain facilities in 1991 and failure to offer inter-plant job opportunities to affected employees. Management does not believe that the resolution of this matter will have a material adverse effect on the Company's financial condition or results of operations.

     Aerosol containers, the Company's principal product, have historically been subject to criticism on environmental grounds. Thus, while the Company believes that aerosol can technology is environmentally sound, future additional unfavorable legislation or regulation relating to aerosols could reduce the number of aerosol containers used by the Company's customers, which could have a material adverse effect on the Company. Several states have enacted legislation requiring reformulation of aerosol product propellants to limit the use of VOCs, and many of the Company's customers have responded to meet such relevant new standards. The Company is also subject to potential liability for the costs of environmental remediation. This liability may be based upon the ownership or operation of industrial facilities where contaminants may be found, regardless of whether the Company has contributed to the contamination. See "Risk
Factors -- Environmental Matters."


     The Company understands that the groundwater in San Leandro, California (formerly a site of one of the Company's can assembly facilities) is contaminated at shallow and intermediate depths, and that the area of concern partially extends to the groundwater below the facility formerly owned by the Company. The California Regional Water Quality Control Board originally examined contamination issues involving the site but did not, in 1989-91, require any remediation. The Company did expend approximately $375,000 in voluntary ground remediation of a potential contamination site on this property at that time. The California Department of Toxic Substances Control ("CDTSC") identified regional groundwater contamination concerns for this area and has been trying to define and delineate the areas of possible contamination and the sources of the contamination on a regional basis. In late April 1996, the CDTSC issued to certain of the past and present owners of this facility, including U.S. Can, an order directing such owners to conduct remediation activities at this site; however, no specific form of remediation was indicated. Representatives of the Company met with the CDTSC in response to the order and agreed to undertake additional site assessment work with the purpose of producing a site characterization to determine with greater focus the nature of the contamination. In January 1997, the Company received results from on-site investigations conducted by an independent environmental consultant. Those results indicated that, while no evidence of soil contamination in the studied areas was found, there is a substantial probability that soil beneath one area of the facility has had an impact on site groundwater. Additionally, groundwater in the vicinity has been impacted by contaminants which appear to be migrating on-site from upgradient sources. Recently, the Company received a notice from the CDTSC requiring that it deliver a site characterization report on the site sampling and investigative results no later than February 3, 1997. The San Leandro facility was closed in 1989 and was sold, except for a related parcel of land, in 1994. The remaining parcel was sold in 1995. In connection with the sale, the Company agreed to indemnify the purchaser against any environmental claims related to the Company's ownership of the property. There can be no assurance that the Company will not incur material costs and expenses in connection with the CDTSC order.


     For a discussion of the Master Metals, Inc. site in Cleveland, Ohio, the Malvern TCE Superfund Site in Malvern, Pennsylvania, and the Barone Barrel & Drum Company site in Newark, New Jersey see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters."

     For additional information with respect to certain environmental matters, see "Risk Factors -- Environmental Matters" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of September 15, 1996 with respect to each person who is an executive officer or director of the Company or U.S. Can, as indicated below.

                   NAME                      AGE                      TITLE
-------------------------------------------  ---   -------------------------------------------
William J. Smith...........................  70    Chairman of the Board, President and Chief
                                                   Executive Officer, Company and U.S. Can
Frank J. Galvin............................  55    Executive Vice President, Operations and
                                                   Assistant Secretary, Company and U.S. Can
Timothy W. Stonich.........................  49    Executive Vice President, Finance, Chief
                                                   Financial Officer and Secretary, Company
                                                   and U.S. Can
Charles E. Foster..........................  52    Senior Vice President, Custom and Specialty
                                                   Products, U.S. Can
Lawrence T. Messina........................  51    Senior Vice President, International, U.S.
                                                   Can
William J. Smith, Jr.......................  37    Senior Vice President, Aerosol Operations,
                                                   U.S. Can
Peter J. Andres............................  53    Vice President, Treasurer and Assistant
                                                   Secretary, Company and U.S. Can
Anthony F. Bonadonna.......................  54    Vice President, Human Resources, Company
                                                   and U.S. Can
John R. McGowan............................  54    Vice President and Controller, Company and
                                                   U.S. Can
Calvin W. Aurand, Jr.......................  66    Director, Company
Benjamin F. Bailar.........................  62    Director, Company and U.S. Can
Eugene B. Connolly, Jr.....................  64    Director, Company
Carl Ferenbach.............................  54    Director, Company
Ricardo Poma...............................  50    Director, Company
Francisco A. Soler.........................  50    Director, Company and U.S. Can
Michael J. Zimmerman.......................  46    Director, Company


     The Company's Board of Directors (the "Board of Directors") is divided into three classes serving staggered three-year terms. Each director of the Company is elected at the annual meeting at which such class stands for election and serves until the annual meeting of the Company's stockholders at which such class stands for reelection and until their successors are duly elected and qualified. Messrs. Poma and Zimmerman were reelected at the most recent Annual Meeting of the Company's stockholders (the "Annual Meeting") held on April 25, 1996. Messrs. Smith, Connolly and Bailar are serving three-year terms expiring at the 1997 Annual Meeting; and Messrs. Aurand, Soler and Ferenbach are serving three-year terms expiring at the 1998 Annual Meeting.


     In connection with the IPO, the Company entered into an agreement (the "Stockholders Agreement") with all of its stockholders immediately prior to the IPO (the "Restricted Stockholders") pursuant to which each of Salomon Brothers Inc ("Salomon Brothers"), and Messrs. Smith, Poma and Soler, for so long as each such Restricted Stockholder owns beneficially at least 175,000 shares of Common Stock, has the right to submit a name to the Board of Directors to be included in the slate of nominees for election to the Board of Directors. In accordance with the Stockholders Agreement, in 1992, Salomon Brothers designated Mr. Zimmerman, who at the time was an employee of Salomon Brothers, to serve as a director and his current term expires at the 1999 Annual Meeting. Mr. Zimmerman left Salomon Brothers in 1996, although he remains a director of the Company. Following Mr. Zimmerman's departure from Salomon Brothers, Salomon Brothers has not designated a new director. In accordance with the Stockholders Agreement Mr. Smith designated himself and was elected at the Company's 1994 Annual Meeting to serve a three-year term expiring at the 1997 Annual Meeting; Mr. Poma designated himself and was elected to serve a three-year term expiring at the 1999 Annual Meeting; and Mr. Soler designated himself and was elected at the Company's 1995 Annual Meeting to serve a three-year term expiring at the 1998 Annual Meeting. The Stockholders Agreement provides that if a designee ceases to serve for any reason, the party who submitted the name of such designee has the right to name such designee's successor for approval by the Board of Directors to fill the vacancy on the Board of Directors, and any director so chosen shall hold office for a term expiring at the Annual Meeting at which the term of office of the class to which such director has been added expires and until such director's successor has been duly elected and qualified.

BUSINESS EXPERIENCE

     The following information is provided as of September 15, 1996 for each executive officer or director of the Company or U.S. Can:


          Calvin W. Aurand, Jr. has served as a Director of the Company since February 1995. In April 1995, Mr. Aurand retired as Chairman of the Board of Banta Corporation ("Banta"), Menasha, Wisconsin, a printing company where he was employed for over five years. Mr. Aurand also served as President and Chief Executive Officer of Banta. Prior to joining Banta, Mr. Aurand was President and Chief Operating Officer of American Bank Note Company, New York; President and Chief Executive Officer of Charles P. Young Company, New York; President and Chief Operating Officer of Stecker-Traung-Schmidt Corporation, Detroit; and had held key financial positions in Bemis Company, Minneapolis. Mr. Aurand is a Director of Riverside Paper Corp., Schiele Graphics Corp., and Shepard Poorman Communications Inc.


          Benjamin F. Bailar has served as a Director of the Company and U.S. Can since July 1986 and November 1987, respectively. Since 1987, Dean Bailar has served as Dean of the Jones Graduate School of Administration at Rice University. He is also a Director of Dana Corporation, Smith International, Inc. and Trico Marine Services Inc.


          Eugene B. Connolly, Jr. has served as a Director of the Company since June 1993. Mr. Connolly retired in April 1996 as the Chairman of USG Corporation ("USG") a Fortune 500 company with subsidiaries that are market leaders in the production of gypsum wallboard, joint compound and related gypsum products such as ceiling tile and grid, a position he had held since June 1990. He served as Chief Executive Officer of USG from June 1990 until January 1996. In addition, Mr. Connolly served as President of USG for the period of April-December 1993, President and Chief Executive Officer (January 1990-May 1990), Executive Vice-President (1987-1989), President and Chief Executive Officer of USG Interiors (March 1987-March 1989) and President and Chief Executive Officer of DAP Inc. (July 1988-March 1989). Mr. Connolly also serves as a Director of LaSalle National Bank, The Pepper Companies and Zenith Electronics.


          Carl Ferenbach has served as a Director of the Company since 1983. Mr. Ferenbach is the Managing Director of Berkshire Partners LLC. From March 1986 until June 1996, he was a general partner of Berkshire Partners, Boston, Massachusetts, a private partnership sponsoring and investing in private company acquisitions and recapitalizations and managing four investment funds. Mr. Ferenbach also serves as a Director of Wisconsin Central Transportation Corporation; Trico Marine Services Inc., which operates offshore marine oil service vessels in the Gulf of Mexico; Tranz Rail Holdings Limited, a holding company that owns Trans Rail Limited, which is the principal provider of rail transportation services in New Zealand; NPR, Inc., which operates container ships between Puerto Rico and the United States; Castle Tower Corporation, which provides site locations and services to the wireless communications industry; and English, Welsh and Scottish Railways

     Ltd., which controls certain freight rail assets in the United Kingdom. He was, until its sale in 1994, a Director and Chairman of the Board of Loveshaw Corp., a privately held corporation engaged in the manufacture of packaging equipment. Mr. Ferenbach also served as a director of Community Capital Bank until his resignation in December of 1994.

          Ricardo Poma has served as a Director of the Company since 1983. Mr. Poma is Managing Partner and Chief Executive Officer of Poma Hermanos de C.V., a family holding company involved in automobile distribution, hotels, real estate development and manufacturing. Mr. Poma has held this position since June 1979. Mr. Poma is also Vice Chairman of International Bancorp of Miami, Inc.; a member of the Advisory Board of Bain Capital, an investment fund; and President of the School for Economics and Business, a private university in El Salvador. Mr. Poma is a member of the Nominating and Corporate Governance (Chairman), Audit and Finance Committees of the Board.

          Francisco A. Soler has served as a Director of the Company and U.S. Can since 1983. Mr. Soler is Chairman of International Bancorp of Miami, Inc. and HBS Finance Corporation. Mr. Soler has held these positions since 1985 and 1974, respectively. Mr. Soler is also Vice-Chairman of All-American Bottling Corporation, a privately held corporation, Chairman of the Harbour Club Ltd., London, England, Director of Harbour Club Milano Spa., and Chairman of Northern Star Ski Corporation, East Burke, Vermont.

          Michael J. Zimmerman has served as a Director of the Company since December 1992. Mr. Zimmerman is a Senior Vice President of Continental Grain Company and President of its ContiInvestments business unit. Prior to May, 1996 he was a Managing Director of Salomon Brothers and Salomon Brothers Holding Company from 1985 to 1996 and an employee of Salomon Brothers since 1976. Mr. Zimmerman is a member of the Finance Committee of the Board.

          William J. Smith has served as Chairman, President and Chief Executive Officer of the Company and its wholly-owned subsidiary, U.S. Can, since 1983. Mr. Smith has over 40 years of experience in the packaging business. He began his career in packaging with American Can Company ("American Can"), serving at various times as an employee and manager at several of its plants. In 1972, Mr. Smith was named General Manager of General Packaging at American Can. In 1974, he became Senior Vice
     President -- Technology of American Can. In this capacity, Mr. Smith assumed responsibility for Research and Development, Engineering, Manufacturing Technology and Productivity. In 1981, Mr. Smith became Executive Vice President of American Can's Paper Sector, which had sales of approximately $1.3 billion at that time. Mr. Smith was also named Chairman of American Can's Operating Committee, a position with functions comparable to those of a Chief Operating Officer. Mr. Smith retired from American Can in 1983. Mr. Smith serves as a Trustee of Syracuse University.

          Frank J. Galvin has served as Executive Vice President -- Operations of the Company and U.S. Can since February 1991. From April 1987 to February 1991, Mr. Galvin served as Senior Vice President -- Sales and Marketing for U.S. Can. Prior thereto, Mr. Galvin served as General Manager of the Midwest Division of CCC. Mr. Galvin's other positions at CCC included Director of Finance for Central Operations and National Sales Manager for the General Packaging Division.

          Timothy W. Stonich has served as Executive Vice President -- Finance and Chief Financial Officer of the Company and U.S. Can since December 1992. From July 1987 to December 1992, Mr. Stonich served as Senior Vice President -- Finance of the Company and U.S. Can and Chief Financial Officer of U.S. Can. He has served as Secretary of the Company and U.S. Can since February 1991. From March 1986 to July 1987, Mr. Stonich served as Senior Vice President and Chief Financial Officer of Linc Financial Services, Inc., Chicago, a lessor of medical and telecommunications equipment. Mr. Stonich's previous positions include Treasurer of the Marmon Group, a diversified manufacturing company; Vice President and General Manager of Pullman Leasing Company, a company engaged in the full service leasing of railcars; and Commercial Banking Officer with Harris Trust and Savings Bank.

          Charles E. Foster has served as Senior Vice President -- Custom and Specialty Products of U.S. Can since February 1996. Mr. Foster had served as Vice President and Group Executive -- Custom and Specialty Products of U.S. Can from April 1994 to February 1996. From 1985 until April 1994, Mr. Foster served as President of Ellisco Inc., a division of CSS Industries, Inc.

          Lawrence T. Messina has served as Senior Vice
     President -- International of U.S. Can since February 1996. Mr. Messina had served as Vice President -- Western and Machine Center Operations since September 1994, and Group Executive overseeing U.S. Can's International operations since December 1995. Mr. Messina has also served as Vice President and General Manager -- Paint and Oblong from April 1992 to September 1994, and as Director of Operations for U.S. Can's Commerce and Bayside, California plants from 1990 to 1992. Mr. Messina joined U.S. Can in March 1988 as Area Sales Director -- U.S. Can West.

          William J. Smith, Jr. has served as Senior Vice President -- Aerosol Operations of U.S. Can since February 1996. Mr. Smith had served as Vice President -- Elgin and Midwest Operations since January 1994, and as Managing Director of Elgin Operations from February 1992 to January 1994. Prior to that time, Mr. Smith served as Director of Operations -- Pennsylvania Operations from December 1988 to February 1992 and as Associate Director -- Pennsylvania Operations from December 1987 to December 1988.

          Peter J. Andres has served as U.S. Can's Treasurer since September 1987, Vice President since January 1988, and Assistant Secretary since January 1990. He has served as Vice President, Treasurer and Assistant Secretary of the Company since January 1990. From March to August 1987, Mr. Andres served as Director of Financial Services of U.S. Can. Prior to joining U.S. Can, Mr. Andres held a number of financial and sales positions during his 18-year tenure with American Can.

          Anthony F. Bonadonna has served as Vice President -- Human Resources of U.S. Can since July 1994. Mr. Bonadonna served as Vice President, Human Resources for Kraft General Foods' Commercial Products Group from 1990 through 1994. Prior to that, Mr. Bonadonna was Corporate Director, Industrial Relations of Miller Brewing Company from 1984 to 1990.


          John R. McGowan has served as Vice President and Controller of U.S. Can since August 1989. Mr. McGowan joined U.S. Can in May 1987 and served as Vice President -- Planning for U.S. Can from September 1987 to July 1989. Prior to joining U.S. Can, Mr. McGowan held a number of financial and management positions during his 25-year tenure with CCC. Mr. McGowan was employed in CCC's general packaging operations as Division
     Manager -- Finance from February to May 1987 and from February 1982 to January 1987, as Division Controller.

EXECUTIVE COMPENSATION

     The following tables set forth (a) the compensation paid or accrued by the Company and U.S. Can to the Chief Executive Officer ("CEO") and each of the four most highly compensated executive officers of the Company, other than the CEO, serving at December 31, 1995 (the "named executive officers") for services rendered to the Company and U.S. Can in all capacities during fiscal years 1995, 1994 and 1993, (b) certain information relating to restricted stock awards made to the named executive officers, other than the CEO, in 1995, (c) certain information relating to option grants made to the named executive officers in 1994 and 1993, and (d) certain information relating to options exercised in 1995 and options held by the named executive officers at December 31, 1995. Neither the Company or U.S. Can made grants of freestanding stock appreciation rights ("SARs") in fiscal years 1995, 1994 or 1993, nor did the Company or U.S. Can make any awards in fiscal years 1995, 1994 or 1993 under any long-term incentive plan ("LTIP").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                ---------------------------------
                                                                                        AWARDS
                                                  ANNUAL COMPENSATION           -----------------------   PAYOUTS
                                           ---------------------------------    RESTRICTED   SECURITIES   -------
                                                                OTHER ANNUAL      STOCK      UNDERLYING    LTIP     ALL OTHER
                                            SALARY     BONUS    COMPENSATION      AWARDS      OPTIONS/    PAYOUTS  COMPENSATION
    NAME AND PRINCIPAL POSITION     YEAR      $          $           $            ($)(B)      SARS(#)       ($)        ($)
----------------------------------- ----   --------   -------   ------------    ----------   ----------   -------  ------------
William J. Smith................... 1995   $800,000      none     $111,556(a)        none        none       none     $350,000(c)
  President and Chief Executive     1994   $800,000      none     $114,952(a)        none        none       none     $350,000(c)
  Officer of U.S. Can and the       1993   $800,000      none     $111,195(a)        none      75,000       none     $350,000(c)
  Company
Frank J. Galvin.................... 1995   $275,000      none     $ 10,445(d)    $431,250        none       none     $ 27,603(e)
  Executive Vice President,         1994   $264,711   $75,000     $  9,834(d)        none        none       none     $ 30,106(e)
  Operations and Assistant          1993   $250,096   $65,000     $  9,834(d)        none      55,000       none     $ 28,480(e)
  Secretary of U.S. Can and the
  Company
Timothy W. Stonich................. 1995   $235,000      none     $ 10,445(d)    $431,250        none       none     $ 23,979(e)
  Executive Vice President,         1994   $224,711   $90,000     $  9,834(d)        none        none       none     $ 25,935(e)
  Finance, Secretary and Chief      1993   $210,077   $55,000     $  7,868(d)        none      45,000       none     $ 24,907(e)
  Financial Officer of U.S. Can and
  the Company
Charles E. Foster(f)............... 1995   $178,970      none         none       $ 71,875        none       none     $ 12,008(e)
  Senior Vice President, Custom and 1994   $137,981   $35,000         none           none      20,000       none     $  9,871
  Specialty Products of U.S. Can
Anthony F. Bonadonna(g)............ 1995   $163,385      none        5,741(d)      57,500        none       none     $  8,747(e)
  Vice President, Human Resources   1994   $ 78,096    25,000        2,700(d)        none      20,000       none     $  5,977
  of U.S. Can
Raymond J. Parker.................. 1995   $167,500      none     $  5,416(d)    $ 57,500        none       none     $ 14,477(e)
  Vice President -- Engineering,    1994   $157,115   $33,000         none           none        none       none     $ 16,934(e)
  Europe of USC Europe(h)           1993   $152,692   $25,000         none           none      17,500       none     $ 17,613(e)

---------------

(a) Mr. Smith's perquisites and other personal benefits totalled $66,365 in 1995. $21,738 of this amount was for housing and related expenses, and $21,600 was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1995. $45,191 of the amount shown represents the amount reimbursed in 1995 for the payment of taxes in respect of perquisites and personal benefits. Mr. Smith's perquisites and other personal benefits totalled $68,928 in 1994. $22,184 of this amount was for housing and related expenses, and $21,600 was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1994. $46,024 of the amount shown represents the amount reimbursed in 1994 for the payment of taxes in respect of perquisites and personal benefits. Mr. Smith's perquisites and other personal benefits totalled $67,165 in 1993. $21,138 of this amount was for housing and related expenses, and $21,060 was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1993. $44,030 of the amount shown represents the amount reimbursed in 1993 for the payment of taxes in respect of perquisites and personal benefits.
(b) On December 31, 1995, Messrs. Smith, Galvin, Stonich, Foster, Parker and Bonadonna held 430,633, 56,998, 73,197, 5,000, 21,339 and 4,000 shares, respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on such date, of $5,813,951, $769,473, $988,160, $67,500, $288,077 and $54,000, respectively.
(c) The amount shown represents the premium paid by U.S. Can pursuant to the Nonqualified Supplemental Benefit Plan for William J. Smith (the "Nonqualified Supplemental Benefit Plan"). The Nonqualified Supplemental Benefit Plan provides certain pre-retirement death benefits and postretirement annuity benefits. Its principal provisions establish a lump-sum death benefit, payable if Mr. Smith dies prior to retirement, equal to four times Mr. Smith's annual base salary in effect on the date immediately preceding his death, and an annual supplemental retirement benefit, payable at increasing rates between 20%
    and 50% of his final annual base salary if Mr. Smith retires between ages 66 and 72. The retirement benefits will be payable, upon Mr. Smith's death, to Mr. Smith's spouse during her lifetime. The principal source for payment of the death benefit is a life insurance policy on Mr. Smith's life in the face amount of $4 million which he has purchased and on which U.S. Can is currently paying the premium. U.S. Can may use the insurance policy as a source for paying the supplemental retirement obligation to Mr. Smith and his surviving spouse, and Mr. Smith will be required to transfer ownership of the policy to U.S. Can at the time of his retirement after reaching age 72.
(d) The amounts shown represent amounts reimbursed in 1995, 1994 and 1993 for the payment of taxes in respect of perquisites and personal benefits. No perquisites or other personal benefits have been reported for 1995, 1994 or 1993 for Messrs. Galvin, Stonich, Foster and Parker because the aggregate amount of perquisites and personal benefits is less than the lower of $50,000 and ten percent of the total annual salary and bonus reported for each such named executive officer.
(e) U.S. Can has made these contributions or payments for the benefit of the executive to U.S. Can's Salaried Employees Savings and Retirement Accumulation Plan ("SRAP") and pursuant to two nonqualified plans in respect of fiscal years 1995, 1994 and 1993. Included in the 1995 and 1994 amounts for Messrs. Galvin and Stonich, and in the 1995 amount for Mr. Parker, are premium payments made by U.S. Can on whole life insurance with adjustable term protection for these named executive officers under a non-qualified plan that supplements U.S. Can's regular 401(k) plan. Under this plan, each named executive officer may have U.S. Can withhold from his earnings an amount equal to the maximum withholding amount under U.S. Can's qualified plan, offset by his qualified contributions (which were limited to $9,240 in 1995). U.S. Can guarantees an 8% rate of return on each executive's excess contributions made under this plan if he retires at age 55 or older or a 5% rate of return if he retires before age 55. U.S. Can purchases, owns and is the beneficiary on a life insurance policy for the executive. U.S. Can pays the executive an annual retirement benefit for 15 years and will use the cash value of each policy to pay this benefit. If an executive dies prior to retirement, U.S. Can will pay the executive's beneficiary an annual survivor benefit for 15 years. Also included in the 1995, 1994 and 1993 amounts for Messrs. Galvin and Stonich, the 1995 and 1994 amounts for Mr. Parker, and the 1995 amount for Mr. Foster and Mr. Bonadonna are U.S. Can contributions to a nonqualified benefit replacement plan. Under this plan, U.S. Can accrues money for retirement contributions that could not be allocated to the named executive's SRAP account because of Internal Revenue Service limits. The accruals earn interest equivalent to the greater of the rate of return yielded by one of two of the SRAP investment funds. A lump sum benefit is payable upon termination or death.
(f) Mr. Foster was not an employee of the Company or U.S. Can at any time prior to March 30, 1994, and therefore no compensation information is provided for 1993 or the first three months of 1994.
(g) Mr. Bonadonna was not an employee of the Company or U.S. Can at any time prior to July 11, 1994, and therefore no compensation information is provided for 1993 or the first six months of 1994.
(h) Mr. Parker was, until September 1, 1996 Vice President, Technology and Facilities of U.S. Can. See "Management -- Business Experience."

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                       AND 1995 FY-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS/      OPTIONS/SARS AT
                                                             SARS AT FY-END (#)        FY-END ($)(A)
                                  SHARES         VALUE      ---------------------   --------------------
                               ACQUIRED ON     REALIZED         EXERCISABLE/            EXERCISABLE/
            NAME               EXERCISE (#)       ($)           UNEXERCISABLE          UNEXERCISABLE
-----------------------------  ------------   -----------   ---------------------   --------------------
William J. Smith.............     115,000     $ 1,487,188       51,667/23,333          $48,438/$21,875
Frank J. Galvin..............        None             N/A       67,889/22,111         $248,646/$40,729
Timothy W. Stonich...........        None             N/A       59,000/16,000         $297,313/$23,000
Charles E. Foster(b).........        None             N/A        8,344/11,656                N/A
Anthony F. Bonadonna(b)......        None             N/A       20,000/7,083                 N/A
Raymond J. Parker............        None             N/A       20,055/7,445           $50,802/$14,980

---------------

(a) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the mean of the high and low trading prices of the Common Stock on the New York Stock Exchange on December 29, 1995 (the last trading session in 1995), and the exercise price for that option.
(b) Mr. Foster's and Mr. Bonadonna's options were not in-the-money at fiscal year-end 1995 and, therefore, no fiscal year-end values are shown.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with William J. Smith (the "Smith Agreement"), pursuant to which the Company will employ Mr. Smith as Chief Executive Officer of the Company through June 30, 1998, at an annual base salary of $800,000, together with the same benefits referenced in the Summary Compensation Table herein, and additional benefits under the Nonqualified Supplemental Benefit Plan. The Smith Agreement provides that, should the Company decide to terminate Mr. Smith's employment without cause, he will be entitled to receive his base salary and the benefits described above for a period of three years or through June 30, 1998, whichever is less. Mr. Smith is also entitled to disability benefits equal to two years of base salary.


     U.S. Can has entered into employment agreements with Messrs. Galvin and Stonich. The employment agreements will continue in effect until terminated by U.S. Can or the employee. U.S. Can has agreed to pay Mr. Galvin at his current base salary of $300,000 per year during the term of his agreement, and Mr. Stonich at his current base salary of $260,000 per year during the term of his agreement, together with the same benefits provided to other officers of U.S. Can. Messrs. Galvin and Stonich each may voluntarily terminate his employment at any time, upon 30 days' written notice to U.S. Can. U.S. Can may also terminate the employment agreements upon 30 days' written notice, but if U.S. Can terminates either Mr. Galvin's or Mr. Stonich's employment without cause, U.S. Can must pay a severance allowance to the departing employee equal to 24 months of such employee's base salary and insurance benefits. Messrs. Galvin and Stonich or their designated beneficiaries will also be entitled to receive up to two years of base salary upon permanent disability or death. In addition, the agreements require Messrs. Galvin and Stonich to refrain from disclosing confidential information acquired in connection with their employment at U.S. Can and to abstain from competing with U.S. Can during the term of employment and for a period of two years thereafter upon termination.



     U.S. Can entered into an employment agreement with Mr. Foster in connection with its acquisition of Ellisco. This agreement remains in effect until March 30, 1997, unless earlier terminated by U.S. Can or Mr. Foster. U.S. Can has agreed to pay Mr. Foster at his current base salary of $187,000 per year during the term, together with the same benefits provided to other officers of U.S. Can. Mr. Foster may voluntarily terminate his employment at any time upon 30 days' written notice to U.S. Can. U.S. Can may also terminate this employment agreement with cause, effective immediately, or without cause, effective 30 days after written notice to Mr. Foster. If U.S. Can terminates Mr. Foster's employment without cause, Mr. Foster is eligible to receive severance payments equal to the greater of the base salary Mr. Foster would receive if he served the full three-year term of his agreement or the severance payments he would otherwise receive under U.S. Can's severance pay plan then in effect for similarly situated employees. In addition, this agreement requires Mr. Foster to refrain from disclosing confidential information acquired in connection with his employment at U.S. Can and, unless terminated by U.S. Can without cause, to abstain from competing with U.S. Can during the term of employment and for a period of two years thereafter.



     U.S. Can entered into an employment agreement with Mr. Bonadonna when he joined U.S. Can. This agreement will continue in effect until terminated by Mr. Bonadonna or U.S. Can. U.S. Can has agreed to pay Mr. Bonadonna at his current base salary of $180,000 per year during the term, together with the benefits received by other officers of U.S. Can. Mr. Bonadonna may unilaterally terminate his employment with U.S. Can, effective 30 days after written notice to U.S. Can. Mr. Bonadonna's employment may also be terminated by U.S. Can without cause, effective 30 days after written notice to Mr. Bonadonna, or with cause, effective immediately. If U.S. Can or its successor or assignee terminate Mr. Bonadonna's employment without cause for any reason other than total and permanent disability, Mr. Bonadonna will receive 18 months' severance pay and certain insurance benefits. If Mr. Bonadonna ceases to be employed due to total and permanent disability he will be entitled to receive severance pay in an amount that, together with any disability insurance pay he receives, equals the severance pay he would otherwise have received if he were terminated without cause for any reason other than total and permanent disability. In the event of Mr. Bonadonna's death while employed by U.S. Can his designated beneficiary or estate would be entitled to receive a death benefit equal to one and a half times his base salary in effect prior thereto. In addition, Mr. Bonadonna's employment agreement requires him not to compete with U.S. Can or disclose U.S. Can's confidential information for certain time periods following termination of his employment.

CHANGE-IN-CONTROL AGREEMENTS

     The Company and U.S. Can have entered into change-in-control agreements with each of the named executive officers, other than the Chief Executive Officer, which provide certain benefits to a named executive officer terminated or constructively terminated within two years following a change in control. A change in control is defined as the acquisition by any person or group of 20% or more of the Common Stock, a merger or consolidation in which the Company does not survive as an independent company, a sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company. Under these agreements, a named executive officer is deemed to have been constructively terminated if he is assigned any duties inconsistent in any material respect with his duties before a change in control, or the Company takes any other action which results in a diminution in any material respect of the named executive's position, authority, duties or responsibilities that were in effect before a change in control. The change-in-control agreements with Messrs. Galvin and Stonich provide that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination. The change-in-control agreements with Messrs. Foster, Bonadonna and Parker provide that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination, he will receive severance pay equal to two times the greater of his base salary then in effect or his base salary in effect before the change in control, he will receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days he worked and he will continue to receive the same health and welfare benefits he received at any time within 120 days of the change in control for two years following the date of such termination.

                             PRINCIPAL STOCKHOLDERS

     United States Can Company has one class of capital stock outstanding, the U.S. Can Common Stock (as defined). The Company owns 1,000 shares of the U.S. Can Common Stock, which constitutes 100% of the issued and outstanding shares of U.S. Can Common Stock. The Company is a Delaware corporation whose only business interest is its ownership in United States Can Company.


     The following table sets forth, as of November 30, 1996 (unless otherwise indicated by footnote), the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company and U.S. Can as a group. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the business address of each person is 900 Commerce Drive, Oak Brook, Illinois 60521.


                                                                       SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                       -----------------------
                NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER         PERCENT
---------------------------------------------------------------------  ---------       -------
Salomon Brothers Inc ................................................  1,200,000         9.28%
  Seven World Trade Center
  New York, New York 10048
The Prudential Insurance Company of America..........................    995,900(1)      7.70%
  Prudential Plaza
  Newark, NJ 07102-3777
Neuberger & Berman L.P...............................................    982,800(2)      7.60%
  605 Third Avenue
  New York, NY 10158-3698

                                                                       SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                       -----------------------
                NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER         PERCENT
---------------------------------------------------------------------  ---------       -------
Ricardo Poma(5)(8)...................................................    918,000         7.10%
  Lomas de San Francisco
  San Salvador, El Salvador
President and Fellows of Harvard College.............................    684,600(3)      5.30%
  c/o Harvard Management Company, Inc.
  600 Atlantic Avenue
  Boston, MA 02210
    and
  Harvard Yenching Institute
  2 Divinity Avenue
  Cambridge, MA 02138
William J. Smith(4)(5)...............................................    614,523(6)      4.73%
Francisco A. Soler(5)(9).............................................    422,100         3.27%
  Harbour Club
  Watermeadow Lane
  London SW6 2RR
Carl Ferenbach(5)....................................................     82,992         *
  One Boston Place
  Boston, Massachusetts 02108
Benjamin F. Bailar(5)................................................     35,000(7)      *
  Old Kent Bank-Chicago, Trustee
  233 South Wacker Drive
  Chicago, Illinois 60606
Calvin W. Aurand, Jr.(5).............................................      1,500         *
  225 Main Street
  Menasha, Wisconsin 54952
Eugene B. Connolly, Jr.(5)...........................................      1,000         *
  c/o USG Corporation
  125 South Franklin Street
  Chicago, Illinois 60606
Michael J. Zimmerman(5)..............................................      1,000         *
  c/o Continental Grain Company
  277 Park Avenue
  New York, New York 10172
Frank J. Galvin(4)...................................................    145,612(10)     1.12%
Timothy W. Stonich(4)................................................    145,543(11)     1.12%
Raymond J. Parker(4).................................................     51,188(12)     *
Charles E. Foster(4).................................................     22,524(13)     *
Anthony F. Bonadonna(4)..............................................     18,688(14)     *
All directors and executive officers as a group (17 persons).........  2,559,716(15)    18.61%


---------------
   * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.
 (1) The Prudential Insurance Company of America ("Prudential") has sole voting and dispositive power over 682,300 of these shares, and shared voting and dispositive power over 313,600 of these shares. These shares are held for the benefit of Prudential's clients by its separate accounts, registered investment companies, subsidiaries and/or other affiliates. This information is taken from Prudential's Schedule 13G dated February 14, 1996, and is as of December 31, 1995.
 (2) Neuberger & Berman L.P. ("Neuberger") has sole voting power over 560,600 of these shares and shared voting power over 72,900 of these shares. Neuberger has shared dispositive power over all of these shares. This information was taken from Neuberger's Amendment No. 3 to Schedule 13G dated February 12, 1996, and is as of December 31, 1995.

 (3) President and Fellows of Harvard College ("Fellows") owns beneficially 671,000 of these shares and Harvard Yenching Institute ("Yenching") owns beneficially 13,600 of these shares. The Fellows and Yenching have elected to report their ownership as a group and this information is taken from their Schedule 13G dated February 13, 1996, and is as of December 31, 1995.
 (4) The named individual is an executive officer.
 (5) The named individual is a director of the Company and/or U.S. Can.
 (6) Includes 68,910 shares subject to currently exercisable options. Mr. Smith sold 25,000 shares on December 6, 1996 pursuant to a plan of personal asset diversification.
 (7) Dean Bailar has sole investment power with respect to the trust in which the shares are held.
 (8) Salcorp Ltd. ("Salcorp") is the record holder of 426,000 of these shares and Katsura, S.A. ("Katsura") is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura, and is therefore deemed the beneficial owner of these shares. The remaining 432,000 shares are owned by Barcel Corporation ("Barcel"). Mr. Poma is the Trustee for United Capital Trust, a family trust which owns all of the stock of Barcel. Mr. Poma disclaims the beneficial ownership of 86,400 of these shares held by Barcel in the United Capital Trust.
 (9) 422,100 of these shares are owned beneficially by Windsor International Corporation ("Windsor"), Atlas World Carriers S.A. ("Atlas") and The World Financial Corporation S.A. ("World"), corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives, which hold 181,100, 123,000 and 118,000 shares of Common Stock, respectively. Mr. Soler may be deemed the beneficial owner of all shares held by Windsor, Atlas and World.
(10) Includes 85,534 shares subject to currently exercisable options.
(11) Includes 71,346 shares subject to currently exercisable options.
(12) Includes 26,079 shares subject to currently exercisable options.
(13) Includes 12,524 shares subject to currently exercisable options.
(14) Includes 11,688 shares subject to currently exercisable options.
(15) Includes 343,711 shares subject to currently exercisable options.

                              CERTAIN TRANSACTIONS

     U.S. Can and the Company have agreed that U.S. Can will pay the Company's operating expenses, which consist primarily of meeting expenses and directors' fees for the Company's directors. U.S. Can made payments to the Company for such expenses of approximately $416,000 in 1995.

     Various amounts were loaned to the Company by U.S. Can prior to 1994 to fund various transactions of the Company. The loans became repayable to U.S. Can in minimum annual installments of $850,000 beginning in March 1992, with a final payment in December 1998, or until all amounts are repaid in full, if earlier. The Company has been making such annual payments in the form of Common Stock contributions into the SRAP. Amounts due from the Company are included as "Long-Term Receivable from Parent" in U.S. Can's balance sheet, net of the amount classified as current. At December 31, 1995, the balance of this receivable was approximately $1.5 million. In March 1995, the Company contributed shares of Common Stock, valued at approximately $1,063,000, into the SRAP as partial payment of this debt. In March 1996, the Company contributed shares of Common Stock, valued at approximately $425,000, into the SRAP as partial payment of this debt.

     Salomon Brothers has acted as adviser to the Company and during the last two fiscal years the Company paid Salomon Brothers $833,000 in investment banking, underwriting and advisory fees. In addition the Company paid Salomon Brothers an advisory fee of $811,112 in connection with the USC Europe Acquisition and Salomon Brothers received a purchase price discount totalling $4,640,625 as an Initial Purchaser in connection with the Offering.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company has two authorized classes of capital stock: the preferred stock and the Common Stock. The number of authorized shares of Common Stock is 50,000,000 and the number of authorized shares of preferred stock is 10,000,000. As of August 31, 1996, the Company had issued and outstanding 12,933,636 shares of the Common Stock. The Capital Stock of U.S. Can consists of 1,000 shares of Common Stock, par value $.01 per share (the "U.S. Can Common Stock"), all of which is owned by the Company.

COMMON STOCK

     Each share of Common Stock entitles the holder thereof to one vote in the election of directors and all other matters submitted to a vote of the Company's stockholders. Holders of Common Stock do not have cumulative voting rights.

     Subject to any preferential rights of any outstanding shares of preferred stock, holders of shares of Common Stock are entitled to receive, pro rata based on the number of shares held, cash dividends when, as and if declared by the Board of Directors from funds legally available for such purpose. However, the Company does not expect to pay cash dividends in the foreseeable future. As a holding company, the ability of the Company to pay dividends is dependent upon the receipt of dividends or other payments from U.S. Can. The Senior Credit Agreement and the Indenture limit U.S. Can's ability to pay dividends or otherwise transfer cash to the Company. See "Description of Certain Indebtedness." The Indenture will also limit the Company's ability to pay dividends on the Common Stock. See "Description of Exchange Notes -- Certain Covenants -- Limitation on Restricted Payments."

     In the event of a liquidation of the Company, holders of shares of Common Stock are entitled to receive, pro rata based on the number of shares held, all of the assets remaining available for distribution to holders of Common Stock after payment of all prior claims, including any preferential liquidation rights of any preferred stock then outstanding.

     Holders of shares of Common Stock have no preemptive rights to subscribe to additional shares of any such class or other securities of the Company. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Company's certificate of incorporation (the "Certificate of Incorporation") authorizes the Board of Directors to establish one or more series of preferred stock (the "Preferred Stock") and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including
(i) the designation of the series, (ii) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in a preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series, (iv) the dates on which dividends, if any, will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares in the series,
(vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (viii) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, and (x) the voting rights, if any, of the holders of such series. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

     Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

OPTIONS AND INCENTIVE PLANS

     In April 1994, the Board of Directors of the Company adopted the 1994 Stock Option Plan of U.S. Can Corporation (the "1994 Option Plan"). This plan supplemented the Company's 1993 Stock Option Plan which provided for the grant of options totalling in the aggregate amount of no more than 500,000 shares of the Common Stock. The 1994 Option Plan provides for the grant of options to certain employees of the Company for an aggregate amount of no more than 50,000 shares of the Common Stock. In April 1995, the Board of Directors of the Company adopted the Equity Incentive Plan of U.S. Can Corporation (the "Equity Incentive Plan"). The Equity Incentive Plan provides for the grant of options, stock appreciation rights and shares of restricted stock to directors, officers and other key executives, employees and independent contractors of the Company and its subsidiaries. In the aggregate, no more than 650,000 shares of Common Stock may be issued or transferred under the Equity Incentive Plan upon the exercise of an instrument thereunder. As of October 31, 1996, certain officers and employees of the Company held options for the purchase of 833,875 shares of Common Stock. These options were granted in 1984, 1987, 1991, 1993, 1994, 1995 and 1996, and are exercisable at a weighted-average exercise price of $13.53 per share. As of October 31, 1996, 721,300 of these options were fully vested and exercisable. See Note 13 to Consolidated Financial Statements.

STOCK PURCHASE PLAN

     The Company maintains an annual non-qualified employee stock purchase plan (the "Stock Purchase Plan") available to all salaried employees and certain designated groups of hourly employees. The purpose of the plan is to promote increased employee stock ownership in the Company and to provide a benefit to employees. Participating employees are able to purchase shares of Common Stock through payroll deductions. Each annual Stock Purchase Plan is in effect for a one-year period. Eligible employees are able to elect to purchase shares of Common Stock at a price equal to the current market price, less a 15% discount, in an amount up to 7.5% of each participating employee's salary. Fifteen days prior to the exercise date, each participant has the option to complete the purchase of shares under the Stock Purchase Plan or to withdraw the amounts withheld from the employee's salary pursuant to the plan. During 1995 and 1994, the Corporation issued Common Stock valued at $1,569,000 and $1,660,000, respectively, related to the Stock Purchase Plan. The Stock Purchase Plan established for the 1995 -- 1996 plan year has an exercise price of $17.2125 per share.

THE DELAWARE GENERAL CORPORATION LAW

     The Company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the "GCL"). Section 203 provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the GCL, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances, Section 203 of the GCL makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Certificate of Incorporation does not exclude the Company from the restrictions imposed under Section 203 of the GCL.

CERTIFICATE OF INCORPORATION; BYLAWS

     The Certificate of Incorporation and the bylaws of the Company (the "Bylaws") contain certain provisions that could make the acquisition of the Company by means of a tender offer, a proxy contest or otherwise more difficult. Set forth below is a brief description of certain of these provisions.

     Classified Board. The Certificate of Incorporation and the Bylaws provide that the Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. The Certificate of Incorporation provides that, subject to any right of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed in the manner provided in the Bylaws. The Bylaws provide that, subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors, but must consist of not more than ten or less than six directors. Pursuant to such a resolution, the number of directors has been fixed at eight. In addition, the Certificate of Incorporation and the Bylaws provide that, subject to any rights of holders of Preferred Stock, and unless the Board otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum.

     Removal of Directors. Under the GCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. In addition, the Certificate of Incorporation and the Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

     Stockholder Action. The Certificate of Incorporation and the Bylaws provide that, subject to the rights of any holders of Preferred Stock, stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. The Bylaws provide that, subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders can be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution adopted by two or more directors at a meeting at which a majority of the total number of directors which the Company would have if there were no vacancies is present. Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business before the meeting pursuant to the notice of meeting given by the Company.

     Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 60th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 90th day before such meeting and not later than the later of (x) the 60th day prior to such meeting and (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Liability of Directors; Indemnification. The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that each current or former director, officer, employee or agent of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company to the full extent permitted by the GCL from time to time in effect. The Certificate of Incorporation also provides that such indemnification provisions are not to be deemed exclusive of any other rights to which those indemnified may be entitled.

     Amendment. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, voting together as a single class, is required to amend provisions of the Certificate of Incorporation relating to (i) the prohibition of stockholder action without a meeting, (ii) the number, election and term of the Company's directors, and (iii) the filling of vacancies and the removal of directors. The Certificate of Incorporation further provides that the Bylaws may be amended by the Board or by the affirmative vote of the holders of at least 80% of the outstanding shares of Voting Stock, voting together as a single class.

     The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which have been filed with the Commission. See "Available Information."

     The Common Stock of the Company has been listed on the New York Stock Exchange since April 7, 1995, trading under the symbol "USC." Prior to that time, the Common Stock was included in the Nasdaq National Market under the trading symbol "USCN."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois, 60606.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The summaries contained herein of certain provisions of the indebtedness of U.S. Can do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements which are filed as exhibits with the Commission.

SENIOR CREDIT AGREEMENT


     On April 29, 1994, U.S. Can entered into the Senior Credit Agreement with a group of banks providing a $130 million line of credit consisting of a $95 million revolving credit facility and the $35 million Term Loan. Under the terms of the Senior Credit Agreement, $9 million of the Term Loan had been repaid as of July 30, 1996. The weighted average interest rate of the loans outstanding under the Senior Credit Agreement was 6.39% and 6.66% at September 29, 1996 and December 31, 1996, respectively. Funds available under the Senior Credit Agreement have been used for working capital and other general corporate purposes, including acquisitions. The loans outstanding under the Senior Credit Agreement bear interest at a floating rate equal to, at the election of U.S. Can, one of the following: (i) the Base Rate per annum (8.25% at October 31, 1996), or (ii) based on the current pricing ratio, a reserve-adjusted Eurodollar rate plus 1.000% per annum, for specified interest periods (selected by U.S.
Can) of one, two, three or six months. The "Base Rate" is the higher of: (i) the Federal Funds rate plus 0.50% per annum or (ii) the rate of interest publicly announced from time to time by Bank of America Illinois, Chicago, Illinois as its "reference rate." For letters of credit issued under the Senior Credit Agreement, U.S. Can pays fees equal to: (a) the applicable Eurodollar Margin, currently 1.0% per annum, multiplied by the aggregate face amount outstanding on each such letter of credit and (b) an amount payable to the issuing bank equal to 0.2% per annum of the aggregate face amount outstanding on each such letter of credit, both of which are payable quarterly in arrears. Currently, U.S. Can is required to pay a commitment fee of 0.325% per annum of the average daily unused portion of each lender's commitment under the Senior Credit Agreement. Obligations under the Senior Credit Agreement are secured by United States Can Company's inventories and accounts receivable, and the Term Loan while it was outstanding was also secured by a mortgage on, and certain equipment located at, U.S. Can's Elgin, Illinois plant.



     In early April 1996, the Senior Lenders provided a temporary $10 million increase in the Revolving Credit Facility due to seasonal inventory requirements. In late April 1996, the Senior Lenders provided an additional temporary $20 million increase in the Revolving Credit Facility to fund the acquisition of AMS. In July 1996, the Senior Lenders provided the Company with an additional line of credit (the Acquisition Facility) to fund certain permitted acquisitions including the Acquisitions. In connection with the USC Europe Acquisition, the Company pledged 65% of the stock of the European subsidiaries pursuant to the amended terms of the Senior Credit Agreement. All of the supplemental facilities, including the Acquisition Facility, were terminated on October 17, 1996, the closing date of the Offering described below, and at that time the pledge of 65% of the stock of the European subsidiaries was terminated.



     As of September 29, 1996, U.S. Can had borrowings of $191.4 million outstanding under the Senior Credit Agreement, $11.7 million in letters of credit had been issued pursuant thereto, $15.2 million of unused credit remained available thereunder (excluding unused credit under the Acquisition Facility) and $11 million of the Term Loan had been repaid as of October 31, 1996. As of December 31, 1996, U.S. Can had borrowings of $34.7 million outstanding under the Senior Credit Agreement, $11.8 million in letters of credit had been issued pursuant thereto, and $48.5 million of unused credit remained available thereunder. The decrease in outstanding borrowings under the Senior Credit Agreement was primarily due to the application on October 17, 1996 of a portion of the proceeds from the Offering to pay down such borrowings. The Company extinguished the Term Loan on December 16, 1996 using funds from additional borrowings under the Revolving Credit Facility. As of September 29, 1996, U.S. Can was in compliance with all restrictive covenants of the Senior Credit Agreement and its other long-term debt agreements.


     The terms of the Senior Credit Agreement impose restrictions that affect, among other things, U.S. Can's ability to (i) incur additional indebtedness,
(ii) create liens on assets, (iii) sell assets, (iv) engage in mergers, acquisitions or consolidations, (v) make investments, (vi) pay dividends or make distributions and (vii) engage in certain transactions with affiliates and subsidiaries. The Senior Credit Agreement also requires U.S. Can to comply with certain financial ratios and tests.


     Under and pursuant to the Senior Credit Agreement, U.S. Can may pay cash dividends on account of any shares of any class of capital stock of U.S. Can (or on any warrants, options or rights with respect thereto) in an amount not to exceed 25% of Net Income (as defined in the Senior Credit Agreement) in any given fiscal year, but in any event not more than 25% of consolidated cumulative Net Income attributable to the period commencing subsequent to April 29, 1994, and ending on the date of such proposed cash dividends; provided that either:
(i) the Term Loan has been indefeasibly paid in full in cash or (ii) the Leverage Ratio (as defined in the Senior Credit Agreement) as of the last day of the last fiscal quarter of such fiscal year does not exceed 3.50 to 1.00; and, provided further, that no Default or Event of Default (as defined in the Senior Credit Agreement) exists immediately prior to any such cash dividend or would result therefrom. Notwithstanding the foregoing, in no event may U.S. Can pay such cash dividends prior to the later to occur of (a) April 29, 1995, and (b) the delivery of the annual audited consolidated financial statements to the banks for the fiscal year ended in which either of the conditions contained in clauses (i) or (ii) above has been satisfied.


     The Senior Credit Agreement also contains subjective covenants providing that U.S. Can would be in default if, in the judgment of the lenders, there is a material adverse change in the financial condition of U.S. Can. Management is not aware of, nor does it anticipate, any facts, events or occurrences which could reasonably be expected to have a material adverse effect on the operations of U.S. Can that would cause the lenders to demand repayment of the amounts borrowed under the Senior Credit Agreement prior to April 29, 1998. Accordingly, the borrowings thereunder have been classified as long-term debt.

SENIOR SUBORDINATED NOTES


     In connection with the Offering and as required by the indenture under which the Notes were issued, the Company entered into the Amended and Restated Escrow Agreement by and among, the Company, The First National Bank of Chicago, as escrow agent (the "Escrow Agent") and Harris Trust and Savings Bank, as Trustee, dated as of October 17, 1996, (as amended and restated, the "Escrow Agreement"). Pursuant to the Escrow Agreement and the Indenture, the Company irrevocably deposited with the Escrow Agent approximately $109.7 million proceeds from the Offering equal to the principal due, plus premium, upon the optional redemption of the 13 1/2% Notes, together with certain additional amounts relating to interest to be paid on the 13 1/2% Notes. Pursuant to the Escrow Agreement, these funds were disbursed for the redemption of the 13 1/2% Notes on January 15, 1997, at the instruction of the Trustee.



     The 13 1/2% Notes were issued on December 26, 1991. All of the $100 million of 13 1/2% Notes originally issued are still outstanding; however upon the deposit of a portion of the proceeds from the Offering into the Escrow Account, the Company deemed the 13 1/2% Notes to be extinguished and recorded the effect thereof, and on January 15, 1997 the Company redeemed the 13 1/2% Notes and extinguished its duties under the 13 1/2% Indenture.



OTHER INDEBTEDNESS


     At October 27, 1996, the Company, on a consolidated basis, had an aggregate principal amount of $58.4 million in other outstanding indebtedness (excluding the Notes, the 13 1/2% Notes and the loans outstanding under the Senior Credit Agreement), which includes industrial revenue bonds, capital lease obligations, secured equipment notes, mortgages and other senior obligations.

LOAN COVENANTS


     The discretion of management of the Company with respect to certain business matters is limited by covenants contained in the instruments governing a substantial portion of the Company's indebtedness. The restrictions imposed on the Company by the Senior Credit Agreement and the 13 1/2% Indenture are described above. The Company's failure to comply with any of the covenants, described above and under "Description of Exchange Notes," and restrictions under its debt agreements, or to make the required payments of interest and principal, would result in a default thereunder, which in turn could cause such indebtedness (and by reason of cross-acceleration provisions, certain of its other indebtedness) to be declared immediately due and payable. In addition, if U.S. Can is in default under the Senior Credit Agreement, the lenders thereunder would be entitled to terminate their lending commitments. Certain equipment financings are secured by liens on certain of U.S. Can equipment. See "Risk Factors -- Leveraged Financial Position; Debt Service Obligations."

                         DESCRIPTION OF EXCHANGE NOTES

     The Exchange Notes will be issued under the Indenture under which the Notes were issued.

     The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and reference is made to the Indenture and the Trust Indenture Act for a statement of those terms. Copies of the Indenture and the form of Exchange Notes have been filed as exhibits to this Registration Statement and the Company's and U.S. Can's Joint Quarterly Report on Form 10-Q for the quarter ended September 29, 1996 and are available upon request to the Company at the address set forth under "Information Incorporated by Reference."


     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture and the Exchange Notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Capitalized terms used in this section and not otherwise defined below have the respective meanings assigned to them in the Indenture (a list of the definitions of which appear beginning at page 105 of this Prospectus).


GENERAL

     The Exchange Notes are general unsecured senior subordinated obligations of the Company and will be limited to $275.0 million aggregate principal amount. The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer of Exchange Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     The payment of principal, premium, if any, and interest on the Exchange Notes is unconditionally guaranteed on a senior subordinated and unsecured basis by the Subsidiary Guarantors (the "Subsidiary Guaranties"). See "-- Subsidiary Guaranty." Currently, U.S. Can is the only Subsidiary Guarantor.

PAYMENT TERMS


     The Exchange Notes will mature on October 15, 2006 and will bear interest at a rate of 10 1/8% per annum until maturity, payable semiannually on April 15 and October 15 of each year, commencing April 15, 1997, to the persons who are registered holders of the Exchange Notes at the close of business on the April 1 or October 1 immediately preceding such interest payment date. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.



     The Indenture provides that interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months. Initially, the Trustee will act as Paying Agent and Registrar. Principal and interest will be payable initially at the offices of the Trustee but, at the option of the Company, interest may be paid by check mailed to the Holders at their addresses as they appear in the Note register. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the offices of the Trustee. The Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent and Registrar, and the Company may change the Paying Agent or Registrar without prior notice to Holders. As of the date of this Prospectus, it is not contemplated that any other subsidiary of the Company will become a Subsidiary Guarantor.


     The interest rate on the Exchange Notes is subject to increase in certain circumstances if the Company does not file a registration statement relating to the Registered Exchange Offer on a timely basis (which requirement has been satisfied by the filing with the Commission of the Registration Statement), if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "Exchange Offer; Registration Rights."

SUBSIDIARY GUARANTY

     The Subsidiary Guarantor unconditionally guarantees, jointly and severally, on a senior subordinated basis to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of, and interest on, the Exchange Notes. As of the date of this Prospectus, United States Can Company, as the Company's only Domestic Restricted Subsidiary, is the only Subsidiary Guarantor. There may, in the future, be additional Subsidiary Guarantors. See "-- Certain Covenants -- Future Subsidiary Guarantors." The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Merger, Consolidation and Sale of Assets." In the event all of the capital stock of a Subsidiary Guarantor other than the Guarantor is sold by the Company and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Dispositions," the Subsidiary Guarantor's Subsidiary Guaranty will be released.

SUBORDINATION OF EXCHANGE NOTES


     The Exchange Notes are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness of the Company. The Exchange Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company including the Notes and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Exchange Notes. Except with respect to limitations on consolidated Indebtedness that the Company may incur, the Indenture does not limit the ability of the Company to incur Senior Indebtedness or restrict the ability of the Company to transfer assets to and among its Restricted Subsidiaries. As described below, in the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to make payments on the Exchange Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Exchange Notes. In the event of any payment or distribution of the assets of the Company in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of any secured Indebtedness will have a secured prior claim to the assets of the Company and its Subsidiaries.



     Under certain circumstances, as described below, holders of Senior Indebtedness may block payments on the Exchange Notes. Any claims by Holders against the assets of the Company's subsidiaries (except the Subsidiary Guarantors) would be subordinate to all existing and future obligations thereof (including trade payables and preferred stock, if any, of such subsidiaries). As of September 29, 1996, after giving effect to the Offering and application of the net proceeds thereof (including the redemption of the 13 1/2% Notes) and the Exchange Offer, aggregate Senior Indebtedness of the Company and the Guarantor was $84.9 million (all of which is secured Indebtedness) and the Company and the Guarantor had no outstanding Senior Subordinated Indebtedness (other than the Notes and related Subsidiary Guaranties and giving effect to the redemption of the 13 1/2% Notes). Indebtedness and other liabilities of subsidiaries of the Company that are not Subsidiary Guarantors, on an adjusted basis, aggregated approximately $40.0 million as of September 29, 1996. Assuming subsequent incurrence by U.S. Can of all available amounts under the Senior Credit Agreement, there would have been approximately $172.2 million of indebtedness and other liabilities of the Company's subsidiaries to which the Exchange Notes would have been effectively subordinated as of September 29, 1996, after giving effect to the Offering and the application of the net proceeds thereof (including redemption of the 13 1/2% Notes and the termination of the supplemental facilities), and the Exchange Offer.

     Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property: (a) holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before Holders will be entitled to receive any payment of principal of or interest on the Exchange Notes; and (b) until the Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this provision will be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Exchange Notes.

     The Company may not pay the principal of or interest on the Exchange Notes or make any deposit for the purpose of the discharge of its liabilities under the Indenture and may not repurchase, redeem or otherwise retire any Exchange Notes (collectively, "pay the Exchange Notes") if (a) any Senior Indebtedness is not paid when due, or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded, or (ii) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Exchange Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the next preceding sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Exchange Notes after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     In the event of the Company's insolvency, liquidation, reorganization, dissolution or other proceedings, funds which would otherwise be payable to Holders will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. Moreover, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Holders, and creditors of the Company who are not holders of Senior Indebtedness or of the Exchange Notes may recover less, ratably, than holders of the Senior Indebtedness and may recover more, ratably, than the Holders.

     There is currently no Indebtedness of the Company that is subordinated to the Exchange Notes, and the Company has no current plans to issue any Indebtedness that would be subordinated to the Exchange Notes.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the 13 1/2% Notes pursuant to the provisions described under "-- Establishment of Escrow Account."

SUBORDINATION OF SUBSIDIARY GUARANTIES

     The Subsidiary Guaranties are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness of Subsidiary Guarantors. As of September 29, 1996, after giving effect to the Exchange Offer, the Offering and the application of the net proceeds thereof (including the redemption of the 13 1/2% Notes and the termination of the supplemental facilities) there would have been outstanding $84.9 million of Senior Indebtedness of Subsidiary Guarantors to which the Subsidiary Guaranties would be subordinated. The Subsidiary Guaranties shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of Subsidiary Guarantors and only Indebtedness of the Subsidiary Guarantors which is Senior Indebtedness of Subsidiary Guarantors shall rank senior to the Subsidiary Guaranties. Except with respect to limitations on consolidated Indebtedness that the Company and its Restricted Subsidiaries (including the Subsidiary Guarantors) may incur, the Indenture does not limit the ability of the Subsidiary Guarantors to incur additional Senior Indebtedness or restrict the ability of the Subsidiary Guarantors to transfer assets to and among their Restricted Subsidiaries. As described below, in the event of bankruptcy, liquidation or reorganization of the Subsidiary Guarantors, the assets of the Subsidiary Guarantors will be available to make payments under the Subsidiary Guaranties only after all Senior Indebtedness of Subsidiary Guarantors has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Subsidiary Guaranties. As of the date of this Prospectus, substantially all of the Senior Indebtedness of Subsidiary Guarantors is secured by substantially all the assets of the Subsidiary Guarantors. In the event of any payment or distribution of the assets of the Subsidiary Guarantors in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of the secured Indebtedness will have a secured prior claim to the assets of the Subsidiary Guarantors and their Subsidiaries.

     Under certain circumstances, as described below, holders of Senior Indebtedness of Subsidiary Guarantors may block payments on the Subsidiary Guaranties. Any claims by Holders against the assets of Subsidiaries of the Subsidiary Guarantors would be subordinate to all existing and future obligations (including trade payables and preferred stock, if any) of such Subsidiaries.

     Upon any payment or distribution of the assets of the Subsidiary Guarantors to creditors upon a total or partial liquidation or a total or partial dissolution of the Subsidiary Guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Subsidiary Guarantors or its property: (i) holders of Senior Indebtedness of Subsidiary Guarantors shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment under the Subsidiary Guaranties; and (ii) until the Senior Indebtedness of Subsidiary Guarantors is paid in full, any distribution to which Holders would be entitled but for this provision shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of Subsidiary Guarantors to at least the same extent as the Subsidiary Guaranties.

     The Subsidiary Guarantors may not pay the principal of or interest on the Exchange Notes pursuant to the Subsidiary Guaranties or make any deposit for the purpose of the discharge of their liabilities under the Indenture and may not repurchase, redeem or otherwise retire any Exchange Notes pursuant to the Subsidiary Guaranties (collectively, "pay the Exchange Notes") if (i) any Senior Indebtedness of Subsidiary Guarantors is not paid when due or (ii) any other default on Senior Indebtedness of Subsidiary Guarantors occurs and the maturity of such Designated Senior Indebtedness of Subsidiary Guarantors is accelerated in accordance with its terms unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness of Subsidiary Guarantors has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of Subsidiary Guarantors pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Subsidiary Guarantors may not pay the Exchange Notes for a period (a "Subsidiary Guarantor Payment Blockage Period") commencing upon the receipt by the Subsidiary Guarantors and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of Subsidiary Guarantors specifying an election to effect a Subsidiary Guarantor Payment Blockage Period (a "Subsidiary Guarantor Blockage Notice") and ending 179 days thereafter (or earlier if such Subsidiary Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee and the Subsidiary Guarantors from the Person or Persons who gave such Subsidiary Guarantor Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness of Subsidiary Guarantors or (iii) because the default giving rise to such Subsidiary Guarantors Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the next preceding sentence), unless the holders of such Senior Indebtedness of Subsidiary Guarantors or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness of Subsidiary Guarantors, the Subsidiary Guarantors may resume payments under the Subsidiary Guaranties after such Subsidiary Guarantor Payment Blockage Period. Not more than one Subsidiary Guarantor Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of Subsidiary Guarantors during such period.

     In the event of a Subsidiary Guarantor's insolvency, liquidation, reorganization, dissolution or other proceedings, funds which would otherwise be payable to Holders will be paid to the holders of Senior Indebtedness of Subsidiary Guarantors to the extent necessary to pay the Senior Indebtedness of Subsidiary Guarantors in full. Moreover, creditors of the Subsidiary Guarantors who are holders of Senior Indebtedness of Subsidiary Guarantors may recover more, ratably, than the Holders, and creditors of the Subsidiary Guarantors who are not holders of Senior Indebtedness of Subsidiary Guarantors or of the Exchange Notes may recover less, ratably, than holders of the Senior Indebtedness of Subsidiary Guarantors and may recover more, ratably, than the Holders.

     There is currently no Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guaranties, and the Subsidiary Guarantors have no current plans to issue any Indebtedness that would be subordinated to the Subsidiary Guaranties.

ESTABLISHMENT OF ESCROW ACCOUNT

     In connection with the issuance of the Notes, the Company deposited approximately $109.7 million, received as proceeds from the sale of the Notes which is being held by The First National Bank of Chicago, as Escrow Agent, in the Escrow Account. The Escrow Agent invested the funds deposited in the Escrow Account in U.S. Government Obligations and will, when instructed by the Company and the Trustee, disburse such funds from the Escrow Account only on or after January 15, 1997 (but in no event later than January 22, 1997) in order to provide for the redemption of the 13 1/2% Notes. U.S. Can provided notice to the trustee under the Indenture for the 13 1/2% Notes that the redemption would be scheduled to occur on January 15, 1997. Any amounts remaining in the Escrow Account following redemption of the 13 1/2% Notes shall be paid to the Company. See "-- Certain Covenants -- Establishment of Escrow Account."

OPTIONAL REDEMPTION

     The Exchange Notes will not be redeemable at the option of the Company prior to October 15, 2001. On or after that date, the Exchange Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days prior notice, mailed by first-class mail to the Holders at their registered addresses, at the redemption prices (expressed in percentages of principal amount) specified below plus accrued and unpaid interest, if any, through the redemption date (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the 12-month period beginning October 15 of the years indicated below:

                                      YEAR                                 PERCENTAGE
        -----------------------------------------------------------------  ----------
        2001.............................................................    105.063%
        2002.............................................................    103.375%
        2003.............................................................    101.688%
        2004 and thereafter..............................................    100.000%

     In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (and which complies with applicable legal and securities exchange requirements), although no Exchange Note of $1,000 in original principal amount or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note.

MANDATORY SINKING FUND

     There are no mandatory sinking fund payments for the Exchange Notes.

CHANGE OF CONTROL


     Upon a Change of Control, as defined on page 106 of this Prospectus, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Exchange Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, through the date of repurchase. See "Risk Factors -- Change of Control." In the event that at the time of such Change of Control the terms of the Bank Indebtedness or other Senior Indebtedness restrict or prohibit the repurchase of Exchange Notes pursuant to this provision, then prior to the mailing of the notice to Holders provided for in the next paragraph below but in any event within 30 days following any Change of Control, the Company covenants to (a) repay in full all Bank Indebtedness or such other Senior Indebtedness to the extent required to permit the repurchase of Exchange Notes pursuant to this provision or (b) obtain the requisite consent under the agreements governing the Bank Indebtedness or such other Senior Indebtedness to permit the repurchase of the Notes as provided for in the next paragraph.


     Within 30 days following any Change of Control, the Company shall send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

          (2) the circumstances and relevant facts regarding such Change of Control which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with this provision, that a Holder must follow in order to have its Exchange Notes purchased, together with the information contained in the next paragraph (and including any related materials).

     Holders electing to have an Exchange Note purchased will be required to surrender the Exchange Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Exchange Note purchased.

     On the purchase date, all Exchange Notes purchased by the Company under this provision shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Exchange Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Exchange Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Exchange Notes. See "Risk Factors -- Change of Control."

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such covenant by virtue thereof.

     The Company's obligations to repurchase the Exchange Notes upon a Change of Control will be guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to the Subsidiary Guaranties. Such Guaranty will be subordinated to Senior Indebtedness of Subsidiary Guarantors to the same extent described above under "-- Subordination of Subsidiary Guaranties."

BOOK-ENTRY, DELIVERY AND FORM

     The Exchange Notes will be issued in exchange for the Notes (and related Subsidiary Guaranties) and initially will be represented by a single global certificate evidencing the Exchange Notes (the "Global Exchange Note"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form. As of the date of this Prospectus $3.45 million aggregate principal amount of Notes were held in certificated form. The Global Exchange Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the

Global Exchange Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Exchange Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the accounts of participants. Ownership of beneficial interests in the Global Exchange Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Exchange Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Exchange Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Exchange Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Exchange Notes for all purposes of such Exchange Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Exchange Note will not be entitled to have the Exchange Notes represented by the Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Exchange Notes in definitive form and will not be considered to be the owners or holders of any Exchange Notes under the Global Exchange Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Exchange Note desires to take any action that the Depository, as the holder of the Global Exchange Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Exchange Notes represented by the Global Exchange Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Exchange Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Exchange Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Note for any Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants

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

or the relationship between such participants and the owners of beneficial interests in the Global Exchange Note owned through such participants.

     Unless and until it is exchanged in whole or in part for certificated Exchange Notes in definitive form, the Global Exchange Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Exchange Notes represented by the Global Exchange Note are exchangeable for certificated Exchange Notes in definitive form of like tenor as such Exchange Notes in denominations of U.S. $1,000 and integral multiples thereof if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Exchange Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act,
(ii) the Company in its discretion at any time determines not to have all of the Exchange Notes represented by the Global Exchange Note or (iii) a default entitling the holders of the Exchange Notes to accelerate the maturity thereof has occurred and is continuing. Any Exchange Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Exchange Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Exchange Note is not exchangeable, except for a Global Exchange Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, unless such Indebtedness is Permitted Indebtedness.

     Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (a) declare or pay any dividend on, or make any distribution in respect of, any Capital Stock of the Company, except for dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); (b) purchase, redeem, retire or acquire for value any Capital Stock of the Company or any Affiliate of the Company (other than a Restricted Subsidiary); (c) purchase, repurchase, redeem, defease or acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation (other than in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or (d) make any Investment (other than Permitted Investments) in any Person, (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time of and after giving effect to the proposed Restricted Payment: (i) any Default or Event of Default has occurred and is continuing; (ii) the Company could not incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness; or (iii) the aggregate amount expended or declared for all Restricted Payments after the Issue Date exceeds (without duplication) the sum of (v) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Notes are issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and minus 100% of the amount

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

of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period, (w) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or a sale to a Subsidiary of the Company or an employee stock ownership plan or trust), (x) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, (y) an amount equal to the net reduction in Investments resulting from dividends, repayments of loans or advances or other transfers of assets (to the extent not included in Consolidated Net Income), in each case, to the Company or any Restricted Subsidiary, not to exceed the amount of Investments previously made that were included as Restricted Payments, and (z) $40.0 million.

     The foregoing limitations will not prevent the Company from: (a) paying a dividend on its Capital Stock within 60 days after the declaration thereof, if, on the declaration date, the Company could have paid such dividend in compliance with the Indenture; (b) redeeming, repurchasing, defeasing, acquiring or retiring for value, Subordinated Obligations from proceeds of Refinancing Indebtedness permitted by clause (xi) of the definition of Permitted Indebtedness; (c) acquiring, redeeming or retiring Capital Stock or Subordinated Obligations of the Company in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Disqualified Stock); and (d) repurchasing or redeeming shares of, or options to purchase shares of, Capital Stock of the Company or stock appreciation rights from officers, directors and employees (or the heirs of such persons) of the Company or any Restricted Subsidiary whose employment has terminated or who have died or retired or become disabled or upon the vesting of stock appreciation rights, so long as the aggregate amount of such payments in any fiscal year does not exceed $5.0 million. Payments made pursuant to clauses (b) and (c) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments, provided that the proceeds from the issuance of Capital Stock of the Company pursuant to clause (c) of this paragraph shall not increase the amount available for Restricted Payments.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause to exist or become effective or enter into any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or
(iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Such limitation will not apply (a) with respect to clauses (i), (ii) and (iii), to encumbrances and restrictions (1) in existence under or by reason of any agreements (not otherwise described in clause (3) and other than those contained in the indenture governing the 13 1/2% Notes) in effect on the Issue Date, (2) relating to Indebtedness of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, (3) pursuant to the Credit Agreement, provided that such restrictions or encumbrances are no less favorable to the Holders than those restrictions or encumbrances pursuant to the Credit Agreement as in effect on the Issue Date, provided further, however, that the provisions of the Credit Agreement permit distributions to the Company for the purpose of, and in an amount sufficient to fund, the payment of principal due at maturity and interest in respect of the Exchange Notes (provided, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Agreement to declare all amounts thereunder due and payable, (4) which result from the renewal, refinancing, extension or amendment of an agreement referred to in clauses (a)(1), (2) and (6) and in clauses (b)(1) and (2) provided, such encumbrance or restriction is no more restrictive to such Restricted Subsidiary and is not materially less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, (5) pursuant to the indenture governing the 13 1/2% Notes (while such 13 1/2% Notes remain outstanding as permitted under "-- Required Redemption of 13 1/2% Notes"), provided, that such restrictions or encumbrances are no less favorable to Holders than those restrictions or encumbrances pursuant to such indenture as in effect on the Issue Date or (6) relating to Indebtedness incurred pursuant to clause (xi) of the definition of Permitted Indebtedness, and (b) with respect to clause (iii) only, to (1) any encumbrance or restriction relating to Indebtedness that is permitted to be Incurred and secured pursuant to the provisions under "-- Limitation on Indebtedness" and "-- Limitation on Liens" that limits the right of the debtor to dispose of the assets or property securing such Indebtedness, (2) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or
(4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

     Limitation on Asset Dispositions. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a Certified Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents provided, however, that any securities or notes received by the Company or such Restricted Subsidiary in connection with such Asset Disposition that are converted by the Company or such Restricted Subsidiary into cash or cash equivalents within 10 business days of the date of such Asset Disposition shall be deemed to be cash equivalents; (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii); and
(iv) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (a) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Senior Indebtedness of Subsidiary Guarantors (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) or, if the Asset Disposition is made by a Foreign Restricted Subsidiary, Senior Indebtedness of a Foreign Restricted Subsidiary, within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(b) second, to the extent of the balance of Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (c) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) and (b) (which balance should constitute "Excess Proceeds"), to make an Offer (as defined) to purchase Exchange Notes and other pari passu Indebtedness (if required) pursuant to and subject to the conditions of the following paragraph; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) or (c) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

     The Indenture provides that, when the aggregate amount of Excess Proceeds exceeds $15.0 million (including interest earned thereon), the Company will apply the Excess Proceeds to the repayment of the Notes and any other pari passu Indebtedness outstanding with similar provisions requiring the

Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition as follows: (A) the Company will make an offer to purchase (an "Offer") from all Holders in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes and Exchange Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and Exchange Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and Exchange Notes and such pari passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined) of all Notes and Exchange Notes tendered) and (B) to the extent required by such pari passu Indebtedness to reduce permanently the principal amount of such pari passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem pari passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes and Exchange Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes and Exchange Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Exchange Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes and Exchange Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes or Exchange Notes purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions (or corresponding successor reports) (collectively, the "Reports"), (ii) a description of material developments in the Company's business subsequent to the date of the latest of the Reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender such Notes or Exchange Notes pursuant to the Offer, together with the information contained in the next following paragraph.

     Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Offered Price, (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions described herein. On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offered Price to be held for payment in accordance with the provisions of this provision. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Notes, Exchange Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes and Exchange Notes delivered by the Company to the Trustee is less than the Offered Price, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

     Holders electing to have a Note or Exchange Note purchased will be required to surrender the such Note, or Exchange Note with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election it the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note and Exchange Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If, at the expiration of the Offer Period, the aggregate principal amount of Notes and Exchange Notes surrendered by Holders exceeds the Offered Price, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and Exchange Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes or Exchange Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes or Exchange Notes surrendered.

     At the time the Company delivers Notes or Exchange Notes to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this provision. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes or Exchange Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such covenant by virtue thereof.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate, unless (a) the terms of such transaction or series of transactions are (i) set forth in writing, (ii) in the best interest of the Company or such Restricted Subsidiary, and (iii) no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an unrelated third party; and (b) with respect to a transaction or series of transactions involving aggregate payments or value in excess of $3.0 million, the Board of Directors of the Company (including a majority of the Disinterested Directors thereof) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause (a) this paragraph, as evidenced by a Certified Resolution delivered to the Trustee. The provisions described above shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to "-- Limitation on Restricted Payments" above,
(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company (including a majority of the Disinterested Directors thereof), (iii) any transaction pursuant to any contract in existence on the Issue Date, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, not to exceed $1.0 million per employee and $3.0 million in the aggregate, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (vii) the making of payments to Salomon Brothers Inc or its Affiliates for investment banking services.

     Limitation on Layered Indebtedness. The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Exchange Notes in the case of the Company or the Subsidiary Guaranties in the case of the Subsidiary Guarantors.

     The Subsidiary Guarantors will not, directly or indirectly, Guaranty any Indebtedness of the Company that is subordinated in right of payment to any other Indebtedness of the Company unless such Guaranty is subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranties.

     Limitation on Liens. The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Lien of any kind, other than Permitted Liens, on or with respect to any property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom to secure Indebtedness that is subordinate in right of payment to, or ranks pari passu with, in the case of the Company, the Exchange Notes or Notes, or, in the case of the Subsidiary Guarantors, the Subsidiary Guaranties, unless the Exchange Notes and Notes are secured prior to (in the case of any Indebtedness that is subordinated in right of payment), or equally and ratably with (in the case of any Indebtedness that ranks pari passu), the Indebtedness so secured.

     Ownership of United States Can Company. Except as provided under "-- Subsidiary Guaranty," the Company will at all times maintain its 100% ownership of the Capital Stock of United States Can Company.

     Establishment of Escrow Account. Immediately upon the receipt by the Company of the proceeds from the issuance of the Notes, the Company pursuant to the requirements of the Indenture deposited with the Escrow Agent (as defined in the Escrow Agreement) the amount of principal and call premium necessary to redeem the 13 1/2% Notes on January 22, 1997, plus the amount of any interest to be paid on the 13 1/2% Notes through January 22, 1997, from such proceeds (the "Escrow Funds") by wire transfer of immediately available funds. Except as provided under "-- Required Redemption of 13 1/2% Notes," such deposit is irrevocable.

     Required Redemption of 13 1/2% Notes. The Company shall timely take all actions necessary or desirable to effect the Required Redemption (including the giving of any notice to the holders of the 13 1/2% Notes in the manner in which such notice is required to be given to effect such redemption pursuant to the indenture governing such 13 1/2% Notes, which notice was given on November 25,
1996), shall effect such Required Redemption as promptly as practicable on or after January 15, 1997 (but in no event later than January 22, 1997) and shall use the Escrow Fund to effect such Required Redemption.

     No later than the date on which notice of the Required Redemption is first given to the holders of the 13 1/2% Notes pursuant to the preceding paragraph, the Company shall deliver an Officer's Certificate to the Trustee stating that the 13 1/2% Notes are to be redeemed pursuant to the provisions of this paragraph and setting forth the anticipated date of such Required Redemption. Upon receipt of such Officer's Certificate, the Trustee shall join with the Company in directing the Escrow Agent by written notice to release from escrow (on the specified date and pursuant to the provisions of the Escrow Agreement) sufficient funds to effect the Required Redemption and to transfer such funds to the account specified in such written notice (the "Redemption Account").

     If the date on which the Company is to effect the Required Redemption pursuant to the notice to be given under the preceding paragraph is after January 15, 1997, then the Company shall pay all interest due and payable on the 13 1/2% Notes on January 15, 1997 from the Escrow Funds on January 15, 1997. In such event, the Company shall specify in the Officer's Certificate referred to in the previous paragraph that all interest due and payable on the 13 1/2% Notes on January 15, 1997 shall be paid from the Escrow Funds on such date and the Trustee shall join with the Company in directing the Escrow Agent by written notice to release from the Escrow Account on such date sufficient funds to make such interest payment in full.

     If, on the date of the Required Redemption, the Escrow Funds are insufficient to effect the Required Redemption, the Company shall immediately deliver, by wire transfer of immediately available funds,

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

funds that, when added to the Escrow Funds, will be sufficient to effect the Required Redemption. Any portion of the Escrow Funds remaining after the Required Redemption shall be immediately paid over to the Company.

     Future Subsidiary Guarantors. The Company shall cause each Domestic Restricted Subsidiary created or acquired after the Issue Date to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guaranty payment of the Notes and the Exchange Notes on the same terms and conditions as those set forth in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guarantied by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. As of the Issue Date, United States Can Company is the only Domestic Restricted Subsidiary.

     Commission Reports. The Company and the Guarantor shall file with the Trustee and provide the Holders at the Company's and the Guarantor's expense, within 15 days after filing them with the Commission, copies of their annual report and other reports which the Company and the Guarantor are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee and Holders and prospective Holders (upon request) with the annual reports and other reports which are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, that the Company and the Guarantor shall not be required to file any report, document or other information with the Commission if the Commission does not permit such filing. The Company and the Guarantor also shall comply with the other provisions of sec. 314(a) of the TIA.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     Neither the Company nor United States Can Company shall merge or consolidate with or into any other entity (other than a merger of a Subsidiary Guarantor into the Company or another Subsidiary Guarantor) or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of their assets unless (a) the entity formed by or surviving any such consolidation or merger (if other than the Company or any Subsidiary Guarantor) or to which such sale, transfer or conveyance is made (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, all obligations of the Company or the Subsidiary Guarantor, as the case may be, pursuant to the Indenture; (b) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, would be able to incur at least $1.00 of additional debt pursuant to clause (i) of the definition of Permitted Indebtedness and (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     Notwithstanding the foregoing, no other Subsidiary Guarantor shall merge or consolidate with or into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets unless the Company and its remaining Restricted Subsidiaries are in compliance with the provisions of subclauses (b), (c) and (d) above.


     The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, as the case may be, under the Indenture, but the Company or U.S. Can, as the case may be, in the case of a lease, shall not be released from the obligation to pay the principal of and interest on the Notes or the Exchange Notes.

     Notwithstanding the foregoing clauses (b), (c) and (d), any Domestic Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Domestic Restricted Subsidiary, and any Foreign Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties or assets to (i) any other Foreign Restricted Subsidiary or (ii) the Company or any Domestic Restricted Subsidiary, provided that the surviving company or the transferee entity, as applicable, in such consolidation, merger or transfer is the Company or such Domestic Restricted Subsidiary.

EVENTS OF DEFAULT

     An "Event of Default" occurs if: (i) the Company and the Subsidiary Guarantors default in any payment of interest on any Note or Exchange Note when the same becomes due and payable, and such default continues for a period of 30 days; (ii) the Company and the Subsidiary Guarantors (a) default in the payment of the principal of any Note or Exchange Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (b) fail to redeem or purchase Notes or Exchange Notes when required pursuant to the Indenture or the Notes or Exchange Notes; (iii) the Company or any Subsidiary Guarantor fails to comply with the provisions of "-- Merger, Consolidation and Sale of Assets" above; (iv) the Company or any Subsidiary Guarantor, as the case may be, fails to comply with "-- Change of Control" above, and subsection "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," "-- Limitation on Asset Dispositions,"
"-- Limitation on Layered Indebtedness," "-- Limitation on Transactions with Affiliates," "-- Limitation on Liens," "-- Future Subsidiary Guarantors"
"-- Ownership of United States Can Company" or "-- Establishment of Escrow Account" in "-- Certain Covenants" (other than a failure to purchase Notes when required under "-- Certain Covenants -- Change of Control" or "-- Certain Covenants -- Limitation on Asset Dispositions") of the Indenture and such failure continues for 30 days after the notice specified below or the Company fails to give the notice specified below; (v) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Notes, Exchange Notes or the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below or the Company fails to give the notice specified below; (vi) the principal, any premium or accrued and unpaid interest of Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million at the time and such default continues for 10 days; (vii) the Company, any Subsidiary Guarantor or any Foreign Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property; or (d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, any Subsidiary Guarantor or any Foreign Significant Subsidiary in an involuntary case; (b) appoints a Custodian of the Company, any Subsidiary Guarantor or any Foreign Significant Subsidiary or for any substantial part of the Company's, any Subsidiary Guarantor's or any Foreign Significant Subsidiary's property; or (c) orders the winding up or liquidation of the Company or any Subsidiary Guarantor or any Foreign Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; (ix) any judgment or decree for the payment of money in excess of $10.0 million at the time is entered against the Company or any Restricted Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (a) or (b), such default continues for 10 days; (x) any Subsidiary Guaranty is held to be unenforceable or invalid or ceases to be in full force and effect; or (xi) the 13 1/2% Notes are not redeemed by the latest date provided there for under "Certain Covenants -- Required Redemption of 13 1/2% Notes" (xii) the Company shall breach any material representation, warranty or agreement set forth in, or otherwise not comply with the provisions of, the Escrow Agreement, or the Escrow Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as a result of the complete performance thereof).

ACCELERATION

     If an Event of Default (other than an Event of Default specified in clauses
(vii) or (viii) in "Events of Default" above with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes and Exchange Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (vii) or (viii) above with respect to the Company or any Subsidiary Guarantor occurs, the principal of and interest on all the Notes and Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes and Exchange Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

LIMITATION ON SUITS

     A Holder may not pursue any remedy with respect to the Indenture or the Exchange Notes unless: (i) such Holder gives to the Trustee written notice stating that an Event of Default is continuing; (ii) the Holders of at least 25% in aggregate principal amount of the Notes and Exchange Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in aggregate principal amount of the Notes and Exchange Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

RIGHTS OF HOLDERS TO RECEIVE PAYMENT

     Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal of and interest on the Exchange Notes held by such Holder, on or after the respective due dates expressed in the Exchange Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

DISCHARGE OF INDENTURE AND DEFEASANCE


     When (i) the Company delivers to the Trustee all outstanding Exchange Notes and Notes (other than Exchange Notes and Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding Exchange Notes and Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Exchange Notes and Notes, including interest thereon, and if in either case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     Subject to conditions to defeasance described below and the survival of certain provisions, the Company at any time may terminate (i) all its obligations under the Exchange Notes and Notes and the Indenture ("legal defeasance option") or (ii) its obligations under certain restrictive covenants and the related Events of Default ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Exchange Notes and the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Exchange Notes and the Notes may not be accelerated because of an Event of Default specified in clause (ii) of the immediately preceding paragraph.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Exchange Notes and the Notes to maturity or redemption, as the case may be; and

          (b) certain other conditions, including delivery of certain opinions of counsel, are met.

TRANSFER AND EXCHANGE

     Holders may transfer or exchange Exchange Notes and Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Exchange Note or Note selected for redemption, or any Exchange Note or Note for a period of 15 days before a selection of Notes to be redeemed, or any Exchange Note or Note for a period of 15 days before an interest payment date. The registered holder of an Exchange Note or Note may be treated as the owner of it for all purposes.

AMENDMENT AND SUPPLEMENT

     Subject to certain exceptions, the Indenture, the Exchange Notes, the Notes or the Subsidiary Guaranties may be amended or supplemented by the Company or the Subsidiary Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of such then outstanding Exchange Notes and Notes. Without notice to or the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Exchange Notes or Notes, among other things, to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders by a Surviving Entity; to provide for uncertificated Exchange Notes or Notes in addition to or in place of certificated Exchange Notes or Notes; or to make any change that does not adversely affect the rights of any Holder. Without the consent of each Holder affected, the Company may not reduce the principal amount of Exchange Notes or Notes the Holders of which must consent to an amendment of the Indenture; reduce the rate or extend the time for payment of interest on any Exchange Notes or Note; reduce the principal of or extend the fixed maturity of any Exchange Notes or Note; reduce the premium payable upon the redemption of any Exchange Notes or Note or change the time at which any Exchange Note or Note may or shall be redeemed; reduce the premium payable upon the repurchase of any Exchange Notes or Note upon a Change of Control; make any Exchange Notes or Note payable in money other than that stated in the Exchange Notes or Note; make any change in the provisions concerning waiver of Defaults or Events of Default by Holders of the Exchange Notes or Notes or rights of Holders to receive payment of principal or interest; make any change in the subordination provisions in the Indenture that affects the rights of any Holder; or release the Company or the Subsidiary Guarantors from its obligations under the Exchange Notes or Notes or the Subsidiary Guaranties (except pursuant to the provisions described above in " -- Merger, Consolidation and Sale of Assets") or make any change in the Exchange Notes or Notes that would adversely affect the rights of any Holder.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

     No director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee (as in case may be) shall have any personal liability in respect of the obligations of the Company, the Subsidiary Guarantors or the Trustee (as the case may be) under the Exchange Notes or the Indenture by reason of his or its status as such.

THE TRUSTEE

     Harris Trust and Savings Bank is the Trustee under the Indenture.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture and the Trust Indenture Act for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the section "Certain Covenants -- Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any direct or indirect sale including a Sale/Leaseback Transaction, lease, transfer, conveyance or other disposition (or series of related sales, Sale/Leaseback Transactions, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries other than (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (b) a disposition of property or assets at Fair Market Value in the ordinary course of business and consistent with past practices of the Company or any of its Restricted Subsidiaries, as applicable,
(c) a disposition with a Fair Market Value and a sale price of less than $5.0 million, (d) for purposes of the provisions of " -- Certain Covenants -- Limitation on Asset Dispositions" only, a disposition subject to the limitations set forth under " -- Certain Covenants -- Limitation on Restricted Payments" and
(e) when used with respect to the Company or the Guarantor, any Asset Disposition pursuant to "-- Merger, Consolidation and Sale of Assets" which constitutes a disposition of all or substantially all of the Company's or the Guarantor's property.

     "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the greater of (i) the fair market value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock and the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, as amended (or refinanced or replaced) from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or the Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Capital Expenditure Indebtedness" means Indebtedness issued to finance the purchase or construction of any assets acquired (other than from an Affiliate) or constructed after the Issue Date (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP, (b) if the acquisition or construction of such assets is not part of any acquisition of a person or business unit and (c) if such Indebtedness is issued within 360 days of the acquisition or completion of construction of such assets.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

     "Certified Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, (c) the Company consolidates or merges with or into any other Person, other than a consolidation or merger (i) with a Wholly Owned Subsidiary or a Permitted Holder or (ii) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the surviving corporation immediately following such transaction, or (d) the Company or any of its Restricted Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases, or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Restricted Subsidiaries to any Person or group of related Persons (as such term is used in Section 13(d) of the Exchange Act), other than the Company, a Wholly Owned Subsidiary or a Permitted Holder. See "Risk Factors -- Change of Control."


     "Commission" means the Securities and Exchange Commission.


     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (b) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period as if such Asset Disposition had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period as if such Asset Disposition had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period as if such Asset Disposition had occurred on the first day of such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have

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

required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, shall be determined in good faith by a responsible financial or accounting officer of the Company and as further contemplated by the definition of pro forma. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) accrued interest, (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vii) to the extent any Indebtedness of any Person is guaranteed by the Company or any Subsidiary, the aggregate amount of interest paid or accrued by such other Person during such period attributable to such Indebtedness; (viii) net costs associated with Interest Rate Agreements and Currency Exchange Agreements (including, in each case, amortization of fees), (ix) the interest portion of any deferred obligation, (x) Preferred Stock dividends in respect of all Preferred Stock of the Company and its Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary,
(xi) fees payable in connection with financings to the extent not included in
(ii) above, including commitment, availability and similar fees and (xii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by the Company or any Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback

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

Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

     Notwithstanding the provisions of clause (iii) in the preceding paragraph, in the event that Consolidated Net Income is being calculated with respect to the Company or any Surviving Entity (a) for purposes of determining whether the Company or any Surviving Entity could Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness for purposes of (i) clause (ii) under "-- Certain Covenants -- Limitation on Restricted Payments," (ii) clause (c) under " -- Merger, Consolidation and Sale of Assets" or (iii) the definition of "Unrestricted Subsidiary" or (b) pursuant to clause (iii)(v) under "-- Certain Covenants -- Limitation on Restricted Payments," restrictions on the payment of dividends or the making of distributions to the Company by United States Can Company referred to in clause
(a)(3) of the second sentence under "-- Certain Covenants -- Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" shall be disregarded.

     Notwithstanding the provisions of clause (iii) in the first paragraph of this definition, in the event that Consolidated Net Income is being calculated with respect to the Company for purposes of determining whether the Incurrence of Indebtedness proposed to be Incurred is permissible under clause (i) of the definition of Permitted Indebtedness, then (i) if such proposed Indebtedness is proposed to be Incurred by United States Can Company or any Subsidiary thereof that is a Restricted Subsidiary, restrictions on the payment of dividends or the making of distributions to the Company by United States Can Company referred to in clause (a)(3) of the second sentence under "-- Certain Covenants -- Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" shall be disregarded and (ii) if such proposed Indebtedness is proposed to be Incurred by the Company or any Subsidiary of the Company (other than United States Can Company and its Subsidiaries) that is a Restricted Subsidiary, restrictions on the payment of dividends or the making of distributions to the Company by United States Can Company referred to in clause
(a)(3) of the second sentence under "-- Certain Covenants -- Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" shall be disregarded, provided that the lenders pursuant to the Credit Agreement modify the Credit Agreement to allow for the payment of dividends or the making of distributions to the Company in amounts sufficient to pay the scheduled principal and interest payments on such proposed Indebtedness when due and payable or, in the case of a proposed Incurrence of Indebtedness by a Subsidiary, in an amount sufficient to fund capital contributions or other Investments to or in such Subsidiary in amounts sufficient to pay the scheduled principal and interest payments on such proposed Indebtedness when due and payable so long as there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Agreement to declare all amounts thereunder due and payable.

     "Credit Agreement" means that certain Credit Agreement, dated April 29, 1994, as amended, among the Guarantor and the syndicate of banks named therein, including the $97.0 million acquisition facility, and any extensions, revisions, refinancings or replacements thereof by a bank or a syndicate of banks.

     "Currency Exchange Agreement" means, in respect of any person, any foreign currency swap agreement or other agreement pursuant to which the Company or any of its Subsidiaries hedge their exposure to foreign currency exchange rates in connection with their business operations.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture and has been designated as

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

"Designated Senior Indebtedness" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

     "Designated Senior Indebtedness of Subsidiary Guarantors" means (i) with respect to the Guarantor, the Bank Indebtedness and (ii) any other Senior Indebtedness of Subsidiary Guarantors which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Subsidiary Guarantors in the instrument evidencing or governing such Senior Indebtedness of Subsidiary Guarantors as "Designated Senior Indebtedness of Subsidiary Guarantors" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness of Subsidiary Guarantors" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

     "Disinterested Director" means a director of the Company other than a director (i) who is an employee of the Company or a Subsidiary of the Company, or (ii) who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such person) of a party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

     "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Notes.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

     "EBITDA" means, for any period, the sum for such period, of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) provision for plant closing, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

     "Escrow Account" has the meaning given in the Escrow Agreement.

     "Escrow Agreement" means that certain Escrow Agreement dated as of October 17, 1996 by and among the Company, the Escrow Agent, and the Trustee substantially in the form of Exhibit C to the Indenture.

     "Escrow Funds" has the meaning set forth in "-- Certain Covenants -- Establishment of Escrow Account."

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, if such property or asset has a Fair Market Value of less than $3.0 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $3.0 million, by a majority of the Board of Directors of the Company and evidenced by a Certified Resolution, dated within 30 days of the relevant transaction.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "Foreign Significant Subsidiary" means any Foreign Restricted Subsidiary of the Company meeting the standards specified in Rule 1-02(w) of the Regulation S-X promulgated by the Commission as in effect on the Issue Date.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and

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

pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP consistently applied.

     "Guaranty" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

     "Holder" means the Person in whose name an Exchange Note or Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guaranty, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred", "Incurrence" and "Incurring" shall each have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

          (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all Capitalized Lease Obligations and Attributable Indebtedness of such Person;

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vii) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, however, that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness of such other Persons;

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

          (viii) all indebtedness of other Persons to the extent guaranteed by such Person; and

          (ix) to the extent not otherwise included in this definition, obligations in respect of Interest Rate Agreements and Currency Exchange Agreements.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guaranty or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the limitations set forth in "-- Certain Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its Fair Market Value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Certified Resolution.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any Sale/Leaseback Transaction.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board, President, Executive Vice President -- Operations, Chief Financial Officer, Treasurer or Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be outside counsel to the Company or an employee of or outside counsel to the Trustee.

     "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

     "Permitted Holder" means William J. Smith, Ricardo Poma, Carl Ferenbach and Francisco A. Soler or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 75% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

     "Permitted Indebtedness" is defined to include: (i) Indebtedness incurred if, after giving pro forma effect to the Incurrence and application of the proceeds thereof, the Consolidated Coverage Ratio exceeds 2.0 to 1.0 if such determination is being made prior to the third anniversary of the Issue Date, or
2.5 to 1.0, if such determination is being made thereafter; (ii) Indebtedness Incurred pursuant to the Credit Agreement in an amount outstanding at any time not to exceed $130.0 million; (iii) Capital Expenditure Indebtedness incurred in an aggregate principal amount not to exceed $15.0 million in any fiscal year of the Company; (iv) Indebtedness under Interest Rate Agreements and Currency Exchange Agreements, entered into for the purpose of limiting interest rate or foreign exchange risk, as the case may be, provided that the obligations under such agreements are related to payment obligations on Permitted Indebtedness;
(v) Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or any other Restricted Subsidiary (but only so long as such Indebtedness is held by the Company or such Restricted Subsidiary); (vi) Indebtedness evidenced by the Notes and the Subsidiary Guaranties; (vii) Indebtedness outstanding immediately after the issuance of the Notes and the application of the proceeds thereof (other than the 13 1/2% Notes); (viii) Indebtedness evidenced by the 13 1/2% Notes, but only to the extent outstanding on or prior to the latest date on which the Company may effect the Required Redemption in compliance with "-- Certain Covenants -- Required Redemption of 13 1/2% Notes" (regardless of whether such Required Redemption is actually effected); (ix) Indebtedness under reimbursement obligations in respect of letters of credit incurred in the ordinary course of business or pursuant to self-insurance obligations; (x) Indebtedness incurred by Foreign Restricted Subsidiaries with respect to such Subsidiaries' working capital requirements in an aggregate principal amount outstanding at any one time not to exceed $10.0 million; (xi) Refinancing Indebtedness incurred with respect to Indebtedness referred to in clauses (i), (iii), (vi) and (vii) of this paragraph, and (xii) Indebtedness not otherwise permitted to be incurred pursuant to the Limitation on Indebtedness covenant in an aggregate principal amount not to exceed at any one time outstanding $15.0 million.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a

Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, not to exceed $1.0 million per employee and $3.0 million in the aggregate; and (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments.

     "Permitted Liens" means, with respect to any Person, (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review; (iii) Liens for property taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens existing on the Issue Date; (vii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further that such Liens are not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary; and (viii) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further that such Liens are not incurred in anticipation of or in connection with the acquisition of such property; (ix) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi),
(vii) and (viii); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii) and (viii) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

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

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a Note or Exchange Note means the principal of the Note or Exchange Note plus the premium, if any, payable on the Note or Exchange Note which is due or overdue or is to become due at the relevant time.

     "Pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (iv) if the Indebtedness of the Company or a Restricted Subsidiary being refinanced is subordinated to other Indebtedness of the Company or a Restricted Subsidiary in any respect, such Refinancing Indebtedness is subordinated at least to the same extent; provided further, however, that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, or complementary (as determined in good faith by the Board of Directors), to the business of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Required Redemption" means the redemption of the entire principal amount outstanding of the 13 1/2% Notes in accordance with the provisions of the Indenture and the indenture governing the 13 1/2% Notes.

     "Restricted Subsidiary" means (i) United States Can Company, (ii) U.S.C. Europe N.V., (iii) Thuvine Duiven B.V., (iv) U.S.C. Holding U.K. Ltd., (v) U.K. Can Ltd., (vi) U.S.C. Europe U.K. Ltd., (vii) U.S.C. Europe Italia, S.r.l.,
(viii) U.S.C. France Holding, S.A.S., (ix) CarnaudMetalbox Aerosols S.A. (to be known as U.S.C. Aerosols France, S.A.S.), (x) Can Beteiligungs GmbH, (xi) Can Verwaltungs GmbH, (xii) U.S.C. Aerosoldosen Deutschland GmbH & Co. KG, (xiii) U.S. Can Espana Holding SCpA, (xiv) CMB Aerosoles S.A. (to be known as U.S.C. Europe Espana SCpA), (xv) any other Subsidiary of the Company that is not designated by the Board of Directors to be an Unrestricted Subsidiary and (xvi) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to the definition of "Unrestricted Subsidiary."

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.


     "Senior Indebtedness" means all Indebtedness of the Company including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or Exchange Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guaranties thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guaranty or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guaranty or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations,
(v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of the Indenture.


     "Senior Indebtedness of Subsidiary Guarantors" means (i) with respect to the Guarantor, the Bank Indebtedness and (ii) all other Indebtedness of the Subsidiary Guarantors including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Subsidiary Guaranties, provided, however, that Senior Indebtedness of Subsidiary Guarantors shall not include (a) any obligation of the Subsidiary Guarantors to any Subsidiary, (b) any liability for federal, state, local or other taxes owed or owing by the Subsidiary Guarantors, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guaranties thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guaranty or obligation of the Subsidiary Guarantors which is subordinate or junior in any respect to any other Indebtedness, Guaranty or obligation of the Subsidiary Guarantors, including Senior Subordinated Indebtedness of Subsidiary Guarantors and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

     "Senior Subordinated Indebtedness" means the Notes, the Exchange Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and the Exchange Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Senior Subordinated Indebtedness of Subsidiary Guarantors" means (i) with respect to the Guarantor, the 13 1/2% Notes, (ii) the Subsidiary Guaranties and
(iii) any other Indebtedness of the Subsidiary Guarantors that specifically provides that such Indebtedness is to rank pari passu with the Subsidiary Guaranties and is not subordinated by its terms to any Indebtedness or other obligation of the Subsidiary Guarantors which is not Senior Indebtedness of Subsidiary Guarantors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means (i) any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Notes and the Exchange Notes or (ii) any Indebtedness of the Subsidiary Guarantors (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Subsidiary Guaranties.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Subsidiary Guarantors" means (i) the Guarantor and (ii) each Domestic Restricted Subsidiary that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor, provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guaranty is released in accordance with the terms of the Indenture.

     "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof, issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or A- or higher according to Moody's Investors Service, Inc. or Standard and Poor's Corporation (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

     "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means such successor.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary (i) owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or
(ii) is obligated under any Indebtedness or other obligation that, if in default, would result (with the passage of time or the giving of notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under "-- Certain Covenants -- Limitation on Restricted Payments" as a "Restricted Payment". Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary. Notwithstanding the foregoing sentence, the Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving pro forma effect to such designation (1) the Company could incur $1.00 of additional Indebtedness pursuant to clause (i) of the definition of "Permitted Indebtedness" and (2) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Certified Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                              DESCRIPTION OF NOTES

     The Notes evidence the same indebtedness as that which will be evidenced by the Exchange Notes and are entitled to the benefits of the Indenture. The form and terms of the Notes are the same as the form and terms of the Exchange Notes (which replace the Notes) except that none of the Notes (or the related guarantees) was registered under the Securities Act. Therefore, the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes bear legends restricting the transfer thereof. In addition, with certain exceptions, the Notes may not be sold or transferred to, or acquired on behalf of, any pension or welfare plan (as described in Section 3 of the Employee Retirement Income Security Act of 1974). For a description of the terms of the Exchange Notes, see "Description of Exchange Notes."

                      EXCHANGE OFFER; REGISTRATION RIGHTS


     The Company, the Guarantor and the Initial Purchasers entered into the Registration Rights Agreement on October 17, 1996 pursuant to which the Company and the Guarantor agreed, for the benefit of the Holders, that the Company would, at its cost, (i) no later than 60 days (December 16, 1996) after the Issue Date file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Notes for new notes of the Company, the Exchange Notes, having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and
(ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 120 days (February 14, 1997) after the Issue Date (which obligations have been satisfied by the filing of the Registration Statement on Form S-4 of which this Prospectus is a part on December 11, 1996 and the Commission declaring such statement effective
on              , 1997). The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each Note surrendered to the Company pursuant to the Exchange Offer, the Holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the date of its original issue. Under existing Commission interpretations, the Exchange Notes will be freely transferable by Holders other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. While the Commission has not taken a position with respect to this particular transaction, under existing Commission interpretations relating to transactions structured substantially like the Exchange Offer, participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.


     A Holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If a Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.


     In the event that (i) applicable interpretations of the staff of the Commission do not permit the Company to effect such a Exchange Offer, or (ii) if for any other reason the Exchange Offer is not consummated within 150 days (March 16, 1997) after the Issue Date, or (iii) if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer, or (iv) if any Holder of Notes is not eligible to participate in the Exchange Offer or (v) if an Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (unless current interpretations by the Commission's staff permit the filing in lieu of such shelf registration statement of a post-effective amendment to the Registration Statement covering the sale of such Exchange Notes), the Company will, at its cost, (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Notes or the Exchange Notes, as the case may be, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until three years after its effective date (or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser). The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such holder (including certain indemnification obligations).


     If (i) within 150 days after the Issue Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective or (ii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Agreement (each such event a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum in the aggregate regardless of the number of Registration Defaults.

     The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is available upon request to the Company.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion of the material United States federal income tax consequences of the Exchange Offer does not purport to deal with all the tax considerations a potential investor may want to examine in connection with a decision to purchase an Exchange Note. The discussion is not meant to be an exhaustive examination of tax implications for all potential investors and all potential investors are encouraged to consult their own tax and financial advisors in connection with making any investment decision. Such discussion is based on the Internal Revenue Code of 1986, as amended to the date of this Prospectus (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to Notes, and Exchange Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the IRS with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO PARTICIPATE IN THE EXCHANGE. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO INVEST IN THE EXCHANGE NOTES.

PAYMENTS OF INTEREST

     In general, interest (including Liquidated Damages) on a Note or Exchange Note will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the Holder's method of accounting for tax purposes.

     The Company is obligated to pay additional interest to the Holders of Notes under certain circumstances described under "Exchange Offer; Registration Rights." It is believed that any such payments should be taxable to Holders as such interest payments are made (regardless of the Holder's usual method of tax accounting).

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

     In general, a U.S. Holder's tax basis in an Exchange Note will equal the price paid for the Note for which such Exchange Note was exchanged pursuant to the Exchange Offer. A U.S. Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of a Note or an Exchange Note (or portion thereof) equal to the difference between the amount realized on such disposition and the U.S. Holder's tax basis in the Note or the Exchange Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of a Note or Exchange Note will be capital gain or loss and will be long-term capital gain or loss if such Note or Exchange Note was held for more than one year.

MARKET DISCOUNT

     A U.S. Holder of an Exchange Note or a Note, other than an initial Holder who acquired the Exchange Note or Note for at least its issue price (generally, the first price at which a substantial number of Notes included in the issue of which the Note is a part is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), will be treated as holding the Exchange Note or Note at a market discount (a "Market Discount Note") if the amount for which such U.S. Holder purchased the Exchange Note or Note is less than the Exchange Note's or Note's principal amount, subject to a de minimis rule.

     In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Exchange Note or Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Exchange Note or the Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Exchange Note or Note, in an amount not exceeding the accrued market discount on such Exchange Note or Note, until the maturity or disposition of such Exchange Note or Note.

NON-U.S. HOLDERS

     Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

          (a) payments of interest on the Notes or Exchange Notes by the Company or any agent of the Company to any Holder of a Note or Exchange Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to United States federal withholding tax, provided that (i) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Notes or Exchange Notes certifies to the Company or its agent, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes on behalf of the beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

          (b) a Non-U.S. Holder will not be subject to United States federal withholding tax on gain realized on the sale, exchange or redemption of a Note or Exchange Note; and

          (c) a Note or Exchange Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if, at the time of such death, the individual did not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Notes or Exchange Notes would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     Recently proposed regulations that would be effective January 1, 1998 provide for several alternative methods for Non-U.S. Holders or "qualified intermediaries" who hold Notes or Exchange Notes on behalf of Non-U.S. Holders to obtain an exemption from withholding on interest payments.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note or Exchange Note is effectively connected with the conduct of such trade or business, the Non U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder.

BACKUP WITHHOLDING

     Under the Code, a holder of an Exchange Note or Note may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to payments in respect of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor; (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations, Non-U.S. Holders and certain other entities described in the Code and Treasury regulations are generally exempt from such withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by any person subject to the prospectus delivery requirements of the Securities Act, including a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company and the Guarantor have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
        , 1997 (90 days after commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

     Neither the Company nor the Guarantor will receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company or the Guarantor will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Guarantor have agreed to pay certain expenses incident to the Exchange Offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company or the Guarantor of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company and the Guarantor agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company or the Guarantor have amended or supplemented the Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemental Prospectus to such broker-dealer.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Exchange Notes offered by the Company hereby were passed upon for the Company by Ross & Hardies, Chicago, Illinois.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The combined balance sheets of CPI Group as of December 31, 1994 and 1995, the related combined statements of income, stockholders' equity and cash flows for each year in the three-year period ended December 31, 1995, included in this Prospectus, have been audited by Plante & Moran LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The combined statements of financial position of USC Europe (Aerosols Divestiture Package) as of December 31, 1994 and 1995, and the related combined statements of operations for each of the three years in the period ended December 31, 1995, included in this Prospectus, have been so included in reliance on the report of Befec-Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                        REGISTRANT FINANCIAL STATEMENTS


CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants.............................................   F-2
  Consolidated Balance Sheets as of December 31, 1994 and 1995.........................   F-3
  Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994 and
     1995..............................................................................   F-4
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1993, 1994 and 1995...............................................................   F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994
     and 1995..........................................................................   F-6
  Notes to Consolidated Financial Statements...........................................   F-7
UNAUDITED QUARTERLY FINANCIAL DATA.....................................................  F-26
UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheets as of December 31, 1995 and September 29,
     1996..............................................................................  F-27
  Condensed Consolidated Statements of Operations for the Nine Months Ended
     October 1, 1995 and September 29, 1996............................................  F-28
  Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
     October 1, 1995 and September 29, 1996............................................  F-29
  Notes to Condensed Consolidated Financial Statements.................................  F-30
                          ACQUIRED BUSINESSES FINANCIAL STATEMENTS
CPI GROUP:
  Combined Financial Statements:
     Independent Auditor's Report......................................................  F-37
     Combined Balance Sheets as of December 31, 1994 and 1995..........................  F-38
     Combined Statements of Income for the Years Ended December 31, 1993, 1994 and
      1995.............................................................................  F-39
     Combined Statement of Stockholders' Equity for the Years Ended December 31, 1993,
      1994 and 1995....................................................................  F-40
     Combined Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and
      1995.............................................................................  F-41
     Notes to the Combined Financial Statements........................................  F-42
  Unaudited Combined Interim Financial Statements:
     Combined Interim Balance Sheets as of June 30, 1995 and June 30, 1996.............  F-48
     Combined Interim Statements of Income for the Six Months Ended June 30, 1995 and
      1996.............................................................................  F-49
     Combined Interim Statements of Stockholders' Equity for the Six Months Ended June
      30, 1995 and 1996................................................................  F-50
     Combined Interim Statements of Cash Flows for the Six Months Ended June 30, 1995
      and 1996.........................................................................  F-51
     Notes to Combined Interim Financial Statements....................................  F-52
USC EUROPE (AEROSOLS DIVESTITURE PACKAGE):
  Combined Financial Statements:
     Report of Independent Accountants.................................................  F-57
     Combined Statements of Financial Position as of December 31, 1994 and 1995........  F-58
     Combined Statements of Operations for the Years Ended December 31, 1993, 1994 and
      1995.............................................................................  F-59
     Notes to the Combined Financial Statements........................................  F-60
  Unaudited Combined Interim Financial Statements:
     Combined Interim Statement of Financial Position as of June 30, 1996..............  F-68
     Combined Interim Statements of Operations for the Six Months Ended June 30, 1995
      and 1996.........................................................................  F-69
     Notes to the Combined Interim Financial Information...............................  F-70
               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended
  December 31, 1995....................................................................  F-77
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months
  Ended September 29, 1996.............................................................  F-78
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations...........  F-79

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To U.S. Can Corporation:

     We have audited the accompanying consolidated balance sheets of U.S. CAN CORPORATION (a Delaware corporation) AND SUBSIDIARY as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Can Corporation and Subsidiary as of December 31, 1994 and 1995, and their results of operations and cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.


                                          /s/ ARTHUR ANDERSEN LLP


                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 14, 1996

                      U.S. CAN CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31,
                                                                            ---------------------
                                                                              1994        1995
                                                                            --------    ---------
                                                                               (000'S OMITTED,
                                                                             EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................................ $    123    $     136
  Accounts receivable, less allowances of $4,116 and $5,451 in 1994 and
    1995, respectively.....................................................   44,849       51,279
  Inventories..............................................................   77,656       78,252
  Prepaid expenses and other current assets................................    8,077       10,786
  Prepaid income taxes.....................................................    3,574        6,732
                                                                            --------     --------
    Total current assets...................................................  134,279      147,185
                                                                            --------     --------
PROPERTY, PLANT AND EQUIPMENT:
  Land.....................................................................    2,901        2,576
  Buildings................................................................   39,539       44,954
  Machinery, equipment and construction in process.........................  266,694      306,319
                                                                            --------     --------
                                                                             309,134      353,849
  Less -- Accumulated depreciation and amortization........................  (99,086)    (123,748)
                                                                            --------     --------
    Total property, plant and equipment....................................  210,048      230,101
                                                                            --------     --------
MACHINERY REPAIR PARTS.....................................................    5,458        5,395
INTANGIBLES................................................................   43,508       62,301
OTHER ASSETS...............................................................    7,431       10,454
                                                                            --------     --------
    Total assets........................................................... $400,724    $ 455,436
                                                                            ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt..................................... $ 14,437    $  17,216
  Cash overdrafts..........................................................    2,007        5,395
  Accounts payable.........................................................   43,504       32,560
  Accrued payrolls and benefits............................................   16,377       19,282
  Accrued insurance........................................................    5,798        5,830
  Other current liabilities................................................   13,352       17,954
                                                                            --------     --------
    Total current liabilities..............................................   95,475       98,237
                                                                            --------     --------
SENIOR DEBT................................................................   86,209      127,360
SUBORDINATED DEBT..........................................................  100,000      100,000
                                                                            --------     --------
    Total long-term debt...................................................  186,209      227,360
                                                                            --------     --------
OTHER LONG-TERM LIABILITIES:
  Postretirement benefits..................................................   24,155       25,080
  Plant consolidation reserves.............................................    2,029           --
  Deferred income taxes....................................................   17,934       19,962
  Other long-term liabilities..............................................       12        2,970
                                                                            --------     --------
    Total other long-term liabilities...................................... 44,130..       48,012
                                                                            --------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 10,000,000 shares authorized, none
    issued or outstanding..................................................       --           --
  Common stock, $.01 par value; 50,000,000 shares authorized; 12,553,886
    and 12,902,111 shares issued in 1994 and 1995, respectively............      126          129
  Paid-in capital..........................................................   98,799      103,913
  Unearned restricted stock................................................       --       (2,052)
  Treasury common stock, at cost; 81,138 and 37,908 shares in 1994 and
    1995, respectively.....................................................     (468)        (319)
  Retained deficit.........................................................  (23,547)     (19,844)
                                                                            --------     --------
    Total stockholders' equity.............................................   74,910       81,827
                                                                            --------     --------
    Total liabilities and stockholders' equity............................. $400,724    $ 455,436
                                                                            ========     ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these balance sheets.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1993        1994        1995
                                                              --------    --------    --------
                                                              (000'S OMITTED, EXCEPT PER SHARE
                                                                           DATA)
NET SALES..................................................   $455,127    $563,153    $626,485
COST OF SALES..............................................    392,652     481,676     555,478
                                                              --------    --------    --------
  Gross income.............................................     62,475      81,477      71,007
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............     20,270      24,798      27,369
OVERHEAD REDUCTION PROVISION...............................         --          --       8,000
                                                              --------    --------    --------
  Operating income.........................................     42,205      56,679      35,638
INTEREST EXPENSE ON BORROWINGS.............................     19,576      21,829      24,513
AMORTIZATION OF DEFERRED FINANCING COSTS...................      1,052       1,307       1,543
CONSOLIDATION EXPENSE......................................        622         463         327
OTHER EXPENSE..............................................        648       1,117       1,708
                                                              --------    --------    --------
  Income before income taxes, minority interest and
     extraordinary item....................................     20,307      31,963       7,547
PROVISION FOR INCOME TAXES.................................      8,775      13,393       3,608
                                                              --------    --------    --------
  Income before minority interest and extraordinary item...     11,532      18,570       3,939
MINORITY INTEREST..........................................       (608)         --          --
                                                              --------    --------    --------
  Income before extraordinary item.........................     10,924      18,570       3,939
EXTRAORDINARY ITEM -- LOSS FROM EARLY EXTINGUISHMENT OF
  DEBT, net of income taxes................................     (3,402)         --          --
                                                              --------    --------    --------
NET INCOME.................................................   $  7,522    $ 18,570    $  3,939
                                                              ========    ========    ========
PER SHARE DATA:
Primary:
  Income after minority interest and before extraordinary
     item and net of the effect of warrant accretion.......   $   1.16    $   1.73    $   0.31
  Extraordinary item.......................................      (0.37)         --          --
                                                              --------    --------    --------
  Net income...............................................   $   0.79    $   1.73    $   0.31
                                                              ========    ========    ========
  Weighted averages shares and equivalent shares
     outstanding (000's)...................................      9,212      10,714      12,839
                                                              ========    ========    ========
Fully Diluted:
  Income after minority interest and before extraordinary
     item net of the effect of warrant accretion...........   $   1.13    $   1.73    $   0.31
  Extraordinary item.......................................      (0.36)         --          --
                                                              --------    --------    --------
  Net income...............................................   $   0.77    $   1.73    $   0.31
                                                              ========    ========    ========
  Weighted averages shares and equivalent shares
     outstanding (000's)...................................      9,509      10,731      12,845
                                                              ========    ========    ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                        COMMON
                                                                UNEARNED    TREASURY     STOCK       RETAINED
                                           COMMON   PAID-IN    RESTRICTED   COMMON   SUBSCRIPTIONS   EARNINGS
                                           STOCK    CAPITAL      STOCK      STOCK     RECEIVABLE     (DEFICIT)
                                           ------   --------   ----------   ------   -------------   --------
                                                                    (000'S OMITTED)
BALANCE AT DECEMBER 31, 1992.............   $  1    $  6,340    $     --    $(934 )      $(300)      $(49,107)
  Net income.............................     --          --          --       --           --          7,522
  Issuance of common stock...............     44      53,249          --       --           --             --
  Payments of common stock issuance
    costs................................     --      (5,091)         --       --           --             --
  Exercise of stock options..............     --         100          --       --           --             --
  Purchase of treasury stock.............     --          --          --     (125 )         --             --
  Issuance of treasury stock.............     --         388          --      462           --             --
  Accretion of redeemable warrants.......     --          --          --       --           --           (224)
  Proceeds from common stock
    subscriptions........................     --          --          --       --          297             --
  Change in par value....................     46         (46)         --       --           --             --
  Conversion of redeemable preferred
    stock and unpaid dividends earned
    thereon..............................      1         381          --       --           --           (160)
  Redemption of redeemable warrants......      8       3,885          --       --           --             --
  Conversion of note payable to
    stockholder and unpaid interest
    earned thereon.......................      1       2,092          --       --           --             --
  Equity adjustment to recognize minimum
    pension liability....................     --          --          --       --           --           (321)
                                            ----    --------     -------    -----        -----       --------
BALANCE AT DECEMBER 31, 1993.............    101      61,298          --     (597 )         (3)       (42,290)
  Net income.............................     --          --          --       --           --         18,570
  Issuance of common stock...............     23      34,753          --       --           --             --
  Payments of common stock issuance
    costs................................     --        (579)         --       --           --             --
  Issuance of common stock under employee
    stock purchase plan..................      1       1,368          --       --           --             --
  Issuance of common stock in connection
    with acquisition of Rollason.........      1       1,061          --       --           --             --
  Purchase of treasury stock.............     --          --          --     (154 )         --             --
  Issuance of treasury stock.............     --         568          --      283           --             --
  Exercise of stock options..............     --          39          --       --           --             --
  Income tax benefit related to exercise
    of nonqualified stock options........     --         291          --       --           --             --
  Proceeds from common stock
    subscriptions........................     --          --          --       --            3             --
  Equity adjustment to reflect minimum
    pension liability....................     --          --          --       --           --            173
                                            ----    --------     -------    -----        -----       --------
BALANCE AT DECEMBER 31, 1994.............    126      98,799          --     (468 )         --        (23,547)
  Net income.............................     --          --          --       --           --          3,939
  Payments of common stock issuance
    costs................................     --         (22)         --       --           --             --
  Issuance of common stock under employee
    stock purchase plan..................      1       1,488          --       --           --             --
  Purchase of treasury stock.............     --          --          --     (209 )         --             --
  Issuance of treasury stock.............     --         704          --      358           --             --
  Exercise of stock options..............      1         123          --       --           --             --
  Income tax benefit related to exercise
    of nonqualified stock options........     --         661          --       --           --             --
  Issuance of restricted stock...........      1       2,160      (2,161)      --           --             --
  Amortization of unearned restricted
    stock................................     --          --         109       --           --             --
  Equity adjustment to reflect minimum
    pension liability....................     --          --          --       --           --           (236)
                                            ----    --------     -------    -----        -----       --------
BALANCE AT DECEMBER 31, 1995.............   $129    $103,913    $ (2,052)   $(319 )      $  --       $(19,844)
                                            ====    ========     =======    =====        =====       ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1993        1994        1995
                                                              --------    --------    --------
                                                                      (000'S OMITTED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  7,522    $ 18,570    $  3,939
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................    17,987      22,670      28,238
     Minority interest......................................       608          --          --
     Extraordinary loss from early extinguishment of debt,
       net..................................................     3,402          --          --
     Overhead reduction provision...........................        --          --       8,000
     Plant consolidation costs paid.........................    (2,205)     (2,793)     (2,084)
     Consolidation expense..................................       622         463         327
     Deferred income taxes..................................     2,594       3,592        (567)
     Change in operating assets and liabilities, net of
       acquired businesses --
       Accounts receivable..................................    (1,026)     (3,850)     (1,373)
       Inventories..........................................    (5,490)    (12,475)      4,716
       Accounts payable.....................................     3,107      15,020     (15,832)
       Accrued payrolls and benefits, insurance and other...     2,743       2,078      (1,957)
       Postretirement benefits..............................     1,198       1,222         545
       Other, net...........................................    (1,202)       (197)        840
                                                              --------    --------    --------
          Net cash provided by operating activities.........    29,860      44,300      24,792
                                                              --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (22,010)    (32,516)    (31,379)
  Asset purchases...........................................        --      (6,600)         --
  Acquisition of businesses, net of cash acquired...........    (6,678)    (51,647)    (29,941)
  Change in restricted cash.................................        --          --      (3,500)
  Proceeds from sale of property............................        --       1,838         600
  Machinery repair parts usage, net.........................       131         437          63
                                                              --------    --------    --------
          Net cash used in investing activities.............   (28,557)    (88,488)    (64,157)
                                                              --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) under the revolving line of
     credit and changes in cash overdrafts..................    (2,666)    (22,375)     46,884
  Borrowings under term loan................................        --      35,000          --
  Repayment of senior notes.................................   (30,000)         --          --
  Borrowings of other long-term debt, including capital
     lease obligations......................................    18,927      10,080      10,911
  Payments of other long-term debt, including capital lease
     obligations............................................    (9,419)    (11,200)    (17,973)
  Payments of debt refinancing costs........................    (3,044)     (1,307)       (337)
  Payments of common stock issuance costs...................    (5,091)       (579)        (22)
  Redemption of minority interest in subsidiary.............   (23,618)         --          --
  Purchase of treasury stock, net...........................      (125)       (154)       (209)
  Issuance of common stock and exercise of stock options....    53,393      34,815         124
  Proceeds from common stock subscriptions..................       297           3          --
                                                              --------    --------    --------
  Net cash provided by (used in) financing activities.......    (1,346)     44,283      39,378
                                                              --------    --------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............       (43)         95          13
CASH AND CASH EQUIVALENTS, beginning of year................        71          28         123
                                                              --------    --------    --------
CASH AND CASH EQUIVALENTS, end of year......................  $     28    $    123    $    136
                                                              ========    ========    ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1994 AND 1995

(1) BASIS OF PRESENTATION AND OPERATIONS

     The consolidated financial statements include the accounts of U.S. Can Corporation (the "Corporation") and its wholly owned subsidiary, United States Can Company ("U.S. Can"). All significant intercompany transactions have been eliminated in consolidation. The consolidated group is hereinafter referred to as the Company.

     The Company manufactures and sells steel containers for personal care, household, automotive, paint and industrial products manufactured in the United States. The Company conducts its principal business operations in the general packaging (non-food and non-beverage) segment of the metal container industry. The Company also manufactures metal closures, lithographed metal housewares, metal caps and closure machines, and is engaged in the contract overhaul and manufacture of packaging equipment and replacement parts. The Company produces aerosol, round and general line, and specialty and other containers which are sold to many well-known companies. Personal care and household products represent the primary end use of containers. As of December 31, 1995, the Company owned or leased 29 plants, located in 11 states, strategically positioned near principal customers and suppliers.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Cash and Cash Equivalents -- The Company considers all highly liquid interest-bearing instruments purchased with an original maturity of three months or less to be cash equivalents.

     (b) Cash Overdrafts -- Cash overdrafts represent the aggregate amount of checks which have been issued and have not yet cleared the Company's zero-balance disbursement accounts, net of any cash in specific Company depository accounts which will be automatically drawn against as such checks clear the disbursement accounts. Cash on-hand and cash in Company accounts at banks not subject to the automatic draw are reported as cash and cash equivalents.

     (c) Accounts Receivable Allowances -- Activity in the accounts receivable allowances accounts was as follows (000's omitted):

                                                              YEAR ENDED DECEMBER 31,
                                                           -----------------------------
                                                            1993       1994       1995
                                                           -------    -------    -------
        Balance at beginning of year....................   $ 4,720    $ 4,209    $ 4,116
          Provision for doubtful accounts...............       365        477        220
          Reserve for doubtful accounts recorded
             in business acquisitions...................        --        582        160
          Provision for discounts, allowances and
             rebates....................................     6,247      8,226      7,911
          Write-offs of doubtful accounts, net of
             recoveries.................................      (558)      (832)      (242)
          Discounts, allowances and rebates taken.......    (6,565)    (8,546)    (6,714)
                                                           -------    -------    -------
        Balance at end of year..........................   $ 4,209    $ 4,116    $ 5,451
                                                           ========   ========   ========

     (d) Inventories -- All inventories, except machine parts, are stated at cost determined by the last-in, first-out ("LIFO") cost method, not in excess of market. Inventory costs include elements of material, labor and factory overhead. Current (first-in, first-out) cost of inventories was lower than inventories valued at LIFO by approximately $2,297,000 at December 31, 1994 primarily due to a decline in the Company's cost of tin-plated steel. However, tin-plated steel costs rose in 1995 resulting in current cost of inventories being higher than inventories valued at LIFO by approximately $150,000 at December 31, 1995. Tin plate accounted for approximately 85% of U.S. Can's total raw material purchases in 1995. Periodically, U.S. Can's major suppliers have announced increased prices for tin plate. Historically,

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

U.S. Can has been able to negotiate lower price increases and/or later effective dates than those announced by its major suppliers. However, there can be no assurance that U.S. Can will be successful in negotiating lower price increases or later effective dates with respect to future price increases.

Inventories reported in the accompanying balance sheets were classified as follows (000's omitted):

                                                                       DECEMBER 31,
                                                                   --------------------
                                                                    1994         1995
                                                                   -------      -------
        Raw materials...........................................   $26,390      $21,066
        Work in process.........................................    31,230       34,138
        Finished goods..........................................    17,618       19,549
        Machine parts...........................................     2,418        3,499
                                                                   -------      -------
                                                                   $77,656      $78,252
                                                                   =======      =======

At year end 1994, a significant purchase of tin-plated steel was undertaken in advance of 1995 price increases announced by U.S. Can's tin plate suppliers. There were no significant purchases at year end 1995.

     (e) Property, Plant and Equipment -- Property, plant and equipment is recorded at cost. Major renewals and betterments which extend the useful life of an asset are capitalized; routine maintenance and repairs are expensed as incurred. Total maintenance and repairs expense charged against earnings was approximately $18,701,000, $23,090,000 and $24,639,000 in 1993, 1994 and 1995,
respectively. Upon sale or retirement of these assets, the asset cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in income.

     Depreciation for financial reporting purposes is principally provided using the straight-line method over the estimated useful lives of the assets as follows: buildings -- 25 to 40 years; machinery and equipment -- 5 to 20 years. Property, plant and equipment under capital leases are amortized over the shorter of the estimated useful life of the asset or the term of the lease. Accelerated methods are used for income tax purposes, where permitted.

     (f) Machinery Repair Parts -- Machinery repair parts are capitalized when purchased and are expensed, at cost, as they are used in the course of operations. These parts are recorded at the lower of cost or net realizable value in the accompanying balance sheets.

     (g) Intangibles -- Intangible assets consist principally of the excess purchase price over the fair value of the net assets of businesses acquired ("goodwill"), which is amortized over a 40 year life. The related amortization expense was $648,000, $1,117,000 and $1,733,000 for the years ended December 31, 1993, 1994 and 1995, respectively. Total accumulated amortization was $5,312,000 and $7,045,000 at December 31, 1994 and 1995, respectively. After an acquisition, the Company continually reviews whether subsequent events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. If events and circumstances indicate that goodwill related to a particular business should be reviewed for possible impairment, the Company uses projections to assess whether future operating income of the business on a non-discounted basis is likely to exceed the goodwill amortization over the remaining life of the goodwill, to determine whether a write-down of goodwill to recoverable value (as determined by the same projections) is appropriate.

     (h) Environmental Liabilities -- The Company's operations and products are subject to Federal, state and local regulatory requirements relating to environmental protection. It is the Company's policy to comply fully with all such applicable requirements. The Company may also be subject to potential

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

liabilities for the costs of environmental remediation at currently or previously owned or operated sites or sites to which it, or predecessor owners, transported materials.

     It is the Company's policy to provide and accrue for the estimated cost of environmental matters, on a non-discounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Such provisions and accruals exclude claims for recoveries from insurance carriers or other third parties. Such claims, if realization is probable, are recorded independent from the liability.


     (i) Revenue is recognized on the date goods are shipped to the customer. Estimated sales returns and allowances are recognized as a charge against revenue in the period in which the related revenue is recognized.



     (j) Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(3) U.S. CAN CORPORATION STOCK OFFERINGS

     On March 15, 1993, the Corporation completed an initial public offering ("IPO") of 5,550,000 shares of $.01 par value common stock ("Common Stock"). Of the total shares offered, 4,441,006 shares were sold by the Corporation and 1,108,994 shares were sold by certain stockholders of the Corporation. The Corporation did not receive any proceeds from the sale of Common Stock by the selling stockholders.

     At an initial public offering price of $12.00 per share of common stock, the net proceeds to the Corporation from the sale of the 4,441,006 shares offered by the Corporation were approximately $48.6 million. The Corporation contributed the net proceeds of $48.6 million to the capital of U.S. Can. The net proceeds, along with some additional borrowings under its revolving credit line, were used by U.S. Can to redeem all outstanding shares of U.S. Can's preferred stock, including earned but unpaid dividends thereon, and to pay down certain indebtedness, including a related prepayment penalty and unpaid facility fees. U.S. Can recorded an extraordinary loss from this prepayment of $3,402,000 ($.37 per share), net of income taxes of $2,165,000.

     In conjunction with the IPO, (a) certain warrants were exercised to purchase shares of Common Stock; (b) all remaining outstanding shares of the Corporation's redeemable preferred stock (including earned but unpaid dividends thereon) were converted or exchanged into shares of Common Stock; (c) a note payable to a stockholder of the Corporation (including earned but unpaid interest thereon) was converted into shares of Common Stock; and (d) stock options were exercised to purchase shares of Common Stock.

     Also in connection with the IPO, the Corporation restructured its authorized capital stock into two classes: (1) 50,000,000 shares of Common Stock, $.01 par value per share, and (2) 10,000,000 shares of preferred stock, $.01 par value per share, without stated dividend, conversion or redemption provisions. There are currently no shares of preferred stock outstanding. All other classes of capital stock were eliminated.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

     Had the IPO and related transactions occurred on January 1, 1993, earnings per share and weighted average shares for the year ended December 31, 1993 would have been as follows:

                                                                 PRIMARY      FULLY DILUTED
                                                                 -------      -------------
        Income before extraordinary item......................   $  1.07         $  1.06
        Extraordinary item....................................     (0.33)          (0.33)
                                                                  ------          ------
        Net income............................................   $  0.74         $  0.73
                                                                  ======          ======
        Weighted average shares and equivalent shares
          outstanding (000's).................................    10,221          10,260
                                                                  ======          ======

     On November 7, 1994, the Corporation completed a second public offering ("SPO") of 2,300,000 shares of Common Stock. At a public offering price of $16.00 per share of Common Stock, the net proceeds to the Corporation were approximately $34.2 million. The Corporation contributed the net proceeds to the capital of U.S. Can. The net proceeds were used by U.S. Can to prepay a portion of the outstanding balance on its revolving line of credit. Had the SPO occurred on January 1, 1994, primary and fully diluted earnings per share would have been $1.54. Primary and fully diluted weighted average shares and equivalent shares outstanding would have been 12,718,000 and 12,735,000, respectively.

(4) ACQUISITIONS AND ASSET PURCHASES

     On May 14, 1993, the Company acquired Olsher Metals Processing Corporation ("Olsher") for approximately $6.7 million in cash and the assumption of approximately $2.1 million of debt.

     On January 20, 1994, the Company acquired all the outstanding capital stock of Steeltin Can Corporation ("Steeltin Can") and substantially all the assets of two affiliated companies, Eastern Container Company, Inc. ("ECC") and Eastern Metal Decorating, Inc. ("EMD") (Steeltin Can, ECC and EMD are collectively referred to as "Steeltin"). The total cost of the three transactions was approximately $19.1 million in cash and assumption of approximately $1.6 million of debt and was financed by U.S. Can's then existing revolving credit line and a supplemental credit facility provided to U.S. Can by one of its senior lenders. Of the $20.7 million total purchase price, $11.9 million related to Steeltin Can, $3.6 million to ECC, and $5.2 million to EMD.

     On March 30, 1994, the Company acquired all of the outstanding capital stock of Ellisco Inc. ("Ellisco") from CSS Industries, Inc. and certain minority shareholders for $32.2 million. The cost of the transaction was financed by the remaining availability under the supplemental credit facility granted for the Steeltin acquisition and a portion of a second supplemental credit facility provided to U.S. Can by one of its senior lenders.

     On May 16, 1994, the Company acquired Rollason Engineering & Manufacturing, Inc. ("Rollason"), a contract overhauler of equipment for the packaging industry, for approximately $1 million in Common Stock, which the Corporation had contributed to U.S. Can, plus the payment of approximately $350,000 in debt. On July 1, 1994, the Company completed the asset purchase of a metal decorating and lithography plant (and related equipment) in Alsip, Illinois from Ball Corporation for approximately $4.6 million. On November 16, 1994, the Company completed an acquisition of the metal packaging operations of Grafco Industries ("Grafco") for $1.1 million.

     In early 1995, the Company completed the acquisition of Metal Litho International, Inc. and the portion of a related partnership not previously owned by MLI (collectively, "MLI") for approximately $10.1 million in cash plus the assumption of approximately $4.2 million of debt. The former MLI plant, located in Trenton, New Jersey, operates a full service metal decorating facility which provides coil shearing in addition to coating and printing tin plate for its customers. On March 1, 1995, the Company

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

completed an acquisition of the common stock of Plastite Corporation ("Plastite") for approximately $7.3 million plus future contingent payments of approximately $2.5 million. Plastite, located in Morrow, Georgia, is the nation's largest manufacturer of plastic paint cans and also manufactures plastic five-gallon pails and lids.

     On April 11, 1995, the Company completed an acquisition of certain assets of Prospect Industries Corporation ("Prospect") for approximately $8.8 million. The acquired assets, located in North Brunswick, New Jersey, are used to manufacture metal pails for the chemical and coatings industries. Prospect's operation includes coil cutting, coating and lithography as well as the manufacture of can tops and bottoms. On May 4, 1995, the Company completed an acquisition of the common stock of Hunter Container Corporation ("Hunter") for approximately $4.0 million plus the assumption of $2.5 million of debt. The former Hunter plant, located in Vernalis, California, manufactures a broad line of proprietary and specialty metal containers.

     On May 24, 1995, the Company announced that negotiations to purchase 54% of Massilly, S.A. ("Massilly") of Cluny, France had been terminated. Massilly, a privately held packaging manufacturer, owned primarily by Patrick Bindschedler and his family, withdrew from discussions when Mr. Bindschedler reconsidered ceding control as a result of the proposed transaction.

     Each business acquisition was accounted for as a purchase for financial reporting purposes. Accordingly, certain recorded assets and liabilities of the acquired companies were revalued to estimated fair values as of the acquisition date. Such revaluation adjustments, all made pursuant to the purchase method of accounting, resulted in increased amortization and depreciation in periods following the acquisition. Management has used its best judgment and available information in estimating the fair value of those assets and liabilities. Any changes to these estimates are not expected to be material.

     The operating results of each acquired business are included in the consolidated statement of operations from the date of acquisition. Amortization of any excess purchase price over the estimated fair value of the net assets acquired is made over a period of forty years. All acquired companies have since been merged with U.S. Can.

     The following data represents the Company's unaudited pro forma results of operations as if the significant acquisitions of Steeltin, Ellisco and Olsher had occurred on January 1, of the applicable year (000's omitted, except per share data):

                                                                  1993         1994
                                                                --------     --------
        Net sales.............................................  $537,641     $573,053
        Income before extraordinary item......................    12,247       17,691
        Net income............................................     8,845       17,691
        Per Share Data:
          Primary:
             Income before extraordinary item.................  $   1.33     $   1.65
             Net income.......................................      0.96         1.65
          Fully Diluted:
             Income before extraordinary item.................  $   1.29     $   1.65
             Net income.......................................      0.93         1.65

     The pro forma operating results include each seller's pre-acquisition results of operations for the indicated years with adjustments to reflect amortization of goodwill, additional depreciation on the increases to the fair market value of fixed assets, interest expense on the acquisition borrowings and the effect of income taxes thereon. The pro forma information given above does not purport to be indicative of

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

the results that actually would have been obtained if the operations were combined during the periods presented and is not intended to be a projection of future results or trends.

     On November 16, 1995, the Company announced its intention to establish an aerosol can production facility in Western Europe. The decision was made following receipt of a letter of intent from The Gillette Company ("Gillette") to enter into a multi-year container purchase relationship with the Company. This letter of intent includes a European supply arrangement with Gillette's North Atlantic Group.

     The fully-integrated plant, with a site yet to be determined, will contain coil processing, lithography, coating, end press and assembly equipment for the manufacture of three-piece steel aerosol containers, including barrier-pack cans used for shaving gel. Initial plans are to install two production lines and support equipment with capacity for up to four additional lines in the plant.

(5) DEBT OBLIGATIONS

     The primary debt obligations of the Company at December 31, 1994 and 1995, consisted of the following (000's omitted):

                                                                     1994        1995
                                                                   --------    --------
        Senior debt --
          Revolving line of credit..............................   $ 10,100    $ 57,700
          Term loan.............................................     35,000      31,500
          Secured equipment notes...............................     21,412      16,819
          Capital lease obligations.............................     25,563      29,100
          Industrial revenue bonds..............................      4,000       7,500
          Mortgages and other...................................      4,571       1,957
                                                                   --------    --------
                                                                    100,646     144,576
          Less -- Current maturities............................    (14,437)    (17,216)
                                                                   --------    --------
             Total senior debt..................................     86,209     127,360
                                                                   --------    --------
        Senior subordinated notes...............................    100,000     100,000
                                                                   --------    --------
             Total long-term debt...............................   $186,209    $227,360
                                                                   ========    ========

     On December 26, 1991, U.S. Can issued $100,000,000 principal amount of the 13 1/2% Senior Subordinated Notes due 2002 (the "13 1/2% Notes"). The 13 1/2% Notes will mature on January 15, 2002. Interest on the 13 1/2 Notes is payable semiannually on January 15 and July 15. The 13 1/2% Notes are redeemable at the option of U.S. Can, in whole or in part, on or after January 15, 1997, at defined redemption prices, plus accrued interest. The Notes are unsecured and are subordinated to all senior debt of U.S. Can.

     On May 24, 1993, U.S. Can entered into a three-year credit agreement with a group of banks, providing a revolving credit line of up to $65 million. In January 1994, a $20 million supplemental credit facility was provided to U.S. Can by one of its senior lenders in order to facilitate the Steeltin acquisition. In March 1994, a second $20 million supplemental credit facility was provided to U.S. Can by one of its senior lenders in order to facilitate the Ellisco acquisition.

     On April 29, 1994, U.S. Can entered into the Credit Agreement with a group of banks (the "Senior Credit Agreement") providing a $130 million line of credit consisting of a $95 million revolving credit line (the "Revolving Credit Facility") and the $35 million term loan (the "Term Loan"). The Senior Credit Agreement replaced the former $65 million revolving credit facility as well as the two supplemental credit facilities, and initial borrowings under the Senior Credit Agreement were used to repay those facilities. In

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

May 1995, U.S. Can and the senior lenders increased the Revolving Credit Facility to $115 million. On October 26, 1995, as requested by U.S. Can, the Revolving Credit Facility was reduced to its original amount. Funds available under the Senior Credit Agreement are used for working capital and other general corporate purposes, including acquisitions. The Senior Credit Agreement is secured by U.S. Can's inventories and accounts receivable, and the Term Loan is secured by a mortgage on, and certain equipment located at, U.S. Can's Elgin, Illinois plant.

     As of December 31, 1995, U.S. Can's borrowings under the Senior Credit Agreement totaled $89.2 million, and an additional $11.7 million in letters of credit had been issued pursuant thereto. Unused credit of $25.6 million remained available thereunder. The Term Loan matures at increasing annual amounts through April 29, 1998. The Revolving Credit Facility terminates in 1998.

     The loans outstanding under the Senior Credit Agreement bear interest at a floating rate equal to, at the election of U.S. Can, one of the following: (i) the Base Rate per annum (currently 8.25%), or (ii) based on the current pricing ratio, a reserve-adjusted Eurodollar rate plus 1.125% per annum, for specified interest periods (selected by U.S. Can) of one, two, three or six months. The "Base Rate" is the higher of: (i) the Federal Funds rate plus 0.5% per annum or
(ii) the rate of interest publicly announced from time to time by Bank of America Illinois, Chicago, Illinois as its "reference rate." As of December 31, 1995, the weighted average interest rate of all outstanding loans under the Senior Credit Agreement was 6.9%. For letters of credit issued under the Senior Credit Agreement, U.S. Can pays fees equal to: (a) the applicable Eurodollar Margin, currently 1.125% per annum, multiplied by the aggregate face amount outstanding on each such letter of credit and (b) an amount payable to the issuing bank equal to 0.2% payable quarterly in arrears. Currently, U.S. Can is required to pay a commitment fee of 0.375% per annum of the average daily unused portion of each lender's commitment under the Senior Credit Agreement.

     Secured equipment notes, issued at various times since 1990, mature in varying amounts from 1997 to 2000 and bear interest at various rates between 8.08% and 10.37%. Proceeds from these notes were used to purchase certain manufacturing equipment, and the notes are secured by that equipment.

     Capital lease obligations mature in varying amounts from 1996 to 2003 and bear interest at various rates between 3.7% and 9.8%. Other debt, consisting of various governmental loans and real estate mortgages at interest rates between 7.0% and 9.25%, mature at various times through 2025, and were used to finance the expansion of several manufacturing facilities. Included in other assets are proceeds of $3.5 million from certain industrial revenue bonds which are restricted for the relocation and expansion of the Company's Wheeling, West Virginia plant.

     U.S. Can had two interest rate swap agreements with a commercial bank, having a total notional principal amount of $50 million. The agreements became effective May 7, 1992, and matured and were settled every six months in May and November and terminated on November 7, 1994. These agreements effectively increased U.S. Can's exposure to floating interest rates as they exchanged the payment of fixed interest rates of 5.82% and 6.40%, respectively, on the two $25 million notional amounts, for floating interest rates equal to the Eurodollar rate as defined in the agreements. U.S. Can recorded interest income or expense under these arrangements in the period in which such interest was incurred. Net interest income from these arrangements was approximately $1,352,000 and $384,000 in 1993 and 1994, respectively. The Company no longer holds any derivative financial instruments.

     Based upon borrowing rates currently available to U.S. Can for borrowings with similar terms and maturities, the fair value of U.S. Can's debt was approximately $202 million and $264 million as of December 31, 1994 and 1995, respectively. No quoted market value is available. These amounts,

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

because they do not include certain costs such as prepayment penalties, do not represent the amount U.S. Can would have to pay to reacquire and retire all of its outstanding debt in a current transaction.

     Financing costs related to the issuance of new debt are deferred and amortized over the terms of the related debt agreements. Net deferred financing costs are recorded as other assets on the accompanying balance sheets.

     The Company paid interest on borrowings of $20,865,000, $22,116,000 and $24,693,000 in 1993, 1994 and 1995, respectively. As of December 31, 1994 and
1995, accrued interest on borrowings totaled $6,841,000 and $6,771,000, respectively.

     U.S. Can's debt agreements, including the Senior Credit Agreement, contain various financial and other restrictive covenants. Certain of such agreements also contain cross-default provisions. U.S. Can was in compliance with all covenants as of December 31, 1995. During 1995, certain of such covenants were amended.

     The more restrictive of U.S. Can's covenants, as amended and defined in the credit agreements, required an earnings to interest expense on borrowings ratio of 1.50, a cash flow from operations to interest expense on borrowings ratio of
1.20 and a funded debt to adjusted earnings ratio of 4.50 for the year ended December 31, 1995. Additionally, the debt agreements required a minimum current ratio, excluding current maturities of long-term debt, of 1.50 as of December 31, 1995 and limit the distribution of dividends, the incurrence of additional debt, capital expenditures, asset sales and lease commitments. Compliance with these covenants is determined using methods as defined in the related agreements. Certain covenants become more restrictive on a graduated bases, as set forth in the related agreements.

     The terms of the Senior Credit Agreement impose restrictions that affect, among other things, U.S. Can's ability to (i) incur additional indebtedness,
(ii) create liens on assets, (iii) sell assets, (iv) engage in mergers, acquisitions or consolidations, (v) make investments, (vi) pay dividends or make distributions and (vii) engage in certain transactions with affiliates and subsidiaries.

     Under the Senior Credit Agreement and as defined therein, U.S. Can may pay cash dividends on account of any shares of any class of capital stock of U.S. Can (or only any warrants, options or rights with respect thereto) in an amount not to exceed 25% of Net Income in any given fiscal year but in any event not more than 25% of consolidated cumulative Net Income attributable to the period commencing April 29, 1994, and ending on the date of such proposed cash dividends at any time that either (i) the Term Loan has been indefeasibly paid in full in cash or (ii) the Leverage Ratio as of the last day of the last fiscal quarter of any fiscal year does not exceed 3.50 to 1.00, but in no event may U.S. Can pay such cash dividends prior to the later to occur of (a) April 29, 1995 and (b) the delivery of the annual audited consolidated financial statements for the fiscal year ended in which either of the conditions contained in clause (i) or (ii) next above have been satisfied; and provided that no Default or Event of Default exists immediately prior to any Restricted Payment otherwise permitted.

     The Senior Credit Agreement also contains subjective covenants providing that U.S. Can would be in default if, in the judgment of the lenders, there is a material adverse change in the financial condition of U.S. Can. Management is not aware of, nor does it anticipate, any facts, events or occurrences which could reasonably be expected to have a material adverse effect on the operations of U.S. Can that would cause the lenders to demand repayment of the amounts borrowed under the Senior Credit Agreement prior to April 29, 1998. Accordingly, the borrowings under these agreements, other than those under the Term Loan maturing within one year, have been classified as long-term debt in the accompanying balance sheets.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

     Under existing agreements, maturities of long-term debt as of December 31, 1995 (including capital lease obligations), are as follows (000's omitted):

                      1996..................................   $ 17,216
                      1997..................................     19,492
                      1998..................................     82,585
                      1999..................................      7,103
                      2000..................................      2,357
                      Thereafter............................    115,823
                                                               --------
                                                               $244,576
                                                               ========

(6) INCOME TAXES

     The provision for income taxes in the statements of operations consisted of the following (000's omitted):

                                                                     1993      1994       1995
                                                                    ------    -------    ------
Current..........................................................   $7,059    $ 9,088    $4,182
Deferred.........................................................    2,053      4,305      (574)
                                                                    ------    -------    ------
     Total.......................................................   $9,112    $13,393    $3,608
                                                                    ======    =======    ======

     Taxes of $5,183,000, $10,955,000 and $5,810,000 were paid in 1993, 1994 and
1995, respectively.

     The principal items comprising the difference between taxes on income before income taxes, minority interest and extraordinary item computed at the Federal statutory rate and the actual provision for income taxes for the years presented were as follows (000's omitted):

                                                                   1993       1994        1995
                                                                  ------     -------     ------
Tax provision computed at the statutory rate...................   $7,396     $11,187     $2,566
Nondeductible amortization of intangible assets................      227         347        320
State taxes, net of Federal benefit............................      721       1,562        436
Change in deferred income taxes due to change in Federal
  statutory rate...............................................      330          --         --
Other, net.....................................................      438         297        286
                                                                  ------     -------     ------
     Provision for income taxes................................   $9,112     $13,393     $3,608
                                                                  ======     =======     ======

     Deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

tax laws. The tax effect of significant temporary differences representing deferred income tax benefits and obligations consisted of the following (000's omitted):

                                                         DECEMBER 31, 1994                DECEMBER 31, 1995
                                                     --------------------------       --------------------------
                                                     BENEFITS       OBLIGATIONS       BENEFITS       OBLIGATIONS
                                                     --------       -----------       --------       -----------
Vacation accrual..................................   $  2,684        $      --        $  2,900        $      --
Plant consolidation reserve.......................      1,652               --              --               --
Overhead reduction reserves.......................         --               --           3,043               --
Postretirement benefits...........................     10,114               --          10,233               --
Workers' compensation accrual.....................      1,434               --           1,017               --
Pension accrual...................................      1,710               --           2,078               --
Inventory valuation reserves......................         --           (8,413)             --           (8,802)
Depreciation......................................         --          (30,771)             --          (31,673)
Net operating loss carryforwards..................      1,080               --              --               --
Alternative minimum tax credit carryforwards......      1,348               --           2,758               --
Other.............................................      4,960           (1,368)          6,155           (2,314)
                                                      -------         --------         -------         --------
Total deferred income tax benefits
  (obligations)...................................   $ 24,982        $ (40,552)       $ 28,184        $ (42,789)
                                                      =======         ========         =======         ========

     The Company did not record any valuation allowances against deferred income tax benefits at December 31, 1994 or 1995, as all such benefits are expected to be realized as tax deductions in future tax returns.

(7) OVERHEAD REDUCTION PROVISION


     The Company recorded a pretax charge of approximately $8 million in the fourth quarter of 1995 related to actions taken to reduce overhead expenses and to eliminate redundant manufacturing capacity. The primary components of the charge include costs associated with severance packages for a number of identified salaried employees throughout the Company (41 employees for $2.0 million) and with the Company's Saddle Brook, New Jersey manufacturing facility (43 employees for $1.2 million) which has been closed as part of the consolidation of the Company's metal pail business into the recently acquired North Brunswick, New Jersey manufacturing facility. This closing will not have a material ongoing adverse effect on the Company's operating results as a majority of the business carried on at the Saddle Brook facility will now be conducted at the North Brunswick facility. The principal plant closure costs include severance to affected employees, the write down to net realizable value of assets to be disposed of ($2.4 million) and estimated costs associated with the facility's operating lease. The majority of such severance and other costs are expected to be paid within one year, with $0.8 million of severance and $0.1 million of other plant closure costs having been spent as of December 31, 1995. Also as of such date, all scheduled employee terminations had been completed. Management anticipates that the Company's annual operating income will be enhanced as a result of these actions; however, the full benefits of these actions will not be realized until late 1996.


     The Company continuously evaluates the composition of its various manufacturing facilities in light of current and expected market conditions and demand. While no plans currently exist to further consolidate plant operations, such actions may be deemed appropriate in the future.

(8) PER SHARE DATA

     Primary income per common share amounts are computed by dividing net income applicable to Common Stock (computed as net income less, if applicable, dividends earned during the period on the Corporation's preferred stock and accretion on the redeemable warrants) by the weighted average

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

common shares and common equivalent shares, if dilutive, outstanding during the periods. Such outstanding shares amounted to 9.2 million, 10.7 million and 12.8 million, in 1993, 1994 and 1995, respectively. Common equivalent shares result primarily from the assumed exercise of certain outstanding stock options.

(9) RELATED-PARTY TRANSACTIONS

     Salomon Brothers Inc ("Salomon Brothers"), a common stockholder of the Corporation and its affiliate, Salomon Brothers International Limited, received an underwriters discount in 1993 in connection with the IPO in the aggregate amount of approximately $2.3 million. Salomon Brothers Inc received an underwriting discount in 1994 in connection with the SPO (see Note 2) in the aggregate amount of approximately $833,000. No amounts were paid to Salomon Brothers in 1995.

     In March 1993, 1994 and 1995, the Corporation contributed shares of Common Stock, valued at $850,000, $850,000 and $1,063,000, respectively, into U.S. Can's Salaried Employees Savings and Retirement Accumulation Plan.

(10) EMPLOYEE BENEFIT PLANS

     U.S. Can maintains separate noncontributory pension and defined contribution plans covering most hourly employees and all salaried personnel, respectively. It is the Company's policy to fund accrued pension and defined contribution plan costs in compliance with ERISA requirements. The total cost of these plans charged against earnings was approximately $3,234,000, $4,782,000 and $5,851,000 for 1993, 1994 and 1995, respectively.

     The following table sets forth the funded status of U.S. Can's defined benefit pension plans, including, in 1994, two frozen plans under which certain current and previous employees of Steeltin and Ellisco are covered, at December 31, 1994 and 1995 (000's omitted):

                                                                            1994       1995
                                                                           -------    -------
Actuarial present value of benefit obligation --
  Vested benefits.......................................................   $18,174    $19,376
  Nonvested benefits....................................................     1,334      1,673
                                                                           -------    -------
Accumulated benefit obligation..........................................    19,508     21,049
Effect of projected future compensation levels..........................        --         --
                                                                           -------    -------
Projected benefit obligation............................................    19,508     21,049
Plan assets at fair value...............................................    14,892     18,386
                                                                           -------    -------
Projected benefit obligation in excess of plan assets...................     4,616      2,663
Unrecognized net gain (loss)............................................      (245)      (482)
Unrecognized prior-service cost.........................................      (781)      (631)
Unrecognized transition liability to be amortized over 15 years.........      (465)      (398)
Adjustment required to recognize additional minimum liability...........     1,491      1,511
                                                                           -------    -------
Unfunded accrued pension cost recognized in the December 31, 1994 and
  1995 balance sheets...................................................   $ 4,616    $ 2,663
                                                                           =======    =======

     During 1995, the Company reclassified certain reserves related to plant consolidation and restructuring programs started prior to 1991 into accrued pension costs as such reserves related solely to pension benefits due to employees affected by the programs. Additionally, consolidation expenses,

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

which represented the interest charges on these discounted reserves, will now be reported as part of the Company's net periodic pension cost.

     In accordance with the provisions of SFAS No. 87 -- "Employers' Accounting for Pensions," U.S. Can recorded an additional minimum liability at the end of 1994 and 1995 representing the excess of the accumulated benefit obligation over the plan assets at fair value and the unfunded accrued pension cost. The additional minimum liability was offset to the extent possible by an intangible asset. Because the asset recognized may not exceed the amount of unrecognized prior-service cost and unrecognized transition liability, the balance of the offset of the additional minimum liability was reported as a reduction of retained earnings net of related income tax benefits.

     The projected benefit obligation as of December 31, 1993, 1994 and 1995 was determined using an assumed discount rate of 7.5%, 8.0% and 7.5%, respectively. The expected long-term rate of return on plan assets used in determining net periodic pension cost was 7.5% in 1993 and 1994 and 8.0% in 1995. The plan has a flat benefit formula; accordingly, the effect of projected future compensation levels is zero. The plan's assets consist primarily of shares of Common Stock, equity and bond funds, corporate bonds and investment contracts with insurance companies.

     Net periodic pension costs for U.S. Can's defined benefit pension plan for the years ended December 31, 1993, 1994 and 1995 included the following components (000's omitted):

                                                          1993        1994        1995
                                                         ------      ------      -------
        Service cost on benefits earned during the
          year........................................   $  526      $  667      $   625
        Interest cost on projected benefit
          obligation..................................    1,068       1,034        1,085
        Actual return on plan assets..................     (847)        242       (1,562)
        Net amortization and deferral.................      498        (672)       1,041
                                                         ------      ------      -------
        Net periodic pension cost.....................   $1,245      $1,271      $ 1,189
                                                         ======      ======      =======

     In addition, hourly employees at eight plants are covered by union-sponsored, collectively bargained, multi-employer pension plans. U.S. Can contributed to these plans and charged to expense approximately $672,000, $885,000 and $1,203,000 in 1993, 1994 and 1995, respectively. The contributions are generally determined in accordance with the provisions of the negotiated labor contracts and are generally based on a per employee per week amount.

     While the Company does provide limited severance and certain supplemental unemployment benefits for certain employees in connection with certain collective bargaining agreements, benefits paid under these arrangements have been and are expected to continue to be minimal. Postemployment benefits associated with overhead reduction and plant consolidation programs are appropriately provided.

(11) POSTRETIREMENT BENEFIT PLANS

     U.S. Can provides limited health and life insurance benefits for certain retired employees in connection with certain collective bargaining agreements.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

     Net periodic postretirement benefit costs for U.S. Can's postretirement benefit plans for the years ended December 31, 1993, 1994 and 1995, included the following components (000's omitted):

                                                           1993        1994        1995
                                                          ------      ------      ------
        Service cost on benefits earned during the
          year.........................................   $  200      $  292      $  333
        Amortization of net loss.......................       --          60          --
        Interest cost on accumulated postretirement
          benefit obligation...........................    1,762       1,758       1,836
                                                          ------      ------      ------
        Net periodic postretirement benefit cost.......   $1,962      $2,110      $2,169
                                                          ======      ======      ======

     U.S. Can's postretirement benefit plans currently are not funded. The status of the plans at December 31, 1994 and 1995, is as follows (000's omitted):

                                                                    1994         1995
                                                                   -------      -------
        Actuarial present value of accumulated postretirement
          benefit obligation --
          Retirees, beneficiaries and dependents of retirees....   $15,300      $16,441
          Active employees and dependents.......................     9,577       10,314
                                                                   -------      -------
        Total accumulated postretirement benefit obligation.....    24,877       26,755
        Unrecognized prior service cost.........................         3           --
        Unrecognized net loss...................................     2,129        3,038
                                                                   -------      -------
        Unfunded accrued postretirement benefit cost recognized
          in the December 31, 1994 and 1995 balance sheets......   $22,745      $23,717
                                                                   =======      =======

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 13% in 1993, 12% in 1994, and 11% in 1995 gradually declining to 7% by the year 1999 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1995, by approximately $2,826,000 and the total of the service and interest cost components of net postretirement benefit cost for the year then ended by approximately $259,000. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.5%, 8.0% and 7.5%, in 1993, 1994 and 1995 respectively.

     An executive, director and stockholder of the Corporation is eligible to receive postretirement benefits under a non-qualified supplemental benefit plan. During 1993, 1994, and 1995, $323,000, $298,000 and $364,000, respectively, was charged to expense for benefits earned under this plan. As of December 31, 1994 and 1995, the Company had recorded a liability of $2,216,000 and $2,580,000, respectively, for benefits for which the executive was fully eligible to receive at that date. The principal source of funding for this obligation is an insurance policy on the executive's life on which the Company is currently paying the premium. The cash surrender value, net of appropriate reserves, is reflected as a component of other assets.

(12) COMMITMENTS AND CONTINGENCIES

     Aerosol containers, the Company's principal product, have historically been subject to criticism on environmental grounds. While the Company believes that aerosol can technology is environmentally sound, unfavorable legislation or regulation relating to aerosols could reduce the number of aerosol containers used by the Company's customers, which could have a material adverse effect on the Company.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

     A portion of the Company's facility at Burns Harbor, Indiana is regulated as a treatment, storage or disposal facility ("TSDF") under the Federal Resource Conservation and Recovery Act. The Company completed the closure of the TSDF in accordance with a closure plan approved by the Indiana Department of Environmental Management. Management estimates that total future monitoring activities which are required by the plan will cost approximately $125,000 over a five-year period.

     The Company understands that groundwater in San Leandro, California is contaminated at shallow and intermediate depths and that the area of concern partially extends to the groundwater below the facility formerly owned by the Company. Management believes that neither the Company nor its predecessors contributed to this contamination. The California environmental authorities have already directed some property owners in the area to conduct clean-ups in connection with their properties. There can be no assurance that the Company will not receive a similar order. In July 1995, the California Department of Toxic Substances Control issued a letter of inquiry regarding the past use and environmental history of the facility. The Company's response indicated that there was no groundwater contamination attributable to its operation of the facility. There have been no further inquiries from the State. The San Leandro facility was closed in 1989 and was sold, except for a related parcel of land, at approximately book value in 1994. The remaining parcel was sold in 1995. In connection with the sale, the Company agreed to indemnify the purchaser against any environmental claims related to the Company's ownership of the property.

     In connection with a 1993 asset purchase, the Company entered into an Administrative Consent Order ("ACO") with the New Jersey Department of Environmental Protection. The ACO requires the Company to investigate and remediate certain environmental concerns at the Saddle Brook, New Jersey facility. As provided in the ACO, the Company is entitled to reimbursement for the cost of such activities on a quarterly basis from an escrow account into which $3 million was deposited by the Company as part of its purchase price for the assets. The ACO limits the Company's liability under New Jersey environmental laws in this respect to the $3 million deposited in the escrow account. This limitation does not, however, limit the Company's liability for clean-up costs in the event of a sale, or other transfer of control, of the Company or the facility. Management does not believe that the costs of remediation and monitoring will exceed the amount deposited in the escrow account. Costs incurred by the Company to date in this effort have been reimbursed from the escrow account.

     As a PRP at the Spectron Superfund site in Elkton, Maryland, the Company is legally responsible, jointly and severally with the other members of the PRP group, for the cost of remediation of this site. The Company and other PRPs have entered into certain liability-sharing agreements, the terms of which have been approved by the EPA. Certain groundwater treatment is being undertaken in Phase II of the clean-up. This work will be funded by the Galaxy generators (the Company is only a Spectron generator) until they reach the per gallon amounts paid by Spectron generators in Phase I of the clean-up. Any excess costs would be shared by all Galaxy and Spectron generators proportionately based on their respective volume contribution levels. The Company represents approximately 0.1% of the total known volume at the site. Pursuant to these agreements and the Company's liability allocation, the Company expects that its share of the remaining remediation costs will be de minimis. U.S. Can and more than 600 other PRPs received a special Notice for Negotiations for Remedial Investigation/Feasibly Study ("RI/FS"), dated September 29, 1995, from the EPA, relating to the Spectron Superfund site. This notice sets a period for PRPs to negotiate a consent agreement with the EPA to conduct the RI/FS for determining the final remedy at the Spectron site.

     In conjunction with its acquisitions, the Company routinely obtains indemnification for environmental matters from the sellers. Such indemnification is typically subject to varying "baskets" or deductibles and maximum limitations.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

     As of December 31, 1995, the Company's reserves for future ascertainable costs of environmental remediation were approximately $430,000. Management does not believe that such costs, if any, in excess of the reserve will have a material adverse affect on the Company's results of operations or financial condition. In making its assessment, the Company considered all information available to it at this time including its and other companies' reported prior experience in dealing with such matters, data released by the EPA, and reports by independent environmental consultants regarding certain matters. In estimating the ascertainable costs of environmental remediation, management has not taken into account (i) any potential insurance recovery or (ii) indemnification rights to which it may be entitled.

     In addition to the costs described above, the Company has made and expects to continue to make significant capital expenditures to upgrade its facilities in accordance with current and pending environmental regulations. Most notably, the Company has undertaken an approximately $5.7 million program (of which $2.0 million had been spent as of December 31, 1995) to upgrade its lithography centers to comply with scheduled Clean Air Act requirements.

     On February 28, 1995, CHI, an affiliate of Kiewit, filed a Complaint against U.S. Can and others in the United States District Court of the State of New Jersey, asserting claims based upon alleged indemnity obligations of U.S. Can to Kiewit, as successor in interest to CCC, arising from the 1987 acquisition by U.S. Can of the general packaging business of CCC. These alleged indemnity obligations relate to environmental liabilities, reimbursable insurance deductibles and reinsurance amounts, and certain personal injury and employment discrimination claims. The Complaint includes counts for breach of contract, declaratory judgment, indemnification and contribution, CERCLA remedies, state environmental law remedies and unjust enrichment. CHI seeks unspecified compensatory damages, consequential and incidental damages, interest, attorneys' fees and costs of litigation, equitable relief, environmental response costs, and restitution. No aggregate dollar amount of damages is specified in the Complaint. However, in an initial discovery disclosure served on U.S. Can, CHI alleged that its damages to the date of such disclosure were approximately $4.4 million. U.S. Can has filed an Answer to the Complaint, asserted affirmative defenses and made counterclaims against CHI seeking reimbursement for expenses and accruals relating to postretirement medical and life insurance benefits for former employees of CCC, and expenses incurred as a result of CCC's breach of its contractual indemnification obligations to U.S. Can. The case has been transferred to the United States District Court for the Northern District of Illinois. U.S. Can believes it has meritorious defenses to all of CHI's claims.

     The NLRB has issued a decision finding the Company in violation of certain sections of the National Labor Relations Act as a result of the Company's closure of a facility in 1991 and failure to offer inter-plant job opportunities to affected employees. Management does not believe that the resolution of this matter will have a material adverse effect on the Company's financial condition or results of operations.

     The Company is involved in various other environmental and legal actions and administrative proceedings. Management is of the opinion that their outcome will not have a material effect on the Company's financial position or results of operations.

     The Company has entered into agreements to lease certain property under terms which qualify as capital leases. Capital leases consist primarily of data processing equipment and various production machinery and equipment. Most capital leases contain renewal options and some contain purchase options. The December 31, 1994 and 1995 capital lease asset balances were $32,214,000 and $39,634,000, net of accumulated amortization of $8,185,000 and $13,150,000, respectively. Capital lease obligations extend through 2003. Capital lease additions included as capital expenditures in the accompanying statements of cash flows were $1,250,000, $8,157,000 and $5,802,000, in 1993, 1994 and 1995,
respectively.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

     The Company also maintains operating leases on various plant and office facilities and office equipment. Rent expense under operating leases for the years ended December 31, 1993, 1994 and 1995, was $4,118,000, $5,955,000, and
$8,090,000, respectively.

     At December 31, 1995, minimum payments due under these leases are as follows (000's omitted):

                                                                     CAPITAL    OPERATING
                                                                     LEASES     LEASES
                                                                     -------    -------
                  1996............................................   $ 6,467    $ 6,369
                  1997............................................     6,457      5,018
                  1998............................................     6,455      3,679
                  1999............................................     5,260      2,883
                  2000............................................     3,217      1,866
                  Thereafter......................................     9,319      5,879
                                                                     -------    -------
        Total minimum lease payments..............................    37,175    $25,694
                                                                                =======
        Amount representing interest..............................    (8,075)
                                                                     -------
        Present value of net minimum capital lease payments
          (including $4,399 classified as current)................   $29,100
                                                                     =======

     The Company was contingently liable for outstanding letters of credit totaling $11.7 million as of December 31, 1995. Such letters of credits were issued primarily to guarantee workers' compensation claims, which have been accrued but not funded, and certain debt.

(13) STOCK OPTION PLANS

  Incentive Stock Option Plan

     The Corporation maintains an Incentive Stock Option Plan (the "ISO Plan") for certain key employees of the Company. Directors who are not regular employees of the Company are not eligible to participate in the ISO Plan. In addition, no employee of the Company is eligible to participate in the ISO Plan if such employee owns stock constituting 10% or more of the total voting power of the Corporation. The Corporation has reserved 240,000 shares for issuance under the ISO Plan. The exercise price for options granted under the ISO Plan may not be less than 100% of the fair market value of the underlying stock on the date the option is granted. Options under the plan may have a maximum term of 10 years and are exercisable at the time specified by the Board of Directors. Payment upon exercise of an option is to be in full, in either cash or shares of Common Stock with a value equal to the option price, or a combination of the two.

  Nonqualified Stock Option Agreement

     The Corporation was a party to a Nonqualified Stock Option Agreement under which options to purchase a total of 300,000 shares were granted to an executive officer and a former executive officer of the Company. During 1995, the remaining 115,000 outstanding options were exercised.

  1993 Option Plan

     The Company maintains a non-qualified option plan (the "1993 Option Plan") pursuant to which employees of the Company may be granted options to purchase up to a total of 500,000 shares of Common Stock at a per share exercise price equal to the per share market price of the Common Stock as of the date the option is granted. Pursuant to the 1993 Option Plan, the Company has issued options to purchase 496,375 shares of Common Stock at prices ranging from $12.00 to $21.50 per share. These options have a maximum term of 10 years and will vest over a four-year period, 25% becoming fully vested on the first anniversary date of their issuance, with the rest of the options vesting monthly in equal amounts over the remaining three years.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

  1994 Option Plan

     The Company maintains a non-qualified option plan (the "1994 Option Plan") with provisions identical to the 1993 Option Plan. Pursuant to the 1994 Option Plan, the Company has reserved 50,000 shares of Common Stock and has issued options to purchase 47,000 shares of Common Stock at prices ranging from $15.75 to $19.00 per share.

  Stock Purchase Plan

     The Company maintains an annual non-qualified employee stock purchase plan (the "Stock Purchase Plan") available to all salaried employees and certain designated groups of hourly employees. The purpose of the plan is to promote increased employee stock ownership in the Company and to provide a benefit to employees. Participating employees are able to purchase shares of Common Stock through payroll deductions. Each annual Stock Purchase Plan is in effect for a one-year period. Eligible employees are able to elect to purchase shares of Common Stock at a price equal to the current market price, less a 15% discount, in an amount up to 7.5% of each participating employee's salary. Fifteen days prior to the exercise date, each participant has the option to complete the purchase of shares under the Stock Purchase Plan or to withdraw the amounts withheld from the employee's salary pursuant to the plan. During 1994 and 1995, the Corporation issued Common Stock valued at $1,660,000 and $1,569,000 related to the Stock Purchase Plan. The Stock Purchase Plan established for the 1995 - 1996 plan year has an exercise price of $17.2125 per share.

  Incentive Plan

     In 1995, the Company adopted an equity incentive plan (the "Incentive Plan") pursuant to which employees of the Company may be granted stock options ("Options"), stock appreciation rights ("SARs") and shares of restricted stock ("Restricted Shares"). The number of shares of Common Stock that may be issued or transferred under this plan upon the exercise of Options or as Restricted Shares may not exceed 650,000 shares.

     The exercise price of the Options may not be less than 100% of the fair market value of the underlying stock on the date of the grant. Options have a maximum term of ten years and are exercisable at the time specified by the Board of Directors.

     Options granted under the Incentive Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NSOs"). Pursuant to the Incentive Plan, the Company has issued ISOs to purchase 189,500 shares of Common Stock at prices ranging from $16.50 to $20.875 per share and NSOs to purchase 5,000 shares of Common Stock at a price of $18.75 per share.

     SARs may be granted in connection with any Option granted under the Incentive Plan, either at the time of the Option grant or any time thereafter during the term of the Option. SARs entitle the holder of the related Option to surrender to the Company the unexercised, related option, or any portion thereof, in exchange for an amount equal to the excess of the market value of a share of Common Stock on the date the SAR is exercised over the Option's exercise price times the number of shares covered by the surrendered Option, or portion thereof. The Company did not grant any SARs in 1995.

     Shares issued as Restricted Shares under the Incentive Plan provide all the rights of ownership with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares. The shares are restricted in that ownership is dependent on continued employment with the Company and transferability is limited. These restrictions lapse upon the completion of a period of time as specified by the Board of Directors at the time of issuance. Restricted Shares issued under the plan are recorded at their fair value on the date of issuance with a corresponding charge to stockholders' equity representing the compensation to be recognized during the restriction period. The unearned compensation is amortized as expense on a straight-line basis

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

over the restriction period. In 1995, 131,000 restricted shares were issued at an aggregate value of approximately $2,161,000. Amortization of unearned compensation amounted to $109,000 during 1995.

     Details pertaining to stock options for the years ending December 31, 1994 and 1995 are as follows:

                                                 ISO PLANS                   NONQUALIFIED PLANS
                                        ----------------------------    -----------------------------
                                        OUTSTANDING    OPTION PRICE     OUTSTANDING     OPTION PRICE
                                          OPTIONS        PER SHARE        OPTIONS        PER SHARE
                                        -----------    -------------    -----------    --------------
Balance at December 31, 1993.........     125,000      $   1.00-8.00       632,750     $   1.00-12.00
Granted..............................          --                 --       308,918        15.75-18.00
Exercised............................     (18,000)         1.00-8.00      (118,146)             10.20
Purchased by the Company.............      (5,000)                --            --                 --
Canceled.............................      (4,500)                --       (49,839)                --
                                          -------      -------------      --------     --------------
Balance at December 31, 1994.........      97,500      $   1.50-8.00       773,683     $   1.00-18.00
Granted..............................     189,500      $16.50-20.875       146,417     $17.2125-21.50
Exercised............................          --                 --      (217,162)    $   1.00-15.09
Purchased by the Company.............          --                 --            --                 --
Canceled.............................          --                 --       (33,146)                --
                                          -------      -------------      --------     --------------
Balance at December 31, 1995.........     287,000      $ 1.50-20.875       669,792     $  12.00-21.50
                                          =======                         ========
Exercisable at:
  December 31, 1993..................      78,000      $   1.00-8.00       115,000     $   1.00-12.00
  December 31, 1994..................      70,500      $   1.50-8.00       286,230     $   1.00-15.50
  December 31, 1995..................      84,000      $   1.50-8.00       319,469     $  12.00-18.00

(14) SIGNIFICANT CUSTOMER

     Sales to the Sherwin-Williams Company and its affiliates amounted to approximately 12% of the Company's net sales during 1993. No customer accounted for more than 10% of the Company's net sales in 1994 or 1995. The Company's 10 largest customers accounted for 35.1% and 33.3% of 1994 and 1995 gross sales, respectively.

(15) SHAREHOLDER RIGHTS PLAN

     On October 19, 1995, the Corporation's Board of Directors adopted a Shareholder Rights Plan. The Board declared a distribution of one right (a "Right") for each share of Common Stock, which was outstanding on October 19, 1995 (the "Record Date"). Each share of Common Stock issued after the Record Date will be issued with an attached Right. The Rights will not immediately be exercisable or detachable from the Common Stock. The Rights will become exercisable and detachable only following the acquisition by a person or a group of 15 percent or more of the outstanding Common Stock of U.S. Can Corporation or following the announcement of a tender or exchange offer for 15 percent or more of the outstanding Common Stock.

     The Rights will, if they become exercisable, permit the holders of the Rights to purchase a certain amount of preferred stock of the Corporation at a 50 percent discount, or to exchange the Rights for Common Stock, if the Board permits. Where an acquiring company effects a merger or other control transaction with the Corporation, the Rights may also entitle the holder to acquire stock of the acquiring company at a 50 percent discount. If a person or group acquires 15 percent or more of the Common Stock (or announces a tender or exchange offer for 15 percent or more of the Common Stock), the acquiring person's or group's Rights become void. In certain circumstances, the Rights may be redeemed by the Company at an initial redemption price of $.01 per Right. If not redeemed, the Rights will expire ten years after the Record Date.

     In addition, the Company has adopted certain change of control protections that under certain circumstances would increase compensation and benefits of certain executive officers.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                        DECEMBER 31, 1993, 1994 AND 1995

(16) SUBSEQUENT EVENTS (UNAUDITED)


     On August 1, 1996, the Company announced that it signed a definitive agreement to purchase certain aerosol can businesses of Crown Cork & Seal Company, Inc. ("Crown") located in the United Kingdom and Italy as well as the aerosol can businesses of a Crown subsidiary, CarnaudMetalbox S.A. ("CMB") located in France, Spain and Germany (collectively, "USC Europe"). The purchase price includes $52.8 million in cash and the assumption of net indebtedness totaling $5.8 million, subject to a post-closing adjustment for changes in working capital from April 30, 1996 through closing. Closing, which is subject to approval of various European regulatory authorities, is currently expected to occur in the third quarter. The operations to be acquired produce approximately 24% of all European tinplate aerosol cans and, in 1995, the businesses to be acquired generated sales of $119 million and earnings, before interest, taxes, depreciation and amortization, of more than $14 million.


     On August 2, 1996, the Company completed the acquisition of all of the outstanding stock of three related companies, CPI Plastics, Inc., CP Ohio, Inc. and CP Illinois, Inc. (collectively, "CPI Group"), engaged in manufacturing molded plastic drums and pails and poultry products at locations in Newnan, Georgia, Alliance, Ohio and Jerseyville, Illinois. To acquire the stock, the Company paid approximately $15.1 million subject to potential contingent payments (in an amount not to exceed $1 million) based upon CPI Group's financial performance for the years 1996 and 1997. This acquisition was financed with borrowings under the Acquisition Facility.


     On October 17, 1996, the Corporation issued $275 million principal amount of 10 1/8% Senior Subordinated Notes due 2006 (the "10 1/8% Notes") in a private placement. The Noteholders have registration rights with respect to the 10 1/8% Notes. Net proceeds from the issuance of the 10 1/8% Notes were $268.1 million and were used to pay down amounts under the Senior Credit Agreement ($158.4 million) with $109.7 million being placed in an escrow account to be used to redeem the $100 million principal amount of 13 1/2% Senior Subordinated Notes due 2002 (the "13 1/2% Notes") and pay all remaining interest on the 13 1/2% Notes. The Acquisition Facility and aggregate $30 million supplemental increases to the Revolving Credit Facility were terminated on the closing date of the 10 1/8% Note offering. The 10 1/8% Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by U.S. Can. As the Corporation had no assets or operations separate from its investment in U.S. Can and U.S. Can was the Company's only direct or indirect subsidiary until the acquisition by U.S. Can of USC Europe on September 11, 1996, separate financial statements of U.S. Can, excluding USC Europe, would not provide additional information which would be useful in assessing the financial composition of U.S. Can and, therefore, are not presented.



     The amounts placed in the escrow account are invested in U.S. Government obligations and must, pursuant to the amended and restated escrow agreement, be used by the escrow agent to redeem the 13 1/2% Notes on or immediately after the earliest redemption date (January 15, 1997) of such notes. Such redemption will include a $4 million premium and unpaid interest earned on such notes through the redemption date. Considering the interest income accruing on the funds in the escrow account, the Company is not expected to make any additional payments for this redemption. Accordingly, the Company recorded the early extinguishment of this debt as of October 17, 1996, which resulted in an after-tax extraordinary charge in the fourth quarter of 1996 of $5.5 million representing the difference between the $109.7 million placed in escrow and the October 17, 1996, carrying value of the 13 1/2% Notes, related accrued interest and related unamortized deferred financing costs.

                      U.S. CAN CORPORATION AND SUBSIDIARY

                      QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a summary of the unaudited interim results of operations for each of the quarters in 1994 and 1995 and the first three quarters in 1996.

                                                                       FIRST QUARTER                    SECOND QUARTER
                                                               ------------------------------   ------------------------------
                                                                 1994       1995       1996       1994       1995       1996
                                                               --------   --------   --------   --------   --------   --------
                                                                           (000'S OMITTED, EXCEPT PER SHARE DATA)
NET SALES..................................................... $127,145   $154,061   $163,611   $151,617   $165,981   $180,596
COST OF SALES.................................................  109,713    132,212    142,129    129,363    144,757    157,466
                                                               --------   --------   --------   --------   --------   --------
 Gross income.................................................   17,432     21,849     21,482     22,254     21,224     23,130
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................    5,337      6,591      6,850      6,141      7,101      7,080
OVERHEAD REDUCTION PROVISION(a)...............................       --         --         --         --         --         --
                                                               --------   --------   --------   --------   --------   --------
 Operating income.............................................   12,095     15,258     14,632     16,113     14,123     16,050
INTEREST EXPENSE ON BORROWINGS................................    4,901      5,802      6,186      5,627      6,345      6,334
AMORTIZATION OF DEFERRED FINANCING COSTS......................      290        357        426        325        382        376
CONSOLIDATION EXPENSE.........................................      116         82         --        116         82         --
OTHER EXPENSE.................................................      211        271        492        353        446        511
                                                               --------   --------   --------   --------   --------   --------
 Income (loss) before income taxes............................    6,577      8,746      7,528      9,692      6,868      8,829
PROVISION (BENEFIT) FOR INCOME TAXES..........................    2,790      3,624      3,198      4,068      2,908      3,752
                                                               --------   --------   --------   --------   --------   --------
NET INCOME (LOSS)............................................. $  3,787   $  5,122   $  4,330   $  5,624   $  3,960   $  5,077
                                                               ========   ========   ========   ========   ========   ========
PRIMARY PER SHARE DATA:
 Net income (loss)............................................ $   0.37   $   0.40   $   0.33   $   0.54   $   0.31   $   0.39
                                                               ========   ========   ========   ========   ========   ========
 Weighted average shares and equivalent
   shares outstanding
   (000's)....................................................   10,308     12,864     13,005     10,424     12,856     13,074
                                                               ========   ========   ========   ========   ========   ========
Stock Market Price Range(b)
 High......................................................... $ 18.750   $ 23.250   $ 17.375   $ 18.750   $ 21.500   $ 18.000
 Low..........................................................   15.000     18.750     13.250     17.000     14.000     16.125

                                                                        THIRD QUARTER              FOURTH QUARTER
                                                                ------------------------------   -------------------
                                                                  1994       1995       1996       1994       1995
                                                                --------   --------   --------   --------   --------

NET SALES.....................................................  $148,802   $154,345   $194,109   $135,589   $152,098
COST OF SALES.................................................   127,114    142,103    171,150    115,486    136,406
                                                                --------   --------   --------   --------   --------
 Gross income.................................................    21,688     12,242     22,959     20,103     15,692
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................     6,373      6,898      7,173      6,947      6,779
OVERHEAD REDUCTION PROVISION(a)...............................        --         --         --         --      8,000
                                                                --------   --------   --------   --------   --------
 Operating income.............................................    15,315      5,344     15,786     13,156        913
INTEREST EXPENSE ON BORROWINGS................................     5,638      6,241      6,993      5,663      6,125
AMORTIZATION OF DEFERRED FINANCING COSTS......................       344        396        330        348        408
CONSOLIDATION EXPENSE.........................................       115         81         --        116         82
OTHER EXPENSE.................................................       226        499        480        327        492
                                                                --------   --------   --------   --------   --------
 Income (loss) before income taxes............................     8,992     (1,873)     7,983      6,702     (6,194)
PROVISION (BENEFIT) FOR INCOME TAXES..........................     3,725       (593)     3,402      2,810     (2,331)
                                                                --------   --------   --------   --------   --------
NET INCOME (LOSS).............................................  $  5,267   $ (1,280)  $  4,581   $  3,892   $ (3,863)
                                                                ========   ========   ========   ========   ========
PRIMARY PER SHARE DATA:
 Net income (loss)............................................  $   0.50   $  (0.10)  $   0.35   $   0.33   $  (0.30)
                                                                ========   ========   ========   ========   ========
 Weighted average shares and equivalent
   shares outstanding
   (000's)....................................................    10,506     12,756     13,120     11,704     12,866
                                                                ========   ========   ========   ========   ========
Stock Market Price Range(b)
 High.........................................................  $ 18.500   $ 16.000   $ 16.375   $ 19.500   $ 14.250
 Low..........................................................    15.688     12.000     14.500     15.750     11.000

-------------------------
(a) See Note 7 of the "Notes to Consolidated Financial Statements."

(b) The Common Stock of U.S. Can Corporation began trading on the New York Stock Exchange on April 7, 1995. Prior to that date the principal market for U.S. Can Corporation stock was the Nasdaq National Market System. U.S. Can Corporation stock began trading in March 1993.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                       DECEMBER 31,        SEPTEMBER 29,
                                                                           1995                1996
                                                                       ------------        -------------
                                                                         (000'S OMITTED, EXCEPT SHARE
                                                                                     DATA)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................    $      136           $   3,940
  Accounts receivable, less allowances of $5,451 and $9,305 in 1995
    and 1996, respectively..........................................        51,279             103,083
  Inventories.......................................................        78,252             113,735
  Prepaid expenses and other current assets.........................        10,786              10,794
  Prepaid income taxes..............................................         6,732               4,274
                                                                         ---------           ---------
    Total current assets............................................    $  147,185           $ 235,826
                                                                         ---------           ---------
PROPERTY, PLANT AND EQUIPMENT:
  Land..............................................................         2,576               4,428
  Buildings.........................................................        44,954              51,183
  Machinery, equipment and construction in process..................       306,319             394,475
                                                                         ---------           ---------
                                                                        $  353,849           $ 450,086
  Less -- Accumulated depreciation and amortization.................      (123,748)           (145,081)
                                                                         ---------           ---------
    Total property, plant and equipment.............................    $  230,101           $ 305,005
                                                                         ---------           ---------
MACHINERY REPAIR PARTS..............................................    $    5,395           $   5,888
INTANGIBLES.........................................................        62,301              65,994
OTHER ASSETS........................................................        10,454              11,443
                                                                         ---------           ---------
    Total assets....................................................    $  455,436           $ 624,156
                                                                         =========           =========
                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt..............................    $   17,216           $  17,946
  Cash overdrafts...................................................         5,395              10,142
  Accounts payable..................................................        32,560              56,433
  Accrued payrolls and benefits.....................................        19,282              27,100
  Accrued insurance.................................................         5,830               5,892
  Other current liabilities.........................................        17,954              27,321
                                                                         ---------           ---------
    Total current liabilities.......................................    $   98,237           $ 144,834
                                                                         ---------           ---------
SENIOR DEBT.........................................................    $  127,360           $ 232,206
SUBORDINATED DEBT...................................................       100,000             100,000
                                                                         ---------           ---------
    Total long-term debt............................................    $  227,360           $ 332,206
                                                                         ---------           ---------
OTHER LONG-TERM LIABILITIES:
  Postretirement benefits...........................................    $   25,080           $  25,350
  Deferred income taxes.............................................        19,962              21,358
  Other long-term liabilities.......................................         2,970               3,536
                                                                         ---------           ---------
    Total other long-term liabilities...............................    $   48,012           $  50,244
                                                                         ---------           ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value; 10,000,000 shares authorized,
    none issued or outstanding......................................    $       --           $      --
  Common stock, $.01 par value; 50,000,000 shares authorized
    12,902,111 and 12,933,636 shares issued in 1995 and 1996,
    respectively....................................................           129                 129
  Paid-in capital...................................................       103,913             104,557
  Unearned restricted stock.........................................        (2,052)             (1,735)
  Treasury common stock, at cost; 37,908 and 18,591 shares in 1995
    and 1996, respectively..........................................          (319)               (223)
  Retained deficit..................................................       (19,844)             (5,856)
                                                                         ---------           ---------
    Total stockholders' equity......................................    $   81,827           $  96,872
                                                                         ---------           ---------
      Total liabilities and stockholders' equity....................    $  455,436           $ 624,156
                                                                         =========           =========

     The accompanying Notes to Condensed Consolidated Financial Statements
                 are an integral part of these balance sheets.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                      ---------------------------
                                                                      OCTOBER 1,    SEPTEMBER 29,
                                                                         1995           1996
                                                                      ----------    -------------
NET SALES..........................................................    $ 474,387      $ 538,316
COST OF SALES......................................................      419,072        470,745
                                                                        --------       --------
  Gross income.....................................................    $  55,315      $  67,571
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................       20,590         21,103
                                                                        --------       --------
  Operating income.................................................    $  34,725      $  46,468
INTEREST EXPENSE ON BORROWINGS.....................................       18,388         19,513
AMORTIZATION OF DEFERRED FINANCING COSTS...........................        1,135          1,132
CONSOLIDATION EXPENSE..............................................          245             --
OTHER EXPENSE......................................................        1,216          1,483
                                                                        --------       --------
  Income (loss) before income taxes................................    $  13,741      $  24,340
PROVISION (BENEFIT) FOR INCOME TAXES...............................        5,939         10,352
                                                                        --------       --------
NET INCOME (LOSS)..................................................    $   7,802      $  13,988
                                                                        ========       ========
PER SHARE DATA:
  Net income (loss)................................................    $    0.61      $    1.07
                                                                        ========       ========
  Weighted average shares and equivalent shares outstanding
     (000's).......................................................       12,833         13,070
                                                                        ========       ========

     The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                      ---------------------------
                                                                      OCTOBER 1,    SEPTEMBER 29,
                                                                         1995           1996
                                                                      ----------    -------------
                                                                            (000'S OMITTED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................  $   7,802      $  13,988
  Adjustments to reconcile net income to net cash provided by operating activities --
     Depreciation and amortization...................................     21,285         24,844
     Plant consolidation costs paid..................................     (1,966)            --
     Consolidation expense...........................................        245             --
     Deferred income taxes...........................................      1,425          2,484
  Change in operating assets and liabilities, net of acquired businesses --
     Accounts receivable.............................................     (9,295)       (23,598)
     Inventories.....................................................      9,257        (16,667)
     Accounts payable................................................    (16,771)         6,155
     Accrued payrolls and benefits, insurance and other..............     (1,925)        (3,463)
     Postretirement benefits.........................................        213            139
     Other, net......................................................        577         (1,085)
                                                                       ---------       --------
          Net cash provided by operating activities..................  $  10,847      $   2,797
                                                                       ---------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................  $ (24,382)     $ (23,400)
  Acquisition of businesses, net of cash acquired....................    (29,167)       (78,346)
  Proceeds from sale of property.....................................        600             --
  Machinery repair parts usage, net..................................         62            118
                                                                       ---------       --------
          Net cash used in investing activities......................  $ (52,887)     $(101,628)
                                                                       ---------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock...........................................  $     100      $      56
  Net borrowings under the revolving line of credit and changes in
     cash overdrafts.................................................     51,970        106,954
  Borrowings of other long-term debt, including capital lease
     obligations.....................................................      4,990          3,985
  Payments of other long-term debt, including capital lease
     obligations.....................................................    (13,993)        (7,325)
  Payments of debt refinancing costs.................................       (818)          (835)
  Payments of common stock issuance costs............................        (22)            --
  Purchase of treasury stock, net....................................       (153)          (200)
                                                                       ---------       --------
          Net cash provided by financing activities..................  $  42,074      $ 102,635
                                                                       ---------       --------
INCREASE IN CASH AND CASH EQUIVALENTS................................  $      34      $   3,804
CASH AND CASH EQUIVALENTS, beginning of period.......................        123            136
                                                                       ---------       --------
CASH AND CASH EQUIVALENTS, end of period.............................  $     157      $   3,940
                                                                       =========       ========

     The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

(1) PRINCIPLES OF REPORTING

     The condensed consolidated financial statements of U.S. Can Corporation (the "Corporation") include the accounts of the Corporation and its wholly owned subsidiary, United States Can Company ("U.S. Can"). The consolidated group including the Corporation is hereinafter referred to as the Company. These financial statements have been prepared in accordance with generally accepted accounting principles for interim reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These financial statements, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation, have not been audited by independent public accountants. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.

     Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission; however, management believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the previously filed financial statements and footnotes included herein for the year ended December 31, 1995.

     Quarterly accounting periods are based upon two four-week periods and one five-week period. Management believes that this technique provides a more consistent view of accounting data resulting in greater comparability than the calendar month basis would provide.

(2) ACQUISITIONS

     In early 1995, the Company completed its acquisition of the stock of Metal Litho International, Inc. and the portion of a related partnership not previously owned by MLI (collectively, "MLI") for approximately $10.1 million in cash, plus the assumption of approximately $4.2 million of debt. The former MLI plant, located in Trenton, New Jersey, is a full service metal decorating facility, providing coil shearing and tin plate coating and printing. In March 1995, the Company completed its acquisition of the stock of Plastite Corporation ("Plastite") for approximately $7.3 million, plus future contingent payments of approximately $2.5 million. The former Plastite plant, located in Morrow, Georgia, manufactures plastic paint cans and pails in two sizes.

     In April 1995, the Company completed an acquisition of certain assets of Prospect Industries Corporation ("Prospect") for approximately $8.8 million. The acquired assets, located in North Brunswick, New Jersey, are used to manufacture metal pails for the chemical and coatings industries. U.S. Can's North Brunswick operation includes coil cutting, coating and lithography, as well as manufacturing of tops and bottoms. In May 1995, the Company completed an acquisition of the stock of Hunter Container Corporation ("Hunter") for approximately $4.0 million, plus the assumption of $2.5 million of debt. The former Hunter facility, located in Vernalis, California, manufactures a broad line of proprietary and specialty metal containers.

     In April 1996, the Company acquired from Alltrista Corporation ("Alltrista") substantially all of the machinery, equipment and coatings and inks inventory of, as well as certain proprietary technology used in, Alltrista Metal Services ("AMS"), a division of Alltrista (collectively referred to hereinafter as the "Assets"), and assumed a liability of approximately $0.5 million. The Assets were purchased for approximately $9.6 million. The Company also agreed to purchase the Chicago, Illinois, Baltimore, Maryland and Trussville, Alabama real property and buildings formerly used in AMS's business for

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

approximately $4.8 million. In a related transaction, in June 1996, the Company completed the purchase of AMS's remaining inventory for approximately $8 million. AMS was engaged in the business of metal cutting and decorating, as well as the manufacture, sale and licensure of certain proprietary products. In July 1996, the Company discontinued operations at the former AMS operations in Baltimore, Maryland and Trussville, Alabama.

     On August 2, 1996, the Company completed the acquisition of all of the outstanding stock of three related companies, CPI Plastics, Inc., CP Ohio, Inc. and CP Illinois, Inc. (collectively, the "CPI Group"), engaged in manufacturing molded plastic drums and pails and poultry products at locations in Newnan, Georgia, Alliance, Ohio and Jerseyville, Illinois. To acquire the stock, the Company paid approximately $15.1 million in cash to the stockholders of the CPI Group, subject to adjustment for potential contingent payments (in an amount not to exceed $1 million) based upon the CPI Group's financial performance for the years 1996 and 1997. This acquisition was financed with borrowings under the Acquisition Facility. For additional information regarding the Acquisition Facility, see Note (4) of the Notes to Condensed Consolidated Financial Statements.

     On September 11, 1996, the Company completed the acquisition of a portion of Crown Cork & Seal Company, Inc.'s ("Crown's") European aerosol can businesses ("USC Europe") for $52.8 million and the assumption of net indebtedness of $5.8 million, subject to a post-closing adjustment for the change in working capital from April 30, 1996 to the closing date. This acquisition included manufacturing operations in the United Kingdom, France, Spain and Germany and the aerosol can manufacturing equipment and assets from a Crown facility in Italy. USC Europe produced approximately 24% of all European steel aerosol cans sold in 1995 and, as a group, constituted the second largest manufacturer of steel aerosol cans in Europe.

     Each of the foregoing business acquisitions was accounted for as a purchase for financial reporting purposes. Accordingly, certain recorded assets and liabilities of the acquired companies were revalued at estimated fair values as of the acquisition date. Such revaluation adjustments, all made pursuant to the purchase method of accounting, resulted in increased amortization and depreciation in periods following the acquisition. Management has used its best judgment and available information in estimating the fair value of those assets and liabilities. However, such estimates are subject to change pending finalization of property appraisals, plant consolidation requirements and other studies. Any changes to these estimates are not expected to be material. Amortization of any excess purchase price over the estimated fair value of the net assets acquired is made over a period of forty years.

     The following is a summary of the preliminary allocation of the aggregate purchase price of the CPI Group and USC Europe acquisitions (000's omitted):

        Current assets....................................................   $ 51,827
        Net property, plant and equipment.................................     55,199
        Other assets......................................................      1,087
        Current liabilities...............................................    (36,530)
        Other liabilities.................................................     (8,189)
                                                                             --------
          Net assets......................................................     63,394
        Resulting goodwill................................................      4,413
                                                                             --------
          Purchase price paid.............................................   $ 67,807
                                                                             ========

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

     The following data represents the unaudited pro forma results of operations as if the CPI Group and USC Europe acquisitions had occurred on January 1 of the applicable period (000's omitted, except per share data):

                                              FOR THE YEAR ENDED          FOR THE NINE MONTHS ENDED
                                              DECEMBER 31, 1995               SEPTEMBER 29, 1996
                                          --------------------------      --------------------------
                                          AS REPORTED      PRO FORMA      AS REPORTED      PRO FORMA
                                          -----------      ---------      -----------      ---------
Net Sales..............................    $ 626,485       $ 774,942       $ 538,316       $ 644,678
Net income.............................        3,939           5,411          13,988          14,866
Earnings per share.....................    $    0.31       $    0.42       $    1.07       $    1.14

     The pro forma operating results include each company's results of operations for the indicated periods with adjustments to reflect, among other things, amortization of goodwill, interest expense on the acquisition borrowings and the effect of income taxes thereon.

     The pro forma information given above does not purport to be indicative of the results that actually would have been obtained if the operations were combined during the periods presented and is not intended to be a projection of future results or trends. Other than the CPI Group and USC Europe, the acquisitions described above were not significant to the Company or U.S. Can.

     On August 16, 1996, the Company completed its acquisition of a site in the Dallas, Texas area for the establishment of a paint and general line manufacturing plant. The decision to expand manufacturing capabilities in the Southwest followed the Company's agreement with one of its major coating customers on the material terms of a long-term supply arrangement. In October 1996, the Company and this customer signed a definitive long-term supply agreement. This Texas facility will initially produce gallon round paint cans for the coatings industry. In the future, if circumstances warrant, the Company may expand this facility to include production of certain of its other products.

     The Company has selected Merthyr Tydfil, U.K. as the site of a new aerosol container manufacturing facility. This plant, expected to be operational in mid-1997, represents an initial investment of $20 million (spread over two to three years), and will supply The Gillette Company's North Atlantic operations.

(3) INVENTORIES

     Inventories are stated at cost determined by the last-in, first-out ("LIFO") cost method (for all but foreign inventories), not in excess of market. Inventory costs include elements of material, labor and factory overhead. Current (first-in, first-out) cost of such inventories approximated their LIFO value at December 31, 1995 and September 29, 1996. Inventories of foreign locations of approximately $17.3 million are valued at the lower of first-in, first-out cost or market. Inventories reported in the accompanying balance sheets were classified as follows (000's omitted):

                                                                    DECEMBER 31,    SEPTEMBER 29,
                                                                        1995            1996
                                                                    ------------    -------------
Raw materials....................................................     $ 21,066        $  35,898
Work in process..................................................       34,138           49,556
Finished goods...................................................       19,549           24,079
Machine shop inventory...........................................        3,499            4,202
                                                                      --------          -------
                                                                      $ 78,252        $ 113,735
                                                                      ========          =======

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

(4) CREDIT AGREEMENT

     On April 29, 1994, U. S. Can entered into a four-year credit agreement (the "Senior Credit Agreement") with a group of banks providing a $130 million line of credit consisting of a $95 million revolving credit line (the "Revolving Credit Facility") and a $35 million term loan (the "Term Loan"). As of September 29, 1996, $9,000,000 of the Term Loan had been repaid under the terms of the Senior Credit Agreement. Funds available under the Senior Credit Agreement are used for working capital and other general corporate purposes. The loans outstanding under the Senior Credit Agreement bear interest at a floating rate equal to, at the election of U.S. Can, one of the following: (i) the Base Rate per annum (currently 8.25%), or (ii) based on the current pricing ratio, a reserve-adjusted Eurodollar rate plus 1.0% per annum, for specified interest periods (selected by U.S. Can) of one, two, three or six months. The "Base Rate" is the higher of: (i) the Federal Funds rate plus 1/2 of 1% per annum or (ii) the rate of interest publicly announced from time to time by Bank of America Illinois, Chicago, Illinois as its "reference rate." For letters of credit issued under the Senior Credit Agreement, U.S. Can pays fees equal to: (a) the applicable Eurodollar Margin, currently 1.0% per annum, multiplied by the aggregate face amount outstanding on each such letter of credit and (b) an amount payable to the issuing bank equal to 0.2% per annum of the aggregate face amount outstanding on each such letter of credit, both of which are payable quarterly in arrears. Currently, U.S. Can is required to pay a commitment fee of
 .325% per annum of the average daily unused portion of each lender's commitment under the Senior Credit Agreement.

     The Senior Credit Agreement is secured by the accounts receivable and inventories of U.S. Can. The Term Loan is also secured by a mortgage on U.S. Can's Elgin, Illinois facility and certain equipment located at the Elgin facility. In early April 1996, the lenders under the Senior Credit Agreement provided U.S. Can a temporary $10 million increase in the Revolving Credit Facility due to seasonal inventory requirements. In late April 1996, these lenders provided U.S. Can an additional temporary $20 million increase in the Revolving Credit Facility due to the acquisition of certain assets from Alltrista. As of September 29, 1996, borrowings under the Senior Credit Agreement totaled $191.4 million, an additional $11.7 million in letters of credit had been issued pursuant thereto, and $15.2 million of unused credit (excluding unused credit under the Acquisition Facility) remained available thereunder.

     In July 1996, the lenders under the Senior Credit Agreement provided to U.S. Can a supplemental $97 million credit facility (the "Acquisition Facility") to fund certain permitted acquisitions and, at U.S. Can's option, prepay the Revolving Credit Facility by an amount not to exceed $20 million on December 31, 1996. While the Acquisition Facility is in place, U.S. Can may not use the Revolving Credit Facility to fund acquisitions. The Acquisition Facility matures on April 30, 1997, but U.S. Can may, at its option and subject to certain restrictions, elect to convert the outstanding borrowings thereunder to term loans with a five-year amortization period. Base rate and Eurodollar loans outstanding under the Acquisition Facility bear interest at a higher margin than other borrowings under the Credit Agreement. Under the amended Senior Credit Agreement, U.S. Can's interest rate margins vary depending upon U.S. Can's ratio of total funded debt to earnings, before interest, taxes, depreciation and amortization. In addition, U.S. Can is required to pay an acquisition loan activation fee in an amount equal to 0.25% of the amount by which the loans outstanding at any time under the Acquisition Facility exceed $50 million. In connection with the Acquisition Facility, U.S. Can pledged substantially all of its unencumbered personal property (including machinery and equipment) and owned real estate to secure its obligations under the Acquisition Facility. U.S. Can is also required to pledge the stock and/or assets, and provide the guaranty, of any company or operations acquired using a borrowing under the Acquisition Facility.

     In connection with the USC Europe Acquisition, U.S. Can pledged 65% of the stock of its European holding company to secure its obligations under the Acquisition Facility and agreed that, so long as any

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

obligations under the Acquisition Facility remain outstanding, the European holding company shall not (i) own any assets other than the capital stock of foreign subsidiaries, (ii) make any expenditures other than expenditures necessary to maintain its separate corporate existence, (iii) incur any debt,
(iv) have employees or engage in any trade or business, (v) merge with any other person, (vi) dispose of any assets or (vii) permit any lien on its assets. None of the companies included in USC Europe have provided guaranties of U.S. Can's obligations under the Senior Credit Agreement.

     The terms of the Senior Credit Agreement impose restrictions that affect, among other things, U.S. Can's ability to (i) incur additional indebtedness,
(ii) create liens on assets, (iii) sell assets, (iv) engage in mergers, acquisitions or consolidations, (v) make investments, (vi) pay dividends or make distributions and (vii) engage in certain transactions with affiliates and subsidiaries. The Senior Credit Agreement also requires U.S. Can to comply with certain financial ratios and tests.

     Under and pursuant to the Senior Credit Agreement, U.S. Can may pay cash dividends on account of any shares of any class of capital stock of U.S. Can (or on any warrants, options or rights with respect thereto) in an amount not to exceed 25% of Net Income (as defined in the Senior Credit Agreement) in any given fiscal year, but in any event not more than 25% of consolidated cumulative Net Income attributable to the period commencing subsequent to April 29, 1994, and ending on the date of such proposed cash dividends; provided that either:
(i) the Term Loan has been indefeasibly paid in full in cash or (ii) the Leverage Ratio (as defined in the Senior Credit Agreement) as of the last day of the last fiscal quarter of such fiscal year does not exceed 3.50 to 1.00; and, provided further, that no Default or Event of Default (as defined in the Senior Credit Agreement) exists immediately prior to any such cash dividend or would result therefrom. Notwithstanding the foregoing, in no event may U.S. Can pay such cash dividends prior to the delivery of the annual audited consolidated financial statements to the banks for the fiscal year ended in which either of the conditions contained in clauses (i) or (ii) above has been satisfied. Because amounts remain outstanding under the Term Loan, the Senior Credit Agreement currently prohibits U.S. Can from paying cash dividends.

     The Senior Credit Agreement also contains subjective covenants providing that U.S. Can would be in default if, in the judgment of the lenders, there is a material adverse change in the financial condition of U.S. Can. Management is not aware of, nor does it anticipate, any facts, events or occurrences which could reasonably be expected to have a material adverse effect on the operations of U.S. Can that would cause the lenders to demand repayment of the amounts borrowed under the Senior Credit Agreement prior to April 29, 1998. Accordingly, the borrowings thereunder have been classified as long-term debt in the accompanying balance sheets.

     U.S. Can was in compliance with all terms and restrictive covenants of the Senior Credit Agreement and its other long-term debt agreements as of September 29, 1996.

(5) SUPPLEMENTAL CASH FLOW INFORMATION

     U.S. Can paid interest on borrowings of $21,883,000 and $22,609,000 for the nine-month periods ended October 1, 1995 and September 29, 1996, respectively.

     The Corporation and U.S. Can paid approximately $5,046,000 and $3,847,000 of income taxes for the nine-month periods ended October 1, 1995 and September 29, 1996, respectively.

     During the nine-month periods ended October 1, 1995 and September 29, 1996, the Corporation issued stock valued at approximately $3,067,000 and $943,000, respectively, into certain of its employee benefit plans. During the first nine-months of 1996 the Company received no tax benefits on the exercise of non-qualified stock options. The Company did receive approximately $87,000 of such benefits during the first nine months of 1995.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

(6) LEGAL PROCEEDINGS

     On February 28, 1995, Continental Holdings Inc. ("CHI"), an affiliate of Peter Kiewit Sons', Inc. ("Kiewit"), filed a Complaint against U.S. Can and others in the United States District Court of the State of New Jersey, asserting claims based upon alleged indemnity and reimbursement obligations of U.S. Can to Kiewit, as successor in interest to Continental Can Company, USA, Inc. ("CCC"), arising from the 1987 acquisition by U.S. Can of the general packaging business of CCC. These alleged obligations relate to environmental liabilities, reimbursable insurance deductibles and reinsurance amounts, and certain personal injury claims and employment discrimination claims. The Complaint includes counts for breach of contract, declaratory judgment, indemnification and contribution, CERCLA remedies, state environmental law remedies and unjust enrichment. CHI seeks unspecified compensatory damages, consequential and incidental damages, interest, attorneys' fees and costs of litigation, equitable relief, environmental response costs, and restitution. No aggregate dollar amount of damages is specified in the Complaint. However, in an initial discovery disclosure served on U.S. Can, CHI alleged that its damages to the date of such disclosure were approximately $4.4 million. U.S. Can has filed an Answer to the Complaint, asserted affirmative defenses and made counterclaims against CHI seeking reimbursement for expenses and accruals relating to postretirement medical and life insurance benefits for former employees of CCC, and expenses incurred as a result of CCC's breach of its contractual indemnification obligations to U.S. Can. The case has been transferred to the United States District Court for the Northern District of Illinois. U.S. Can believes it has meritorious defenses to all of CHI's claims.

     The National Labor Relations Board has issued a decision finding the Company in violation of certain sections of the National Labor Relations Act as a result of the Company's closure of certain facilities in 1991 and failure to offer inter-plant job opportunities to affected employees. Management does not believe that the resolution of this matter will have a material adverse effect on the Company's financial condition or results of operations.

     The Company understands that the groundwater in San Leandro, California is contaminated at shallow and intermediate depths, and that the area of concern partially extends to the groundwater below a facility formerly owned by the Company. In late April 1996, the California Department of Toxic Substances Control ("CDTSC") issued to certain of the past and present owners of this facility, including U.S. Can, an order directing such owners to conduct remediation activities at this site. Although there can be no assurance that the Company will not incur material costs and expenses in connection with the CDTSC order, extensive environmental testing has been performed at this facility and management does not believe that substantial remediation activities at this facility are justified. Representatives of the Company have met with the CDTSC and agreed to undertake additional site assessment work. The San Leandro facility was closed in 1989 and was sold, except for a related parcel of land, in 1994. The remaining parcel was sold in 1995, and the Company agreed to indemnify the purchaser against any environmental claims related to the Company's ownership of the property.

     On August 30, 1996, the Company received a general Notice of Potential Liability from the Environmental Protection Agency (the "EPA") regarding the Master Metals, Inc. site in Cleveland, Ohio. The letter alleges that the Company is a Potentially Responsible Party ("PRP") in that it generated hazardous materials disposed at this site. The Company is one of a number of PRPs and, as of the date of this report, it is evaluating information regarding the site to determine the extent, if any, of its liability.

     The Company is involved in various other environmental and legal actions and administrative proceedings. Management is of the opinion that their outcome will not have a material effect on the Company's financial position or results of operations.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 29, 1996
                                  (UNAUDITED)

(7) SUBSEQUENT EVENTS


     On October 17, 1996, the Corporation issued $275 million principal amount of 10 1/8% Senior Subordinated Notes due 2006 (the "10 1/8% Notes") in a private placement. The Noteholders have registration rights with respect to the 10 1/8% Notes. Net proceeds from the issuance of the 10 1/8% Notes were $268.1 million and were used to pay down amounts under the Senior Credit Agreement ($158.4 million) with $109.7 million being placed in an escrow account to be used to redeem the $100 million principal amount of 13 1/2% Senior Subordinated Notes due 2002 (the "13 1/2% Notes") and pay all remaining interest on the 13 1/2% Notes. The Acquisition Facility and aggregate $30 million supplemental increases to the Revolving Credit Facility were terminated on the closing date of the 10 1/8% Note offering. The 10 1/8% Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by U.S. Can, excluding USC Europe. As the Corporation had no assets or operations separate from its investment in U.S. Can and U.S. Can was the Company's only direct or indirect subsidiary until the acquisition by U.S. Can of USC Europe on September 11, 1996, separate financial statements of U.S. Can, excluding USC Europe, would not provide additional information which would be useful in assessing the financial composition of U.S. Can and, therefore, are not presented.



     As of September 29, 1996, the approximate carrying value of the assets and liabilities of USC Europe are as follows (000's omitted):



            Current assets......................................     $      46,979
            Net property, plant and equipment...................     $      44,692
            Other assets........................................     $       1,087
            Current liabilities.................................     $      32,364
            Other liabilities...................................     $       7,596
            Stockholder's equity................................     $      52,798


     The amounts placed in the escrow account are invested in U.S. Government obligations and must, pursuant to the amended and restated escrow agreement, be used by the escrow agent to redeem the 13 1/2% Notes on or immediately after the earliest redemption date (January 15, 1997) of such notes. Such redemption will include a $4 million premium and unpaid interest earned on such notes through the redemption date. Considering the interest income accruing on the funds in the escrow account, the Company is not expected to make any additional payments for this redemption. Accordingly, the Company recorded the early extinguishment of this debt as of October 17, 1996, which resulted in an after-tax extraordinary charge in the fourth quarter of 1996 of $5.5 million representing the difference between the $109.7 million placed in escrow and the October 17, 1996, carrying value of the 13 1/2% Notes, related accrued interest and related unamortized deferred financing costs.

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Stockholders
CPI Plastics, Inc., CP Illinois, Inc.
  and CP Ohio, Inc.

     We have audited the accompanying combined balance sheet of CPI Plastics, Inc., CP Illinois, Inc. and CP Ohio, Inc. as of December 31, 1994 and 1995 and the related combined statements of income, stockholders' equity and cash flows for each year in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of CPI Plastics, Inc., CP Illinois, Inc. and CP Ohio, Inc. at December 31, 1994 and 1995 and the combined results of their operations and their cash flows for each year in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          PLANTE & MORAN, LLP

Southfield, Michigan
February 2, 1996

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             COMBINED BALANCE SHEET

                                                                          DECEMBER 31
                                                                   --------------------------
                                                                      1994           1995
                                                                   -----------    -----------
                              ASSETS
CURRENT ASSETS
  Cash............................................................ $    53,751    $     9,749
  Accounts receivable:
     Trade -- Less allowance for doubtful accounts of $35,000 in
      1994 and $70,000 in 1995....................................   2,647,937      2,795,737
     Officer......................................................          --         68,554
  Notes receivable -- Stockholders (Note 2).......................     995,000        995,000
  Inventories (Note 3)............................................   2,041,758      2,377,137
  Prepaid expenses and other......................................     121,898        236,281
                                                                   -----------    -----------
     Total current assets.........................................   5,860,344      6,482,458
PROPERTY AND EQUIPMENT (Note 4)...................................   8,637,134      8,439,678
OTHER ASSETS (Note 5).............................................      69,044         47,106
                                                                   -----------    -----------
     Total assets................................................. $14,566,522    $14,969,242
                                                                   ===========    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable (Note 6):
     Bank......................................................... $ 2,427,763    $ 1,781,373
     Stockholders.................................................   1,560,000      1,560,000
  Current portion of long-term debt (Note 7)......................   1,439,664      1,475,014
  Accounts payable -- Trade.......................................   2,819,235      2,622,470
  Accrued payroll and related liabilities.........................     321,503        362,652
  Other accrued liabilities (Note 4)..............................     419,345        492,575
                                                                   -----------    -----------
     Total current liabilities....................................   8,987,510      8,294,084
LONG-TERM LIABILITIES
  Debt (Note 7)...................................................   1,491,008        895,994
  Other (Note 4)..................................................     647,646        416,470
STOCKHOLDERS' EQUITY (Note 8)
  Common stock....................................................     300,000        300,000
  Paid-in capital.................................................     400,000        400,000
  Retained earnings...............................................   2,740,358      4,662,694
                                                                   -----------    -----------
     Total stockholders' equity...................................   3,440,358      5,362,694
                                                                   -----------    -----------
     Total liabilities and stockholders' equity................... $14,566,522    $14,969,242
                                                                   ===========    ===========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                          COMBINED STATEMENT OF INCOME

                                                               YEAR ENDED DECEMBER 31
                                                      -----------------------------------------
                                                         1993           1994           1995
                                                      -----------    -----------    -----------
NET SALES..........................................   $22,263,167    $25,946,351    $29,350,842
COST OF SALES......................................    19,262,875     22,361,752     24,906,390
                                                      -----------    -----------    -----------
GROSS PROFIT.......................................     3,000,292      3,584,599      4,444,452
SELLING AND ADMINISTRATIVE EXPENSES................     1,813,659      2,005,680      1,861,804
                                                      -----------    -----------    -----------
OPERATING INCOME...................................     1,186,633      1,578,919      2,582,648
INTEREST EXPENSE...................................       649,327        637,943        660,312
                                                      -----------    -----------    -----------
NET INCOME.........................................   $   537,306    $   940,976    $ 1,922,336
                                                      ===========    ===========    ===========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                            ADDITIONAL                      TOTAL
                                                 COMMON      PAID-IN       RETAINED     STOCKHOLDERS'
                                                 STOCK       CAPITAL       EARNINGS        EQUITY
                                                --------    ----------    ----------    -------------
BALANCE -- January 1, 1993...................   $300,000     $ 400,000    $1,306,076     $ 2,006,076
Net income...................................         --            --       537,306         537,306
Cash dividends...............................         --            --       (44,000)        (44,000)
                                                --------      --------    ----------      ----------
BALANCE -- January 1, 1994...................    300,000       400,000     1,799,382       2,499,382
Net income...................................         --            --       940,976         940,976
                                                --------      --------    ----------      ----------
BALANCE -- January 1, 1995...................    300,000       400,000     2,740,358       3,440,358
Net income...................................         --            --     1,922,336       1,922,336
                                                --------      --------    ----------      ----------
BALANCE -- December 31, 1995.................   $300,000     $ 400,000    $4,662,694     $ 5,362,694
                                                ========      ========    ==========      ==========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        COMBINED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31
                                                      -----------------------------------------
                                                         1993           1994           1995
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.......................................   $   537,306    $   940,976    $ 1,922,336
  Adjustments to reconcile net income to net cash
     from operating activities:
     Depreciation and amortization.................     1,171,063      1,240,301      1,268,332
     Bad debt expense..............................        29,605            722         35,000
     Loss on disposal..............................            --             --          2,745
     Changes in assets and liabilities:
       Increase in accounts receivable.............      (462,253)      (423,471)      (251,354)
       (Increase) decrease in inventories..........      (203,839)       129,124       (335,379)
       (Increase) decrease in prepaid expenses.....       164,324        (99,471)      (114,382)
       (Increase) decrease in other assets.........           (49)        14,636             --
       Increase (decrease) in accounts payable.....      (178,801)       814,223       (196,765)
       Increase in accrued payroll and other
          accrued liabilities......................       101,631         24,063        185,822
                                                      -----------    -----------    -----------
          Net cash provided by operating
            activities.............................     1,158,987      2,641,103      2,516,355
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment.....         9,070             --          5,500
  Purchase of property and equipment...............      (361,618)    (1,000,115)    (1,359,803)
  Issuance of note receivable......................       (80,000)            --             --
  Collections on note receivable...................        32,751             --             --
                                                      -----------    -----------    -----------
          Net cash used in investing activities....      (399,797)    (1,000,115)    (1,354,303)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) on short-term debt --
     Net...........................................       480,266        (66,503)      (646,390)
  Principal payments on long-term debt.............    (1,813,840)    (1,499,636)    (1,439,664)
  Proceeds (repayments) from issuance of long-term
     debt..........................................            --        (37,658)       880,000
  Proceeds from issuance of notes to
     stockholders..................................       580,000             --             --
  Dividends paid...................................        (6,342)            --             --
                                                      -----------    -----------    -----------
          Net cash used in financing activities....      (759,916)    (1,603,797)    (1,206,054)
                                                      -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH....................          (726)        37,191        (44,002)
CASH -- Beginning of year..........................        17,286         16,560         53,751
                                                      -----------    -----------    -----------
CASH -- End of year................................   $    16,560    $    53,751    $     9,749
                                                      ===========    ===========    ===========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 1 NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The Companies operate plants in Georgia, Illinois and Ohio and are engaged in manufacturing plastic shipping containers. The Companies' customers are located throughout the United States and are engaged in the chemical, petroleum, paint and food industries.

     Principles of Combination -- The combined financial statements include the following companies that are related by common ownership:

       CPI Plastics, Inc.
       CP Illinois, Inc.
       CP Ohio, Inc.

     All material intercompany accounts and transactions have been eliminated in the accompanying combined financial statements.

     Inventories -- Inventories are stated at the lower of cost, determined by the last-in, first-out (LIFO) method, or market.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation is computed principally on the straight-line basis over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

     Intangible Assets -- Patents are being amortized on the straight-line basis over their remaining lives. Goodwill is being amortized on the straight-line basis over ten years. Organization costs are recorded at cost and are being amortized on the straight-line basis over five to ten years.

     Major Customers -- One major customer accounted for approximately 31, 32 and 36 percent of sales for the years ended December 31, 1993, 1994 and 1995, respectively. Accounts receivable from this customer was $724,013, $869,390 and $801,423 as of December 31, 1993, 1994 and 1995, respectively.

     Income Taxes -- The Companies have elected to be treated as S Corporations for income tax purposes. Under this election, the stockholders report the taxable income (or loss) and pay any income tax (or receive any tax benefit) personally.

     Pension Plans -- CPI Plastics, Inc. maintains a defined contribution plan for its union employees. Contributions in 1993 and 1994 were based on a percentage of employee compensation. Contributions for 1995 are based upon $.30 for each hour worked. Contributions were paid not less than annually based on the provisions set forth by each plan.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 NOTES RECEIVABLE -- STOCKHOLDERS

     Notes receivable -- stockholders represent unsecured demand loans to stockholders. The loans bear interest at 8 percent to 10 percent per annum. Interest income earned relating to these notes amounted to $73,200, $81,400 and $81,400 for the years ended December 31, 1993, 1994 and 1995, respectively.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 3 INVENTORIES

     Inventories at December 31 are comprised of the following:

                                                                  1994          1995
                                                               ----------    ----------
        Current cost:
          Raw materials:
             Resin..........................................   $1,061,857    $  869,723
             Other..........................................      435,117       655,448
          Finished goods....................................    1,152,154     1,325,979
                                                               ----------    ----------
               Total current cost...........................    2,649,128     2,851,150
        Excess of current cost over LIFO....................      607,370       474,013
                                                               ----------    ----------
               LIFO cost....................................   $2,041,758    $2,377,137
                                                               ==========    ==========

NOTE 4 PROPERTY AND EQUIPMENT

     Cost of property and equipment is summarized as follows:

                                                                1994           1995
                                                             -----------    -----------
        Land..............................................   $    90,000    $    90,000
        Land improvements.................................     1,479,085      1,475,442
        Building and improvements.........................     1,264,019      1,330,591
        Machinery and equipment...........................     7,886,027      8,299,224
        Molds.............................................     3,631,129      4,175,350
        Furniture and fixtures............................       156,030        180,800
                                                             -----------    -----------
             Total cost...................................    14,506,290     15,551,407
        Less accumulated depreciation.....................     5,869,156      7,111,729
                                                             -----------    -----------
             Net carrying amount..........................   $ 8,637,134    $ 8,439,678
                                                             ===========    ===========

     Depreciation expense totaled $1,090,093, $1,173,919 and $1,246,394 during the years ended December 31, 1993, 1994 and 1995, respectively.

     During 1994, the Companies identified an environmental problem on one of their real properties. In connection with remediation of the problem, the Companies have capitalized the estimated total corrective cost of approximately $1,415,000 as land improvements. Approximately $563,000 and $303,000 was paid in 1994 and 1995, respectively, and the remainder has been classified in the accompanying balance sheet based on the expected payment period.

NOTE 5 OTHER ASSETS

     Intangible assets included in other assets consist of the following:

                                                                1994           1995
                                                             -----------    -----------
        Patents...........................................    $ 400,000      $ 400,000
        Goodwill..........................................       80,000         80,000
        Organization costs................................      149,791        149,791
                                                               --------       --------
             Total cost...................................      629,791        629,791
        Less accumulated amortization.....................      582,665        604,603
                                                               --------       --------
             Net carrying amount..........................    $  47,126      $  25,188
                                                               ========       ========

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

     Total amortization expense charged to operations during the years ended December 31, 1993, 1994 and 1995 was $80,970, $66,382 and $21,938, respectively.

     Other assets also includes a deposit with an insurance carrier in the amount of $21,918 at December 31, 1994 and 1995.

NOTE 6 NOTES PAYABLE

     Notes payable consist of the following:

                                                                  1994          1995
                                                               ----------    ----------
        Line of credit with a bank with a ceiling of
          $4,000,000, requiring monthly payment of interest
          at one-half of 1% above the prime rate, (8.5
          percent at December 31, 1994 and 1995)
          collateralized by property and equipment, accounts
          receivable and inventories of the Companies (also
          see Note 7).......................................   $2,427,763    $1,781,373
                                                               ==========    ==========
        Unsecured demand notes payable to stockholders,
          bearing interest at rates ranging from 8% to 10%
          per annum.........................................   $1,560,000    $1,560,000
                                                               ==========    ==========

NOTE 7 LONG-TERM DEBT

                                                                  1994          1995
                                                               ----------    ----------
        Term loan payable to bank in monthly installments of
          $119,972 plus interest at 1% over the prime rate,
          (8.5 percent at December 31, 1994 and 1995)
          maturing January 1997, collateralized by
          substantially all assets of the Company. During
          1995, the note was amended and increased by
          $700,000..........................................   $2,930,672    $2,191,008
        Equipment note payable, bearing interest at 8.25%,
          payable in monthly installments of $4,415
          beginning February 1996, including interest,
          collateralized by specific items of equipment.....           --       180,000
                                                               ----------    ----------
               Total........................................    2,930,672     2,371,008
               Less current portion.........................    1,439,664     1,475,014
                                                               ----------    ----------
               Long-term portion............................   $1,491,008    $  895,994
                                                               ==========    ==========

     In connection with the line of credit and term loan, the Companies have agreed to, among other things, covenants that require maintenance of certain working capital and fixed charge ratios, prohibit payments for dividends or stock redemptions and place restrictions on repayment of subordinated stockholder notes.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

     Minimum principal payments on long-term debt to maturity as of December 31, 1995 are as follows:

                      1996................................   $1,475,014
                      1997................................      793,985
                      1998................................       46,295
                      1999................................       50,262
                      2000................................        5,452
                                                             ----------
                        Total.............................   $2,371,008
                                                             ==========

     Total interest expense incurred during the years ended December 31, 1993, 1994 and 1995 was $649,327, $637,943 and $660,312, respectively, including approximately $139,000, $124,000 and $152,400 to notes payable to stockholders in 1993, 1994 and 1995, respectively.

NOTE 8 STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following as of December 31, 1994 and 1995:

                                               CPI PLASTICS,    CP ILLINOIS,    CP OHIO,
                                                   INC.             INC.          INC.         TOTAL
                                               -------------    ------------    ---------    ----------
1994
Common stock -- $100 par value, 1,000 shares
  authorized and issued for each Company....    $    100,000      $  100,000    $ 100,000    $  300,000
Additional paid-in capital..................         400,000              --           --       400,000
Retained earnings
  (accumulated deficit).....................       3,579,440         130,296     (969,378)    2,740,358
                                                  ----------        --------    ---------    ----------
  Total stockholders' equity (deficit)......    $  4,079,440      $  230,296    $(869,378)   $3,440,358
                                                  ==========        ========    =========    ==========
1995
Common stock -- $100 par value, 1,000 shares
  authorized and issued for each Company....    $    100,000      $  100,000    $ 100,000    $  300,000
Additional paid-in capital..................         400,000              --           --       400,000
Retained earnings
  (accumulated deficit).....................       5,185,340         395,414     (918,060)    4,662,694
                                                  ----------        --------    ---------    ----------
  Total stockholders' equity (deficit)......    $  5,685,340      $  495,414    $(818,060)   $5,362,694
                                                  ==========        ========    =========    ==========

NOTE 9 LEASE COMMITMENTS

     CP Ohio, Inc. leases its facility from an affiliate. The lease is renegotiated quarterly and currently provides for quarterly payments of $16,200.

     Additionally, the Companies lease transportation equipment and machinery under agreements expiring from 1995 to 2000. The following is a schedule of future minimum rental payments under the lease agreements:

                      1996..................................   $121,304
                      1997..................................     20,709
                      1998..................................     13,323
                      1999..................................      8,489
                      2000..................................      4,953
                                                               --------
                        Total...............................   $168,778
                                                               ========

     Rent expense for 1993, 1994 and 1995 amounted to $227,983, $251,010 and $241,278, respectively, including $64,800 to affiliates in each year.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 10 MANAGEMENT SERVICE FEES

     The Companies purchased certain sales, marketing and administrative services from an affiliate through February 1994. Expenses of the Companies approximated $656,000 in 1993 and $86,000 in 1994 related to such services.

NOTE 11 EMPLOYEE BENEFIT PLANS

     The total expense for the Companies' defined contribution pension plans amounted to $125,605, $35,847 and $38,540 for the years ended December 31, 1993, 1994 and 1995, respectively.

     The Companies have a partially self-insured medical and dental plan for the benefit of substantially all employees. Under the plan, the Companies are liable for claims up to a maximum annual amount of $100,000 per employee and approximately $750,000 in the aggregate. Expenses incurred under the plan, including administrative charges, approximated $606,000, $631,000 and $592,000 in 1993, 1994 and 1995, respectively.

     During 1995, CPI Plastics, Inc. and CP Illinois, Inc. were partially uninsured for workers' compensation claims. The Companies have insurance coverage that limits the workers' compensation loss. Under the plan, the maximum loss is limited to $500,000 with a $2,500 deductible per occurrence.

     CP Ohio, Inc. maintains workers' compensation insurance with the State of Ohio.

     Total workers' compensation expense for 1993, 1994 and 1995 under the above plans amounted to approximately $500,000, $490,000 and $349,000, respectively.

NOTE 12 SUPPLEMENTAL INCOME INFORMATION

     As disclosed in the combined financial statements, the Companies use the last-in, first-out (LIFO) method of costing inventories. Following is summarized financial data showing what the results would have been if the first-in, first-out (FIFO) method had been used:

                                                  1993           1994           1995
                                               -----------    -----------    -----------
        Inventories at lower of cost, (first
          in, first-out) or market..........   $ 2,426,043    $ 2,649,128    $ 2,851,150
                                               ===========    ===========    ===========
        Net sales...........................   $22,263,167    $25,946,351    $29,350,842
        Cost of sales.......................    19,238,569     22,009,543     25,039,747
                                               -----------    -----------    -----------
        Gross profit........................   $ 3,024,598    $ 3,936,808    $ 4,311,095
                                               ===========    ===========    ===========
        Net income..........................   $   561,612    $ 1,293,185    $ 1,788,979
                                               ===========    ===========    ===========

NOTE 13 CASH FLOWS

     During 1993, a significant noncash financing activity consisted of the declaration of a cash dividend of $44,000, of which $37,658 was not paid.

     Cash paid for interest during the years ended December 31, 1993, 1994 and 1995 was $679,592, $628,360 and $661,312, respectively.

NOTE 14 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash, Trade Accounts Receivable and Payable, Accrued Receivables and Accrued Liabilities -- The fair value approximates the carrying amount because of the short maturity of these instruments.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

     Long-term Debt -- The carrying amount of the Companies' long-term debt, $2,371,008 at December 31, 1995, approximates the fair value and is estimated based on rates currently available to the Company; however, it may not be possible to settle the liability at the reported value.

     Notes Receivable from Stockholders -- The estimated fair value of these instruments, which approximates the carrying amount, has been determined by discounting the future cash flows using the interest rate at which the Companies would currently make similar loans to stockholders.

     Notes Payable to Bank and Stockholders -- The carrying amount of notes payable to bank and stockholders of $1,781,373 and $1,560,000, respectively, at December 31, 1995 approximates the fair value because of the short maturity of those instruments.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                         COMBINED INTERIM BALANCE SHEET

                                                                            JUNE 30
                                                                   --------------------------
                                                                      1995           1996
                                                                   -----------    -----------
                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................................... $   726,642    $    16,117
  Accounts receivable:
     Trade -- Less allowance for doubtful accounts of $50,000 in
      1995 and $35,000 in 1996....................................   3,295,943      3,595,724
  Notes receivable -- Stockholders (Note 2).......................     995,000        995,000
  Inventories (Note 3)............................................   1,816,072      1,986,793
  Prepaid expenses and other......................................     124,718        216,800
                                                                   -----------    -----------
     Total current assets.........................................   6,958,375      6,810,434
PROPERTY AND EQUIPMENT (Note 4)...................................   8,483,322      8,273,141
OTHER ASSETS (Note 5).............................................      57,280         72,363
                                                                   -----------    -----------
     Total assets................................................. $15,498,977    $15,155,938
                                                                   ===========    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable (Note 6):
     Bank......................................................... $ 3,513,000    $ 2,971,373
     Stockholders.................................................   1,560,000        995,000
  Current portion of long-term debt (Note 7)......................   1,439,664      1,512,097
  Accounts payable -- Trade.......................................   2,085,311      2,657,637
  Accrued payroll and related liabilities.........................     236,263        214,404
  Other accrued liabilities (Note 4)..............................     273,977        487,292
                                                                   -----------    -----------
     Total current liabilities....................................   9,108,215      8,837,803
LONG-TERM LIABILITIES
  Debt (Note 7)...................................................   1,471,176        123,769
  Other (Note 4)..................................................     638,409        412,422
STOCKHOLDERS' EQUITY
  Common stock, $100 par value, 1,000 shares authorized and issued
     for each Company.............................................     300,000        300,000
  Paid-in capital.................................................     400,000        400,000
  Retained earnings...............................................   3,581,177      5,081,944
                                                                   -----------    -----------
     Total stockholders' equity...................................   4,281,177      5,781,944
                                                                   -----------    -----------
     Total liabilities and stockholders' equity................... $15,498,977    $15,155,938
                                                                   ===========    ===========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                      COMBINED INTERIM STATEMENT OF INCOME

                                                                    SIX MONTHS ENDED JUNE 30
                                                                   --------------------------
                                                                      1995           1996
                                                                   -----------    -----------
NET SALES.......................................................   $15,853,099    $15,739,682
COST OF SALES...................................................    13,727,307     12,378,353
                                                                   -----------    -----------
GROSS PROFIT....................................................     2,125,792      3,361,329
SELLING AND ADMINISTRATIVE EXPENSES.............................       942,971      1,173,154
                                                                   -----------    -----------
OPERATING INCOME................................................     1,182,821      2,188,175
INTEREST EXPENSE................................................       342,002        266,259
                                                                   -----------    -----------
NET INCOME......................................................   $   840,819    $ 1,921,916
                                                                   ===========    ===========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

               COMBINED INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK       ADDITIONAL                       TOTAL
                                      ------------------     PAID-IN       RETAINED      STOCKHOLDERS'
                                      SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                                      ------    --------    ----------    -----------    -------------
BALANCE -- January 1, 1995.........   3,000     $300,000     $ 400,000    $ 2,740,358     $  3,440,358
Net income -- Six months ended June
  30, 1995.........................      --           --            --        840,819          840,819
                                      -----     --------      --------    -----------      -----------
BALANCE -- June 30, 1995...........   3,000     $300,000     $ 400,000    $ 3,581,177     $  4,281,177
                                      =====     ========      ========    ===========      ===========
BALANCE -- January 1, 1996.........   3,000     $300,000     $ 400,000    $ 4,662,694     $  5,362,694
Net income -- Six months ended June
  30, 1996.........................      --           --            --      1,921,916        1,921,916
Cash distributions.................      --           --            --     (1,502,666)      (1,502,666)
                                      -----     --------      --------    -----------      -----------
BALANCE -- June 30, 1996...........   3,000     $300,000     $ 400,000    $ 5,081,944     $  5,781,944
                                      =====     ========      ========    ===========      ===========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                    COMBINED INTERIM STATEMENT OF CASH FLOWS

                                                                       PERIOD ENDED JUNE 30
                                                                     -------------------------
                                                                        1995          1996
                                                                     ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................................................   $  840,819    $ 1,921,916
  Adjustments to reconcile net income to net cash from operating activities:
     Depreciation and amortization................................      628,106        680,551
     Bad debt expense.............................................        8,080         16,000
     Changes in assets and liabilities:
       Increase in accounts receivable............................     (656,086)      (747,433)
       Decrease in inventories....................................      225,686        390,344
       Decrease (increase) in prepaid expenses....................       (2,820)        19,481
       Increase in other assets...................................           --        (33,000)
       Increase (decrease) in accounts payable....................     (733,924)        35,167
       Decrease in accrued payroll and other accrued
        liabilities...............................................     (239,845)      (157,579)
                                                                     -----------    ----------
          Net cash provided by operating activities...............       70,016      2,125,447
CASH FLOWS FROM INVESTING ACTIVITIES -- Purchase of property and
  equipment.......................................................     (462,530)      (506,271)
CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings on short-term debt, net..............................    1,085,237      1,190,000
  Repayment on stockholders' debt.................................           --       (565,000)
  Principal payments on long-term debt............................     (719,832)      (915,142)
  Proceeds from issuance of long-term debt........................      700,000        180,000
  Dividends paid..................................................           --     (1,502,666)
                                                                     -----------    ----------
          Net cash (used in) provided by financing activities.....    1,065,405     (1,612,808)
                                                                     -----------    ----------
NET INCREASE IN CASH..............................................      672,891          6,368
CASH AND CASH EQUIVALENTS -- Beginning of period..................       53,751          9,749
                                                                     -----------    ----------
CASH AND CASH EQUIVALENTS -- End of period........................   $  726,642    $    16,117
                                                                     ===========    ==========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                 NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1996

NOTE 1 NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The Companies operate plants in Georgia, Illinois and Ohio and are engaged in manufacturing plastic shipping containers. The Companies' customers are located throughout the United States and are engaged in the chemical, petroleum, paint and food industries.

     Principles of Combination -- The combined financial statements include the following companies that are related by common ownership:

       CPI Plastics, Inc.
        CP Illinois, Inc.
        CP Ohio, Inc.

     All material intercompany accounts and transactions have been eliminated in the accompanying combined interim financial statements.

     Cash Equivalents -- The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Inventories -- Inventories are stated at the lower of cost, determined by the last-in, first-out (LIFO) method, or market.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation is computed principally on the straight-line basis over the estimated useful lives of the assets. Cost of maintenance and repairs are charged to expense when incurred.

     Intangible Assets -- Patents are being amortized on the straight-line basis over their remaining lives. Goodwill is being amortized on the straight-line basis over ten years. Organization costs are recorded at cost and are being amortized on the straight-line basis over five to ten years.

     Major Customers -- Three customers accounted for approximately 45 percent of sales for each of the six months ended June 30, 1995 and 1996. Accounts receivable from these customers approximated $1,200,000 as of June 30, 1995 and 1996.

     Income Taxes -- The Companies have elected to be treated as S Corporations for income tax purposes. Under this election, the stockholders report the taxable income (or loss) and pay any income tax (or receive any tax benefit) personally.

     Pension Plans -- CPI Plastics, Inc. maintains a defined contribution plan for its union employees. Contributions are based upon $.30 for each hour worked.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 NOTES RECEIVABLE -- STOCKHOLDERS

     Notes receivable -- stockholders represent unsecured demand loans to stockholders. The loans bear interest at 10 percent per annum.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 3 INVENTORIES

     Inventories are comprised of the following:

                                                                  1995          1996
                                                               ----------    ----------
        Current cost:
          Raw materials:
             Resin..........................................   $  826,531    $  655,934
             Other..........................................      545,822       657,767
          Finished goods....................................    1,152,099     1,175,195
                                                               ----------    ----------
               Total current cost...........................    2,524,452     2,488,896
        Excess of current cost over LIFO....................      708,380       502,103
                                                               ----------    ----------
               LIFO cost....................................   $1,816,072    $1,986,793
                                                               ==========    ==========

NOTE 4 PROPERTY AND EQUIPMENT

     Cost of property and equipment is summarized as follows:

                                                                1995           1996
                                                             -----------    -----------
        Land..............................................   $    90,000    $    90,000
        Land improvements.................................     1,465,599      1,507,522
        Building and improvements.........................     1,322,755      1,330,591
        Machinery and equipment...........................     8,011,380      8,402,205
        Molds.............................................     3,917,570      4,546,560
        Furniture and fixtures............................       161,516        180,800
                                                             -----------    -----------
             Total cost...................................    14,968,820     16,057,678
        Less accumulated depreciation.....................    (6,485,498)    (7,784,537)
                                                             -----------    -----------
             Net carrying amount..........................   $ 8,483,322    $ 8,273,141
                                                             ===========    ===========

     Depreciation expense totaled $616,342 for the six-month period ended June 30, 1995 and $672,808 for the six-month period ended June 30, 1996.

     During 1994, the Companies identified an environmental problem on one of their real properties. In connection with remediation of the problem, the Companies have capitalized the estimated total corrective cost of approximately $1,448,000 as land improvements. Approximately $158,000 and $82,000 was paid during the six-month periods ended June 30, 1995 and 1996, respectively, and the remainder has been classified in the accompanying balance sheet based on the expected payment period.

NOTE 5 OTHER ASSETS

     Intangible assets included in other assets consist of the following:

                                                                1996           1995
                                                             -----------    -----------
        Patents...........................................    $ 400,000      $ 400,000
        Goodwill..........................................       80,000         80,000
        Organization costs................................      149,791        149,791
                                                              ---------      ---------
             Total cost...................................      629,791        629,791
        Less accumulated amortization.....................     (594,429)      (612,346)
                                                              ---------      ---------
             Net carrying amount..........................    $  35,362      $  17,445
                                                              =========      =========

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

     Total amortization expense charged to operations during the six-month periods ended June 30, 1995 and 1996 was $11,764 and $7,743, respectively.

     Other assets also include deposits with insurance carriers in the amount of $21,918 and $54,918 at June 30, 1995 and 1996, respectively.

NOTE 6 NOTES PAYABLE

     Notes payable consist of the following:

                                                                  1995          1996
                                                               ----------    ----------
        Line of credit with a bank with a ceiling of
          $4,000,000, requiring monthly payment of interest
          at .50% above the prime rate, (9% and 7% at June
          30, 1995 and 1996, respectively) collateralized by
          property and equipment, accounts receivable and
          inventories of the Companies (also see Note 7)....   $3,513,000    $2,971,373
                                                               ==========    ==========
        Unsecured demand notes payable to stockholders,
          bearing interest at rates ranging from 8% to 10%
          per annum.........................................   $1,560,000    $  995,000
                                                               ==========    ==========

NOTE 7 LONG-TERM DEBT

                                                                  1995          1996
                                                               ----------    ----------
        Term loan payable to bank in monthly installments of
          $119,972 plus interest at 1% over the prime rate,
          (9% and 7% at June 30, 1995 and 1996,
          respectively) maturing January 1997,
          collateralized by substantially all assets of the
          Company. During the six-month period ended June
          30, 1995, the note was amended and increased by
          $700,000..........................................   $2,910,840    $1,471,176
        Equipment note payable, bearing interest at 8.25%,
          payable in monthly installments of $4,415
          beginning February 1996, including interest,
          collateralized by specific items of equipment.....           --       164,690
                                                               ----------    ----------
               Total........................................    2,910,840     1,635,866
               Less current portion.........................    1,439,664     1,512,097
                                                               ----------    ----------
               Long-term portion............................   $1,471,176    $  123,769
                                                               ==========    ==========

     In connection with the line of credit and term loan, the Companies have agreed to, among other things, covenants requiring maintenance of certain working capital and fixed charge ratios, prohibit payments for dividends or stock redemptions and place restrictions on repayment of subordinated stockholder notes.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

     Minimum principal payments on the long-term debt to maturity as of June 30, 1996 are as follows:

                               YEAR ENDING JUNE 30            AMOUNT
                      ------------------------------------- ----------
                         1997.............................. $1,512,097
                         1998..............................     44,432
                         1999..............................     48,056
                         2000..............................     31,281
                                                            ----------
                             Total......................... $1,635,866
                                                            ==========

     Total interest expense incurred during the six-month periods ended June 30, 1995 and 1996 was $342,002 and $266,259, respectively, including approximately $36,000 to related parties for both six-month periods ended June 30, 1995 and 1996.

NOTE 8 LEASE COMMITMENTS

     CP Ohio, Inc. leases its facility from an affiliate. The lease is renegotiated quarterly and currently provides for quarterly payments of $16,200.

     Additionally, the Companies lease transportation and phone equipment and machinery under agreements expiring from 1996 to 2005. The following is a schedule of future minimum rental payments under the lease agreements:

                         1997..............................  $ 56,445
                         1998..............................    23,001
                         1999..............................    11,836
                         2000..............................     8,688
                         2001 and after....................    45,609
                                                             --------
                             Total.........................  $145,579
                                                             ========

     Rent expense for the six-month periods ended June 30, 1995 and 1996 amounted to $128,602 and $84,687, respectively, including $32,400 to affiliates in both 1995 and 1996.

NOTE 9 EMPLOYEE BENEFIT PLANS

     The total expense for the Companies' defined contribution pension plans amounted to $20,130 for the six-month period ended June 30, 1995 and $19,476 for the six-month period ended June 30, 1996.

     The Companies have a partially self-insured medical and dental plan for the benefit of substantially all employees. Under the plan, the Companies are liable for claims up to a maximum annual amount of $100,000 per employee and approximately $750,000 in the aggregate. Expenses incurred under the plan, including administrative charges, approximated $341,915 in 1995 and $368,195 in 1996.

NOTE 10 WORKERS' COMPENSATION

     Through April 1996, CPI Plastics, Inc. and CP Illinois, Inc. were partially uninsured for workers' compensation claims. The Companies have insurance coverage that limits the workers' compensation loss. Under the plan, the maximum loss is limited to $500,000 with a $2,500 deductible per occurrence.

     CP Ohio, Inc. maintains workers' compensation insurance with the State of Ohio.

     Total workers' compensation expense for the six-month periods ended June 30, 1995 and 1996 under the above plans amounted to approximately $178,000 and $116,000, respectively.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 11 SUPPLEMENTAL INCOME INFORMATION

     As disclosed in the combined interim financial statements, the Companies use the last-in, first-out (LIFO) method of costing inventories. Following is summarized financial data showing what the results would have been if the first-in, first-out (FIFO) method had been used:

                                                                1995           1996
                                                             -----------    -----------
        Inventories at lower of cost (first-in, first-out)
          or market.......................................   $ 2,524,452    $ 2,488,896
                                                             ===========    ===========
        Net sales.........................................   $15,853,099    $15,739,682
        Cost of sales.....................................    13,626,297     12,350,263
                                                             -----------    -----------
        Gross profit......................................   $ 2,226,802    $ 3,389,419
                                                             ===========    ===========
        Net income........................................   $   941,829    $ 1,950,006
                                                             ===========    ===========
        Total stockholders' equity........................   $ 4,989,557    $ 6,284,047
                                                             ===========    ===========

NOTE 12 CASH FLOWS

     Cash paid for interest during the six-month periods ended June 30, 1995 and 1996 was $342,241 and $271,593, respectively.

NOTE 13 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash, Trade Accounts Receivable and Payable, Accrued Receivables and Accrued Liabilities -- The carrying amount approximates fair value because of the short maturity of those instruments.

     Long-term Debt -- The fair value of the Companies' long-term debt, $1,635,866 at June 30, 1996, approximates its carrying amount and is estimated based on rates currently available to the Companies.

     Notes Receivable From Stockholders -- The estimated fair value of these instruments has been determined by discounting the future cash flows using the interest rate at which the Companies would currently make similar loans to stockholders.

     Notes Payable to Bank and Stockholders -- The carrying amount of notes payable to bank and stockholders of $2,971,373 and $995,000, respectively, at June 30, 1996 approximates fair value because of the short maturity of those instruments.

NOTE 14 SUBSEQUENT EVENT

     On July 29, 1996, the Companies' common stock was acquired by United States Can Company. A portion of the proceeds was used by the stockholders as a capital contribution to pay, in full, the line of credit and term loans payable to bank as described in Notes 6 and 7. Additionally, during July 1996, in conjunction with the transaction, all real property and improvements were sold to a related entity and the notes receivable distributed resulting in a net decrease to retained earnings of approximately $2,070,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  CROWN CORK & SEAL COMPANY, INC.

     We have audited the accompanying combined statements of financial position of the Aerosols Divestiture Package (the "DP"), (a combination of several operations of Crown Cork & Seal Company, Inc. and CarnaudMetalbox, collectively the "Company"), at December 31, 1995 and 1994, and the combined statements of operations of the DP for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     The accompanying combined financial statements were prepared in accordance with International Accounting Standards and on the basis of accounting described in Note A and are not intended to be a complete presentation of the DP's financial position or cash flows.


     In our opinion, based on our audits, the combined financial statements present fairly, in all material respects, the financial position of the DP at December 31, 1995 and 1994 and the results of its operations for the three years ended December 31, 1995, 1994 and 1993 in conformity with International Accounting Standards.

Paris, March 1, 1996

Befec-Price Waterhouse

Jean-Pierre Caroff

                          AEROSOLS DIVESTITURE PACKAGE

             COMBINED STATEMENTS OF FINANCIAL POSITION (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)

                                                                             DECEMBER 31
                                                                         --------------------
                                                                          1994         1995
                                                                         -------      -------
ASSETS
Current assets
  Accounts receivable -- trade......................................     $21,668      $25,904
  Accounts receivable -- related parties............................       1,216        1,395
  Inventories.......................................................      19,294       22,255
  Prepaid expenses and other current assets.........................       2,407        1,900
                                                                         -------      -------
          Total current assets......................................      44,585       51,454
                                                                         -------      -------
  Property, plant and equipment, net................................      40,957       45,804
  Other non-current assets..........................................         269          259
                                                                         -------      -------
          Total.....................................................     $85,811      $97,517
                                                                         =======      =======
LIABILITIES & OWNER'S NET INVESTMENT
Current liabilities
  Short-term debt...................................................     $ 4,424      $ 2,948
  Accounts payable -- trade.........................................      16,071       15,048
  Accounts payable -- related parties...............................       2,697        4,728
  Accrued liabilities...............................................       6,377        4,288
                                                                         -------      -------
          Total current liabilities.................................      29,569       27,012
                                                                         -------      -------
  Long-term debt....................................................       8,159        7,897
  Other non-current liabilities.....................................       2,976        3,509
  Owner's net investment............................................      45,107       59,099
                                                                         -------      -------
          Total.....................................................     $85,811      $97,517
                                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                          AEROSOLS DIVESTITURE PACKAGE

                 COMBINED STATEMENTS OF OPERATIONS (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31
                                                          ---------------------------------------
                                                            1993           1994           1995
                                                          ---------      ---------      ---------
Sales
  Trade..............................................     $  88,884      $  95,501      $ 109,471
  Group..............................................         4,807          7,666          9,635
                                                          ---------      ---------      ---------
                                                          $  93,691      $ 103,167      $ 119,106
                                                          =========      =========      =========
Costs and expenses
  Cost of products sold (excluding depreciation and
     amortization)...................................        81,380         86,150         99,156
  Depreciation and amortization......................         4,730          5,074          6,137
  Selling and administrative expenses................         5,208          4,610          5,700
  Other (income)/expense -- net......................           (50)          (274)            29
  Management fees -- Group...........................         1,295          1,734          1,900
  Provision for restructuring........................         1,000          1,877             20
  Interest expense...................................         2,035          1,541          1,445
                                                          ---------      ---------      ---------
                                                             95,598        100,712        114,387
                                                          ---------      ---------      ---------
Income/(loss) before taxes...........................        (1,907)         2,455          4,719
Provision for income taxes...........................           614          1,312          1,915
                                                          ---------      ---------      ---------
Net income/(loss)....................................     $  (2,521)     $   1,143      $   2,804
                                                          =========      =========      =========

   The accompanying notes are an integral part of these financial statements.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

A.  BASIS OF PRESENTATION

     In January 1996 Crown Cork & Seal Company, Inc. ("Crown") offered to purchase all outstanding shares of CarnaudMetalbox SA for either cash or Crown shares. The transaction was initiated by an announcement on May 22, 1995 that Crown and Compagnie Generale d'Industrie et de Participations ("CGIP"), the principal shareholder of CarnaudMetalbox, had signed an agreement under which CGIP irrevocably committed (subject to certain conditions which were subsequently met) to sell its shares to Crown. The proposed transaction was reviewed by the European Commission and approved by the Commission on November 15, 1995. The offer closed on February 1, 1996 resulting in 98.7% of outstanding shares being tendered. The European Commission's approval was conditional on the divestiture of five aerosol businesses within the aerosols' operations, hereafter referred to as the Divestiture Package ("DP"). The group of companies constituting Crown and CarnaudMetalbox, excluding operations comprising the DP, is hereafter referred to as the "Group".

     The DP includes the following aerosol can making operations:

                     COUNTRY                                        LOCATION
    ------------------------------------------     ------------------------------------------
    France....................................     Laon
    Germany...................................     Schwedt
    Italy.....................................     Voghera
    Spain.....................................     Reus
    United Kingdom ("UK").....................     Southall/Tredegar

     The accompanying Combined (combined is used instead of consolidated due to the two different parent companies) Financial Statements have been prepared in connection with the sale of the DP and are in accordance with international accounting principles issued by the International Accounting Standards Committee. These principles, as applied to the Combined Financial Statements, do not differ materially from accounting principles generally accepted in the United States of America with the exception of certain disclosure requirements. Further these financial statements are not intended to be a complete presentation of the DP's financial position or cash flows.

     Throughout the period covered by the Combined Financial Statements, the DP's UK and Italian operations were conducted and accounted for as product lines of subsidiaries of Crown and as such were not legal entities. The DP's French, German and Spanish operations were operating subsidiaries of CarnaudMetalbox.

     Accordingly, financial statements were not previously prepared for the DP. These Combined Financial Statements have been derived from the historical accounting records of Crown and CarnaudMetalbox subsidiaries, and present the financial position and results of operations as if the DP was a separate operating entity. The Combined Financial Statements have been prepared as if the operations of the DP in each country had been conducted exclusively within a wholly-owned subsidiary in that country. In that context, there is no direct ownership among the various units comprising the DP. Accordingly, Crown's net investment in the DP (Owner's Net Investment) is shown in lieu of Stockholders' Equity in the Combined Financial Statements.

     Under Crown and CarnaudMetalbox's cash management systems, cash requirements and cash generated were generally centralized under cash pooling agreements. In addition, Crown operations' systems were not designed to track liabilities and payments or receivables and receipts on a

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     business specific basis. Given these constraints, statements of cash flows are not presented. Intercompany loans and debt in connection with the Group, net of cash, are included in Owner's Net Investment.

     Two Group manufacturing operations share sites with operations of the DP. Assets and liabilities which relate to non-DP operations, specifically at Southall and Voghera, are not included in the Combined Statement of Financial Position while assets not owned by two of the DP operations, specifically Reus and Laon, but included in the assets to be sold, have been reflected in the combined financial statements.

     The building in Laon (France) is leased by a CarnaudMetalbox group company under a finance-type lease. This finance lease has been recognized in the Combined Financial Statements as an asset and a liability in accordance with International Accounting Standards.

     The building in Reus (Spain) is currently owned by a CarnaudMetalbox group company and is intended to be sold to the DP. This building has been accounted for in the Combined Financial Statements at historical cost.

     The depreciation and interest expenses in respect of the buildings in Laon and Reus are included in these Combined Financial Statements.

     The Combined Statements of Operations include revenues and costs directly attributable to the DP including a) facility costs, b) interest on third party debt and c) management charges. Excluded from the Statements of Operations are intercompany interest charges (all intercompany debt has been reflected as Owners's Net Investment).

     All the allocations and estimates in the Combined Financial Statements are based on assumptions that Group management believes are reasonable under the circumstances. These allocations and estimates are not, however, necessarily indicative of the costs that would have resulted if the DP had been operated as a separate entity.

     Transactions between the DP and Group entities have been identified in the Combined Financial Statements among related parties.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     BASIS OF COMBINATION

     The Combined Financial Statements include the accounts of the various businesses comprising the DP. All material transactions and accounts between DP operations have been eliminated in combination.

     USE OF ESTIMATES AND ASSUMPTIONS

     The Combined Financial Statements have been prepared on the basis of presentation disclosed in Note A. They reflect management estimates and assumptions. Actual results could differ from these estimates, impacting reported results of operations and financial position.

     CASH

     The DP participates in Group cash pooling systems and, as such, its cash funding requirements are met by and cash generated is transferred to the Group. All cash balances are offset against Owner's Net Investment in the Combined Statements of Financial Position.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     INVENTORIES

     Inventories are stated principally at the lower of cost or estimated net realizable value. Cost is determined on a first in, first out basis. The cost of work in progress and finished goods comprises material, labor and attributable manufacturing overheads.

     PROPERTY, PLANT AND EQUIPMENT (PP&E)

     PP&E is shown at historical cost. Depreciation is provided, except on freehold land, on a straight-line basis over the estimated useful lives of the assets, as follows (in years):

                 Buildings and improvements....................      10 to 40 years
                 Plant and machinery...........................       5 to 12 years
                 Other assets..................................       5 to 10 years

     PENSIONS AND RETIREMENT BENEFITS

     French legislation requires the company to provide for employees' lump sum termination benefits depending upon the length of employee service in its consolidated financial statements. The employer is required to meet the full cost of retirement benefits, and provision is made in the DP Combined Statements of Financial Position under other non-current liabilities in respect of those liabilities. Regular actuarial valuations are carried out in order to determine the Group's obligation in respect of those retirement benefits. Retirement benefit obligations are valued using the accumulated benefit valuation method. The accumulated benefit obligation at December 31, 1994 and 1995, is the present value of benefits (whether vested or non vested) based on employee service and compensation prior to December 31, 1994 and 1995 respectively.

     The employees of the DP's UK operations participate in a Crown sponsored pension plan. The plan is currently funded. The benefits under the plan are based primarily on years of service and the employees remuneration. Pension expense allocated to the Combined Financial Statements, of $188, $364 and $325 for the years ended December 31, 1993, 1994 and 1995, respectively was determined under statutory accounting principles which are not considered materially different from International Accounting Principles.

     In other countries amounts are set aside in accordance with local legislation to provide fully for termination and retirement benefit obligations relating to employees.

     FOREIGN CURRENCY TRANSLATION

     The US dollar has been used as the reporting currency of the DP's combined financial statements. Foreign currency asset and liability amounts are translated into U.S. dollars at end-of-period exchange rates. Income and expenses are translated at average rates in effect during each year.


     Translation adjustments for the entities comprising the DP are accumulated in a separate component of Owners' Net Investment which amounted to $3,078 and $4,869 at December 31, 1994 and December 31, 1995, respectively. Transaction gains and losses included in determining the results for the periods presented are not material.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

    The following rates (1 $ =) have been used:
    -- to translate assets and liabilities at

                                                                             DECEMBER 31,
                                                                           -----------------
                                                                            1994      1995
                                                                           -------   -------
    French Franc.........................................................     5.35      4.90
    UK Pound.............................................................    0.641     0.645
    German DM............................................................    1.551     1.433
    Spanish Pesetas......................................................   131.77    121.28
    Italian Lira (100)...................................................  16.2622   15.8583

     -- to translate income and expenses for the year ended

                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                   1993      1994      1995
                                                                  -------   -------   -------
    French Franc................................................     5.66      5.55      4.99
    UK Pound....................................................    0.666     0.653     0.633
    German DM...................................................    1.655     1.623     1.434
    Spanish Pesetas.............................................   126.62    134.05    124.75
    Italian Lira (100)..........................................  15.7227   16.3238   16.0965

     REVENUE RECOGNITION

     Sales and related cost of goods sold are included in income when goods are shipped to the customer.

     RESEARCH AND DEVELOPMENT EXPENSES

     Expenditures for research and development at the operations level are charged to operations as incurred and are included in selling and administrative expenses. Research and development costs incurred at CarnaudMetalbox group level are charged to subsidiaries through management fees (0.2% of revenues).

     INCOME TAXES

     The taxable income of the various operations comprising the DP is included in the consolidated tax returns of the Group company of which it is a part. As such, separate income tax returns are not prepared or filed by the DP. Income tax expense has been measured as if each member of the DP were a separate taxpayer using the local statutory rate for each period presented. Income taxes currently payable are deemed remitted by the DP to the Group in the period in which the liability arose. No tax benefit has been recorded for any member of the DP whose operations resulted in a loss during any year in the period covered. No deferred taxes have been recorded in the Combined Financial Statements.

C.  RELATED PARTY TRANSACTIONS

     The Combined Financial Statements include transactions with other Group organizations involving sales of goods, purchase of materials and components and functions and services (such as cash management, tax administration, legal, research and development and data processing) that were provided to the DP.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     MANAGEMENT FEES

     The costs of some group functions and services have been charged and/or allocated to the DP. Such intercompany charges and allocations are not necessarily indicative of the costs that would be incurred directly if the DP had been operated as a separate entity.

     SALES AND PURCHASES

     Sales by the DP to other operations of the Group were approximately $4,807, $7,666 and $9,635 for the years ended December 31, 1993, December 31, 1994 and December 31, 1995 respectively.

     Purchases by the DP from other operations of the Group, were approximately $18,640, $20,180, and $28,286 for the years ended December 31, 1993,
     December 31, 1994 and December 31, 1995 respectively and approximate fair market value. Such purchases relate mainly to the purchase of metal by the UK DP operations from the Group which amounted to approximately $13,285, $13,560 and $17,579 in 1993, 1994 and 1995 respectively. Although sourced locally, these transactions reflect the centralised purchasing and billing arrangements within Crown.

     BORROWINGS

     As stated in Note A, intercompany borrowings are included in Owner's Net Investment. No interest expense related to intercompany borrowings is reflected in the Combined Financial Statements.

D.  RECEIVABLES

     Accounts receivable are presented in the Combined Statements of Financial Position net of allowances of $1,086 and $1,080 at December 31, 1994 and December 31, 1995, respectively.

E.  INVENTORIES

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
    Raw materials and consumables....................................    $  6,173     $  7,259
    Work in progress.................................................       6,523        8,599
    Finished goods...................................................       4,638        4,486
    Spare parts and supplies.........................................       1,960        1,911
                                                                         --------     --------
                                                                         $ 19,294     $ 22,255
                                                                         ========     ========

F.  PROPERTY, PLANT AND EQUIPMENT

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
    Land & Buildings.................................................    $ 11,727     $ 12,885
    Plant & Machinery................................................      54,829       64,075
    Other tangible assets............................................       1,829        2,151
    Construction in progress.........................................       4,524        5,765
                                                                         --------     --------
                                                                           72,909       84,876
    Less: Accumulated depreciation and amortization..................     (31,952)     (39,072)
                                                                         --------     --------
                                                                         $ 40,957     $ 45,804
                                                                         ========     ========

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     As stated in Note A, the historical cost of two buildings (including land) to be comprised in the divestiture, specifically in France and in Spain, is included above. Depreciation expense has been adjusted to reflect the capitalization of these two buildings. Gross book value for the buildings in France and Spain amount to $7,298 and $1,015, respectively for the year ended December 31, 1994 and $7,968 and $1,202, respectively, for the year ended December 31, 1995. Accumulated depreciation for the buildings in France and Spain amount to $730 and $85, respectively, for the year ended December 31, 1994 and $1,062 and $122, respectively, for the year ended December 31, 1995.

     Coating and printing lines used by the Italian aerosol operations are shared with other product lines and are owned by a Crown subsidiary not part of the DP. However, Crown has committed to provide, subject to the requirements of a prospective buyer, coating and printing facilities similar to the existing lines. Therefore, the annual depreciation charge of the coating and printing lines has been maintained in the Combined Statements of Operations for the years ended December 31, 1993, 1994 and 1995 for $64, $70 and $84 respectively.

G.  CAPITAL LEASE

     The building in Laon, dedicated to operating activities, was financed in 1993 under a 15 year lease contract (see Note A and F),

     Minimum commitments are $1,097 per annum and can be detailed as follows:

                                                                            INTEREST      CAPITAL
                                                                            --------      -------
    1996................................................................     $   757      $   340
    1997................................................................         717          380
    1998................................................................         673          424
    1999................................................................         624          473
    2000................................................................         569          528
    Over five years.....................................................       1,840        4,914

H.  ACCRUED LIABILITIES

                                                                              DECEMBER 31,
                                                                             ---------------
                                                                              1994     1995
                                                                             ------   ------
    Accrued employee related charges.......................................  $3,938   $3,517
    Other..................................................................   2,439      771
                                                                             ------   ------
                                                                             $6,377   $4,288
                                                                             ======   ======

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

I.   SHORT TERM AND LONG TERM DEBT

                                                                              DECEMBER 31,
                                                                             ---------------
                                                                              1994     1995
                                                                             ------   ------
    Short term debt
      Overdraft............................................................  $1,245   $  153
      Bank loans (fixed rate 6.25% -- 11.75%)..............................     577      627
      Discounted Notes.....................................................   2,309    1,809
      Capital lease and other..............................................     293      359
                                                                             ------   ------
    Total short term debt..................................................  $4,424   $2,948
                                                                             ======   ======
    Long term debt
      Bank loans -- due 1996...............................................  $  335   $   --
      6.25% bank loan -- due 2001..........................................   1,353    1,178
      Capital lease (see notes A and F)....................................   6,471    6,719
                                                                             ------   ------
    Total long term debt...................................................  $8,159   $7,897
                                                                             ======   ======

J.  OTHER NON-CURRENT LIABILITIES

                                                                              DECEMBER 31,
                                                                              1994     1995
                                                                             ------   ------
    Pensions...............................................................  $1,208   $1,474
    Grants.................................................................     966    1,195
    Other..................................................................     802      840
                                                                             ------   ------
                                                                             $2,976   $3,509
                                                                             ======   ======

K.  PROVISION FOR RESTRUCTURING

     As part of the Group's continuing program of reorganisation and rationalization, certain members of the DP incurred costs principally in connection with labor force reductions. In 1993 the French and Spanish operations were restructured. In 1994 the French operation again incurred significant restructuring costs and additionally a charge was incurred by the UK.

L.  OTHER INCOME/EXPENSE

     Other income/expense mainly represents the gain/loss on disposal of assets and other miscellaneous income/expense.

M.  COMMITMENTS AND CONTINGENCIES

     Aerosol products have historically been subject to certain criticism on environmental grounds. The future development of unfavorable legislation or regulations may have a negative effect on the aerosols markets, and accordingly could potentially adversely affect the DP operations.

     To comply with local environmental regulations the UK operations will be required to upgrade its production equipment, in particular involving the installation of incinerators in the lithographic department, by 1997.

     The German operations received local government grants from 1990 to 1995 corresponding to around 23% of capital expenditures in return for employing a specified number of workers. The operation has not fully met its obligations in this respect, specifically, it has employed fifty five

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     instead of sixty workers as stipulated by the local government at the end of 1995. The operation may therefore be required to reimburse part of these grants, estimated by management not to exceed the pro-rata terms of non-compliance with the conditions of these grants.

     The German operations are committed to pay termination indemnities to a sale agent of approximately $400 in the event of termination of its contract.


     The French DP operations are subject to the two following claims. This entity was sued in the United States by an individual consumer, who alleges she suffered burns while using aerosol hairspray. The complaint includes counts for breach of warranty of merchantability, unsuitability for use and lack of appropriate warnings. This entity is also subject to a claim by Matrix Essentials Inc. for defective aerosol cans caused by flaking side strips on cans supplied to it.


     The DP's basic raw material is tinplate which is purchased from multiple sources. The DP is subject to material fluctuations in the cost of raw materials and adjusts its selling prices to reflect these movements. There can be no assurance, however, that the DP will be able to recover fully any increase in raw material costs from its customers.


     The DP is subject to various other claims and litigations and administrative proceedings. While the impact on future financial results, of these other claims and proceedings as well as those described above, is not subject to reasonable estimation because considerable uncertainty exists, management is of the opinion that their outcome will not have a material effect on the DP's financial position or results of operations.


N.  SUBSEQUENT EVENTS -- UNAUDITED

     On September 11, 1996, the operations comprising the DP were sold to U.S. Can Corporation by means of the sale and purchase of the entire issued share capital of the former CarnaudMetalbox French. German and Spanish DP entities and of the Crown UK and Italian DP businesses and related undertakings. The consideration for the transaction amounts to $58.6 million subject to adjustments based on working capital and net financial indebtedness as defined in the sale agreement.

                          AEROSOLS DIVESTITURE PACKAGE

         COMBINED INTERIM STATEMENT OF FINANCIAL POSITION (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                    JUNE 30,
                                                                                      1996
                                                                                   ----------
ASSETS
Current assets
  Accounts receivable -- trade................................................      $  29,635
  Accounts receivable -- related parties......................................          1,947
  Inventories.................................................................         19,660
  Prepaid expenses and other current assets...................................            945
                                                                                   ----------
     Total current assets.....................................................         52,187
                                                                                   ----------
  Property, plant and equipment, net..........................................         43,462
  Other non-current assets....................................................            224
                                                                                   ----------
     Total....................................................................      $  95,873
                                                                                    =========
LIABILITIES & OWNER'S NET INVESTMENT
Current liabilities
  Short-term debt.............................................................      $   2,663
  Accounts payable -- trade...................................................         14,985
  Accounts payable -- related parties.........................................          4,434
  Accrued liabilities.........................................................          4,983
                                                                                   ----------
     Total current liabilities................................................         27,065
                                                                                   ----------
  Long-term debt..............................................................          6,214
  Other non-current liabilities...............................................          3,404
  Owner's net investment......................................................         59,190
                                                                                   ----------
     Total....................................................................      $  95,873
                                                                                    =========

   The accompanying notes are an integral part of this financial information.

                          AEROSOLS DIVESTITURE PACKAGE

             COMBINED INTERIM STATEMENTS OF OPERATIONS (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                         SIX MONTHS ENDED JUNE
                                                                                  30,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Sales
  Trade..............................................................    $ 57,529     $ 59,868
  Group..............................................................       4,410        3,145
                                                                         --------     --------
                                                                           61,939       63,013
Costs and expenses
  Cost of products sold (excluding depreciation and amortization)....      51,456       51,868
  Depreciation and amortization......................................       3,037        2,891
  Selling and administrative expenses................................       2,736        2,903
  Other (income)/expense -- net......................................          50           (8)
  Management fees -- Group...........................................         997          952
  Provision for restructuring........................................          21           62
  Interest expense...................................................         777          561
                                                                         --------     --------
                                                                           59,074       59,229
Income before taxes..................................................       2,865        3,784
Provision for income taxes...........................................       1,124        1,511
                                                                         --------     --------
Net income...........................................................    $  1,741     $  2,273
                                                                         ========     ========

   The accompanying notes are an integral part of this financial information.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

A.  BASIS OF PRESENTATION

     In January 1996 Crown Cork & Seal Company, Inc. ("Crown") offered to purchase all outstanding shares of CarnaudMetalbox, for either cash or Crown shares. The transaction was initiated by an announcement on May 22, 1995 that Crown and Compagnie Generale d'Industrie et de Participations ("CGIP"), the principal shareholder of CarnaudMetalbox, had signed an agreement under which CGIP irrevocably committed (subject to certain conditions which were subsequently met) to sell its shares to Crown. The proposed transaction was reviewed by the European Commission and approved by the Commission on November 15, 1995. The offer closed on February 1, 1996 resulting in 98.7% of outstanding shares being tendered. The European Commission's approval was conditional on the divestiture of five aerosol businesses within the aerosols' operations, hereafter referred to as the Divestiture Package ("DP"). The group of companies constituting Crown and CarnaudMetalbox, excluding operations comprising the DP, is hereafter referred to as the "Group".

     The DP includes the following aerosol can making operations:

                                   Country                            Location
                 -------------------------------------------     ------------------
                 France.....................................     Laon
                 Germany....................................     Schwedt
                 Italy......................................     Voghera
                 Spain......................................     Reus
                 United Kingdom ("UK")......................     Southall/Tredegar

     The accompanying unaudited Combined Interim Financial Information has been prepared in connection with the sale of the DP. In the opinion of management it contains all material adjustments necessary to present the interim financial position of the DP as of June 30, 1996 and the interim results of its operations for the periods ended June 30, 1995 and June 30, 1996, respectively. These results have been determined on the basis of international accounting principles and practices applied consistently and are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. These principles, as applied to the unaudited Combined Interim Financial Information do not differ materially from accounting principles generally accepted in the United States of America. This unaudited Combined Interim Financial Information is not intended to be a complete presentation of the DP's financial position or cash flows.

     Throughout the period covered by the Combined Interim Financial Information, the DP's UK and Italian operations were conducted and accounted for as product lines of subsidiaries of Crown and as such were not legal entities. The DP's French, German and Spanish operations were operating subsidiaries of CarnaudMetalbox.

     Accordingly, financial statements were not previously prepared for the DP. This Combined Interim Financial Information has been derived from the historical accounting records of Crown and CarnaudMetalbox subsidiaries, and presents the interim financial position and results of operations as if the DP was a separate operating entity. The Combined Interim Financial Information has been prepared as if the operations of the DP in each country had been conducted exclusively within a wholly-owned subsidiary in that country. In that context, there is no direct ownership among the

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     various units comprising the DP. Accordingly, Crown's net investment in the DP (Owner's Net Investment) is shown in lieu of Stockholders' Equity in the Combined Interim Financial Information.

     Under Crown and CarnaudMetalbox's cash management systems, cash requirements and cash generated were generally centralized under cash pooling agreements. In addition, Crown operations' systems were not designed to track liabilities and payments or receivables and receipts on a business specific basis. Given these constraints, statements of cash flows are not presented. Intercompany loans and debt in connection with the Group, net of cash, are included in Owner's Net Investment.

     Two Group manufacturing operations share sites with operations of the DP. Assets and liabilities which relate to non-DP operations, specifically at Southall and Voghera, are not included in the Combined Interim Statement of Financial Position while assets not owned by the Laon DP operations, but included in the assets to be sold, have been reflected in the Combined Interim Financial Information.

     The building in Laon (France) is leased by a CarnaudMetalbox group company under a finance-type lease. This lease has been transferred to the DP in July 1996. This finance lease has been recognized in the Combined Interim Financial Information as an asset and a liability in accordance with International Accounting Standards.

     The building in Reus, Spain was owned by a Group company throughout the period covered by the Combined Interim Financial Information, until May 1996 when it was sold to the DP. This building has been accounted for at historical cost in the Combined Interim Financial Information (See Note F).

     The depreciation and interest expenses in respect of the buildings in Laon and Reus are included in this Combined Interim Financial Information.

     The Combined Interim Statements of Operations include revenues and costs directly attributable to the DP including a) facility costs, b) interest on third party debt and c) management charges. Excluded from the Interim Statements of Operations are intercompany interest charges (all intercompany debt has been reflected as Owner's Net Investment).

     All the allocations and estimates in the Combined Interim Financial Information are based on assumptions that Group management believes are reasonable under the circumstances. These allocations and estimates are not, however, necessarily indicative of the costs that would have resulted if the DP had been operated as a separate entity.

     Transactions between the DP and Group entities have been identified in the Combined Interim Financial information among related parties.

     Certain information and footnote disclosures, normally included in financial statements in accordance with generally accepted accounting principles, have been condensed or omitted. The accompanying Combined Interim Financial Information should be read in conjunction with the Combined Financial Statements for the year ended December 31, 1995.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

B.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     BASIS OF COMBINATION

     The Combined Interim Financial Information includes the accounts of the various businesses comprising the DP. All material transactions and accounts between DP operations have been eliminated in combination.

     USE OF ESTIMATES AND ASSUMPTIONS

     The Combined Interim Financial Information has been prepared on the basis of presentation disclosed in Note A. It reflects management estimates and assumptions. Actual results could differ from these estimates, impacting results of operations and financial position.

     CASH

     The DP participates in Group cash pooling systems and, as such, its cash funding requirements are met by and cash generated is transferred to the Group. All cash balances are offset against Owner's Net Investment in the Combined Interim Statements of Financial Position.

     INVENTORIES

     Inventories are stated principally at the lower of cost or estimated net realizable value. Cost is determined on a first in, first out basis. The cost of work in progress and finished goods comprises material, labor and attributable manufacturing overheads.

     PROPERTY, PLANT AND EQUIPMENT (PP&E)

     PP&E is shown at historical cost. Depreciation is provided, except on freehold land, on a straight-line basis over the estimated useful lives of the assets, as follows (in years):

                 Buildings and improvements....................      10 to 40 years
                 Plant and machinery...........................       5 to 12 years
                 Other assets..................................       5 to 10 years

     PENSIONS AND RETIREMENT BENEFITS

     French legislation requires the company to provide for employees' lump sum termination benefits depending upon the length of employee service in its consolidated financial statements. The employer is required to meet the full cost of retirement benefits, and provision is made in the DP Combined Interim Statement of Financial Position under other non-current liabilities in respect of those liabilities. Regular actuarial valuations are carried out in order to determine the Group's obligation in respect of those retirement benefits. Retirement benefit obligations are valued using the accumulated benefit valuation method. The accumulated benefit obligation at June 30, 1996, is the present value of benefits (whether vested or non-vested) based on employees services and compensation prior to June 30, 1996.

     The employees of the DP's UK operations participate in a Crown-sponsored pension plan. This plan is currently funded. The benefits under the plan are based primarily on years of service and the employees remuneration. Pension expense allocated to the Combined Interim Financial Information

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     of $216 for the six-month period ended June 30, 1996 was determined under statutory accounting principles which are not considered materially different from International Accounting Principles.

     In other countries amounts are set aside in accordance with local legislation to provide fully for termination and retirement benefit obligations relating to employees.

FOREIGN CURRENCY TRANSLATION


     The US dollar has been used as the reporting currency of the DP's Combined Interim Financial Information. Foreign currency asset and liability amounts are translated into U.S. dollars at end-of-period exchange rates. Income and expenses are translated at average exchange rates in effect during each period. Translation adjustments for the entities comprising the DP are accumulated in a separate component of Owners' Net Investment which amounted to $3,534 at June 30, 1996. Transaction gains and losses included in determining the results for the periods presented are not material.


     The following rates (1 $ =) have been used:

     -- to translate assets and liabilities at June 30, 1996

          French Franc.................................................         5.15
          UK Pound.....................................................        0.646
          German DM....................................................        1.523
          Spanish Pesetas..............................................       128.25
          Italian Lira (100)...........................................      15.3424

     -- to translate income and expenses for the six-month period ended.

                                                                      JUNE 30,
                                                                  -----------------
                                                                   1995      1996
                                                                  -------   -------
          French Franc..........................................     4.98      5.12
          UK Pound..............................................    0.625     0.655
          German DM.............................................    1.418     1.504
          Spanish Pesetas.......................................   125.28    126.31
          Italian Lira (100)....................................  16.5059   15.6127

     REVENUE RECOGNITION

     Sales and related cost of goods sold are included in income when goods are shipped to the customer.

     RESEARCH AND DEVELOPMENT EXPENSES

     Expenditures for research and development at the operations level are charged to operations as incurred and are included in selling and administrative expenses. Research and development costs incurred at CarnaudMetalbox group level are charged to subsidiaries through management fees (0.2% of revenues).

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     INCOME TAXES

     The taxable income of the various operations comprising the DP is included in the consolidated tax returns of the Group company of which it is a part. As such, separate income tax returns are not prepared or filed by the DP. Income tax expense has been measured as if each member of the DP were a separate taxpayer using the local statutory rate for each period presented. Income taxes currently payable are deemed remitted by the DP to the Group in the period in which the liability arose. No tax benefit has been recorded for any member of the DP whose operations resulted in a loss during any of the periods covered. No deferred taxes have been recorded in the Combined Interim Financial Information.

C.  RELATED PARTY TRANSACTIONS

     The Combined Interim Financial Information includes transactions with other Group organizations involving sales of goods, purchase of materials and components and functions and services (such as cash management, tax administration, legal, research and development and data processing) that were provided to the DP.

     MANAGEMENT FEES

     The costs of some group functions and services have been charged and/or allocated to the DP. Such intercompany charges and allocations are not necessarily indicative of the costs that would be incurred directly if the DP had been operated as a separate entity.

     SALES AND PURCHASES

     Sales by the DP to other operations of the Group were approximately $4,410 and $3,145 for the periods ended June 30, 1995 and June 30, 1996 respectively.

     Purchases by the DP from other operations of the Group were $9,756 and $10,700 for the periods ended June 30, 1995 and June 30, 1996 respectively and approximate fair market value. Such purchases relate mainly to the purchase of metal by the UK DP operations from the Group which amounted to approximately $6,970 and $6,088 for the six-month periods ended June 30, 1995 and June 30, 1996, respectively. Although sourced locally, these transactions reflect the centralized purchasing and billing arrangements within Crown.

     BORROWINGS

     As stated in Note A, intercompany borrowings are included in Owner's Net Investment. No interest expense related to intercompany borrowings is reflected in the Combined Interim Financial Information.

D.  RECEIVABLES

     Accounts receivable are presented in the Combined Interim Statement of Financial Position net of allowances of $1,037 at June 30, 1996.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

E.  INVENTORIES

                                                                        JUNE 30,
                                                                          1996
                                                                        --------
            Raw materials and consumables.............................  $  6,347
            Work in progress..........................................     7,831
            Finished goods............................................     3,564
            Spare parts and supplies..................................     1,918
                                                                        --------
                                                                        $ 19,660
                                                                        ========

F.  PROPERTY, PLANT AND EQUIPMENT

     The building in Laon (France) is leased by a CarnaudMetalbox group company under a finance-type lease. This lease has been transferred to the DP in July 1996. This finance lease has been recognized in the Combined Interim Financial Information at June 30, 1996 as an asset and a liability in accordance with International Accounting Standards. The net book value for this building amounts to $6,441 at June 30, 1996.

     The building in Reus (Spain) was bought from a Crown Cork & Seal group company during the first half of 1996 for $2,401. As of June 1996, this building has been accounted for in the Combined Interim Financial Information at historical cost. The net book value for this building amounts to $1,006 at June 30, 1996.

G.  COMMITMENTS AND CONTINGENCIES

     Aerosol products have historically been subject to certain criticism on environmental grounds. The future development of unfavorable legislation or regulations may have a negative effect on the aerosols markets, and accordingly could potentially adversely affect the DP operations.


     The German operations are committed to pay termination indemnities to a sale agent of approximately $400 in the event of termination of its contract.



     The French DP operations are subject to the two following claims. This entity was sued in the United States by an individual consumer, who alleges she suffered burns while using aerosol hairspray. The complaint includes counts for breach of warranty of merchantibility, unsuitability for use and lack of appropriate warnings. This entity is also subject to a claim by Matrix Essentials, Inc.


     To comply with local environmental regulations the UK operations will be required to upgrade its production equipment, in particular involving the installation of incinerators in the lithographic department, by 1997.

     The DP's basic raw material is tinplate which is purchased from multiple sources. The DP is subject to material fluctuations in the cost of raw materials and adjusts its selling prices to reflect these movements. There can be no assurance, however, that the DP will be able to recover fully any increase in raw material costs from its customers.


     The DP is subject to various other claims and litigations and administrative proceedings. While the impact on future financial results, of these other claims and proceedings as well as those described above, is not subject to reasonable estimation because considerable uncertainty exists,

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     management is of the opinion that their outcome will not have a material effect on the DP's financial position or results of operations.

H.  SUBSEQUENT EVENTS

     On September 11, 1996, the operations comprising the DP were sold to U.S. Can Corporation by means of the sale and purchase of the entire issued share capital of the former CarnaudMetalbox French, German and Spanish DP entities and of the Crown UK and Italian DP businesses and related undertakings. The consideration for the transaction amounts to $58.6 million subject to adjustments based on working capital and net financial indebtedness as defined in the sale agreement.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                              PRO FORMA                 PRO FORMA
                                                             ADJUSTMENTS               ADJUSTMENTS
                                                                 FOR                   FOR OFFERING
                                                              ACQUIRED                 AND EXCHANGE
                           U.S. CAN       CPI       USC      BUSINESSES    PRO FORMA   OFFER (NOTE    PRO FORMA
                          CORPORATION    GROUP     EUROPE     (NOTE 2)     SUBTOTAL         3)        COMBINED
                          -----------   -------   --------   -----------   ---------   ------------   ---------
                                               (000'S OMITTED, EXCEPT PER SHARE DATA)
NET SALES................  $ 626,485    $29,351   $119,106     $    --     $ 774,942     $     --     $ 774,942
COST OF SALES............    555,478     24,906    105,293        (149)      685,528           --       685,528
                            --------    -------   --------     -------      --------      -------      --------
  Gross income...........     71,007      4,445     13,813         149        89,414           --        89,414
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES...............     27,369      1,862      7,620          --        36,851           --        36,851
OVERHEAD REDUCTION
  PROVISION..............      8,000         --         --          --         8,000           --         8,000
                            --------    -------   --------     -------      --------      -------      --------
  Operating income.......     35,638      2,583      6,193         149        44,563           --        44,563
INTEREST EXPENSE ON
  BORROWINGS.............     24,513        660      1,445       4,186        30,804        3,014        33,818
AMORTIZATION OF DEFERRED
  FINANCING COSTS........      1,543         --         --          --         1,543          218         1,761
OTHER EXPENSE............      2,035         --         29          64         2,128           --         2,128
                            --------    -------   --------     -------      --------      -------      --------
  Income before income
    taxes and
    extraordinary item...      7,547      1,923      4,719      (4,101)       10,088       (3,232)        6,856
PROVISION FOR INCOME
  TAXES..................      3,608         --      1,915        (846)        4,677       (1,293)        3,384
                            --------    -------   --------     -------      --------      -------      --------
  Income before
    extraordinary item...  $   3,939    $ 1,923   $  2,804     $(3,255)    $   5,411     $ (1,939)    $   3,472
                            ========    =======   ========     =======      ========      =======      ========
PER SHARE DATA:
  Income before
    extraordinary item...  $    0.31                                       $    0.42                  $    0.27
                            ========                                        ========                   ========
  Weighted average shares
    and equivalent shares
    outstanding..........     12,839                                          12,839                     12,839
                            ========                                        ========                   ========

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements
             of Operations are an integral part of this statement.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1996

                                                                    PRO FORMA
                                       CPI GROUP     USC EUROPE    ADJUSTMENTS                PRO FORMA
                                        FOR THE        FOR THE         FOR                   ADJUSTMENTS
                                      PERIOD ENDED  PERIOD ENDED    ACQUIRED               FOR OFFERING AND
                          U.S. CAN      JULY 28,    SEPTEMBER 10,  BUSINESSES   PRO FORMA   EXCHANGE OFFER   PRO FORMA
                         CORPORATION      1996          1996        (NOTE 2)    SUBTOTAL       (NOTE 3)      COMBINED
                         -----------  ------------  -------------  -----------  ---------  ----------------  ---------
                                                    (000'S OMITTED, EXCEPT PER SHARE DATA)
NET SALES...............  $ 538,316     $ 18,166       $88,196       $    --    $ 644,678      $     --      $ 644,678
COST OF SALES...........    470,745       15,815        79,326        (1,572)     564,314            --        564,314
                           --------      -------       -------       -------     --------       -------       --------
  Gross income..........     67,571        2,351         8,870         1,572       80,364            --         80,364
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES..............     21,103        1,701         5,119          (566)      27,357            --         27,357
                           --------      -------       -------       -------     --------       -------       --------
  Operating income......     46,468          650         3,751         2,138       53,007            --         53,007
INTEREST EXPENSE ON
  BORROWINGS............     19,513          306           948         3,001       23,768         2,595         26,363
AMORTIZATION OF DEFERRED
  FINANCING COSTS.......      1,132           --            --            --        1,132           162          1,294
OTHER (INCOME)
  EXPENSE...............      1,483           --           670            36        2,189            --          2,189
                           --------      -------       -------       -------     --------       -------       --------
  Income before income
    taxes and
    extraordinary
    item................     24,340          344         2,133          (899)      25,918        (2,757)        23,161
PROVISION FOR INCOME
  TAXES.................     10,352           --           908          (208)      11,052        (1,103)         9,949
                           --------      -------       -------       -------     --------       -------       --------
  Income before
    extraordinary
    item................  $  13,988     $    344       $ 1,225       $  (691)   $  14,866      $ (1,654)     $  13,212
                           ========      =======       =======       =======     ========       =======       ========
PER SHARE DATA:
  Income before
    extraordinary
    item................  $    1.07                                             $    1.14                    $    1.01
                           ========                                              ========                     ========
  Weighted average
    shares and
    equivalent shares
    outstanding.........     13,070                                                13,070                       13,070
                           ========                                              ========                     ========

 The accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of
              Operations are an integral part of this statement.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (000'S OMITTED)

NOTE 1 -- DESCRIPTION OF PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
          OPERATIONS

     The unaudited pro forma condensed consolidated statements of operations of the Company give effect to the Acquisitions, the Offering and the application of the net proceeds thereof (including the redemption of the 13 1/2% Notes) and the Exchange Offer (assuming all Notes are exchanged for Exchange Notes) as if such transactions had occurred on January 1, 1995.

     The Company acquired the CPI Group on August 2, 1996, at a purchase price of $15.1 million, subject to adjustment for potential contingent payments (in an amount not to exceed $1 million) based upon CPI Group's financial performance for the years 1996 and 1997. This acquisition was financed with borrowings under the Acquisition Facility. The USC Europe Acquisition was completed on September 11, 1996 at a purchase price of $52.8 million, subject to a post-closing adjustment for changes in working capital from April 30, 1996 through the closing date. This acquisition was also funded with borrowings under the Acquisition Facility. The pro forma adjustments included herein do not consider the effect of the USC Europe post-closing adjustment or contingent payments related to the purchase prices as such effect is not expected to be material.

For purposes of the accompanying pro forma consolidated financial statements, acquisition-related adjustments, all made pursuant to the purchase method of accounting, and other adjustments, have been reflected on an estimated basis using the most recent information available. Pending finalization of property appraisals, plant consolidation requirements and other studies, no assurances can be given that the final determination of the fair value of assets acquired and liabilities assumed by the Company in the Acquisitions will not differ from the adjustments presented herein. Such determinations will be made within one year of the related acquisitions and are not expected to be materially different from the estimates used herein.

     The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and related notes thereto of the Company, the CPI Group and USC Europe included elsewhere in this Prospectus. The pro forma condensed combined financial statements do not purport to be indicative of the results that actually would have been obtained had all the transactions been completed as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (000'S OMITTED)

NOTE 2 -- PRO FORMA ADJUSTMENTS FOR ACQUIRED BUSINESSES TO THE STATEMENTS OF OPERATIONS

                                                                                 FOR THE NINE MONTHS
                                                           FOR THE YEAR ENDED           ENDED
                                                              DECEMBER 31,          SEPTEMBER 29,
                                                                  1995                  1996
                                                           ------------------    -------------------
Cost of sales --
  Record additional depreciation expense on revalued
     property, plant and equipment -- CPI Group.........            149                     87
  Eliminate non recurring charges to write off
     unpurchased assets -- CPI Group....................             --                 (1,448)
  Reduce depreciation expense on revalued property,
     plant and equipment -- USC Europe..................         $ (298)               $  (211)
                                                                 ------                 ------
                                                                 $ (149)               $(1,572)
                                                                 ======                 ======
Selling, general and administrative expenses --
  Eliminate non recurring charges related to the
     acquisition -- CPI Group...........................         $   --                $  (566)
                                                                 ======                 ======
Interest expense on borrowings --
  Eliminate debt not assumed by the Company --
     CPI Group..........................................         $ (649)               $  (290)
  Record interest expense on borrowings used to fund the
     Acquisitions (7.13% annually)......................          4,835                  3,291
                                                                 ------                 ------
                                                                 $4,186                $ 3,001
                                                                 ======                 ======
Other expense --
  Amortize goodwill related to the CPI Group
     acquisition........................................         $   64                $    36
                                                                 ======                 ======
Provision for income taxes --
  Income tax effect of CPI Group's historical pretax
     income and of the pro forma adjustments at the
     Company's effective tax rate (40%)(a)..............         $ (846)               $  (208)
                                                                 ======                 ======

---------------
(a) The CPI Group had been treated as an S Corporation. As such, no income taxes were reflected in its historical statements of income.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (000'S OMITTED)

NOTE 3 -- PRO FORMA ADJUSTMENTS FOR OFFERING AND EXCHANGE OFFER TO THE STATEMENTS OF OPERATIONS


                                                                                 FOR THE NINE MONTHS
                                                           FOR THE YEAR ENDED           ENDED
                                                              DECEMBER 31,          SEPTEMBER 29,
                                                                  1995                  1996
                                                           ------------------    -------------------
Interest expense on borrowings --
  Eliminate interest expense on debt retired with the
     Offering proceeds -- $100 million of 13 1/2% Notes at
     an interest rate of 13 1/2% per annum.................     $(13,500)            $  (10,125)
  Eliminate interest expense on debt retired with the
     Offering proceeds -- $158.4 million under the Senior
     Credit Agreement at an average interest rate of 7.13%
     as of.................................................      (11,330)                (8,163)
  Record interest expense on $275 million of Notes at
     10 1/8%...............................................       27,844                 20,883
                                                                --------               --------
                                                                $  3,014              $   2,595
                                                                ========               ========
Amortization of deferred financing costs --
  Amortize deferred financing costs related to the
     Offering..............................................     $    763              $     572
  Eliminate deferred financing costs related to retired
     debt..................................................         (545)                  (410)
                                                                --------               --------
                                                                $    218              $     162
                                                                ========               ========
Provision for income taxes --
  Income tax effect of the pro forma adjustments at the
     Company's effective tax rate (40%)....................     $ (1,293)             $  (1,103)
                                                                ========               ========

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AS AMENDED OR SUPPLEMENTED AT THE TIME OF DELIVERY OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OR WHO HAS NOT RECEIVED A COPY OF EACH CURRENT AMENDMENT OR SUPPLEMENT HERETO.

                               ------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information.....................    4
Information Incorporated by Reference.....    5
Inclusion of Forward-Looking
  Information.............................    7
Summary...................................    8
Risk Factors..............................   21
The Exchange Offer........................   31
Certain Federal Income Tax Consequences of
  the Exchange Offer......................   38
Capitalization............................   39
Selected Consolidated Historical Data.....   40
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................   42
Business..................................   54
Management................................   70
Principal Stockholders....................   77
Certain Transactions......................   79
Description of Capital Stock..............   79
Description of Certain Indebtedness.......   84
Description of Exchange Notes.............   87
Description of Notes......................  118
Exchange Offer; Registration Rights.......  119
Certain Federal Income Tax
  Considerations..........................  120
Plan of Distribution......................  123
Legal Matters.............................  123
Experts...................................  124
Index to Financial Statements.............  F-1


U.S. CAN
CORPORATION

OFFER TO EXCHANGE
$275,000,000
10 1/8% SENIOR SUBORDINATED
NOTES DUE 2006

FOR

SERIES B
10 1/8% SENIOR SUBORDINATED
NOTES DUE 2006

US CAN LOGO

PROSPECTUS


DATED AS OF JANUARY , 1997.

                 [ALTERNATE COVER FOR MARKET-MAKING PROSPECTUS]

PROSPECTUS

$275,000,000

U.S. CAN CORPORATION

SERIES B 10 1/8% SENIOR SUBORDINATED NOTES DUE 2006
(guaranteed by United States Can Company as described herein)
                            ------------------------

The Series B 10 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes") were issued in exchange for the 10 1/8% Senior Subordinated
Notes due 2006 (the "Notes") by U.S. Can Corporation, a Delaware corporation (the "Company"). The Exchange Notes and the Notes are fully and unconditionally guaranteed on a senior subordinated basis by United States Can Company, a Delaware corporation which is a wholly owned subsidiary of the Company (the "Guarantor"). The Exchange Notes and the Notes are senior subordinated unsecured obligations of the Company and are issued under the indenture (the "Indenture") dated as of October 17, 1996, among the Company, the Guarantor and Harris Trust and Savings Bank, as trustee (the "Trustee"). See "Description of Exchange Notes" and "Description of Notes."


The Exchange Notes and the Notes are general, unsecured obligations of the Company, are subordinated to all Senior Indebtedness of the Company (as defined on page 116 of this Prospectus). Senior Indebtedness means all Indebtedness of the Company unless the instrument creating or evidencing the debt provides that such obligations are not superior in right of payment to the Notes or Exchange Notes, excluding: obligations of the Company to any Subsidiary; any liability for federal, state, local or other taxes; accounts payable or other liabilities to trade creditors arising in the ordinary course of business; any obligations with respect to any Capital Stock; and any Indebtedness incurred in violation of the Indenture. The Exchange Notes rank pari passu with all Senior Subordinated Indebtedness of the Company (as defined on page 116 of this Prospectus). Senior Subordinated Indebtedness means the Notes (to the extent not exchanged pursuant hereto), the Exchange Notes and any other indebtedness of the Company that specifically provides that it is to rank pari passu with the Notes or the Exchange Notes and is not subordinated to any indebtedness of the Company which is not Senior Indebtedness. The Exchange Notes rank senior in right of payment to all other subordinated indebtedness of the Company, if any, other than Senior Indebtedness and Senior Subordinated Indebtedness. The Company is a holding company that derives all of its operating income and cash flow from the Guarantor. The Exchange Notes and the Notes are fully and unconditionally guaranteed (the "Subsidiary Guaranties") on an unsecured, senior subordinated basis by each Domestic Restricted Subsidiary (as defined), including the Guarantor (collectively, the "Subsidiary Guarantors"). As of the date hereof, the Guarantor is the sole Subsidiary Guarantor. The Subsidiary Guaranties are subordinated to all Senior Indebtedness of the Subsidiary Guarantors and rank pari passu with all Senior Subordinated Indebtedness of the Subsidiary Guarantors (as defined on page 117 of this Prospectus), if any, of the Subsidiary Guarantors. In addition, the Guarantor is a borrower under the Credit Agreement (as defined) which ranks senior to the Subsidiary Guaranties and is effectively Senior to the Exchange Notes and the Notes. The obligations under the Credit Agreement are secured by the accounts receivable and the inventory of the Guarantor. See "Description of Exchange Notes" and "Description of Certain Indebtedness."



The claims of holders of the Exchange Notes and the Notes are effectively subordinated to the Senior Indebtedness of the Company which, on a consolidated basis as of September 29, 1996, as adjusted (giving effect to the issuance of the Notes and the Exchange Notes), was $84.9 million, and such claims are effectively subordinated to all indebtedness and other liabilities (including trade payables, deferred taxes and accrued liabilities but excluding the Subsidiary Guaranties) of the subsidiaries of the Company that are not Subsidiary Guarantors. Such indebtedness and other liabilities of such subsidiaries on an adjusted basis aggregated approximately $40.0 million as of September 29, 1996. See "Capitalization." As of the date hereof, the Exchange Notes and the Notes are not senior in priority to any outstanding indebtedness of the Company or its subsidiaries. The Indenture limits the ability of the Company and the Restricted Subsidiaries to incur additional indebtedness, including Senior Indebtedness and Indebtedness that will rank pari passu with the Exchange Notes and the Notes. The Company has no current plan or intention to incur any indebtedness to which the Exchange Notes or the Notes would be senior in priority. The Notes and Exchange Notes rank pari passu with one another. There is currently no other Senior Subordinated Indebtedness of the Company which ranks pari passu with the Exchange Notes other than that amount which would remain outstanding as Notes in the event less than all of the Notes are exchanged in the Exchange Offer for the Exchange Notes.


The Exchange Notes and the Notes will bear interest from October 17, 1996, the date of issuance of the Notes tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date (as defined) to which interest on such Notes was paid), at a rate equal to 10 1/8% per annum. Interest on the Exchange Notes and the Notes will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1997. The Exchange Notes and the Notes are redeemable at the option of the Company in whole or in part at any time on or after October 15, 2001 in each case at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Summary -- Summary of Terms of Exchange Notes."

Upon the occurrence of a Change of Control (as defined herein), each holder of Exchange Notes and Notes may require the Company to repurchase all or a portion of such holder's Exchange Notes or Notes at 10 1/8% of the aggregate principal amount of such Exchange Notes or Notes, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange Notes."


SEE "RISK FACTORS," COMMENCING ON PAGE 21, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


This Prospectus is to be used by Salomon Brothers Inc ("Salomon Brothers") in connection with offers and sales of the Exchange Notes related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Salomon Brothers may act as principal or agent in such transactions. If Salomon Brothers conducts any market-making activities, it may be required to deliver a market-making prospectus when effecting offers and sales in the Exchange Notes because of Salomon Brothers' equity ownership in the Company. Salomon Brothers beneficially owns, as of November 30, 1996, approximately 9.28% of the outstanding common stock, par value $.01 per share, of the Company.

                            ------------------------

                              SALOMON BROTHERS INC

                The date of this Prospectus is January   , 1997.

                [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]
                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR SALOMON BROTHERS INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON OR TO ANY PERSON WHO HAS NOT RECEIVED A COPY OF EACH CURRENT AMENDMENT OR SUPPLEMENT HERETO. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement, or incorporated by reference to the Company's filings under the Exchange Act, as permitted by the rules and regulations of the Commission. For further information with respect to the Company or the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Such document and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. The Company makes its filings with the Commission electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov.

     As a result of the effectiveness of the Registration Statement in connection with the offering of the Exchange Notes, the Guarantor became subject to the informational requirements of the Exchange Act. The Company will fulfill the Guarantor's obligations with respect to such requirements by including information regarding the Guarantor in the Company's periodic reports. In addition, the Company will send to each holder of Exchange Notes copies of annual reports and quarterly or financial reports containing the information required to be filed under the Exchange Act it furnished by it to stockholders generally.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Exchange Notes. The Company has agreed that, even if it is not required under the Exchange Act to furnish such information to the Commission, it will nonetheless continue to furnish information that would be required to be furnished by the Company by
Section 13 of the Exchange Act to the Trustee and the holders of the Exchange Notes as if it were subject to such periodic reporting requirements.

                [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

TRADING MARKET FOR THE EXCHANGE NOTES

     There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes or the ability of the Holders of the Exchange Notes to sell their Exchange Notes or the price at which such Holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although it is not obligated to do so, Salomon Brothers intends to make a market in the Exchange Notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Salomon Brothers. No assurance can be given as to the liquidity of or the trading market for the Exchange Notes.

     Salomon Brothers may be deemed to be an affiliate of the Company and, as such, may be required to deliver a prospectus in connection with its market-making activities to the Exchange Notes. Pursuant to the Registration Rights Agreement, the Company agreed to file and maintain a registration statement that would allow Salomon Brothers to engage in market-making transactions in the Exchange Notes. Subject to certain exceptions set forth in the Registration Rights Agreement, the registration statement will remain effective for as long as Salomon Brothers may be required to deliver a prospectus in connection with the market-making transactions in the Exchange Notes. The Company has agreed to bear the costs and expenses related to such registration statement.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                USE OF PROCEEDS

     This Prospectus is delivered in connection with the sale of the Exchange Notes by Salomon Brothers in market-making transactions. The Company will not receive any of the proceeds from such transactions.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by Salomon Brothers in connection with offers and sales of the Exchange Notes in market-making transaction effected from time to time. Salomon Brothers may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal, or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     Salomon Brothers owned approximately 9.28% of the outstanding shares of Common Stock of the Company as of October 31, 1996. In connection with the Company's initial public offering of the Common Stock in 1993 (the "IPO"), Salomon Brothers entered into an agreement with the Company and all of the Company's other stockholders immediately prior to the IPO (the "Restricted Stockholders") pursuant to which Salomon Brothers and each other Restricted Stockholder, as long as such Restricted Stockholder owns at least 175,000 shares of Common Stock, has the right to submit a name to the Board of Directors to be included in the slate of nominees for election to the Board of Directors. In accordance with the Stockholders Agreement, in 1992, Salomon Brothers designated Michael J. Zimmerman, who at the time was an employee of Salomon Brothers, to serve as a director. Mr. Zimmerman's current term expires at the 1999 Annual Meeting of the Company's Stockholders. Mr. Zimmerman left Salomon Brothers in 1996, although he remains a director of the Company as of the date of this Prospectus. Following Mr. Zimmerman's departure from Salomon Brothers, Salomon Brothers has not designated a new director. Salomon Brothers has informed the Company that it does not intend to confirm sales of the Exchange Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     The Company has been advised by Salomon Brothers that, as of the date of this Prospectus and subject to applicable laws and regulations, Salomon Brothers intends to make a market in the Exchange Notes following completion of the Exchange Offer. However, Salomon Brothers is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Exchange Notes."


     Salomon Brothers has provided financial advisory services to the Company and to entities related to the Company and may in the future provide financial advisory services to the Company or to such other entities, for which it has received or expects to receive customary fees. During the last two fiscal years ended prior to the date of this Prospectus, the Company paid Salomon Brothers $833,000 in investment banking, underwriting and advisory fees. In addition, the Company paid Salomon Brothers an advisory fee of $811,112 in connection with the acquisition of USC Europe. As an Initial Purchase in the Offering, Salomon Brothers received a discount to the purchase price of the Notes totalling $4,640,625 or 1.6875%.


     Salomon Brothers, the Company and the Guarantor are parties to the Registration Rights Agreement with respect to the use by Salomon Brothers of this Prospectus. Pursuant to such agreement, the Company agreed to bear all registration expenses incurred under such agreement, and the Company agreed to indemnify Salomon Brothers against certain liabilities, including liabilities under the Securities Act.

              [ALTERNATE BACK COVER FOR MARKET-MAKING PROSPECTUS]

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AS AMENDED OR SUPPLEMENTED AT THE TIME OF DELIVERY OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR SALOMON BROTHERS INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OR WHO HAS NOT RECEIVED A COPY OF EACH CURRENT AMENDMENT OR SUPPLEMENT HERETO.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................
Information Incorporated by
  Reference...........................
Inclusion of Forward-Looking
  Information.........................
Summary...............................
Risk Factors..........................
Use of Proceeds.......................
Capitalization........................
Description of Exchange Notes.........
Description of Notes..................
Exchange Offer; Registration Rights...
Certain Federal Income Tax
  Considerations......................
Plan of Distribution..................
Legal Matters.........................
Experts...............................


$275,000,000

U.S. CAN
CORPORATION

SERIES B
10 1/8% SENIOR
SUBORDINATED
NOTES DUE 2006

[US CAN LOGO]

SALOMON BROTHERS INC

PROSPECTUS


DATED AS OF FEBRUARY   , 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware General Corporation Law. The Company has statutory authority to indemnify the officers and directors. The applicable provisions of the General Corporation Law of the State of Delaware (the "GCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

     Under the applicable provisions of the GCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

          (1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

          (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

     The Company's Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of the Company. Generally, under Delaware law indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Company maintains a director and officer liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where the Company does not provide indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.


                                                                                  INCORPORATION BY
EXHIBIT                                                                              REFERENCE
NUMBER                                 DESCRIPTION                                (IF APPLICABLE)
------    ---------------------------------------------------------------------   ----------------
  4.1     Indenture, dated as of October 17, 1996, by and among the Company,
          the Guarantor and Harris Trust and Savings Bank.                              @ 4.2
  4.2     Form of Exchange Note (contained in Exhibit 4.1 as Exhibit B
          thereto).                                                                     @ 4.2
  5.1     Opinion of Ross & Hardies.                                                    # 5.1
 10.1     Amendment No. 9, dated September 30, 1996 to the Senior Credit
          Agreement, dated as of April 29, 1994, as amended, by and among the
          Guarantor and the Senior Lenders.                                            # 10.1
 10.2     Registration Rights Agreement, dated as of October 17, 1996, by and among the Company, the Guarantor, Salomon Brothers Inc, BA
          Securities, Inc. and CS First Boston Corporation.                            @ 99.3
 10.3     Purchase Agreement, dated as of October 17, 1996, by and among the
          Company, the Guarantor and Salomon Brothers Inc, BA Securities, Inc.
          and CS First Boston Corporation.                                             @ 99.1
 10.4     Escrow Agreement, dated as of October 17, 1996, as amended and restated as of October 17, 1996, by and among the Company, the
          Guarantor, The First National Bank of Chicago, and Harris Trust and
          Savings Bank.                                                                @ 99.2
 10.5     Employment Agreement, dated as of July 5, 1995, between Anthony F.
          Bonadonna and the Company.                                                   # 10.5
 12.1     Computation of Ratio of Earnings to Fixed Charges.                           # 12.1
 23.1     Consent of Arthur Andersen LLP
 23.2     Consent of Plante & Moran, LLP
 23.3     Consent of Befec-Price Waterhouse
 23.4     Consent of Ross & Hardies (contained in Exhibit 5.1).                         # 5.1
 24.1     Powers of Attorney of Directors and Officers of U.S. Can Corporation
          (included in the signature pages of Part II of the Registration
          Statement).                                                                  # 24.1
 24.2     Powers of Attorney of Directors and Officers of United States Can
          Company (included in the signature pages of Part II of the
          Registration Statement).                                                     # 24.1
 25.1     Statement of Eligibility and Qualification of Trustee on Form T-1 of
          Harris Trust and Savings Bank under the Trust Indenture Act of 1939.         # 25.1
 99.1     Form of Letter of Transmittal for the 10 1/8% Senior Subordinated
          Notes due 2006.                                                              # 99.1
 99.2     Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9.                                                         # 99.2
 99.3     Form of Notice of Guaranteed Delivery.                                       # 99.3


-------------------------

# Previously filed with Registration Statement on Form S-4 of the Company and
  U.S. Can on December 11, 1996, Registration No. 333-17677.


@ Previously filed with Form 10-Q Joint Quarterly Report of the Company and U.S.
  Can for the quarter ended September 29, 1996.

ITEM 22. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on January 24, 1997.


                                          U.S. CAN CORPORATION

                                          By:        /s/ WILLIAM J. SMITH
                                            ------------------------------------
                                                      William J. Smith
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the indicated capacities on January 24, 1997.



                 SIGNATURES                                         TITLE
--------------------------------------------     --------------------------------------------


             /s/ WILLIAM J. SMITH                Chairman of the Board, President and Chief
--------------------------------------------     Executive Officer
                 William J. Smith


           /s/ TIMOTHY W. STONICH                Executive Vice President, Finance, Chief
--------------------------------------------     Financial Officer and Secretary
               Timothy W. Stonich


            /s/ JOHN R. MCGOWAN                  Vice President and Controller
--------------------------------------------
                John R. McGowan


         CALVIN W. AURAND JR.*                   Director
--------------------------------------------
         Calvin W. Aurand Jr.


              BENJAMIN F. BAILAR*                Director
--------------------------------------------
              Benjamin F. Bailar

           EUGENE B. CONNOLLY JR.*               Director
--------------------------------------------
           Eugene B. Connolly Jr.

              CARL FERENBACH*                    Director
--------------------------------------------
              Carl Ferenbach

               RICARDO POMA*                     Director
--------------------------------------------
               Ricardo Poma

               FRANCISCO A. SOLER*               Director
--------------------------------------------
               Francisco A. Soler

            MICHAEL J. ZIMMERMAN*                Director
--------------------------------------------
            Michael J. Zimmerman

          * By /s/ TIMOTHY W. STONICH
--------------------------------------------
             Timothy W. Stonich
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on January 24, 1997.


                                          UNITED STATES CAN COMPANY

                                          By:        /s/ WILLIAM J. SMITH
                                            ------------------------------------
                                                      William J. Smith
                                                       President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the indicated capacities on January 24, 1997.



                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------

            /s/ WILLIAM J. SMITH                 Chairman of the Board, President and Chief
--------------------------------------------     Executive Officer
              William J. Smith

           /s/ TIMOTHY W. STONICH                Executive Vice President, Finance, Chief
--------------------------------------------     Financial Officer and Secretary
             Timothy W. Stonich

            /s/ JOHN R. MCGOWAN                  Vice President and Controller
--------------------------------------------
              John R. McGowan

              BENJAMIN BAILAR*                   Director
--------------------------------------------
              Benjamin Bailar

              FRANCISCO SOLER*                   Director
--------------------------------------------
              Francisco Soler

        * By /s/ TIMOTHY W. STONICH
--------------------------------------------
             Timothy W. Stonich
              Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                  INCORPORATION BY
EXHIBIT                                                                              REFERENCE
NUMBER                                 DESCRIPTION                                (IF APPLICABLE)
------    ---------------------------------------------------------------------   ----------------
  4.1     Indenture, dated as of October 17, 1996, by and among the Company,
          the Guarantor and Harris Trust and Savings Bank.                              @ 4.2
  4.2     Form of Exchange Note (contained in Exhibit 4.1 as Exhibit B
          thereto).                                                                     @ 4.2
  5.1     Opinion of Ross & Hardies.                                                    # 5.1
 10.1     Amendment No. 9, dated September 30, 1996 to the Senior Credit
          Agreement, dated as of April 29, 1994, as amended, by and among the
          Guarantor and the Senior Lenders.                                            # 10.1
 10.2     Registration Rights Agreement, dated as of October 17, 1996, by and among the Company, the Guarantor, Salomon Brothers Inc, BA
          Securities, Inc. and CS First Boston Corporation.                            @ 99.3
 10.3     Purchase Agreement, dated as of October 17, 1996, by and among the
          Company, the Guarantor and Salomon Brothers Inc, BA Securities, Inc.
          and CS First Boston Corporation.                                             @ 99.1
 10.4     Escrow Agreement, dated as of October 17, 1996, as amended and restated as of October 17, 1996, by and among the Company, the
          Guarantor, The First National Bank of Chicago, and Harris Trust and
          Savings Bank.                                                                @ 99.2
 10.5     Employment Agreement, dated as of July 5, 1995, between Anthony F.
          Bonadonna and the Company.                                                   # 10.5
 12.1     Computation of Ratio of Earnings to Fixed Charges.                           # 12.1
 23.1     Consent of Arthur Andersen LLP
 23.2     Consent of Plante & Moran, LLP
 23.3     Consent of Befec-Price Waterhouse
 23.4     Consent of Ross & Hardies (contained in Exhibit 5.1).                         # 5.1
 24.1     Powers of Attorney of Directors and Officers of U.S. Can Corporation
          (included in the signature pages of Part II of the Registration
          Statement).                                                                  # 24.1
 24.2     Powers of Attorney of Directors and Officers of United States Can
          Company (included in the signature pages of Part II of the
          Registration Statement).                                                     # 24.1
 25.1     Statement of Eligibility and Qualification of Trustee on Form T-1 of
          Harris Trust and Savings Bank under the Trust Indenture Act of 1939.         # 25.1
 99.1     Form of Letter of Transmittal for the 10 1/8% Senior Subordinated
          Notes due 2006.                                                              # 99.1
 99.2     Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9.                                                         # 99.2
 99.3     Form of Notice of Guaranteed Delivery.                                       # 99.3


-------------------------

# Previously filed with Registration Statement on Form S-4 of the Company and
  U.S. Can on December 11, 1996, Registration No. 333-17677.


@ Previously filed with Form 10-Q Joint Quarterly Report of the Company and U.S.
  Can for the quarter ended September 29, 1996.